UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 5)

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I-AM Capital Acquisition Company

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I-AM CAPITAL ACQUISITION COMPANY
1345 Avenue of the Americas, 11th Floor

 New York, New York 10105

Dear I-AM Capital Acquisition Company Stockholders:

You are cordially invited to attend the special meeting in lieu of an annual meeting of stockholders (the “special meeting”) of I-AM Capital Acquisition Company, or I-AM Capital, on September 7, 2018, at 10:00 a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York.

At the special meeting, I-AM Capital’s stockholders will be asked to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal,” to approve a share subscription agreement, dated May 3, 2018, by and among Smaaash Entertainment Private Limited, or Smaaash, I-AM Capital and the other parties thereto, as amended (the “Subscription Agreement”). If the Business Combination Proposal is approved and I-AM Capital consummates the transactions contemplated thereby, which we refer to collectively as the “Transaction,” I-AM Capital will invest in Smaaash the funds held in the trust account that holds the proceeds of its initial public offering, less certain transaction expenses, amounts used to pay I-AM Capital stockholders who properly exercise their redemption rights in connection with the vote to approve the Business Combination Proposal (the “Investment Amount”), in exchange for equity shares of Smaaash. We estimate that the equity shares issued by Smaaash in exchange for the Investment Amount (assuming an Investment Amount of $49.0 million) will constitute up to approximately 27.53% of the issued share capital of Smaaash, provided that such percentage shall decrease proportionately depending on the number of shares redeemed by I-AM Capital’s public stockholders. The contribution by I-AM Capital of the Investment Amount to Smaaash in exchange for Smaaash’s equity shares is referred to herein as the “Investment.”

In connection with the Investment, I-AM Capital shall change its name to “Smaaash Entertainment Inc.” and it shall receive the right under the master license and distribution agreement, by and between I-AM Capital and Smaaash (the “Master Distribution Agreement”), and the master franchise agreement, by and between I-AM Capital and Smaaash (the “Master Franchise Agreement”), to become (i) the sole distributor of Smaaash games in North America and South America and (ii) the master franchisee for Smaaash centers in North America and South America. After the Transaction, I-AM Capital shall also pursue acquisitions within the active entertainment industry in the United States with the objective of facilitating the transformation of Smaaash from an India focused company to a globally recognized brand within the active entertainment industry.

In connection with, and as a condition to the Investment, a Shareholders’ Agreement (the “Shareholders’ Agreement”) that I-AM Capital previously entered into with Smaaash and other significant shareholders of Smaaash, pursuant to which it will have the right, among other things, to appoint two directors and jointly consent to the appointment of three additional directors to the board of directors of Smaaash (which board may have up to 10 directors), will become effective.

Copies of the Subscription Agreement, the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to the accompanying proxy statement as Annex A, Annex B, Annex C and Annex D, respectively.

I-AM Capital stockholders will also be asked to consider and vote upon the following proposals:

●	The Certificate Amendment Proposal — a proposal to amend and restate our second amended and restated certificate of incorporation, or “Restated Certificate,” to (i) change our name from “I-AM Capital Acquisition Company” to “Smaaash Entertainment Inc.” and (ii) change certain provisions related to our transition from a blank check company to an operating company, as reflected in the proposed third amended and restated certificate of incorporation, a copy of which is attached to the accompanying proxy statement as Annex E (the “Certificate Amendment Proposal”);

●	The Director Election Proposal — a proposal to re-elect four (4) current directors and elect a director nominee, each named in the attached proxy statement (the “Director Election Proposal”);

●	Incentive Plan Proposal — a proposal to adopt and approve the I-AM Capital 2018 Equity Incentive Plan (the “Incentive Plan Proposal”). A copy of the I-AM Capital 2018 Equity Incentive Plan is attached to the accompanying proxy statement as Annex F;

●	The Auditor Ratification Proposal — a proposal to ratify the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2019 (the “Auditor Ratification Proposal”); and

●	The Adjournment Proposal — a proposal to adjourn the special meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied (the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement.

Under the Subscription Agreement, the closing of the Transaction is subject to a number of conditions, including that I-AM Capital’s stockholders approve the Business Combination Proposal. If these conditions are not satisfied, then Smaaash will not be required to consummate the Transaction.

I-AM Capital’s common stock, rights and warrants are currently quoted on the NASDAQ Capital Market, or NASDAQ, under the symbols “IAM,” “IAMXR” and “IAMXW,” respectively. I-AM Capital intends to apply to change its ticker symbol to “SMSH” in connection with the closing of the Transaction, in which case its common stock and warrants will be quoted on NASDAQ under the symbols “SMSH,” and “SMSHW,” respectively. The rights expire upon the consummation of the Transaction.

Pursuant to I-AM Capital’s Restated Certificate, I-AM Capital is providing its public stockholders with the opportunity to redeem all or a portion of their shares of I-AM Capital common stock at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Transaction, including interest, less taxes payable and up to $600,000 of working capital expenses, divided by the number of then outstanding shares of common stock that were sold as part of the units in I-AM Capital’s initial public offering, which are referred to collectively as public shares, subject to the limitations described herein. For illustrative purposes, based on funds in the trust account of approximately $52,780,000 on May 31, 2018 (excluding accrued interest set aside for working capital purposes), the estimated per share redemption price would have been approximately $10.15. Public stockholders are not required to affirmatively vote for or against the Transaction in order to redeem their shares for cash. This means that public stockholders who hold shares of I-AM Capital common stock on or before September 5, 2018 (two (2) business days before the special meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. Holders of I-AM Capital’s outstanding public warrants do not have redemption rights in connection with the Transaction. The holder of I-AM Capital shares issued prior to its initial public offering, which are referred to as “founder shares,” has agreed to waive its redemption rights with respect to its founder shares and any other shares it may hold in connection with the consummation of the Transaction, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, I-AM Capital Partners LLC, which is our founder and is referred to as the “Sponsor,” owns approximately 22.92% of I-AM Capital’s issued and outstanding shares of common stock.

I-AM Capital’s board of directors has determined to issue a common stock dividend on all shares of I-AM Capital common stock that are outstanding immediately prior to the closing of the Transaction, to each stockholder who beneficially owns such shares as of such time (the “Special Dividend”). The Sponsor, Maxim Group LLC, the underwriter of I-AM Capital’s initial public offering (“Maxim”), and Maxim’s affiliates, all of whom own shares of I-AM Capital common stock, have each agreed to waive their respective rights to receive the Special Dividend. The number of shares to be issued in the Special Dividend for each outstanding share shall be equal to 600,000 divided by the number of shares of common stock eligible to receive such dividend. In connection with the Special Dividend, the Sponsor has agreed to cancel a number of founder shares equal to the aggregate number of shares issued in the dividend.

I-AM Capital is providing the proxy statement and accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended May 31, 2018, to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Beginning on page 12 of the proxy statement we provide answers to frequently asked questions about the meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement and our Annual Report on Form 10-K carefully. Please pay particular attention to the section entitled “Risk Factors," which begins on page 12.

After careful consideration, I-AM Capital’s board of directors has unanimously approved the Subscription Agreement, the Shareholders’ Agreement and the forms of the Master Distribution Agreement and the Master Franchise Agreement previously provided to the board of directors and unanimously recommends that its stockholders vote FOR the Business Combination Proposal, FOR the Certificate Amendment Proposal, FOR each director and director nominee set forth in the Director Election Proposal, FOR the Incentive Plan Proposal, FOR the Auditor Ratification Proposal, and, if presented, FOR the Adjournment Proposal. When you consider the board recommendation of these proposals, you should keep in mind that I-AM Capital’s directors and officers have interests in the Transaction that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of I-AM Capital’s Directors or Executive Officers in the Transaction.”

Approval of each of the Business Combination Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting. Approval of the Certificate Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of I-AM Capital’s common stock. Approval of the directors and the director nominee set forth in the Director Election Proposal requires the affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. The boards of directors of I-AM Capital and Smaaash have already approved the Subscription Agreement and the Shareholders’ Agreement and the forms of the Master Distribution Agreement and the Master Franchise Agreement.

In no event, will I-AM Capital redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001 immediately prior to the Investment.

The Sponsor and I-AM Capital’s executive officers and independent directors have agreed to vote their founder shares and any other shares held by them in favor of the Business Combination Proposal. Your vote is very important. If you are a registered stockholder, please submit proxies to have your shares voted as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided to ensure that your vote is counted, regardless of whether you expect to attend the special meeting in person. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares, are represented and voted at the special meeting. A failure to vote your shares is the equivalent of a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the other proposals for the special meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meeting. With respect to the proposals for the special meeting, if you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote against the Certificate Amendment Proposal, but will have no effect on the other proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

I-AM Capital’s board of directors has fixed the close of business on July 25, 2018, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof.

On behalf of the board of directors of I-AM Capital, I thank you for your support and we look forward to the successful completion of the Transaction.

Sincerely,

_____________, 2018
F. Jacob Cherian Chief Executive Officer

This proxy statement is dated _________, 2018, and is first being mailed to stockholders of I-AM Capital on or about _____________, 2018.

I-AM CAPITAL ACQUISITION COMPANY
1345 Avenue of the Americas, 11th Floor
New York, New York 10105

NOTICE OF SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS
OF I-AM CAPITAL ACQUISITION COMPANY
TO BE HELD ON SEPTEMBER 7, 2018

To the Stockholders of I-AM Capital Acquisition Company:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of an annual meeting of stockholders (the “special meeting”) of I-AM Capital Acquisition Company, a Delaware corporation, which we refer to as “we,” “us,” “our, “I-AM Capital” or the “Company”), will be held at 10:00 a.m., Eastern time, on September 7, 2018, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York. You are cordially invited to attend the special meeting for the following purposes:

(1) The Business Combination Proposal  — to consider and vote upon a proposal to approve the share subscription agreement, dated May 3, 2018, by and between I-AM Capital, Smaaash Entertainment Private Limited, a company incorporated in the Republic of India (“Smaaash”) and the other parties thereto, as amended (the “Subscription Agreement”), the master license and distribution agreement, by and between I-AM Capital and Smaaash (the “Master Distribution Agreement”), and the master franchise agreement, by and between I-AM Capital and Smaaash (the “Master Franchise Agreement”) and the Shareholders’ Agreement with Smaaash, I-AM Capital and other significant shareholders of Smaaash (the “Shareholders’ Agreement”) and the transactions contemplated by such agreements (the “Transaction” and the proposal, the “Business Combination Proposal”). Copies of the Subscription Agreement, the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to the accompanying proxy statement as Annex A, Annex B, Annex C and Annex D, respectively;

(2) The Certificate Amendment Proposal — to consider and vote upon a proposal to amend and restate our second amended and restated certificate of incorporation (the “Restated Certificate”) to (i) change our name from “I-AM Capital Acquisition Company” to “Smaaash Entertainment Inc.” and (ii) change certain provisions related to our transition from a blank check company to an operating company, as reflected in the proposed third amended and restated certificate of incorporation, a copy of which is attached to the accompanying proxy statement as Annex E (the “Certificate Amendment Proposal”);

(3) The Director Election Proposal — to re-elect four (4) directors and elect a fifth director, each named in the attached proxy statement (the “Director Election Proposal”);

(4) The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the I-AM Capital 2018 Equity Incentive Plan (the “Incentive Plan Proposal”). A copy of the I-AM Capital 2018 Equity Incentive Plan is attached to the accompanying proxy statement as Annex F;

(5) The Auditor Ratification Proposal  — to ratify the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2019 (the “Auditor Ratification Proposal”);

(6) The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied (the “Adjournment Proposal”); and

(7) to consider and transact such other procedural matters as may properly come before the special meeting or any adjournment or postponement thereof.

Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to review carefully.

Only holders of record of I-AM Capital’s common stock at the close of business on July 25, 2018, the record date, are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of I-AM Capital stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at I-AM Capital’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

v

Pursuant to I-AM Capital’s Restated Certificate, I-AM Capital is providing its public stockholders with the opportunity to redeem their shares of I-AM Capital common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of I-AM Capital’s initial public offering as of two business days prior to the consummation of the Transaction, including interest, less taxes payable and up to $600,000 of working capital expenses, upon the closing of the Transaction. For illustrative purposes, based on funds in the trust account of approximately $52,780,000 on May 31, 2018 (excluding accrued interest set aside for working capital purposes), and assuming that accrued interest and other funds set aside in a separate account are sufficient to pay estimated taxes payable of $10,000 and working capital expenses, the estimated per share redemption price would have been approximately $10.15. Public stockholders are not required to affirmatively vote for or against the Transaction in order to redeem their shares for cash. This means that public stockholders who hold shares of I-AM Capital common stock on or before September 5, 2018 (two (2) business days before the special meeting) may elect to redeem their shares whether or not they are holders as of the record date, and whether or not they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom he, her or it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. The holder of I-AM Capital shares issued prior to its initial public offering (“founder shares”) has agreed to waive its redemption rights with respect to its founder shares and any other shares it may hold in connection with the consummation of the Transaction, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, I-AM Capital Partners LLC, I-AM Capital’s sponsor and owner of the founder shares owns approximately 22.92% of I-AM Capital’s issued and outstanding shares of common stock.

I-AM Capital’s board of directors has determined to issue a common stock dividend on all shares of I-AM Capital common stock that are outstanding immediately prior to the closing of the Transaction, to each stockholder who beneficially owns such shares as of such time (the “Special Dividend”). The Sponsor, Maxim Group LLC, the underwriter of I-AM Capital’s initial public offering (“Maxim”), and Maxim’s affiliates, all of whom own shares of I-AM Capital common stock, have each agreed to waive their respective rights to receive the Special Dividend. The number of shares to be issued in the Special Dividend for each outstanding share shall be equal to 600,000 divided by the number of shares of common stock eligible to receive such dividend. In connection with the Special Dividend, the Sponsor has agreed to cancel a number of founder shares equal to the aggregate number of shares issued in the dividend.

The Transaction will be consummated only if a majority of the outstanding shares of I-AM Capital common stock are voted in favor of the Business Combination Proposal. I-AM Capital has no specified maximum redemption threshold under its Restated Certificate. Any redemptions of public shares by public stockholders will decrease the amount in I-AM Capital’s trust account. In no event, however, will I-AM Capital redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001 immediately prior to the Transaction.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the Transaction and related transactions and each of our proposals. We encourage you to carefully read this proxy statement and the accompanying Annual Report on Form 10-K for the fiscal year ended May 31, 2018.

By Order of the Board of Directors

__, 2018	Sincerely,

F. Jacob Cherian
Chief Executive Officer

This notice was mailed on or about _______, 2018.

ANNEXES

*	The schedules and exhibits to the Subscription Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. I-AM Capital hereby agrees to furnish supplementally a copy of any omitted schedules or exhibits to the staff of the SEC upon request.

CONVENTIONS WHICH APPLY TO THIS PROXY STATEMENT

In this proxy statement, unless otherwise specified or the context otherwise requires:

●	"$,” “US$” and “U.S. dollar” each refer to the United States dollar; and
●	“Rs.” “INR” and “rupee” each refer to the Indian rupee, the official currency of the Republic of India.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Smaaash’s audited financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this proxy statement as “IFRS.”

Smaaash refers in various places within this proxy statement to EBITDA which is a non-IFRS measure that is calculated as earnings before interest, tax and depreciation and amortization and more fully explained in “Smaaash’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Smaaash’s consolidated financial results prepared in accordance with IFRS.

INDUSTRY AND MARKET DATA

In this proxy statement, Smaaash relies on and refers to information and statistics regarding market shares in the sectors in which it competes and other industry data. Smaaash obtained this information and statistics from third-party sources, including reports by independent market research firms. Smaaash has supplemented this information where necessary with information from discussions with Smaaash customers and its own internal estimates, taking into account publicly available information about other industry participants and Smaaash’s management’s best view as to information that is not publicly available.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “I-AM Capital” refer to I-AM Capital Acquisition Company.

In this document:

“CPC” refers to the Code of Civil Procedure, 1908 of India.

“equity shares” means the equity shares of Smaaash with a face value of Rs. 10 per equity share.

“founder shares” means the shares of I-AM Capital common stock issued to the initial stockholder prior to I-AM Capital’s initial public offering.

“GoI” refers to the Government of India.

“I-AM Capital” means I-AM Capital Acquisition Company, a Delaware corporation.

“I-AM Capital common stock” means common stock, par value $0.0001 per share, of I-AM Capital.

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

“initial stockholder” means the Sponsor.

“Investment” means the investment of cash by I-AM Capital in Smaaash in exchange for equity shares of Smaaash, pursuant to the terms of the Subscription Agreement.

“Investment Amount” means the amount of funds held in the trust account that holds the proceeds of I-AM Capital’s initial public offering, less certain transaction expenses and amounts used to pay I-AM Capital stockholders who properly exercise their redemption rights in connection with the vote to approve the Business Combination Proposal, that is invested into Smaaash in the Transaction.

“IPO” means the initial public offering of I-AM Capital.

“Master Distribution Agreement” means the Master License and Distribution Agreement by and between Smaaash and I-AM Capital.

“Master Franchise Agreement” means the Master Franchise Agreement by and between Smaaash and I-AM Capital.

“NASDAQ” means the NASDAQ Stock Market, LLC.

“private placement rights” means the rights to purchase shares of I-AM Capital common stock included in the private placement units.

“private placement shares” means the shares of I-AM Capital common stock included in the private placement units.

“private placement units” means the units issued to the Sponsor in a private placement occurring simultaneously with the closing of I-AM Capital’s initial public offering.

“private placement warrants” means the warrants to purchase shares of I-AM Capital common stock included in the private placement units.

“public rights” means the rights included in the public units, each of which is exercisable for 1/10 of a share of I-AM Capital common stock, in accordance with its terms.

“public shares” means shares of I-AM Capital common stock issued as part of the public units.

“public stockholders” means the holders of our public shares, including our initial stockholder and members of our management team to the extent our initial stockholder and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares.

“public units” means the units sold in I-AM Capital’s initial public offering.

“public warrants” means the warrants included in the public units, each of which is exercisable for one share of I-AM Capital common stock, in accordance with its terms.

“RBI” means the Reserve Bank of India.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of May 3, 2018, by and among Smaaash, I-AM Capital and the other parties thereto.

“SEBI” means the Securities and Exchange Board of India.

“SEC” means the U.S. Securities Exchange Commission.

“Sponsor” means I-AM Capital Partners LLC, a Delaware limited liability company.

“Smaaash” means Smaaash Entertainment Private Limited, a private limited company organized under the laws of the Republic of India.

“Smaaash Founders” means AHA Holdings Private Limited and Mr. Shripal Morakhia.

“Subscription Agreement” means the Share Subscription Agreement, dated as of May 3, 2018, by and among Smaaash, I-AM Capital and the other parties thereto, as amended by the Amendment Cum Addendum to the Share Subscription Agreement dated May 3, 2018, entered into on June 22, 2018 and the Second Amendment Cum Addendum to the Share Subscription Agreement dated May 3, 2018, entered into on August 2, 2018.

“Transaction” means the transactions contemplated by the Subscription Agreement.

“trust account” means the trust account that holds a portion of the proceeds of I-AM Capital’s initial public offering and the concurrent sale of the private placement units to the Sponsor.

x

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting in lieu of an annual meeting of stockholders (“special meeting”), including with respect to the proposed Transaction. The following questions and answers may not include all the information that is important to I-AM Capital stockholders. Stockholders are urged to read carefully this entire proxy statement, including the annexes and the other documents referred to herein. You should also carefully read the accompanying Annual Report on Form 10-K for the fiscal year ended May 31, 2018.

Q:	Why am I receiving this proxy statement?

A:

I-AM Capital has entered into the Subscription Agreement with Smaaash and the other parties thereto pursuant to which I-AM Capital has agreed to invest the Investment Amount in exchange for equity shares of Smaaash. I-AM Capital estimates that the shares issued by Smaaash, assuming an Investment Amount of $49.0 million, will constitute up to approximately 27.53% of the issued share capital of Smaaash, provided that such percentage shall decrease proportionately depending on the number of shares redeemed by I-AM Capital’s public stockholders. See “Summary —Smaaash Equity Shares to be Issued in the Transaction” and “Unaudited Pro Forma Condensed Financial Information" for further information. A copy of the Subscription Agreement is attached to this proxy statement as Annex A.

In connection with the Investment, I-AM Capital shall change its name to “Smaaash Entertainment Inc.” and it shall receive the right under the master license and distribution agreement, by and between I-AM Capital and Smaaash (the “Master Distribution Agreement”), and the master franchise agreement, by and between I-AM Capital and Smaaash (the “Master Franchise Agreement”), to become (i) the sole distributor of Smaaash games in North America and South America and (ii) the master franchisee for Smaaash centers in North America and South America. After the Transaction, I-AM Capital shall also pursue acquisitions within the active entertainment industry in the United States with the objective of facilitating the transformation of Smaaash from an India focused company to a globally recognized brand within the active entertainment industry.

In connection with, and as a condition to, the Investment, the Shareholders’ Agreement that I-AM Capital previously entered into, pursuant to which it will have the right to, among other things, appoint two directors and jointly consent to the appointment of three additional directors to the board of directors of Smaaash (which board may have up to 10 directors), will become effective. Copies of the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to this proxy statement as Annex B, Annex C, and Annex D, respectively.

I-AM Capital stockholders are being asked to consider and vote upon a proposal to approve the Transaction, the Subscription Agreement, the Master Distribution Agreement and the Master Franchise Agreement and the transactions contemplated thereby, in addition to the other proposals set forth immediately below. This proxy statement and its annexes contain important information about the proposed Transaction and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety. You should also carefully read the accompanying Annual Report on Form 10-K for the year ended May 31, 2018.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?

A:	Below are proposals on which I-AM Capital stockholders are being asked to vote:

1.	To approve the Subscription Agreement, the Shareholders’ Agreement, the Master Distribution Agreement, the Master Franchise Agreement and the transactions contemplated thereby (this proposal is referred to herein as the “Business Combination Proposal”);
2.	To approve an amendment to our Restated Certificate to (i) change our name from “I-AM Capital Acquisition Company” to “Smaaash Entertainment Inc.” and (ii) change certain provisions related to our transition from a blank check company to an operating company (this proposal is referred to herein as the “Certificate Amendment Proposal”);
3.	To re-elect four current directors and elect one new director nominee to the Board, to serve on our board of directors until the second succeeding annual meeting of stockholders in the case of the current directors, and until the next annual meeting of stockholders in the case of the director nominee (this proposal is referred to herein as the “Director Election Proposal”);
4.	To approve and adopt the I-AM Capital 2018 Equity Incentive Plan (this proposal is referred to herein as the “Incentive Plan Proposal”);

5.	To ratify the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2019 (this proposal is referred to herein as the “Auditor Ratification Proposal”); and

6.	To approve the adjournment of the special meeting to a later date or dates, if I-AM Capital determines that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied (this proposal is referred to herein as the “Adjournment Proposal”).

Q:	Are the proposals conditioned on one another?

A:	The Certificate Amendment Proposal and the election of Shripal Morakhia, the director nominee, as a director are conditioned on the approval of the Business Combination Proposal. The Incentive Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal, do not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Business Combination Proposal is not approved, then I-AM Capital will not consummate the Transaction. If I-AM Capital does not consummate the Transaction and fails to complete an initial business combination by August 21, 2018 (or May 21, 2019, if we extend the period to consummate a business combination), we will be required to dissolve and liquidate our trust account.

Q:	Why is I-AM Capital proposing the Business Combination Proposal?

A:	I-AM Capital was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In particular, it has sought to focus on companies in India, though it is not limited to any particular industry or sector.

I-AM Capital consummated its initial public offering on August 22, 2017. Approximately $50.8 million of the proceeds of its initial public offering and the private placement of private units was placed in a trust account immediately following the initial public offering (currently $52.8 million after the undewriter partially exercised its over-allotment option), in accordance with I-AM Capital’s Restated Certificate, will be released upon the consummation of the Transaction. See the question entitled “What happens to the funds held in the trust account upon consummation of the Transaction?”

The Transaction constitutes the initial business combination of I-AM Capital. Therefore, under I-AM Capital’s Restated Certificate, it is providing all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of the Transaction.

Q:	What will happen in the Transaction?

A:

At the closing of the Transaction, I-AM Capital will invest the Investment Amount in Smaaash in exchange for equity shares of Smaaash. I-AM Capital estimates that the shares issued by Smaaash, assuming an Investment Amount of $49.0 million, will equal up to approximately 27.53% of the issued share capital of Smaaash depending on the number of shares redeemed by I-AM Capital’s public stockholders. As a result of the Transaction, I-AM Capital will become the largest outside shareholder of Smaaash, second only to the founder of Smaaash.

In connection with the Investment, I-AM Capital shall change its name to “Smaaash Entertainment Inc.” and it shall receive the right under the Master Distribution Agreement and the Master Franchise Agreement to become (i) the sole distributor of Smaaash games in North America and South America and (ii) the master franchisee for Smaaash centers in North America and South America. After the Transaction, I-AM Capital shall also pursue acquisitions within the active entertainment industry in the United States with the objective of facilitating the transformation of Smaaash from an India focused company to a globally recognized brand within the active entertainment industry.

Q:	What equity stake will I-AM Capital hold in Smaaash after the closing?

A:	I-AM Capital estimates that, upon completion of the Transaction, I-AM Capital will receive an ownership interest of up to approximately 27.53% of the issued share capital of Smaaash, depending on the number of public shares that are redeemed. See “Summary — Smaaash Equity Shares to be Issued in the Transaction” and “Unaudited Pro Forma Condensed Financial Information" for further information. This percentage assumes that (a) I-AM Capital invests $49.0 million in Smaaash and 0% of I-AM Capital stockholders properly exercise their redemption rights in connection with the vote to approve the Business Combination Proposal. If the actual facts are different than these assumptions, the percentage ownership retained by I-AM Capital will be different.

The Smaaash Founders have also agreed that within six (6) months following the Closing Date, they shall transfer all of their ownership interest in Smaaash (representing 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018 and which will represent 24.34% of the share capital of Smaaash on a fully diluted basis immediately after the Investment) to I-AM Capital in exchange for newly issued shares of common stock of I-AM Capital in an amount which would enable the Smaaash Founders to retain their 24.34% post-Investment ownership interest in Smaaash through their interest in I-AM Capital. Copy of the Amendment cum Addendum to the Subscription Agreement which reflects the above agreement of I-AM Capital and Smaaash Founders is included in Annex A.

The following tables illustrate varying ownership levels of Smaaash based on the assumptions described above but assuming varying levels of investments and redemptions by I-AM Capital stockholders on the Closing Date and upon the transfer by the Smaaash Founders of their ownership in Smaaash six (6) months after the Closing Date:

On the Closing Date:
Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders	96.27%	83.76%	78.66%	72.47%
I-AM Capital	3.73%	16.24%	21.34%	27.53%

After the Transfer by the Smaaash Founders Six Months After the Closing Date:
Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders (Less Founders)	71.93%	59.42%	54.32%	48.13%
I-AM Capital	28.07%	40.58%	45.68%	51.87%

You should note that depending on the level of redemptions by the I-AM Capital stockholders, I-AM Capital may own less than 50% of the share capital of Smaaash on a fully diluted basis even after the transfer by the Smaaash Founders of all of their equity ownership to I-AM Capital.

Q:	Has I-AM Capital obtained a fairness opinion in connection with the Investment?

A:	No.

Q:	What conditions must be satisfied to complete the Transaction?

A:	There are a number of closing conditions in the Subscription Agreement, including that I-AM Capital stockholders approve the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Transaction, see the section entitled “Proposal No. 1 —The Business Combination Proposal — The Subscription Agreement.”

Q:	Is there a limit on the number of shares I may redeem?

A:

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of public shares of common stock. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of common stock may redeem all of the public shares held by him for cash.

Q:	Why is I-AM Capital proposing the Director Election Proposal?

A:	This special meeting is serving as I-AM Capital’s first annual meeting of stockholders. Under the By-laws of I-AM Capital the terms of four of our current directors will terminate at the special meeting and in connection with the Transaction, Shripal Morakhia will be nominated for election at the special meeting. I-AM Capital is proposing that you vote to re-elect the four current directors and elect the director nominee.

Q:	Why is I-AM Capital proposing the Incentive Plan Proposal?

A:	The purpose of the Incentive Plan is to enable us to offer eligible employees, directors and consultants, cash and stock-based incentive awards in order to attract, retain and reward these individuals and align their interests with the interests of our stockholders upon our transformation to an operating company upon consummation of the Transaction.

Q:	What happens if I sell my shares of I-AM Capital common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date that the Transaction is expected to be completed. If you transfer your shares of I-AM Capital common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be entitled to seek redemption of your shares because you will not be able to deliver them for cancellation upon consummation of the Transaction.

In addition, I-AM Capital has agreed to issue a Special Dividend of common stock on all shares of I-AM Capital common stock that are outstanding immediately prior to the closing of the Transaction, to each stockholder who beneficially owns such shares as of such time (other than the Sponsor, Maxim and its affiliates, who have agreed to waive their rights to such dividend). The number of shares to be issued in the Special Dividend for each outstanding share shall be equal to 600,000 divided by the number of shares of common stock eligible to receive such dividend. In connection with the Special Dividend, the Sponsor has agreed to cancel a number of founder shares equal to the aggregate number of shares issued in the Special Dividend. To the extent you transfer or redeem your shares of I-AM Capital common stock prior to the closing of the Transaction, you will not receive the Special Dividend.

Q:	What vote is required to approve the proposals presented at the special meeting?

A:

The approval of each of the Business Combination Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. The approval of the Certificate Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of I-AM Capital common stock. Accordingly, an I-AM Capital stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or the failure of an I-AM Capital stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that stockholder’s shares not being counted towards the number of I-AM Capital shares required to validly establish a quorum. Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, or the Adjournment Proposal. Broker non-votes will have the effect of a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal. We believe that the Auditor Ratification Proposal is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

The affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon is required for the election of directors. A plurality means that the nominees receiving the most votes for election to a director position are elected as directors. Thus, the candidates with the most affirmative votes will be elected at the special meeting.

Q:	May I-AM Capital or the Sponsor, I-AM Capital’s directors, officers, advisors or their affiliates purchase shares in connection with the Transaction?

A:	In connection with the stockholder vote to approve the Transaction, our Sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the consummation of the Transaction. However, they have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

Q:	How many votes do I have at the special meeting of stockholder?

A:	I-AM Capital stockholders are entitled to one vote at the special meeting for each share of I-AM Capital common stock held of record as of the record date. As of the close of business on the record date, there were 6,813,500 outstanding shares of I-AM Capital common stock.

Q:	What constitutes a quorum at the special meeting of stockholder?

A:	Holders of a majority of the voting power of all shares of capital stock of I-AM Capital issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of I-AM Capital stockholders, present in person or represented by proxy, will have the power to adjourn the special meeting.

As of the record date for the special meeting, 3,406,751 shares of I-AM Capital common stock would be required to achieve a quorum.

Q:	How will I-AM Capital’s Sponsor, directors and officers vote with respect to the Business Combination Proposal?

A:	In connection with I-AM Capital’s initial public offering, I-AM Capital entered into agreements with our Sponsor and each of our directors and executive officers, pursuant to which each agreed to vote any shares of I-AM Capital common stock owned by them in favor of the Business Combination Proposal. Currently, our Sponsor, certain of its affiliates and our directors, together with the underwriter in our initial public offering, own approximately 23.68% of our issued and outstanding common stock, including all of the founder shares. If holders of 100% of our shares of common stock are present in person or represented by proxy at the special meeting, we would need only an additional 1,793,250 shares of common stock, or 34.45% of our common stock issued and outstanding to our public stockholders, to be voted in favor of the Business Combination Proposal in order to have it approved (assuming no additional shares of common stock are purchased by our Sponsor on the market or in private transactions).

Q:	What interests do I-AM Capital’s current officers and directors have in the Transaction?

A:	I-AM Capital’s directors and executive officers may have interests in the Transaction that are different from, or in addition to or in conflict with, yours. These interests include:

●	the appointment of Mr. F. Jacob Cherian and Mr. Suhel Kanuga, I-AM Capital’s executive officers and directors, as directors (but not officers) of Smaaash even though Mr. Cherian and Mr. Kanuga will not receive any compensation for their services as directors of Smaaash;

●	the continued indemnification of current directors and officers of I-AM Capital and the continuation of directors’ and officers’ liability insurance after the Transaction;

●	unless I-AM Capital consummates an initial business combination, its officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the Sponsor has agreed that the private placement units, and all of their underlying securities, will not be sold or transferred by it until I-AM Capital has completed a business combination;

●	the Sponsor paid an aggregate of $25,000 for the founder shares and such securities will have a significantly higher value at the time of the Transaction;

●	the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	if I-AM Capital does not complete an initial business combination by August 21, 2018 (or May 21, 2019, if we extend the period of time to consummate a business combination), the proceeds from the sale of the private placement units will be included in the liquidating distribution to I-AM’s public stockholders and the private placement units, including the private placement shares, private placement rights and private placement warrants, purchased by the Sponsor will be worthless; and

●	if the trust account is liquidated, including in the event I-AM Capital is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify I-AM Capital to ensure that the proceeds in the trust account are not reduced below (i) $10.15 per public share (or such higher amount then held in trust) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account by the claims of prospective target businesses with which I-AM has entered into an acquisition agreement or claims of any third party for services rendered or products sold to I-AM Capital, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account.

These interests may influence I-AM Capital’s directors in making their recommendation that you vote in favor of the approval of the Transaction.

Q:	What happens if I vote against the Business Combination Proposal?

A:	If the Business Combination Proposal is not approved and I-AM Capital does not consummate a business combination by August 21, 2018 (or May 21, 2019, if we extend the period to consummate a business combination), I-AM Capital will be required to dissolve and liquidate the trust account.

Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may redeem your public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Transaction, including interest, less taxes payable and up to $600,000 of working capital expenses, divided by the number of then outstanding public shares, subject to the limitations described herein. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. I-AM Capital’s founder, the Sponsor, has agreed to waive its redemption rights with respect to its founder shares and with respect to any other shares it may hold in connection with the consummation of the Transaction, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the trust account of approximately $52,780,000 on May 31, 2018 (excluding accrued interest set aside for working capital purposes) and assuming that accrued interest and other funds set aside in a separate account are sufficient to pay estimated taxes payable of $10,000 and working capital expenses, the estimated per share redemption price would have been approximately $10.15. Additionally, shares properly tendered for redemption will only be redeemed if the Transaction is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of taxes payable and up to $600,000 of working capital expenses (less up to $50,000 of such net interest to pay liquidation expenses)) in connection with the liquidation of the trust account.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares for or against the Business Combination Proposal. As a result, the Transaction can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares with a less liquid trading market, and fewer stockholders. However, stockholder who choose not to redeem their shares will receive the Special Dividend.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must, prior to 4:30 p.m. Eastern time on August 13, 2018 (two business days before the special meeting), (i) submit a written request to I-AM Capital’s transfer agent that I-AM Capital redeem your public shares for cash and (ii) deliver your stock to I-AM Capital’s transfer agent physically or electronically through Depository Trust Company, or DTC. The address of the transfer agent, Continental Stock Transfer & Trust Company, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with I-AM Capital’s consent, until the vote is taken with respect to the Transaction. If you delivered your shares for redemption to I-AM Capital’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that I-AM Capital’s transfer agent return the shares (physically or electronically). You may make such request by contacting I-AM Capital’s transfer agent at the email or physical address listed under the question “Who can help answer my questions?”.

Q:	What are the federal income tax consequences of exercising my redemption rights?

A:	I-AM Capital stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their shares of I-AM Capital common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of I-AM Capital common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. See the section entitled “Material U.S. Federal Income Tax Considerations — Redemption of I-AM Capital Common Stock.”

Q:	Do I have appraisal rights if I object to the proposed Transaction?

A:	No. There are no appraisal rights available to holders of I-AM Capital common stock in connection with the Transaction.

Q:	What happens to the funds held in the trust account upon consummation of the Transaction?

A:	If the Transaction is consummated, the funds held in the trust account will be released to pay (i) the cash consideration to Smaaash for the Investment, (ii) I-AM Capital stockholders who properly exercise their redemption rights, (iii) an estimated $1,820,000 relating to deferred underwriting compensation to the underwriters of I-AM Capital’s initial public offering and other designated persons and (iv) certain additional fees for advisory services, and all fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by I-AM Capital in connection with the Transaction.

Q:	What happens if the Transaction is not consummated?

A:	There are certain circumstances under which the Subscription Agreement may be terminated. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Subscription Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Subscription Agreement or otherwise, I-AM Capital is unable to complete the Transaction or another business combination transaction by August 21, 2018 (or May 21, 2019, if we extend the period to consummate a business combination), I-AM Capital’s Restated Certificate provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of such net interest to pay liquidation expenses) and up to $600,000 of working capital expenses, by (B) the total number of then outstanding public shares, which redemption will completely extinguish the rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the  approval of the remaining stockholders and the board of I-AM Capital in accordance with applicable law, dissolve and liquidate, subject in each case to I-AM Capital’s obligations under the General Corporation Law of the State of Delaware (“DGCL”) to provide for claims of creditors and other requirements of applicable law.

I-AM Capital expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Transaction, subject in each case to I-AM Capital’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. See the section entitled “Risk Factors — I-AM Capital’s Sponsor and certain of its officers and directors either directly or indirectly beneficially own shares of I-AM Capital common stock and have obligations and interests in the Transaction that are different from, or in addition to, I-AM Capital stockholders. If the Transaction is not approved, the securities held by the Sponsor will likely become worthless.” Holders of the founder shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to I-AM Capital’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the Transaction expected to be completed?

A:	It is currently anticipated that the Transaction will be consummated promptly following the special meeting, provided that all other conditions to the consummation of the Transaction have been satisfied or waived.

For a description of the conditions to the completion of the Transaction, see the section entitled “Proposal No. 1 —The Business Combination Proposal.”

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:	At the special meeting, I-AM Capital will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have the same effect as a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the other proposals.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by I-AM Capital without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders and for the re-election of four current directors and the election of the director nominee.

Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

.

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. I-AM Capital believes the proposals presented to the stockholders will be considered non-discretionary (other than the Auditor Ratification Proposal) and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to I-AM Capital’s secretary at the address listed below so that it is received by I-AM Capital’s secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to I-AM Capital’s secretary, which must be received by I-AM Capital’s secretary prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	I-AM Capital will pay the cost of soliciting proxies for the special meeting. I-AM Capital has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the special meeting. I-AM Capital has agreed to pay Morrow a fee of $15,000. I-AM Capital will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. I-AM Capital also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of I-AM Capital’s common stock for their expenses in forwarding soliciting materials to beneficial owners of the I-AM Capital’s common stock and in obtaining voting instructions from those owners. I-AM Capital’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Transaction and the other proposals will affect you as a stockholder. You should then submit your proxy as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of I-AM Capital common stock on July 25, 2018, the record date for the special meeting you may vote with respect to the applicable proposals in person at meeting, or you may have your shares voted by proxy by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you are a registered stockholder as of the record date, and you have already submitted a proxy card or submitted a proxy by telephone or over the Internet, you do not need to do anything unless you wish to change your vote. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Suhel Kanuga
I-AM Capital Acquisition Company
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Tel: (212) 878-3684
Email: sk@i-amcapital.com

You may also contact I-AM Capital’s proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Tel: (800) 662-5200

or banks and brokers can call (203) 658-9400

Email: IAM.info@morrowsodali.com

To obtain timely delivery, I-AM Capital stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to I-AM Capital’s transfer agent prior to 4:30 p.m. Eastern time on August 13, 2018 (two business days before the special meeting). If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail:mZimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Transaction and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information.”

Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by I-AM Capital’s public stockholders, and (ii) do not include any shares of I-AM Capital common stock issuable upon exercise of I-AM Capital’s warrants or rights.

Parties to the Transaction

I-AM Capital Acquisition Company

I-AM Capital Acquisition Company (“I-AM Capital”) is a blank check company organized under the laws of the State of Delaware on April 17, 2017. I-AM Capital was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company will identify, with a focus on businesses with a connection to India. I-AM Capital is an early stage and emerging growth company and, as such, I-AM Capital is subject to all of the risks associated with early stage and emerging growth companies. The Company’s sponsor is I-AM Capital Partners LLC (the “Sponsor”). I-AM Capital’s common stock, rights, and warrants are quoted on the NASDAQ Capital Market under the ticker symbols “IAM,” “IAMXR,” and “IAMXW”.

The mailing address of I-AM Capital’s principal executive office is 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

Smaaash Entertainment Private Limited

Smaaash Entertainment Private Limited (“Smaaash”) is a private limited company incorporated in the year 2009 under the laws of India. Smaaash, is an unlisted company headquartered in Mumbai India, is in the virtual reality gaming and entertainment technology business in India. The mailing address of Smaaash’s principal executive office is 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra.

The Transaction

Pursuant to the Subscription Agreement, I-AM Capital will invest into Smaaash the funds held in the trust account, less transaction expenses and amounts used to pay I-AM Capital stockholders who properly exercise their redemption rights in connection with the vote to approve the Business Combination Proposal in exchange for equity shares of Smaaash. I-AM Capital estimates that the equity shares issued to it by Smaaash, assuming an Investment Amount of $49.0 million, will constitute up to approximately 27.53% of the issued share capital of Smaaash, provided that such percentage shall decrease proportionately depending on the number of shares redeemed by I-AM Capital’s public stockholders.

In connection with the Investment, I-AM Capital shall change its name to “Smaaash Entertainment Inc.” and it shall receive the right under the Master Distribution Agreement and the Master Franchise Agreement to become (i) the sole distributor of Smaaash games in North America and South America and (ii) the master franchisee for Smaaash centers in North America and South America. After the Transaction, I-AM Capital shall also pursue acquisitions within the active entertainment industry in the United States with the objective of facilitating the transformation of Smaaash from an India focused company to a globally recognized brand within the active entertainment industry. In connection with, and as a condition to, the Investment the Shareholders’ Agreement that I-AM Capital previously entered into, pursuant to which it will have the right to, among other things, appoint two directors and jointly consent to the appointment of three additional directors to the board of directors of Smaaash (which board may have up to 10 directors), will become effective. Copies of the Subscription Agreement, the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to this proxy statement as Annex A, Annex B, Annex C and Annex D, respectively.

Redemption Rights

Pursuant to I-AM Capital’s Restated Certificate, holders of public shares may elect to have all or a portion of their shares redeemed at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Transaction, including interest, divided by the number of then outstanding public shares, subject to the limitations described herein. As of May 31, 2018, this would have amounted to approximately $10.15 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of I-AM Capital common stock for cash and will no longer own shares of I-AM Capital common stock. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to I-AM Capital’s transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of I-AM Capital — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash. A holder who chooses to redeem its shares will not receive the Special Dividend.

Smaaash Equity Shares to be Issued in the Transaction

Under the Subscription Agreement, I-AM Capital expects to invest up to $49.0 million in Smaaash in exchange for equity shares constituting up to approximately 27.53% of the issued share capital of Smaaash, provided that such percentage shall decrease proportionately depending on the number of shares redeemed by I-AM Capital’s public stockholders.

The Smaaash Founders have also agreed that within six (6) months following the Closing Date, they shall transfer all of their ownership interest in Smaaash (representing 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018 and which will represent 24.34% of the share capital of Smaaash on a fully diluted basis immediately after the Investment) to I-AM Capital in exchange for newly issued shares of common stock of I-AM Capital in an amount which would enable the Smaaash Founders to retain their 24.34% post-Investment ownership interest in Smaaash through their interest in I-AM Capital. You should read “Proposal No. 1 — The Business Combination Proposal” for further information.

The following tables illustrate varying ownership levels of Smaaash based on the assumptions described above but assuming varying levels of investments and redemptions by I-AM Capital stockholders on the Closing Date and upon the transfer by the Smaaash Founders of their ownership in Smaaash six (6) months after the Closing Date:

On the Closing Date:
Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders	96.27%	83.76%	78.66%	72.47%
I-AM Capital	3.73%	16.24%	21.34%	27.53%

After the Transfer by the Smaaash Founders Six Months After the Closing Date:
Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders (Less Founders)	71.93%	59.42%	54.32%	48.13%
I-AM Capital	28.07%	40.58%	45.68%	51.87%

You should note that depending on the level of redemptions by the I-AM Capital stockholders, I-AM Capital may own less than 50% of the share capital of Smaaash on a fully diluted basis even after the transfer by the Smaaash Founders of all of their equity ownership to I-AM Capital.

Board of Directors of I-AM Capital Following the Transaction

Assuming all current board members up for re-election and the director nominee standing for election at the special meeting are elected, the board of directors of I-AM Capital following the Transaction will initially consist of nine members, including F. Jacob Cherian, Suhel Kanuga, Donald R. Caldwell, Roman Franklin, Max Hooper, Frank Leavy, Edward Leonard Jaroski, William H. Herrmann, Jr. and Shripal Morakhia. Messers. Caldwell, Franklin, Leavy and Jaroski will stand for re-election as their terms as directors will expire at the special meeting. Mr. Morakhia will be a nominee for election at the special meeting but will only be elected if the Business Combination Proposal is approved. See the sections entitled “Proposal No. 1 — The Business Combination Proposal”, “Proposal No. 3 — The Director Election Proposal” and “Management after the Transaction” for additional information.

Accounting Treatment

For accounting purposes I-AM Capital will treat the Transaction as an equity investment in Smaaash.

Appraisal Rights

Appraisal rights are not available to I-AM Capital stockholders in connection with the Transaction. Exercising the right to redeem I-AM Capital shares is the only remedy for a public stockholder.

Reasons for the Transaction

I-AM Capital was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. I-AM Capital has sought to capitalize on the substantial deal sourcing, investing and operating expertise of its management team to identify, acquire and operate a business with a connection to India, although I-AM Capital is not limited to a particular industry or sector.

In particular, I-AM Capital’s board considered the following positive factors, although not weighted or in any order of significance:

High growth company operating in highly scalable markets. Smaaash has a proven business model not only in India, but also globally. Smaaash can also grow quickly by making acquisitions globally, in addition to organic growth.

Business with multiple and diverse s potential drivers of revenue and with earnings growth potential. Smaaash’s family entertainment centers draw customers from various backgrounds and age groups, as the interactive sports and virtual reality entertainment experience, combined with food and beverage options, creates an attractive place for customers. Smaaash games are also being sold to third-party customers, creating further growth opportunities.

Experienced and motivated management team. Smaaash’s founder is a visionary entrepreneur with a proven ability to build value for investors, and a track record of success.

I-AM Capital’s board also considered the following negative factors, although not weighted or in any order of significance:

Less than majority equity position in Smaaash. I-AM Captial will initially not acquire a majority interest in Smaaash and, as a result, may not have effective control over the operations of Smaaash.

Possibility of becoming an investment company pursuant to the Investment Company Act of 1940. Following the Transaction, I-AM Capital may become subject to the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), which would limit I-AM Capital’s business operations and require it to spend significant resources to comply with such act.

Increase in Losses. The increase in Smaaash’s losses from the year ended March 31, 2017 to the nine month period ended December 31, 2017 was primarily due to Smaaash incurring significant high-cost debts to fund its acquisitions. Without further injection of capital, Smaaash may not be able to effectively reduce its costs and expenses, and thereby continue to suffer losses.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of I-AM Capital stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the I-AM Capital common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. I-AM Capital believes the proposals presented to its stockholders (other than the Auditor Ratification Proposal) will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

The approval of the Certificate Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of I-AM Capital’s common stock. The approval of each of the Business Combination Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast thereon at the special meeting. The affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon is required for the election of directors.

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, or the Adjournment Proposal. Broker non-votes will have the effect of a vote “AGAINST” the Certificate Amendment Proposal but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal or the Adjournment Proposal.

The Certificate Amendment Proposal and the election of Shripal Morakhia, the director nominee, as a director are conditioned on the Business Combination Proposal. If the Business Combination Proposal is not approved, the Certificate Amendment Proposal and the election of Mr. Morakhia will have no effect, even if such proposals are approved by the requisite vote.

Recommendation to I-AM Capital Stockholders

I-AM Capital’s board of directors believes that each of the Business Combination Proposal, the Certificate Amendment Proposal, the Director Appointment Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal to be presented at the special meeting is in the best interests of I-AM Capital and its stockholders, and unanimously recommends that its stockholders, vote “FOR” each of the proposals and “FOR” the re-election of the four current directors and the election of the director nominee named in the Director Election Proposal.

When you consider the recommendation of I-AM Capital’s board of directors in favor of approval of these proposals, you should keep in mind that its directors and officers have interests in the Transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	the appointment of F. Jacob Cherian and Suhel Kanuga, I-AM Capital’s executive officers and directors, as directors (but not officers) of Smaaash even though Mr. Cherian and Mr. Kanuga will not receive any compensation for their services as directors of Smaaash; and

●	the continued indemnification of current directors and officers of I-AM Capital and the continuation of directors’ and officers’ liability insurance after the Transaction.

●	unless I-AM Capital consummates an initial business combination, its officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the Sponsor has agreed that the private placement units, and all of their underlying securities, will not be sold or transferred by it until I-AM Capital has completed a business combination;

●	the Sponsor paid an aggregate of $25,000 for the founder shares and such securities will have a significantly higher value at the time of the Transaction;

●	the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	if I-AM Capital does not complete an initial business combination by August 21, 2018 (or May 21, 2019, if we extend the period of time to consummate a business combination), the proceeds from the sale of the private placement units will be included in the liquidating distribution to I-AM’s public stockholders and the private placement units, including the private placement shares, private placement rights and private placement warrants, purchased by the Sponsor will be worthless; and

●	if the trust account is liquidated, including in the event I-AM Capital is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify I-AM Capital to ensure that the proceeds in the trust account are not reduced below (i) $10.15 per public share (or such higher amount then held in trust) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account by the claims of prospective target businesses with which I-AM has entered into an acquisition agreement or claims of any third party for services rendered or products sold to I-AM Capital, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the Business Combination Proposal.

Risks Related to Smaaash

Smaaash has significant indebtedness and the imposition of certain restrictive covenants in Smaaash debt financing arrangements may increase Smaaash’s susceptibility to interest rate fluctuations, adversely impact Smaaash’s financial condition and results of operations, as well as restrict Smaaash’s operational flexibility.

As on December 31, 2017, Smaaash’s outstanding indebtedness on a consolidated basis aggregated to $44.10 million, including $44.05 million of secured debt and $0.05 million of unsecured debt, Smaaash may incur additional indebtedness in the future.

Smaaash’s significant indebtedness and the imposition of certain restrictive covenants in Smaaash’s debt financing arrangements may increase Smaaash’s susceptibility to interest rate fluctuations, adversely impact Smaaash’s financial condition and results of operations, as well as restricting Smaaash’s operational flexibility.

The possible implications of Smaaash’s significant indebtedness may include, but are not limited to, the following:

–	a portion of Smaaash’s cash flows may be used towards repayment of Smaaash’s existing debt, which will reduce the availability of cash to fund Smaaash’s working capital requirements, capital expenditures, planned expansions or acquisitions or other strategic objectives, and general corporate purposes;

–	Smaaash’s ability to obtain additional funding in the future at reasonable, or less restrictive, terms may be restricted;

–	fluctuations in market interest rates may affect the cost of Smaaash’s borrowings, as Smaaash’s loans are, currently as well as typically, at variable interest rates;

–	Smaaash’s ability to declare dividends, while any actual payments are due under the terms of Smaaash’s borrowings;

–	Smaaash may be more vulnerable to economic downturns;

–	Smaaash’s ability to withstand competitive pressures may be limited;

–	Smaaash may have reduced operational flexibility in responding to business, regulatory and economic conditions and developments; and

–	Smaaash’s requirement to obtain lenders’ consents for various activities, including, but not limited to, any change in control or ownership of Smaaash.

Smaaash is continually expanding and so may need to continually raise capital. If Smaaash is unable to raise capital on commercially favorable terms, including due to Smaaash’s high debt-equity ratio, Smaaash’s growth trajectory might be affected.

Smaaash is in the process of expansion and may need additional capital despite the fact that it has a significant portion of debt on its books. Due, in part, to Smaaash’s significant debt there are various reasons for it not being able to raise capital on commercially favorable terms including, but not limited to (i) high to debt to equity ratio, (ii) trends in global capital and credit markets, and (iii) existing debt terms. Smaaash’s inability to maintain or obtain sufficient cash flow, credit facilities and other sources of funds, in a timely manner, or at all, to meet Smaaash’s expansion strategy requirements could adversely affect Smaaash’s growth trajectory.

The high fixed cost structure of Smaaash’s operations can result in significantly lower margins if Smaaash’s revenues should decline, which may adversely affect Smaaash’s business, financial condition, results of operations and prospects.

Smaaash’s total aggregate expenditure was $9.91 million and $18.90 million for fiscal years 2016 and 2017, respectively. A large proportion of Smaaash’s expenses are fixed expenses, including the cost of full-time employees, fixed rentals, interest costs, security and insurance, which do not vary significantly with retail traffic at Smaaash’s Centers. These expenses may continue to increase, in the aggregate, from year to year, particularly as Smaaash continue to expand its network of Centers in the future. In the event that Smaaash’s expenses increase at a faster rate than Smaaash’s revenues and if Smaaash is unable to rationalize Smaaash’s costs or realize efficiencies of scale, Smaaash may not be able to pass on such costs to Smaaash’s customers or offset its expenses. In such case, Smaaash may experience a decline in its profit margins and, in general, an adverse impact on its business, financial condition, results of operations and prospects.

Smaaash has significant capital expenditure requirements, and inability to raise adequate financing on commercially acceptable terms may limit Smaaash’s strategic initiatives and growth prospects.

Smaaash’s business is inherently capital intensive. Smaaash’s total capital expenditure was $10.99 million and $19.23 million in fiscal years 2016 and 2017, respectively. Smaaash is required to undertake capital investments on a regular basis, to introduce new games and entertainment options, or to improve existing games and entertainment options and, particularly, when Smaaash opens new Centers. In addition, Smaaash must incur expenditures to maintain and improve supporting or complementary infrastructure and services at Smaaash’s Centers, including Smaaash’s food and beverage venues, parking and other facilities. The actual amounts and timing of Smaaash’s future capital expenditure may differ from Smaaash’s estimates, from time to time, including on account of, among other things, availability of land for future expansion, interest rates, future cash flows being less than Smaaash had estimated, fluctuations in currency exchange rates or commodity prices, unforeseen delays or cost overruns on Smaaash’s part or on the part of any of Smaaash’s equipment or technology supply or other vendors or partners, technological advances, design changes, inability to obtain or delay in obtaining requisite regulatory approvals or third party consents such as from lenders or lessors or others, unanticipated expenses, delays in Smaaash’s payments from corporate customers in Smaaash’s product sales business or issues with the credit worthiness of such customers, general economic conditions, market developments and new opportunities or challenges in the industry, or in the geographies in which Smaaash operate. Smaaash’s capital expenditures and investments may rise in the future, given Smaaash’s expansion plans as well as the scope of Smaaash’s existing operations. The financing required by Smaaash for such capital expenditures and investments may not be available to it on commercially acceptable terms or at all, or Smaaash’s ability to seek additional financing in the future may be restricted due to the terms of Smaaash’s existing or future borrowings, or regulatory constraints on equity or debt capital raising, or a range of macroeconomic factors, including interest rates.

Smaaash’s inability to raise adequate financing on commercially acceptable terms, or at all, in the future may limit Smaaash’s strategic initiatives and growth prospects. In addition, there can be no assurance that Smaaash’s capital investment will yield the planned returns at any time in the future, at expected rates, or at all. In any such event, Smaaash’s business, financial condition, results of operations and prospects may be adversely affected.

Smaaash, as well as its affiliated companies, have unsecured borrowings from time to time, which may be repayable on demand, including on the occurrence of an event of default in the terms of such financing agreements. Any unexpected calls for repayment of a significant amount of such borrowings may impact Smaaash’s ability to manage its debt service obligations.

Smaaash, as well as Smaaash’s affiliates, have unsecured borrowings from time to time, which may be repayable on demand, including on the occurrence of an actual or alleged event of default. Any unexpected calls for repayment of a significant amount of such borrowings may impact Smaaash’s ability to manage its debt service obligations. Any failure to service such indebtedness or comply with any obligations under such financing agreements may cause it to incur penalty interest or may result in the termination of one or more of Smaaash’s credit facilities or acceleration or cross-acceleration of payments under such credit facilities, as well as the declaration of an event of default or cross-default, which may adversely affect Smaaash’s business, financial condition, results of operation and prospects.

Smaaash’s operations are significantly dependent on changes in public and customer tastes and discretionary spending patterns. Smaaash’s inability to successfully anticipate customer preferences or to gain popularity for Smaaash’s games may negatively impact Smaaash’s profitability.

Smaaash’s success depends significantly on public and customer tastes and preferences, which can be unpredictable. If Smaaash is unable to successfully anticipate customer preferences or increase the popularity of its games, the per capita revenue and overall customer expenditures at Smaaash’s Centers may decrease, and thereby negatively impact Smaaash’s profitability. In response to such developments, Smaaash may need to increase its marketing and product development efforts and expenditures, adjust its game or product sale pricing, modify the games themselves, or take other actions, which may further erode Smaaash’s profit margins, or otherwise adversely affect Smaaash’s results of operations and financial condition. In particular, Smaaash may need to expend considerable cost and effort in carrying out extensive research and development to assess the potential interest in a game, testing and launching new games, and to remain abreast with continually evolving technology and trends, as well as the success and popularity of the sports icons, athletes and celebrities who act as Smaaash’s brand ambassadors or as part of the themes or simulation models for certain of Smaaash’s games.

While Smaaash may incur significant expenditures of this nature, including in the future as Smaaash continues to expand Smaaash’s operations, there can be no assurance that any such expenditures or investments by it will yield expected or commensurate returns or results, within a reasonable or anticipated time, or at all. Among other things, although one of the factors on which Smaaash compete is Smaaash’s ability to continually launch new games or embrace new technology, Smaaash may also face the converse challenge of introducing new games or new technology to Smaaash’s customers through a user-friendly, intuitive, or attractive interface. For instance, Smaaash may face challenges in introducing new technology or games to customers who are not familiar with such new technology platforms or interfaces, or do not find such technology, platforms or interfaces convenient to use or easy to grasp. Moreover, there may be resistance to or a lack of enthusiastic customer response for Smaaash’s games, for instance, because of actual or perceived concerns that customers may not enjoy, or may encounter difficulties, or even suffer injuries or motion sickness, when playing Smaaash’s games, including Smaaash’s active games and interactive sports simulators and Smaaash’s Augmented Reality (“AR”) and Virtual Reality (“VR”) games, or the perception that immersive single-player VR games can cause feeling of isolation to the extent that they do not allow a multi-player interaction. Any such factors could adversely affect Smaaash’s business, financial condition, results of operations and prospects.

The nature of Smaaash’s business exposes it to negative publicity or customer complaints, including in relation to, among other things, accidents, injuries or thefts at Smaaash’s Centers, or health and safety concerns arising from improper use of Smaaash’s game equipment or at Smaaash’s food and beverage venues.

Smaaash’s business inherently exposes it to negative publicity or customer complaints as a result of accidents, injuries, or in extreme cases, deaths, arising from instances of air-borne, water-borne or food-borne contagion or illness, food contamination, spoilage, tampering, equipment failure, improper use of Smaaash’s equipment, fire, explosion, terrorist attacks or civil riots, and other safety or security issues, such as kidnapping, or associated risks arising from other actual or perceived non-compliance with safety, quality or service standards or norms in relation to the various game, entertainment and food and beverage attractions at Smaaash’s Centers. Even isolated or sporadic incidents or accidents may have a negative impact on Smaaash’s brand image and reputation, and Smaaash’s Centers’ or games’ or Smaaash’s own popularity with customers. The considerable expansion of social media in recent years has compounded the effect of any potential negative publicity.

Smaaash cannot guarantee that its employee training, internal controls and other precautions will be sufficient to prevent any such occurrence at Smaaash’s Centers, or in relation to the games developed by it for third party sales, or to control or mitigate any negative consequences. In addition, Smaaash relies on third-party security and housekeeping staff for certain non-core functions, as well as certain technology vendors and partners. Although Smaaash monitors vendors and partners and, in certain cases, may have a contractual indemnity or recourse in case of any default on their part, Smaaash’s ability to assure a safe and satisfactory experience to Smaaash’s customers is necessarily limited to the extent of Smaaash’s dependence on third parties, from time to time. Moreover, Smaaash may not be able to distance or insulate ourselves from any adverse publicity or reputational damage arising from any act, omission or negligence on the part of a vendor or other third party, which may negatively affect a customer’s experience at any of Smaaash’s Centers.

Smaaash’s business and operations are subject to various risks relating to the acquisitions of target companies. Smaaash’s inability to complete and successfully integrate the future acquisition targets may affect Smaaash’s growth strategy, market share, profitability or competitive position.

Smaaash’s plans to expand through future acquisitions of companies along with organic growth. There can be no assurance that Smaaash will be able to successfully integrate the acquired businesses into its existing operations as planned. Smaaash may be adversely impacted by liabilities that it assumes from these acquisitions, including known and unknown obligations, intellectual property or other assets, terminated employees, current or former clients, or other third parties, and it may fail to identify or adequately assess the magnitude of certain liabilities, shortcomings or other circumstances prior to the acquisitions, which could result in unexpected legal or regulatory exposure, unfavorable accounting treatment, unexpected increases in taxes, or other adverse effects on its business.

Smaaash has a relatively limited operating history and may not be able to sustain Smaaash’s growth levels in the future.

Smaaash commenced commercial operations at Smaaash’s first Center in Mumbai in November 2012, and all of Smaaash’s other Centers have commenced commercial operations within the last three fiscal years. Smaaash’s first international Center, in the Mall of America, in Minnesota, U.S.A. was opened in December 2016. Consequently, Smaaash currently has relatively limited operating experience, particularly, overseas, and may encounter challenges in further expansion, including its proposed overseas expansion.

Consequently, it may be difficult to evaluate Smaaash’s past performance and prospects. For instance, Smaaash’s consolidated revenue increased from $8.65 million in fiscal year 2016 to $18.06 million in fiscal year 2017. Smaaash may not be able to sustain such growth rates in the future, and may not be able to leverage its experience in its existing markets in order to grow Smaaash’s business in new markets.

Smaaash’s growth strategy to expand within India and in international markets exposes it to certain execution and other risks, which may adversely impact Smaaash’s business, financial condition, results of operations and prospects.

Smaaash’s growth strategy includes, expanding its network of Centers in India and overseas, growing Smaaash’s array of games and other attractions, increasing Smaaash’s product sales within India and in international markets, enhancing Smaaash’s marketing initiatives and brand value, and also increasing Smaaash’s sponsorship and other businesses. In pursuing Smaaash’s growth strategy, Smaaash may be exposed to several risks and uncertainties, including, but not limited to the following:

–	acquiring new customers, or encouraging repeat business;

–	challenges caused by distance, language and cultural differences, its lack of familiarity and understanding of the local economic conditions, demographics, differences in legal and regulatory jurisdictions and policy frameworks and customer preferences and trends;

–	making accurate assessments of the additional financing, technology,

–	adhering to expected quality and service parameters and satisfying Smaaash’s customers across Smaaash’s expanded operations;

–	difficulties in managing and staffing expanded operations and maintaining Smaaash’s values and culture as well as internal controls, as well as increasing costs of human resources due to wage inflation or increased human resource requirements across different and expanded locations, differences in general employment conditions and the degree of employee unionization and activism;

–	obtaining and complying with the terms of local or additional regulatory approvals, registrations and certifications, or the imposition of governmental controls and changes in laws, regulations or policies;

–	exchange rate fluctuations, currency devaluations and other conversion restrictions;

–	local restrictions on foreign investment and limits on the repatriation of funds;

–	local financial, political and economic instability;

–	potentially adverse tax consequences;

–	higher costs associated with doing business internationally;

–	developing and upgrading Smaaash’s administrative and operating infrastructure, including Smaaash’s technology, accounting, communications and other systems, and managing strain on existing management attention and resources; and

–	diminished ability to legally enforce Smaaash’s contractual rights overseas.

Smaaash’s inability to effectively pursue Smaaash’s growth strategy or manage Smaaash’s expanded operations, may lead to operational and financial inefficiencies, which may have an adverse effect on Smaaash’s business, financial condition, results of operations, prospects and reputation.

Smaaash’s registered and corporate office and the premises at which Smaaash’s Centers are located are leased. Smaaash’s inability to renew such leases on commercially acceptable terms, or at all, may adversely impact Smaaash’s operations.

Smaaash’s registered and corporate office is situated at 2nd Floor, Trade View Building, Oasis Complex, Kamala Mills, Gate No. 4, Pandurang Budhkar Marg, Lower Parel, Mumbai 400 013, within Smaaash’s flagship Mumbai Center premises. These premises are currently leased for a five year term which terminates on July 31, 2020.

In addition, the premises at which Smaaash’s Centers are located are all either leased or licensed from various parties (including third parties as well as, in some cases, related parties), for varying terms, generally for an initial period ranging between three, five, twelve and twenty years, and in certain cases are automatically renewable for further terms.

Smaaash has also entered into revenue sharing arrangements with the property developers for several of Smaaash’s Centers in India. Under such revenue sharing arrangements with property developers, Smaaash typically pays monthly rent at a fixed percentage of the monthly net retail sales amount (which is generally reset to a higher percentage after the completion of a specified initial duration within the rental period) or, in certain cases, either a monthly minimum guaranteed amount, or a fixed percentage of the monthly net retail sales amount (which is reset to a higher percentage after the completion of a specified initial duration within the rental period), whichever is higher. Certain of these rental and revenue sharing arrangements are subject to lock-up periods, during which time, Smaaash cannot terminate these arrangements early without payment of the agreed rent for the entire lock-up period. After the lapse of the lock-in period, Smaaash may terminate the arrangements with prior notice. In contrast, the licensors can typically terminate the arrangements at any time, with prior notice, with or without cause.

In the event of any early termination by a licensor or rent escalation or any other difficulties arising in Smaaash’s arrangements with Smaaash’s lessors, Smaaash’s operations may be disrupted, or Smaaash may incur substantially increased costs in order to continue or renew Smaaash’s rental arrangements, or to make alternative arrangements in order to continue Smaaash’s operations, at one or more of Smaaash’s Centers, or Smaaash may be required to relocate Smaaash’s operations elsewhere, in the event Smaaash is unable to conclude Smaaash’s negotiations with any of Smaaash’s lessors in a timely manner and at a commercially viable cost.

Smaaash’s operations are subject to various national, state and local laws and regulations, including in relation to commercial operations, food safety and hygiene, liquor licensing, the protection of the environment, and occupational health and safety, which may limit Smaaash’s operational flexibility, or subject it to significant compliance costs, which may, in turn, adversely affect Smaaash’s financial condition.

Smaaash’s operations are subject to various national, state and local laws and regulations, including in relation to commercial operations, food safety and hygiene, liquor licensing, the protection of the environment, and occupational health and safety. While Smaaash, to its knowledge, is currently compliant with applicable laws in all respects known to it, Smaaash cannot be certain of the applicability, interpretation or implementation of all laws and policies. For instance, in the event that it is alleged or established that games and entertainment options at Smaaash’s Centers could be considered “gambling”, “betting”, or “wagering”, or the operation of a “casino”, or “lottery”, which activities are currently not legal across India, it may subject Smaaash to some form of regulatory taxation, licensing or approval that Smaaash does not already possess, or the prizes or discounts or other incentives awarded by it to the winners of skill-based or other games at Smaaash’s Centers may be taxable or require some form of regulatory licensing or approval that Smaaash does not already possess, in which case Smaaash’s operations could be adversely affected or disrupted, or Smaaash may be subject to penalty. If any such licenses or approvals are required there can be no assurance that the relevant authorities will issue or, where required, renew such approvals or registrations in the timeframes anticipated by it. Failure by it to obtain, maintain or renew the required approvals or registrations may result in the interruption of Smaaash’s operations and may have an adverse effect on Smaaash’s business, financial condition, results of operations and prospects. Additionally, Smaaash is required to adhere to certain terms and conditions provided under the statutory and regulatory approvals and registrations, in terms of which Smaaash operates, which may require it to undertake substantial compliance-related expenditures.

Any actual or alleged breach or non-compliance with specified conditions may result in the suspension, withdrawal or termination of Smaaash’s approvals and registrations or the imposition of penalties by the relevant authorities. While Smaaash is not currently aware of any such outstanding material claims or obligations, Smaaash may incur substantial costs, including clean up or remediation costs, fines and civil or criminal sanctions, and personal injury claims, as a result of violations of or liabilities under environmental or health and safety laws or noncompliance with permits required at Smaaash’s Centers, which, as a result, may have an adverse effect on Smaaash’s business and prospects. In addition, as Smaaash expanding into newer geographical markets, Smaaash may be required to comply with various environmental and health and safety laws and regulations within such jurisdictions. Further, any change in or expansion of the scope of the regulations governing Smaaash’s operations, would likely involve substantial additional costs, including costs relating to maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other additional costs to address environmental incidents or external threats. Smaaash’s inability to control the costs involved in complying with these and other relevant laws and regulations

Smaaash depends significantly on its brand recognition and reputation. The ineffectiveness of Smaaash’s brand building, marketing and advertising initiatives, or failure on Smaaash’s part to enhance Smaaash’s brand image in the future, may adversely impact Smaaash’s product sales, sponsorship revenue and other revenues.

Smaaash believes that the recognition and reputation of its brand and associated marks, among customers of all ages, genders and backgrounds have contributed significantly to the growth and success of Smaaash’s business. Maintaining and enhancing the recognition and reputation of these brands and marks are, therefore, critical to Smaaash’s business and competitiveness. Smaaash’s brand investment and marketing and promotional activities may not be effective with customers, or may not yield commensurate returns on Smaaash’s investment. In particular, as Smaaash expands into new geographic or international markets, customers in these markets may not recognize or accept Smaaash’s brand and products, as well as Smaaash’s customers in existing markets have, in Smaaash’s past. Smaaash also anticipates that, as Smaaash’s business expands into new markets and as the market becomes increasingly competitive, maintaining and enhancing Smaaash’s brands may become increasingly difficult and expensive.

If Smaaash fails to enhance Smaaash’s brand recognition, reputation and positive awareness of its Centers and the products Smaaash sells to third parties, it may be difficult for it to grow Smaaash’s game, product sales, sponsorship and other revenues and customer bases. Further, the customers that visit Smaaash’s Centers, or that purchase game equipment and equipment sold by its directly or through Smaaash’s distributors, would typically expect a high level of quality and satisfaction from Smaaash’s games. Smaaash’s customers’ expectations may be subjective, going beyond technical specifications and internal factors within Smaaash’s control. Smaaash’s failure to deliver on such expectations may adversely impact Smaaash’s brand image, reputation, business, financial condition, results of operations and prospects.

Smaaash incurs significant raw material costs, including import costs, and does not have long term purchase contracts with its vendors, as Smaaash typically relies on purchase orders. As a result, Smaaash may be susceptible to pricing pressures or disruptions in its relationships with its vendors, which may negatively impact Smaaash’s operations.

Smaaash’s cost of raw materials accounted for 20% of Smaaash’s total expenditure, during fiscal year 2017. As Smaaash incurs significant raw material costs, including import costs, and does not have long term purchase contracts with Smaaash’s vendors, as it typically relies on purchase orders, Smaaash may be susceptible to pricing pressures or disruptions in Smaaash’s relationships with Smaaash’s vendors, which may negatively impact Smaaash’s operations. Particularly, as Smaaash intends to expand the scale of Smaaash’s operations, Smaaash’s reliance on third party suppliers of various raw materials, products and services may rise. In addition, there may be limited alternate suppliers for certain of Smaaash’s equipment and raw material purchases. If Smaaash is unable to source equipment and raw materials meeting required specifications, in sufficient quantities, at the required time, at commercially acceptable costs, or at all, Smaaash’s business, financial condition, results of operations and prospects may be adversely affected, particularly to the extent Smaaash is unable to pass on increased costs to Smaaash’s customers.

Smaaash is a company with global operations, and is subject to the risks and uncertainties of conducting business outside India.

Smaaash conducts its business across emerging markets such as India, Middle East, Africa, South East Asia and Latin America, and derives a substantial amount of its revenues and profits from international sales, particularly from Africa and South East Asia. During the fiscal year 2017, and during the nine-month period ended December 31, 2017, Smaaash’s international operations contributed 24% and 18%, respectively, to Smaaash’s total revenue from operations including product sales. The markets in which Smaaash operates are diverse and fragmented, with varying levels of economic and infrastructure development and distinct legal and regulatory systems, and do not operate seamlessly across borders as a single or common market. Smaaash may require considerable management attention and resources for managing Smaaash’s growing business across these emerging markets. Going forward, Smaaash anticipates that international sales will continue to account for a significant portion of Smaaash’s total revenues and profits and moreover that sales in emerging markets in Asia, Africa and elsewhere will be an increasingly important part of Smaaash’s international sales. Further, Smaaash plans to continue the expansion of its game offerings to various other jurisdictions, where Smaaash has limited or no experience in marketing, developing and deploying Smaaash’s games. Therefore, Smaaash may be subject to risks inherent in doing business in countries other than India, including:

–	challenges caused by distance, language and cultural differences;

–	providing content and services that appeal to the tastes and preferences of users in multiple markets;

–	protectionist laws and business practices;

–	complex local tax regimes;

–	higher costs associated with doing business in multiple markets;

–	risks related to the legal and regulatory environment in non-Indian jurisdictions, including with respect to privacy and data, or in relation to taxation or repatriation of Smaaash’s revenues or profits from foreign jurisdictions to India;

–	security, and unexpected changes in laws, regulatory requirements and enforcement;

–	burdens of complying with a variety of foreign laws in multiple jurisdictions;

–	potential damage to Smaaash’s brand and reputation due to compliance with local laws, including requirements to provide player information to local authorities;

–	fluctuations in currency exchange rates;

–	political, social or economic instability; and

–	the potential need to recruit and work through local partners;

–	reduced protection for or increased violations of intellectual property rights in some countries.

Further, a number of agreements executed by Smaaash and by Smaaash’s subsidiaries, are governed by laws other than Indian law. In the event of a dispute under such agreements, Smaaash may not be able to successfully defend its position, and any adverse decision may adversely impact its financial position, results of operations and cash flows. If Smaaash is unable to manage its global operations successfully, Smaaash’s financial results could be adversely affected, which may impact profit margins or make it increasingly difficult for it to conduct business in foreign markets.

Smaaash’s failure to keep pace with rapidly evolving technology may adversely impact Smaaash’s business, results of operations and prospects.

Smaaash’s future success will depend in large part on Smaaash’s ability to respond to technological advances and to emerging industry standards and practices, in a cost-effective and timely manner. The manufacture and sale of game equipment and components in general, and AR or VR games, in particular, is characterized by rapid and disruptive evolution and obsolescence, including as a result of trial and error. The development and implementation of technology and systems integration by it may entail significant technical and business risks. There can be no assurance that Smaaash will successfully implement new technologies or integrate different systems or platforms effectively, or that Smaaash will adapt its existing technology and systems to meet continually evolving customer expectations or preferences, or emerging industry standards and trends. Technology updates may result in significant costs.

Certain aspects of technological change may require constant testing and enhancement, for instance, the sensitivity and responsiveness of the display, sensors or controls of a game, or the associated hardware or software systems. For instance, over time, bulky headsets and consoles for VR games have given away to more convenient, user-friendly and sophisticated VR game systems with wearable devices, and earlier prototypes and models of several other kinds of game equipment and components that used to have basic functions and several limitations have increasingly been replaced by newer and lighter models with higher performance or functionality, including enhanced models that allow richer simulations or more realistic and, thus, immersive game experiences, or more efficient operation.

However, at times, what Smaaash considers to be a promising or transformative technological advance may not be attractive to Smaaash’s customers, or compatible with other systems that Smaaash has previously deployed, and Smaaash’s investment in such technology may not necessarily yield the expected returns within the estimated time, or at all. As a result of these and other factors, Smaaash would need to exercise constant vigilance to assess changing trends and customer response, and to devote financial, management and other resources towards adapting appropriately to such changes. If Smaaash is unable, for technical, legal, financial or other reasons, to adapt in a timely manner to technological changes, Smaaash’s business, future financial performance could be adversely affected.

Any future risks arising from any joint ventures or acquisitions or other strategic business alliances or initiatives could adversely impact Smaaash’s operations.

As a part of Smaaash’s business strategy, Smaaash intends to explore opportunities for overseas expansion, including through joint ventures or acquisitions. Similarly, Smaaash may engage in corporate reorganizations, where there are operational benefits expected to arise from such initiatives and opportunities.

Smaaash has entered, and may enter into, discussions regarding a wide array of potential strategic transactions, including corporate reorganization, acquisitions, investments, joint ventures or other business collaborations, divestments, or continuing operations following such strategic transactions.

The risks that Smaaash may face in connection with these transactions may include the following:

–	Smaaash’s management and employees may lose focus due to transition or integration activities;

–	Smaaash may not successfully identify appropriate targets and opportunities;

–	if Smaaash does identify suitable targets and opportunities, Smaaash may not be able to complete those transactions on terms commercially acceptable to it or at all;

–	Smaaash may not be able to achieve the strategic purpose and generate expected returns from such strategic transactions;

–	Smaaash’s due diligence process may fail to identify all the problems, liabilities or other shortcomings or challenges in respect of a proposed strategic transaction;

–	Smaaash may have higher than anticipated costs in continuing operations following a strategic transaction;

–	Smaaash may face cultural challenges associated with integrating employees from the acquired company into Smaaash’s organization;

–	Smaaash’s relationship with current and new employees, customers, partners and distributors could be impaired;

–	there may be unknown liabilities or issues that could have an adverse effect on Smaaash’s financial condition and results of operation;

–	Smaaash may face litigation or other claims in connection with, or may inherit claims or litigation as a result of a strategic transaction, including claims from terminated employees, customers, or other third parties; and

–	Smaaash may have problems extending and upgrading Smaaash’s accounting, management information, human resource and other administrative systems following such strategic transaction.

If any of the foregoing risks materialize, they could have an adverse effect on Smaaash’s business, financial condition, results of operations and prospects. Moreover, acquisitions, mergers and consolidations at times require prior approval of the anti-trust regulator in the relevant jurisdiction. For example, in India, acquisitions, mergers and consolidations that exceed certain revenue and asset thresholds require prior approval of the Competition Commission of India (“CCI”). Any acquisitions, mergers or consolidations that have an appreciable adverse effect on competition in India may be subject to remedial measures proposed by the CCI. Smaaash cannot assure you that Smaaash will be able to obtain approval for any such future transactions on satisfactory terms, or at all.

If Smaaash is unable to retain key members of Smaaash’s senior management, or if Smaaash is unable to continue attracting and retaining talented personnel of the appropriate level and background, Smaaash’s business and prospects may be adversely affected.

Among other factors, Smaaash’s sustained growth depends on the continued involvement of members of Smaaash’s core management team. Smaaash has a young and dynamic and professionally skilled management team, various members of which have contributed to Smaaash’s track record of growth. In addition, from time to time, Smaaash actively recruits professionally qualified individuals with a professional and educational background that Smaaash considers appropriate to a business of Smaaash’s size and nature. Typically, the terms of employment with individuals would include a variable pay component linked to their performance during their engagement with Smaaash and generally evaluated on at least an annual basis.

There is no assurance that Smaaash will be able to continue its successful hiring of talented and key personnel as well as managing attrition and maintaining good employee relations in the future. Smaaash may incur significant costs in implementing Smaaash’s strategies towards retaining members of Smaaash’s core management team and motivating and training Smaaash’s employee base in general. Managing attrition in the future may divert significant management attention. Smaaash’s failure to attract new personnel of sufficient skill and experience, or to retain any or sufficient numbers of key individuals, or to avoid, mitigate or otherwise manage attrition or any future labor-related or industrial dispute or demonstration or deterioration in relations with Smaaash’s employees individually or collectively, may adversely affect Smaaash’s business, financial condition, results of operations and prospects.

Smaaash does not have single-entry tickets and has not fully automated its ticketing system. As a result, Smaaash’s ability to accurately determine retail traffic or customer numbers may be limited or subject to error.

Smaaash does not offer single-entry tickets to any of its Centers and it has not fully automated its ticketing system. As a result, visitors to Smaaash’s Centers must generally purchase separate tickets to enjoy the game attractions. In addition, Smaaash’s loyalty cards, are not uniquely tagged and electronically monitored, so Smaaash’s ability to determine the number of unique customers, or repeat customers, is currently limited, and may be subject to error, which may adversely affect Smaaash’s results of operations.

If Smaaash is required to rely significantly on third party game developers or vendors in the future, Smaaash may be required to incur significant license and royalty costs, which may impact Smaaash’s profitability and prospects.

Smaaash’s in-house R&D and value engineering capability supports Smaaash’s game business as well as Smaaash’s product sales business. While Smaaash is not currently heavily reliant on any single technology partner or vendor, there can be no assurance that Smaaash will not become reliant on external technology partners or vendors in the future. In the event that Smaaash is required, in the future, to rely on third party game developers or other technology partners or vendors, Smaaash may be required to incur significant license and royalty costs, which may impact Smaaash’s profitability and prospects.

Moreover, in the absence of long term vendor contracts, or regardless of the existence of any such long term vendor contracts, Smaaash may not be able to negotiate fixed cost procurements and, therefore, may be susceptible to periodic, or erratic price escalations, regardless of Smaaash’s own technical or other specifications and budgetary and other expectations. In such events, Smaaash cannot be assured of Smaaash’s ability to continue to procure equipment and component from the same reputed and trusted vendors in the future, as Smaaash may be required to make alternative arrangements for equipment and component supplies at lower cost, more flexible terms, or otherwise. Further, in such situations, in certain cases, Smaaash may incur losses due to acts, omissions or negligence of a vendor or partner, where Smaaash cannot seek or enforce sufficient warranty, indemnity, liquidated damages, penalties or other forms of recompense, mitigation or support.

As a consequence of any such factors, Smaaash’s business, financial condition, results of operations and prospects may be adversely affected.

Any future allegation of intellectual property rights infringement by Smaaash, or its failure to protect and defend its own intellectual property rights may adversely affect Smaaash’s business and prospects.

Smaaash is significantly dependent on Smaaash’s in-house developed games, components and technology for its business. Smaaash’s general policy is to seek intellectual property protection for those innovations and improvements that Smaaash considers likely to be incorporated into Smaaash’s business or to give it a competitive advantage. Moreover, when Smaaash conducts product sales to third parties, Smaaash retains Smaaash’s intellectual property rights as a matter of practice and policy. In this relation, Smaaash relies on a variety of website domain names, trademark registrations and other proprietary information, as well as confidentiality agreements or arrangements with Smaaash’s employees and consultants or other third parties to protect Smaaash’s intellectual property rights. For instance, Smaaash’s corporate trade name and logo, were assigned to it by Star India Private Limited (“Star India”) pursuant to a deed of perpetual assignment dated effective as of November 30, 2013. Under this deed, Smaaash has perpetual rights to use 30 trademarks for the SMAAASH device and word mark, in various classes, throughout the territory of India, for which registration applications have been filed with the Indian Trademark Registry. Further, under this deed of assignment, Star India has confirmed that it has no right or claims to such trademark outside the territory of India. In addition, Smaaash has applied for 219 trademarks, in various classes. Should there be any claim regarding Smaaash’s right to use such trademarks, including during the period the above-mentioned registration applications remain pending with the Trademark Registry, Smaaash’s business and prospects may be adversely affected.

In addition, Smaaash may not be able to detect any unauthorized use or to take appropriate and timely steps to enforce or protect Smaaash’s intellectual property rights, trade secrets, or other confidential information, which may adversely affect Smaaash’s business, financial condition, results of operations and prospects. Any protective agreements and arrangements or measures taken by it may not sufficiently protect Smaaash’s intellectual property rights, including Smaaash’s trade secrets, and confidential information. In the event any of Smaaash’s employees or consultants or vendors or partners or customers, during or after their association with Smaaash’s Company, disclose crucial information regarding Smaaash’s intellectual property rights, trade secrets or other confidential information to Smaaash’s competitors, directly or indirectly, Smaaash may be required to resort to litigation or other proceedings to enforce, protect or determine the validity and scope of Smaaash’s intellectual property rights and to defend against third party infringement. Further, Smaaash may be subject to allegations or adverse publicity regarding violation of third party intellectual property rights. Involvement in any such proceedings or adverse publicity could divert management time and attention, and consume financial resources. Any intellectual property rights infringement claims that Smaaash may be required to initiate or defend may not be settled favorably, or within a reasonable time, or at all, or that no additional liability will arise out of these proceedings. An adverse outcome in any of these proceedings could have an adverse effect on Smaaash’s business, financial condition, results of operations, prospects and reputation.

Smaaash relies on distributors for Smaaash’s third party sales and does not have exclusive or long term arrangements with such distributors. As a result, Smaaash’s ability to expand its product sales or have visibility over future or repeat orders may be limited, or Smaaash may be susceptible to disruptions in its relationships with its distributors, which may negatively impact Smaaash’s operations.

As Smaaash relies on distributors for Smaaash’s third party sales and does not have exclusive or long term arrangements with such distributors, Smaaash’s ability to expand Smaaash’s product sales or have visibility over future or repeat orders may be limited, or Smaaash may be susceptible to disruptions in its relationships with its distributors, which may negatively impact Smaaash’s operations. If Smaaash’s distributor agreements are terminated or not renewed or replaced in a timely manner, this may result in a disruption of Smaaash’s operations. In particular, the loss of business from any significant distributors. Smaaash’s future product sales business growth may also depend on Smaaash’s ability to attract additional dealerships and widen Smaaash’s distributor network. There can be no assurance that Smaaash’s distributors will continue to do business with it or that Smaaash can attract additional distributors to Smaaash’s network. In addition, Smaaash’s distributors could change their business practices, or seek to modify their payment terms, which could negatively impact Smaaash’s business, financial condition, results of operations and prospects.

If Smaaash’s relationship with Shripal Morakhia, its founder, is disrupted in any way, Smaaash’s business and prospects may be adversely affected.

Shripal Morakhia, the founder of Smaaash, is an entrepreneur associated in the past with Sharekhan, SSKI and YoBoHo. Among other things, Smaaash benefits from Mr. Morakhia’s vision, strategic guidance, years of entrepreneurial and managerial experience, and his relationships in the industry. If Mr. Morakhia is unable or unwilling for any reason to continue his present association with Smaaash, or to devote as much time to Smaaash’s operations as he has in the past, or if he is required to take a prolonged leave of absence for any reason, Smaaash may not able to replace him easily, or at all. In particular, as Smaaash grows in the future, including internationally, it may be challenging for Mr. Morakhia to continue to devote as much time and attention to Smaaash’s operations in person, as he has in the past. As a result of any such factors, Smaaash’s business, financial condition, results of operations and prospects and, particularly, Smaaash’s brand value, reputation and expansion strategy, may be adversely affected.

The nature of Smaaash’s business renders it susceptible to financial misappropriation, theft, negligence or similar activities or incidents on the part of Smaaash’s employees, which may adversely impact Smaaash’s operations, reputation and prospects.

Smaaash’s business is susceptible to acts of fraud, financial misappropriation, theft, negligence or other misconduct committed by Smaaash’s employees. Fraudulent and unauthorized conduct by Smaaash’s employees could also include binding it to transactions that exceed authorized limits or present unacceptable risks or concealing unauthorized or unlawful activities from it. Employee misconduct could also involve the improper use or disclosure of confidential information pertaining to it or to third parties such as equipment or technology vendors or partners, which could result in regulatory sanctions, legal or other proceedings and serious reputational or financial harm. It is not always possible to deter fraud or misconduct by employees and the precautions Smaaash take and the systems Smaaash has put in place to prevent and deter such activities may not be effective in all cases. Even isolated or sporadic incidents or accidents may have a negative impact on Smaaash’s brand image and reputation, as well as Smaaash’s business, financial condition, results of operation and prospects.

Smaaash has entered, and may continue to enter, into certain related party transactions. There can be no assurance that Smaaash could not have achieved more favorable terms, if such transactions had not been entered into with related parties, or that Smaaash will be able to maintain existing terms in the future, where the terms are or may be more favorable than if the transactions had not been entered into with related parties.

Smaaash has entered into various transactions with related parties. While Smaaash believes that all such transactions have been conducted on an arm’s length basis and contain commercially reasonable terms, Smaaash may have been able to achieve more favorable terms had such transactions been entered into with unrelated parties. It is also likely that Smaaash may enter into related party transactions in the future. Although all material related party transactions that Smaaash may enter into, will be subject to board or shareholder approval, as necessary under the Companies Act 2013, there can be no assurance that such transactions, individually or in the aggregate, will not have an adverse effect on Smaaash’s financial condition and results of operations or that Smaaash could not have achieved more favorable terms if such transactions had not been entered into with related parties. Such related party transactions may potentially involve conflicts of interest.

Such transactions, individually or in the aggregate, may not always be in the best interests of Smaaash’s minority shareholders and will not have an adverse effect on Smaaash’s business, results of operations, financial condition and cash flows

Smaaash’s financial results for any fiscal quarter, particularly during the first and third fiscal quarters of any given fiscal year, when Smaaash typically experiences increased revenues, may not be indicative of results achieved or achievable in any other or future period.

Smaaash does not consider its business to be generally seasonal in nature, as Smaaash’s Centers offer mostly indoor games and entertainment and food and beverage options. Unlike companies that operate outdoor water parks, theme parks or amusement parks, Smaaash does not expect to experience extreme fluctuations in the number of visitors or time spent or expenditure per capita at any of Smaaash’s Centers, on account of weather conditions such as high heat, bitter cold or heavy monsoons and other extreme weather. However, Smaaash typically experiences, or would expect to experience, increased revenues during the first fiscal quarter ending June 30 and third fiscal quarter ending December 31 of any given fiscal year, including as a result of school summer and winter vacations in India, resulting in higher numbers of families with children being able to visit Smaaash’s Centers. Similar temporary effects may be seen as a result of public holidays, long weekends, or other factors that may cause quarterly or monthly fluctuations in Smaaash’s results.

Consequently, Smaaash’s financial results for any given fiscal quarter or period may not be indicative of results achieved or achievable in any other or future fiscal quarter or period, or Smaaash’s annualized results for any given fiscal quarter or period may not be indicative of Smaaash’s actual results for the entire fiscal year.

Smaaash’s insurance coverage may not adequately protect it against all future risks, which may adversely affect Smaaash’s business and prospects.

Smaaash maintains insurance coverage, including for fire, acts of god and perils, terrorism, burglary, money, loss of profit, fidelity guarantee, fixed glass and sanitary fitting, electronic equipment, machinery breakdown, portable equipment, sign boards, commercial general liability, marine transit, and directors’ and officers’ liability insurance, as well as employee health and medical insurance, with standard exclusions in each instance. While Smaaash maintains insurance in amounts that Smaaash considers reasonably sufficient for a business of Smaaash’s nature and scale, with insurers that Smaaash consider reliable and credit worthy, Smaaash may face losses and liabilities that are uninsurable by their nature, or that are not covered, fully or at all, under Smaaash’s existing insurance policies. Moreover, coverage under such insurance policies would generally be subject to certain standard or negotiated exclusions or qualifications and, therefore, any future insurance claims by it may not be honored by Smaaash’s insurers in full, or at all. In addition, Smaaash’s premium payments under Smaaash’s insurance policies may require a significant investment by it.

To the extent that Smaaash suffers loss or damage for which it did not obtain insurance, that is not covered by insurance or that exceeds Smaaash’s insurance coverage, the loss will have to be borne by it and Smaaash’s business, cash flow, financial condition, results of operations and prospects may be adversely affected.

Failure of, or disruption in, Smaaash’s information technology systems may adversely impact Smaaash’s business, reputation and prospects.

Smaaash relies on Smaaash’s information technology systems to provide it with connectivity and control across Smaaash’s business functions, through Smaaash’s software, hardware and network systems. Smaaash has also deployed what Smaaash consider to be adequate data backup and retrieval mechanisms. However, any major or sustained failure in Smaaash’s information technology systems or loss of connectivity or loss of data arising from such failure, including due to power outage, human error, hacking, espionage or sabotage, could disrupt Smaaash’s ability to track, record and analyses Smaaash’s work in progress, process financial information, manage creditors or debtors, or vendors or partners, or otherwise engage in normal business activities, which could have an adverse effect on Smaaash’s operations.

Smaaash relies on certain data from third parties in this proxy statement.

Smaaash relies on third party data including data from the GoI and industry publications for the information provided in this proxy. Such data may also be produced on a different basis from comparable information compiled with regard to other countries. Therefore, discussions of matters relating to India, its economy or the game industry herein are subject to the caveat that the statistical and other data upon which such discussions are based may be incomplete or unreliable. These facts and other statistics include the facts and statistics included in “Industry and Market Data” and “Industry Overview". Due to possibly flawed or ineffective data collection methods or discrepancies between published information and market practice and other problems, the statistics herein may be inaccurate or may not be comparable to statistics produced elsewhere. However, we are responsible for the accuracy and completeness of the disclosure herein including the data from third parties and investors are entitled to rely on such disclosure.

Risks Related to Smaaash’s Operations in India

General economic conditions in India could adversely affect Smaaash’s business, financial condition, results of operations and prospects.

Visiting games and entertainment centers is perceived as a leisure activity, or discretionary expenditure. In addition, Smaaash competes with other recreation categories, such as amusement parks, cinemas, fine dining and travel, involving customers’ discretionary expenditure. Consequently, Smaaash’s business is sensitive to a number of factors that influence the global and local economy in which Smaaash operate, as well as discretionary customer spending, including population, urbanization, income levels, recession, inflation, deflation, uncertainty regarding regulatory or policy developments, availability of credit, taxation, stock market and commodities markets performance, unemployment and other matters that influence customer confidence. In particular, Smaaash’s performance may decline during recessionary periods or in other periods where one or more macroeconomic factors, or potential macroeconomic factors, negatively affect the level of discretionary expenditure. In the past, the Indian economy has been affected by global economic uncertainties, liquidity crises, domestic policies, global political environment, volatility in interest rates, currency exchange rates, commodity and electricity prices, rising inflation rates, increase in banks’ stressed assets, and various other factors. There is no certainty that the Indian economy will continue to grow, or that business sentiment will remain buoyant or improve, or that India will not face high inflationary pressures in the future. Among other things, high rates of inflation may decrease demand for Smaaash’s services and increase employee costs, which may have an adverse effect on per capita and overall customer spends at Smaaash’s Centers, Smaaash’s profitability and competitive advantage. Additionally, an increase in trade deficit or a decline in India’s foreign exchange reserves could negatively affect interest rates and liquidity, which could adversely affect the Indian economy and Smaaash’s business. Delayed structural reform in the Indian banking and financial sector or fiscal policy, among other factors, could also have consequent negative impact on the larger economy. Any downturn in the macroeconomic environment in India could have an adverse effect on Smaaash’s business, financial condition, results of operations and prospects.

Political, economic or other factors beyond Smaaash’s control may have an adverse impact on Smaaash’s business, financial condition, results of operations and prospects.

The following external risks may have an adverse impact on Smaaash’s business, financial condition, results of operations and prospects, should any of them materialize:

–	the lingering effects of the global economic slowdown have generally dampened business confidence and made credit markets more volatile, as well as negatively impacting other industry players, including companies in Smaaash’s industry;

–	increase in interest rates may adversely affect Smaaash’s access to capital and increase Smaaash’s borrowing costs, which may constrain Smaaash’s ability to grow Smaaash’s business and operate profitably

–	political instability, resulting from a change in governmental or economic and fiscal policies, may adversely affect economic conditions in India. In recent years, India has implemented various economic and political reforms. For instance, reforms in relation to land acquisition policies and trade barriers have led to social and civil unrest in India, and there may be such agitation in the future for reasons Smaaash may not be able to anticipate, and over which Smaaash would have no control;

–	terrorist attacks, regional conflicts or situations or war; and

If such events should impact the national or any regional economies, Smaaash’s business, financial condition, results of operations and prospects may be adversely affected. In addition, the occurrence of any of these events may result in a loss of investor confidence, which could potentially lead to economic recession and generally have an adverse effect on Smaaash’s business, financial condition, results of operations and prospects.

Changing laws, rules and regulations and legal uncertainties specifically relating to tax laws, may adversely affect Smaaash’s business, financial condition, results of operations and prospects.

Smaaash operates in a rapidly evolving regulatory and policy environment. Regulatory and policy changes may adversely affect Smaaash’s business, financial condition, results of operations and prospects, to the extent that Smaaash is unable to suitably respond to, and comply with, any changes in applicable law and policy. The Central or State Governments in the countries Smaaash operate in may implement new regulations and policies which will require us to obtain additional approvals and licenses from the government and other regulatory bodies or may impose onerous requirements and conditions on Smaaash’s operations.

The Competition Act, 2002 (the “Competition Act”) regulates practices that could have an appreciable adverse effect on competition in the relevant market in India. Any adverse application or interpretation of the Competition Act could adversely affect Smaaash’s business, financial condition, results of operations and prospects.

Under the Competition Act, any arrangement, understanding or action in concert, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition in India is void and may result in substantial monetary penalties and compensation to be paid to persons shown to have suffered losses. Any agreement among competitors, which, directly or indirectly, determines purchase or sale prices, results in bid rigging or collusive bidding, limits or controls production, supply, markets, technical development, investment or provision of services, or shares the market or source of production or provision of services in any manner, including by way of allocation of geographical area or types of goods or services or number of customers in the market, is presumed to have an appreciable adverse effect on competition.

Further, the Competition Act prohibits abuse of a dominant position by any enterprise, directly or indirectly, including by way of unfair or discriminatory pricing or conditions in sale of goods or services, limiting production of goods, provision of services, or technical or scientific developments relating to goods or services to the prejudice of consumers, using a dominant position in one relevant market to enter into, or protect, another relevant market, denial of market access, or making the conclusion of contracts subject to acceptance of unrelated supplementary obligations. Such practices are subject to substantial monetary penalties and may also be subject to compensation for losses and orders to divide the enterprise.

Although Smaaash has not historically undertaken any inorganic growth initiatives, as part of its expansion strategy Smaaash intends to do so in the future, if suitable opportunities arise. If Smaaash or any of its affiliates are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act, proceedings initiated by the CCI, any claim by any party under the Competition Act, or any adverse publicity due to scrutiny or prosecution under the Competition Act, including financial penalties, Smaaash’s business, financial condition, results of operations and prospects may be adversely affected. Acquisitions, mergers and consolidations that exceed certain revenue and asset thresholds require prior approval by the CCI. Any acquisitions, mergers or consolidations that have an appreciable adverse effect on competition in India may be subject to remedial measures proposed by the CCI. Smaaash may not obtain approval for any such future transactions on satisfactory terms, or at all.

Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war involving India and other countries may result in a loss of investor confidence and a decline in the value of Smaaash’s equity shares.

Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the Indian markets in which Smaaash operates its business and also adversely affect the worldwide financial markets. In addition, Asia has from time to time experienced instances of civil unrest and hostilities among neighboring countries. Hostilities and tensions may occur in the future and on a wider scale. Military activity or terrorist attacks in India, such as the attacks in Mumbai in November 2008 and in July 2011, may result in investor concern about stability in the region, which may adversely affect the value of Smaaash’s equity shares. Events of this nature in the future, as well as social and civil unrest within other countries in Asia, could influence the Indian economy and could have an adverse effect on the Smaaash’s business, including the value of equity shares.

The occurrence of natural disasters may adversely affect Smaaash’s business, financial condition and results of operations.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect Smaaash’s business, financial condition or results of operations. For instance, India has experienced several natural calamities such as earthquakes, tsunamis, floods and drought in recent years, including Cyclone Phailin, which affected the coastal areas of the States of Odisha and Andhra Pradesh, the earthquake in the state of Uttarakhand in 2013, floods in the Kashmir valley in 2014 and the floods in Chennai in the state of Tamil Nadu in 2015. The extent and severity of such natural disasters determines their effect on the regional and national economy.

Any downgrade of credit ratings of India or Indian companies may adversely affect Smaaash’s ability to raise debt financing.

India’s sovereign foreign currency long-term debt is currently rated (i) “BBB-” (negative) by Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, Inc., or Standard & Poor’s, (ii) “BBB-” (negative) by Fitch Ratings Ltd, or Fitch, and (iii) “Baa3” (stable) by Moody’s Investors Services Limited, or Moody’s. These ratings reflect an assessment of the GoI’s overall financial capacity to pay its obligations and its ability or willingness to meet its financial commitments as they become due. Further, rating agencies may change their methodology for rating, which may impact the rating. No assurance can be given that Standard & Poor’s, Fitch, Moody’s or any other statistical rating organization will not downgrade the credit ratings of India. Any adverse revisions to India’s credit ratings for domestic and international debt by international rating agencies may negatively impact both the perception of credit risk associated with Smaaash’s current variable rate debt and its ability to access the debt markets on favorable terms in the future.

A decline in India’s foreign exchange reserves may affect liquidity and interest rates in the Indian economy.

According to a report released by Reserve Bank of India (RBI), India’s foreign exchange reserves totaled approximately $320 billion as of December 19, 2014. India’s foreign exchange reserves have declined recently and may have negatively affected the valuation of the Rupee. Further declines in foreign exchange reserves could adversely affect the valuation of the Rupee and could result in reduced liquidity and higher interest rates that could adversely affect Smaaash’s future financial condition.

Smaaash is exposed to foreign currency fluctuation risks, particularly in relation to import of equipment for Smaaash’s games, to the extent such exposures are not set off by Smaaash’s product sales to overseas customers. A depreciation of the Indian Rupee against the U.S. Dollar or other major foreign currencies may adversely impact Smaaash’s results of operations by increasing Smaaash’s import costs and capital expenditures.

Smaaash’s financial statements are presented in Indian Rupees. However, Smaaash incurs expenses in foreign currencies to the extent that Smaaash imports game equipment or components from overseas vendors and thus has foreign currency denominated trade payables. Smaaash also earns income in foreign currencies to the extent that Smaaash conducts product sales overseas. Smaaash may also have foreign currency borrowings from time to time, and thus incur foreign currency denominated finance charges. The exchange rates between the Indian Rupee and the U.S. Dollar or other relevant foreign currencies have fluctuated significantly in the past. Smaaash is exposed to foreign currency fluctuation risks particularly to the extent that such exposures are not set off by Smaaash’s product sales to overseas customers. A depreciation of the Indian Rupee against the U.S. Dollar or other major foreign currencies may adversely impact Smaaash’s results of operations by increasing Smaaash’s import costs and capital expenditure. A sustained appreciation of the Indian Rupee may negatively impact Smaaash’s revenue and results of operations.

Since a majority of Smaaash’s directors, officers and assets reside or are located outside of the United States, I-AM Capital may have difficulty enforcing judgments against Smaaash, its directors and officers.

Smaaash is incorporated under the laws of India. Further, Smaaash conducts substantially all of its operations in India. The majority of its directors and officers, reside outside the United States, and a majority of Smaaash’s assets and some or all of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon Smaaash or those persons, or to recover against Smaaash or those persons on judgments of United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. An award of punitive damages by a United States courts based upon United States federal securities laws is likely to be construed by Indian courts to be penal in nature and therefore unenforceable in India. Further, no claim may be brought in India against Smaaash or its directors and officers in the first instance for a violation of United States federal securities laws because these laws have no extraterritorial application under Indian law and are not enforceable in India. However, an Indian courts may impose civil liability, including the possibility of monetary damages, on Smaaash or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Indian law. Moreover, it is unlikely that a courts in India would award damages on the same basis as a foreign courts if an action were brought in India or that the Indian courts would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with Indian practice or public policy.

The courts of India will not automatically enforce judgments of United States courts obtained in actions against Smaaash or its directors and officers, predicated upon the civil liability provisions of the United States federal securities laws, or entertain actions brought in India against Smaaash or such persons predicated solely upon United States federal securities laws. Further, the United States has not been declared by the Government of India to be a reciprocating territory for the purposes of enforcement of foreign judgments, and there are grounds upon which Indian courts may decline to enforce the judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including remedies available under the United States federal securities laws, may not be allowed in Indian courts if contrary to public policy in India. Because judgments of United States courts are not automatically enforceable in India, it may be difficult for you to recover against Smaaash or its directors and officers or some experts named in this proxy statement based upon such judgments. In India, prior approval of the RBI is required in order to repatriate any amount recovered pursuant to such judgments. See “Enforceability of Civil Liabilities."

Risks Related to Smaaash’s Share Equity

Smaaash has not paid dividends in the past. Smaaash’s ability to pay dividends in the future will depend on, among other things, Smaaash’s future earnings, cash flows, financial condition, working capital requirements and capital expenditures.

Smaaash has no formal dividend policy and has not paid any dividends in the past. Smaaash cannot assure you that Smaaash will pay any dividends in the future, or provide any assurance as to the amounts of such future dividend payments. The declaration and payment of dividends, if any, will be recommended by Smaaash’s board of directors and approved by Smaaash’s shareholders at their discretion, subject to the provision of its Articles of Association and the Companies Act. The payment of dividends, if any, will depend upon Smaaash’s future earnings, financial condition, cash flows, working capital requirements, capital expenditures and other factors. Additionally, Smaaash may be prohibited by the terms of Smaaash’s future debt financing agreements to make any dividend payments until a certain time period as may be agreed with lenders.

There is currently no trading market for Smaaash’s equity shares and liquidity of the equity shares is limited.

Smaaash’s equity shares of are not registered under the securities laws of India, the United States or any state or other jurisdiction, and accordingly there is no public trading market for the equity shares that I-AM Capital will receive in the Transaction and no public trading market is expected to develop in the foreseeable future. Therefore, I-AM Capital may not be able to readily sell or transfer the Smaaash equity shares that it receives in the transaction.

Smaaash’s principal stockholders and management own a significant percentage of its share equity stock and will be able to exert significant control over matters subject to shareholder approval.

Assuming no redemptions and the investment of the full $49.0 million, Shripal Morakhia and AHA Holdings Private Limited, his affiliated entity, and FW Metis, Smaaash’s principal shareholders, beneficially owned approximately 24.34% and 21.23%, respectively, of Smaaash’s share equity after to the Transaction. Accordingly, these shareholders have significant influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of its assets or any other significant corporate transaction. The interests of these shareholders may not be the same as or may even conflict with I-AM Capital’s interests. The concentration in ownership may have the effect of delaying, preventing or deterring a change in control of Smaaash and deprive Smaaash’s shareholders of an opportunity to receive a premium for their equity shares as part of a sale of Smaaash.

Risks Related to I-AM Capital and the Transaction

I-AM Capital may become subject to the requirements of the Investment Company Act, which would limit I-AM Capital’s business operations and require it to spend significant resources to comply with such act.

The Investment Company Act defines an “investment company” as an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns investment securities having a value exceeding 40 percent of the issuer’s unconsolidated assets, excluding cash items and securities issued by the federal government. While we believe that a reasonable investor would not conclude that we are engaged primarily in investing in securities based on our business plan focused on serving as the sole distributor for Smaaash games and as the master franchisee for Smaaash centers in North and South America and making acquisitions in the active entertainment industry in the United States, the composition of our assets after the Transaction, including our ownership of Smaaash equity shares, could contribute to a conclusion that we meet the threshold definition of an investment company. While the Investment Company Act also has several exclusions and exceptions that we would seek to rely upon to avoid being deemed an investment company, our reliance on any such exclusions or exceptions may be misplaced resulting in violation of the Investment Company Act, the consequences of which can be significant. For example, investment companies that fail to register under the Investment Company Act are prohibited from conducting business in interstate commerce, which includes selling securities or entering into other contracts in interstate commerce. Section 47(b) of the Investment Company Act provides that a contract made, or whose performance involves, a violation of the Investment Company Act is unenforceable by either party unless a court finds that enforcement would produce a more equitable result than non-enforcement. Similarly, a court may not deny rescission to any party seeking to rescind a contract that violates the Investment Company Act, unless the court finds that denial of rescission would produce more equitable result than granting rescission.

If we are deemed to be an investment company under the Investment Company Act, Rule 3a-2 of the Investment Company Act provides that inadvertent or transient investment companies will not be treated as investment companies subject to the provisions of the Investment Company Act, provided the issuer has the requisite intent to be engaged in a non-investment business, evidenced by the issuer’s business activities and an appropriate resolution of the issuer’s board of directors, within one year from the commencement of the earlier of (1) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the value of such issuer’s total assets on either a consolidated or unconsolidated basis, or (2) the date on which an issuer owns or proposes to acquire investment securities (as defined in section 3(a) of the Investment Company Act) having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. If the Company becomes an inadvertent investment company, and fails to meet the requirements of the transient investment company exemption under Rule 3a-2 of the Investment Company Act, then we will be required to register as an investment company with the SEC.

I-AM Capital’s Sponsor and certain of its officers and directors either directly or indirectly beneficially own shares of I-AM Capital common stock and have obligations and interests in the Transaction that are different from, or in addition to, I-AM Capital stockholders. If the Transaction is not approved, the securities held by the Sponsor will likely become worthless.

The Sponsor has agreed to vote its founder shares, and each of its executive officers and directors have also agreed to vote any shares purchased by them during or after I-AM Capital’s initial public offering, in favor of the Transaction. Accordingly, it is more likely that the requisite stockholder approval will be received than would be the case if the Sponsor had agreed to vote its founder shares in accordance with the majority of votes cast by I-AM Capital’s public stockholders. As of the record date, the Sponsor directly and certain of the officers and directors of I-AM Capital beneficially own, in the aggregate, approximately 22.92% of the issued and outstanding shares of I-AM Capital common stock.

In light of the amount of consideration paid, the Sponsor will likely significantly benefit from the consummation of the Transaction, even if the Transaction causes the market price of I-AM Capital’s securities to significantly decline. Furthermore, the $2,545,000 purchase price of the 254,500 private placement units acquired by the Sponsor will be included in the working capital that is distributed to I-AM Capital’s public stockholders in the event of I-AM Capital’s dissolution and liquidation if I-AM Capital fails to consummate an initial business combination by August 21, 2018 (unless extended). These factors may influence the Sponsor in promoting the Transaction and/or soliciting proxies for the approval and adoption of the Business Combination Proposal. I-AM Capital’s common stock and warrants held by the Sponsor had an aggregate market value (without taking into account any discount that may be attributed to such securities due to their restricted nature or any exercise limitations of the private placement warrants) of $15,894,055 based on the closing sale prices of $10.10 and $0.47, respectively, on NASDAQ on May 9, 2018. The founder shares are subject to lock-up agreements, and the Sponsor has waived any rights to receive any liquidation proceeds that may be distributed upon I-AM Capital’s liquidation in respect of the founder shares. Therefore, if the Business Combination Proposal is not approved by I-AM Capital’s stockholders, and I-AM Capital is subsequently required to commence proceedings to dissolve and liquidate, the founder shares and private placement warrants held directly or beneficially by the Sponsor will be worthless.

In addition, in considering the recommendation of I-AM Capital’s board of directors elsewhere in this proxy statement to vote “FOR” the Business Combination Proposal, you should also be aware that (i) it is currently anticipated that F. Jacob Cherian and Suhel Kanuga, each of whom is a current member of I-AM Capital’s board of directors, will each be appointed as a director of Smaaash following the Transaction and will be compensated for such service in the same manner as the other directors of Smaaash, and (ii) if the Business Combination Proposal is not approved and I-AM Capital has not completed an alternative business combination by August 21, 2018 (unless extended), the founder shares and private placement warrants held by the Sponsor will be worthless because they are not entitled to receive any of the funds held in the trust account that of may be distributed upon liquidation of I-AM Capital.

In addition, if I-AM Capital dissolves and liquidates prior to the consummation of an initial business combination, the Sponsor, pursuant to certain written agreements executed in connection with I-AM Capital’s initial public offering, will be liable for any successful claims made by third parties for services rendered or products sold to I-AM Capital and by potential target businesses who entered into written agreements, such as a letter of intent or confidentiality agreement, with I-AM Capital and who did not waive all of their rights to make claims against the proceeds in the trust account, to the extent such claims reduce the amounts in the trust account to below the lesser of (i) $10.15 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account, in each case less taxes payable and up to $600,000 of working capital expenses.

I-AM Capital’s directors will not receive reimbursement for any out-of-pocket expenses incurred by them on I-AM Capital’s behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the trust account, unless a business combination is consummated.

The personal and financial interests of I-AM Capital’s directors may have influenced their decision as members of I-AM Capital’s board of directors to approve and adopt the Subscription Agreement and the adoption of the Business Combination Proposal, you should consider these interests. Additionally, the exercise of the directors’ discretion in agreeing to changes or waivers in the terms of the Subscription Agreement prior to the vote by the stockholders, may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the stockholders’, best interest.

In connection with the stockholder vote to approve the Business Combination Proposal, the Sponsor, I-AM Capital’s directors, executive officers, advisors or their affiliates may elect to purchase public shares from I-AM Capital’s public stockholders, which may influence the vote on the Business Combination Proposal.

In connection with the stockholder vote to approve the Business Combination Proposal, the Sponsor, I-AM Capital’s directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination Proposal or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the Transaction, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

If a stockholder fails to receive notice of I-AM Capital’s offer of redemption in connection with the vote to approve the Business Combination Proposal, such shares may not be redeemed.

I-AM Capital will comply with the proxy rules when conducting redemptions in connection with the stockholder vote to approve the Business Combination Proposal. Despite compliance with these rules, if a stockholder fails to receive the proxy materials, such stockholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that I-AM Capital is furnishing to holders of its shares in connection with the Transaction describe the various procedures that must be complied with in order to validly redeem the shares. In the event that a stockholder fails to comply with these procedures, such stockholder’s shares may not be redeemed.

I-AM Capital’s security holders will not have any rights or interests in funds from the trust account, except under certain limited circumstances, to liquidate their investment, therefore, I-AM Capital’s security holders may be forced to sell their shares or warrants, potentially at a loss if they do not elect to redeem.

I-AM Capital’s public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) I-AM Capital’s completion of an initial business combination, and then only in connection with those shares of I-AM Capital’s common stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of I-AM Capital’s public shares if it is unable to complete an initial business combination by August 21, 2018 (or May 21, 2019, if we extend the period of time to consummate a business combination), subject to applicable law and as further described herein. In no other circumstances will an I-AM Capital public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate their investment, I-AM Capital’s security holders may be forced to sell their I-AM Capital shares, rights or warrants, potentially at a loss.

The ability of I-AM Capital’s stockholders to exercise redemption rights with respect to a large number of I-AM Capital’s shares could increase the probability that the Transaction would be unsuccessful and that I-AM Capital’s stockholders would have to wait for liquidation in order to redeem their stock.

The probability that the Transaction with Smaaash will be unsuccessful is increased if a large number of I-AM Capital’s public shares are tendered for redemption. If the Transaction is unsuccessful, I-AM Capital’s public stockholders will not receive their pro rata portion of the trust account until the trust account is liquidated. If I-AM Capital’s public stockholders are in need of immediate liquidity, they could attempt to sell their stock in the open market; however, at such time, I-AM Capital’s stock may trade at a discount to the pro rata per share amount in the trust account. In either situation, I-AM Capital’s stockholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with the redemption until I-AM Capital is liquidated or I-AM Capital’s stockholders are able to sell their stock in the open market.

If an I-AM Capital stockholder chooses to redeem his, her or its shares, he, she or it may not exercise his, her or its redemption rights to cause the redemption of his, her or its shares of I-AM Capital’s common stock for a pro rata portion of the trust account, including any interest earned thereon, less taxes payable and up to $600,000 of working capital expenses, until the date that is two business days prior to the date of the special meeting of I-AM Capital’s stockholders.

Stockholders holding shares of I-AM Capital’s common stock issued in I-AM Capital’s initial public offering, whether or not they vote against the Business Combination Proposal, may elect to redeem all or a portion of their shares of common stock upon the completion of the Transaction for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of I-AM Capital’s initial public offering as of two business days prior to the consummation of the transactions contemplated by the Subscription Agreement, including interest, less taxes payable and up to $600,000 of working capital expenses, upon the closing of the Transaction. Any stockholder who seeks to exercise this redemption right must, with respect to the portion of shares he, she or it wishes to redeem, prior to 4:30 p.m. Eastern time on August 13, 2018 (two business days before the special meeting), (i) submit a written request to Smaaash’s transfer agent that I-AM Capital redeem such public shares for cash, and (ii) deliver their stock to I-AM Capital’s transfer agent physically or electronically through Depository Trust Company, or DTC.

If an individual stockholder or a “group” of stockholders are deemed to hold in excess of 15% of I-AM Capital’s common stock, that individual or group will lose the ability to redeem all such shares in excess of 15% of I-AM Capital’s common stock.

I-AM Capital’s Restated Certificate provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the public shares (the “Excess Shares”). However, stockholders are not restricted from voting all of their shares (including Excess Shares) for or against the Transaction. The inability to redeem the Excess Shares will reduce the influence of I-AM Capital’s stockholders over I-AM Capital’s ability to complete the Transaction, and such stockholders could suffer a material loss on their investment in I-AM Capital if they sell their Excess Shares in open market transactions. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if I-AM Capital completes the Transaction. As a result, such stockholders would continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell their stock in open market transactions, potentially at a loss.

I-AM Capital expects to incur significant costs associated with the Transaction, whether or not the Transaction is completed.

Whether or not the Transaction is completed, I-AM Capital expects to incur significant costs associated with the Transaction, including due diligence, legal, accounting and other expenses associated with structuring, negotiating and documenting the Transaction. If the parties do not consummate the Transaction, and if time permits I-AM Capital to seek an alternative business combination, then the costs I-AM Capital will have incurred with respect to its proposed business combination with Smaaash will reduce the amount of cash otherwise available to complete an alternative business combination. I-AM Capital estimates that it will incur significant transaction costs associated with the Transaction of at least approximately $1.2 million.

When the Smaaash Founders acquire additional shares of I-AM Capital pursuant to the Subscription Agreement they may be able to influence major corporate decisions of I-AM Capital or their interests may conflict with the interests of other holders of our common stock.

Under the Subscription Agreement, the Smaaash Founders have agreed that within six months of the Closing they shall transfer all of their ownership interest in Smaaash (which represented 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018 and shall represent 24.34% immediately after the Investment) to I-AM Capital in exchange for newly issued shares of common stock of I-AM Capital in an amount that would enable the Smaaash Founders to retain a 24.34% ownership interest in Smaaash indirectly through their interest in I-AM Capital. Consequently, the Smaaash Founders shall be issued and shall beneficially own 6,473,573 shares of common stock of I-AM Capital representing approximately -46.97% of the voting power of our outstanding common stock (including shares issued upon conversion of rights). As a result of such stock ownership, the Smaaash Founders will have the ability to significantly influence the outcome of most corporate actions requiring stockholder approval, including a merger by I-AM Capital with or into another company, the sale of all or substantially all of I-AM Capital’s assets and amendments to its certificate of incorporation. The Smaaash Founders may also have interests that differ from other stockholders and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of I-AM Capital, which may be disadvantageous to other stockholders.

Smaaash may fail to realize all of the anticipated benefits of the Transaction.

The success of the Transaction will depend, in part, on Smaaash’s ability to realize the anticipated benefits from the availability of the cash currently in I-AM Capital’s trust account to Smaaash following the completion of the Transaction. To realize these anticipated benefits, Smaaash must successfully manage and apply I-AM Capital’s cash and use the available shares of I-AM Capital as currency to fund potential future acquisitions of target companies.

Following the consummation of the Transaction, we might require additional equity or debt financing to fund operations and/ or future acquisitions.

Although I-AM Capital intends to enter into a backstop agreement(s) for up to $7 million (or 14% of the maximum Investment Amount) in funds as a backstop to cover redemptions by public stockholders, to help fund the Transaction and related expenses, as well as for working capital, I-AM Capital may still need access to additional debt or equity capital to fund operations or to fund potential acquisitions. If additional capital is required, I-AM Capital may not be able to obtain debt and/or equity financing on terms favorable to it, or at all. The failure to obtain additional funding could result in a curtailment of I-AM Capital’s operations and future development, which in turn could adversely affect I-AM Capital’s business, results of operations, and financial condition.

I-AM Capital may not be able to obtain backstop financing on commercially reasonable terms.

I-AM Capital intends to seek to obtain up to $7 million (or 14% of the maximum Investment Amount) in funds as a backstop to cover redemptions by public stockholders, to help fund the Transaction and related expenses, as well as for working capital. If I-AM Capital is unable to obtain such financing on commercially reasonable terms, it may not be able to complete the Transaction.

Subsequent to the completion of the Transaction, Smaaash may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Even if I-AM Capital conducts extensive due diligence on Smaaash, this diligence may not expose all material issues that may be present inside Smaaash, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Smaaash’s and I-AM Capital’s control will not later arise. As a result of these factors, Smaaash may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in reporting losses. Even if due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Smaaash’s liquidity, the fact that charges of this nature are reported could contribute to negative market perceptions about Smaaash or its securities. In addition, charges of this nature may cause Smaaash to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by a target business or by virtue of its obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the Transaction could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Smaaash’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the Transaction contained an actionable material misstatement or material omission.

If Smaaash or third parties bring claims against I-AM Capital, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.15 per share.

I-AM Capital’s placing of funds in the trust account may not protect those funds from third party claims against it. Although I-AM Capital will seek to have all vendors, service providers, prospective target businesses or other entities with which it does business agree to waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of I-AM Capital’s public stockholders, such parties may not execute such agreements, or, even if they execute such agreements, may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against I-AM Capital’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, I-AM Capital’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if I-AM Capital’s management believes that such third party’s engagement would be significantly more beneficial to I-AM Capital than any other alternative.

Examples of possible instances where I-AM Capital may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by I-AM Capital’s management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where I-AM Capital’s management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims that they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with I-AM Capital and will not seek recourse against the trust account for any reason. Upon redemption of its shares, if I-AM Capital is unable to complete the Transaction with Smaaash within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Transaction, I-AM Capital will be required to provide for payment of claims of creditors that were not waived that may be brought against I-AM Capital within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.15 per share currently held in the trust account, due to claims of such creditors. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.15 per public share (or such higher amount then held in trust) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes or up to a maximum of $600,000 of working capital expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. I-AM Capital has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of I-AM Capital. I-AM Capital has not asked the Sponsor to reserve for such indemnification obligations. Therefore, the Sponsor may not be able to satisfy those obligations. I-AM Capital believes that the likelihood of the Sponsor having to indemnify the trust account is limited because it will endeavor to have all vendors and prospective target businesses, including Smaaash, as well as other entities execute agreements with it waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

I-AM Capital’s directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.15 per share (or such higher amount then held in trust) or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets other than due to the failure to obtain such waiver, in each case net of the interest which may be withdrawn to pay taxes or up to a maximum of $600,000 of working capital expenses, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, I-AM Capital’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While I-AM Capital currently expects that its independent directors would take legal action on its behalf against the sponsor to enforce its indemnification obligations to it, it is possible that such independent directors in exercising their business judgment may choose not to do so in any particular instance. If the independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to I-AM Capital’s public stockholders may be reduced below $10.15 per share (or such higher amount then held in trust).

If, after I-AM Capital distributes the proceeds in the trust account to its public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy courts may seek to recover such proceeds, and the members of I-AM Capital’s board of directors may be viewed as having breached their fiduciary duties to I-AM Capital’s creditors, thereby exposing the members of the board of directors and I-AM Capital to claims of punitive damages.

If, after the proceeds in the trust account are distributed to I-AM Capital’s public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by I-AM Capital’s stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy courts could seek to recover all amounts received by I-AM Capital’s stockholders. In addition, I-AM Capital’s board of directors may be viewed as having breached its fiduciary duty to I-AM Capital’s creditors and/or having acted in bad faith, thereby exposing itself and I-AM Capital to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to its public stockholders, I-AM Capital files a bankruptcy petition or an involuntary bankruptcy petition is filed against I-AM Capital that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of I-AM Capital’s stockholders and the per-share amount that would otherwise be received by I-AM Capital’s stockholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the trust account to its public stockholders, I-AM Capital files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in I-AM Capital’s bankruptcy estate and subject to the claims of third parties with priority over the claims of I-AM Capital’s stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by I-AM Capital’s stockholders in connection with its liquidation may be reduced.

I-AM Capital is not required to obtain an opinion from an independent investment banking or accounting firm, and consequently, you may have no assurance from an independent source that the price of the investment in Smaaash is fair to our company from a financial point of view.

Unless I-AM Capital completes a business combination with an affiliated entity, it is not required to obtain an opinion from an independent investment banking or accounting firm that the price it is paying is fair from a financial point of view. An opinion is not required for the minority equity investment in Smaaash. If no opinion is obtained, the I-AM Capital stockholders will be relying on the judgment of its board of directors, who will determine fair market value based on standards generally accepted by the financial community.

Since I-AM Capital’s initial stockholder, executive officers and directors will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

I-AM Capital’s Initial stockholder currently owns 1,561,500 shares of common stock (which includes 261,500 private placement shares). I-AM Capital’s initial stockholder also owns 261,500 private placement warrants and 261,500 private placement rights that will be cancelled and become worthless if we do not complete a business combination. The holder has agreed (A) to vote any shares owned by it in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve the Transaction. The personal and financial interests of I-AM Capital’s executive officers and directors may influence their motivation in completing the Transaction and influencing the operation of the business following the initial business combination.

I-AM Capital has no prior history as an operating company and may be subject to the risks encountered by early-stage companies.

I-AM Capital was founded as a blank check company on April 17, 2017. Because I-AM Capital has no history as an operating company, you should consider and evaluate its operating prospects in light of the risks and uncertainties frequently encountered by early- stage operating companies in rapidly evolving markets. For I-AM Capital, these risks include:

●	that it may not have sufficient capital to achieve its growth strategy;
●	that it may not develop its product and service offerings in a manner that enables us to be profitable and meet its customers’ requirements;
●	that its growth strategy may not be successful; and
●	that fluctuations in its operating results will be significant relative to our revenues.

I-AM Capital’s future growth will depend substantially on its ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

After the consummation of the Transaction, I-AM Capital may not have sufficient capital to fund its ongoing operations, effectively pursue its strategy or sustain its growth initiatives.

After the consummation of the Transaction, I-AM Capital’s remaining liquidity and capital resources may not be sufficient to allow it to fund its ongoing operations, effectively pursue its strategy or sustain its growth initiatives. As of May 31, 2018, excluding accrued interest set aside for working capital, I-AM Capital had $52.78 million of cash in its trust account. Assuming, the minimum number of shares are tendered for redemption by I-AM Capital’s stockholders, after transaction costs, expenses and taxes payable we estimate that approximately $49.0 million will be invested in Smaaash, leaving minimal cash to fund I-AM Capital’s ongoing operations, pursue its strategy and sustain its growth initiatives. Furthermore, under the amendment to the Subscription Agreement, I-AM Capital has agreed to invest any and all monies it receives, (i) pursuant to the exercise of outstanding warrants for its capital stock and (ii) from capital raises of additional funds outside of India, whether from the public or in private transactions, into Smaaash as consideration for the subscription of additional shares of Smaaash, which obligation further limits I-AM Capital’s liquidity and capital resources. A portion of the $250,000 that Smaaash intends to initially contribute to I-AM Capital to set up the initial Centers in the United States may however be used for working capital.

In order to augment I-AM Capital’s working capital, I-AM Capital and Smaaash have entered into an agreement, pursuant to which Smaaash will arrange for a line of credit to I-AM Capital in accordance with Indian law, the proceeds of which will be used to fund the operating expenses of I-AM Capital after the Transaction until such time as the revenue that I-AM Capital generates is sufficient to meet its ongoing expenses. While the line of credit will increase I-AM Capital’s working capital, funds drawn on the line of credit will also increase I-AM Capital’s debt. I-AM Capital’s ability to repay the principal and accrued interest on the debt under the line of credit at maturity will depend upon its future revenues. I-AM Capital future revenues and financial performance are, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. There can be no assurance that I-AM Capital will generate sufficient revenue to repay the amounts borrowed under the line of credit when due and as a result if its anticipated revenues are inadequate to repay the debt, it could default on the loan, which could cause material adverse consequences for I-AM Capital.

In addition, there can be no assurance that Smaaash will be in a financial position to extend the full amount of funds required by I-AM Capital at the time such funds are needed by I-AM Capital or that disbursement of the loans will not be restricted due to currency or other regulatory restrictions in India. If the transfers of funds under the line of credit are delayed or the amounts are reduced below the amounts requested, I-AM Capital’s financial position could be materially and adversely affected.

If I-AM Capital requires additional capital resources and is unable to obtain such funds under the Smaaash line of credit, it may seek such funds directly from third party sources; however, it may not be able to obtain sufficient equity capital and/or debt financing from third parties to allow it to fund its expected ongoing operations or it may not be able to obtain such equity capital or debt financing on acceptable terms or conditions. Factors affecting the availability of equity capital or debt financing to I-AM Capital on acceptable terms and conditions include:

●	I-AM Capital’s current and future financial results and position;

●	the collateral availability of I-AM Capital’s otherwise unsecured assets;

●	the market’s, investors and lenders’ view of I-AM Capital’s industry and products;

●	the perception in the equity and debt markets of I-AM Capital’s ability to execute its business plan or achieve its operating results expectations; and

●	the price, volatility and trading volume and history of I-AM Capital’s common stock.

If I-AM Capital is unable to obtain the equity capital or debt financing necessary to fund its ongoing operations, pursue its strategy and sustain its growth initiatives it may be forced to scale back its operations or its expansion initiatives, and its business and operating results will be materially adversely affected.

I-AM Capital’s growth strategy depends on the availability of suitable locations for its Centers and its ability to open new Centers and operate them profitably.

A key element of I-AM Capital’s growth strategy is to extend the Smaaash brand by opening additional Centers in locations in North and South America that it believes will provide attractive returns on investment. I-AM Capital has initially identified six sites in the United States for potential Centers, however, desirable locations for additional Center openings may not be available at an acceptable cost when I-AM Capital identifies a particular opportunity for a new Center.

In addition, I-AM Capital’s ability to open new Centers on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including its ability or the ability of the selected franchisee to:

●	reach acceptable agreements regarding the lease of the locations;

●	comply with applicable zoning, licensing, land use and environmental regulations;

●	raise or have available an adequate amount of cash or currently available financing for construction and opening costs;

●	timely hire, train and retain the skilled management and other employees necessary to meet staffing needs;

●	obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

●	efficiently manage the amount of time and money used to build and open each new Center.

If I-AM Capital succeeds in opening new Centers on a timely and cost-effective basis, it may nonetheless be unable to attract enough customers to the new Centers because potential customers may be unfamiliar with its Centers or concept, or its entertainment and menu options might not appeal to them. I-AM Capital’s new Centers may not meet or exceed I-AM Capital’s performance targets, including target cash-on-cash returns. New Centers may even operate at a loss, which could have a significant adverse effect on I-AM Capital’s overall operating results.

I-AM Capital may not be able to compete favorably in the highly competitive out-of-home and home-based entertainment and restaurant market in North and South America, which could have a material adverse effect on its business, results of operations or financial condition.

The out-of-home entertainment market in North American and South America is highly competitive. I-AM Capital’s Centers in North and South America will compete for customers’ discretionary entertainment dollars with providers of out-of-home entertainment, including localized attraction facilities such as movie theatres, sporting events, bowling alleys, sports activity centers, arcades and entertainment centers, nightclubs and restaurants as well as theme parks. Many of the entities operating these businesses are larger and have significantly greater financial resources, a greater number of locations, have been in business longer, have greater name and brand recognition and are better established in the local markets where I-AM Capital’s Centers are planned to be located. As a result, they may be able to invest greater resources than I-AM Capital can in attracting customers and succeed in attracting customers who would otherwise come to I-AM Capital’s Centers. In North America, the legalization of casino gambling in geographic areas near any future Center would create the possibility for adult entertainment alternatives, which could have a material adverse effect on I-AM Capital’s business and financial condition. I-AM Capital will also face competition from local, regional and national establishments that offer entertainment experiences similar to it and restaurants that are highly competitive with respect to price, quality of service, location, ambience and type and quality of food and beverages. I-AM Capital’s Centers will also face competition from increasingly sophisticated home-based forms of entertainment, such as internet and video gaming and home movie streaming and delivery. If I-AM Capital’s fails to compete favorably in the competitive out-of-home and home-based entertainment and restaurant markets it could have a material adverse effect on its business, results of operations and financial condition.

I-AM Capital may not be able to operate its Centers in North America and South America, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect I-AM Capital’s business, results of operations or financial condition.

Each Center in North America and South America will be subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the country, state, county and/or municipality in which the Center is located. In North America, each Center with a restaurant or bar will be required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one Center may lead to the loss of licenses at all Centers in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each Center, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. The failure of I-AM Capital or a franchisee in obtaining and maintaining the required licenses, permits and approvals at any one Center could impact the continuing operations of existing Centers, or delay or prevent the opening of new Centers. Although I-AM Capital does not anticipate any material difficulties occurring in the future, the failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and its ability to obtain such a license or permit in other locations.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, I-AM Capital’s Centers in North and South America are subject to amusement licensing and regulation by the countries, states, provinces, counties and municipalities in which its Centers are located. These laws and regulations can vary significantly by country, state, province, county, and municipality and, in some jurisdictions, may require I-AM Capital to modify its business operations or alter the mix of redemption games and simulators it offers. Moreover, as more states and provinces in the United States and Canada and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to I-AM Capital’s redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games it offers. Furthermore, other states, provinces, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, after I-AM Capital has established a Center in the jurisdiction could require the existing center in these jurisdictions to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that it may offer or terminate the use of specific games, any of which could adversely affect its operations.

I-AM Capital is also subject to laws and regulations governing its relationship with its employees, including those related to minimum wage requirements, exempt status, overtime, health insurance mandates, working and safety conditions, immigration status requirements, child labor, and non- discrimination. Additionally, changes in federal labor laws, including card verification regulations, could result in portions of I-AM Capital workforce being subjected to greater organized labor influence, which could result in an increase to its labor costs. A significant portion of Center personnel will be paid at minimum wage rates established by federal, state and municipal law. Increases in the minimum wage result in higher labor costs, which may be only partially offset by price increases and operational efficiencies.

I-AM Capital is also subject to the rules and regulations of the Federal Trade Commission and various state laws regulating the offer and sale of franchises. The Federal Trade Commission and various state laws require that I-AM Capital furnish a franchise disclosure document containing certain information to prospective franchisees, and a number of states require registration of the franchise disclosure document with state authorities. State laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states, and bills have been introduced in Congress from time to time that would provide for federal regulation of the franchisor-franchisee relationship. The state laws often limit, among other things, the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew a franchise and the ability of a franchisor to designate sources of supply. I-AM Capital shall endeavor to make sure that any franchise disclosure document it provides, together with any applicable state versions or supplements, and franchising procedures, comply in all material respects with both the Federal Trade Commission guidelines and all applicable state laws regulating franchising in those states in which we have offered franchises.

If I-AM Capital and its franchisees fail to comply with such laws and regulations, it may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on its business and its financial results.

I-AM Capital’s success depends upon its ability to recruit and retain qualified management, culinary professionals and operating personnel at its Smaassh Centers in North and South America.

I-AM Capital and its franchisees must attract, retain and motivate a sufficient number of qualified management, culinary professionals and operating personnel in order to maintain consistency in it service, hospitality, quality and atmosphere of its Centers in the North America and South America. In particular, I-AM capital and its franchisees will need to hire and retain an experiences team of culinary professionals to create appealing food and beverage menus, tailored to the tastes and preferences of the locations in which it will operate. Qualified management, culinary professionals and operating personnel are typically in high demand. If I-AM Capital and its franchisees are unable to attract and retain a satisfactory number of qualified management, culinary professionals and operating personnel, labor shortages could delay the planned openings of new Centers which could have a material adverse effect on I-AM Capital’s business and results of operations.

I-AM Capital’s senior management team has limited experience in establishing, operating, licensing rights to and franchising entertainment centers and related products.

The members of I-AM Capital’s senior management team have extensive backgrounds in finance and the management and operation of special purpose acquisition companies, however, they have limited prior experience in establishing, operating, licensing rights to and franchising entertainment centers and restaurants and operating businesses in South America. I-AM Capital will need to expand its management team, to include individuals with expertise in establishing and operating entertainment centers and restaurants as well as individuals with expertise in product licensing and franchise operations in North and South America. If I-AM Capital is unable to recruit professionals with acceptable backgrounds in establishing and operating entertainment centers and restaurants and with backgrounds in product licensing and financing, it may not be able to pursuit its growth strategy which could have a material adverse effect on its business and results of operations.

I-AM Capital could face liability from or as a result of its franchisees.

Various state and federal laws will govern the relationship between I-AM Capital and franchisees and the potential sale of a franchise. If I-AM Capital fails to comply with these laws, it could be liable for damages to franchisees and fines or other penalties. A franchisee or government agency may bring legal action against I-AM Capital based on the franchisee/franchisor relationship. Also, under the franchise business model, I-AM Capital may face claims and liabilities based on vicarious liability, joint-employer liability, or other theories or liabilities. Such legal actions could result in expensive litigation with its franchisees or government agencies that could adversely affect both I-AM Capital’s profits and its important relations with its franchisees. In addition, regulatory or legal developments could result in changes to laws or the franchisor/franchisee relationship that could negatively impact the franchise business model and, accordingly, I-AM Capital’s profits.

A failure or unanticipated delay in securing any necessary or desired certification for Smaaash products from government or regulatory organizations could impair distribution of Smaaash products and materially and adversely affect I-AM Capital’s results of operations and financial condition.

In order for certain Smaaash products to be commercially distributed for use in certain target markets, they must first be certified by certain government or regulatory organizations, such as the Underwriters Laboratory (UL) in the U.S. and the Technischer Überwachungs-Verein (TÜV) and Conforme Européene (CE) in Europe. A failure or unanticipated delay in securing any necessary or desired certification for the Smaaash products could impair sales of Smaaash products and materially and adversely affect I-AM Capital’s business, results of operations and financial condition.

If Smaaash fails to keep pace with changing industry technology and consumer preferences, I-AM Capital will be at a competitive disadvantage.

The Smaaash VR and AR products that I_AM Capital will distribute also compete within industries that are characterized by swiftly changing technology, evolving industry standards, frequent new and enhanced product introductions, rapidly changing consumer preferences and product obsolescence. In order to continue to compete effectively, Smaaash needs to respond quickly to technological changes and to understand their impact on customers’ preferences. It may take significant time and resources to respond to these technological changes and changes in consumer preferences. I-AM Capital’s business and results of operations may be negatively impacted if the products it distributes fail to keep pace with these changes.

Various product safety laws and governmental regulations applicable to the distributor of Smaaash products may adversely affect I-AM Capital’s business, results of operations and financial condition.

I-AM Capital’s distribution of Smaaash products will be subject to numerous federal, state, provincial, local and foreign laws and regulations, including laws and regulations with respect to product safety, including regulations enforced by the United States Consumer Products Safety Commission. I-AM Capital and its franchisees could incur costs in complying with these regulations and, if they fail to comply, could incur significant penalties.

A failure to comply with applicable laws and regulations, or concerns about product safety, may also lead to a recall or post-manufacture repair of selected Smaaash products, resulting in the rejection of the products by I-AM Capital’s franchisees, lost sales, increased customer service and support costs, and costly litigation.

Risks Associated with Doing Business in South America

To the extent I-AM Capital starts the Smaaash Center operations in South America, it will be subject to the following risks associated with doing business in South America.

Political or economic instability in South America could have an adverse impact on I-AM Capital’s results of operations due to diminished revenues.

I-AM Capital plans to set up and operate Smaaash Centers in South America. To the extent it starts operations in South America, it may derive a portion of its future revenues from countries within South America. Political or economic instability in countries within South America could have an adverse impact on I-AM Capital’s results of operations due to diminished revenues. I-AM Capital’s future revenues, costs of operations and profits could also be affected by a number of other factors related to its anticipated South American operations, including changes in economic conditions in such countries, changes in a country’s political condition, trade protection measures, licensing and other legal requirements, and local tax issues.

Fluctuations in local currency exchange rates could negatively affect I-AM Capital’s performance.

Unanticipated exchange rate fluctuations in the local currencies could lead to lower reported consolidated results of operations due to the translation of these currencies into U.S. dollars when I-AM Capital consolidates its financial results for any subsidiaries that it established in South America.  A decrease in the value of the U.S. dollar in relation to the applicable local currency could increase I-AM Capital’s cost of doing business in the relevant jurisdiction.

Governmental policies in the South American countries where Smaaash Centers are located could impact I-AM Capital’s business.

Changes in local governmental policies in the South American countries where Smaaash Centers are expected to be located, and which could be expected to have a substantial impact on I-AM Capital’s business, include:

●	new laws and regulations or new interpretations of those laws and regulations;

●	the introduction of measures to control inflation or stimulate growth;

●	changes in the rate or method of taxation;

●	the imposition of additional restrictions on currency conversion and remittances abroad; and

●	any actions which limit I-AM Capital’s ability to finance and operate its business in such jurisdictions.

SELECTED HISTORICAL FINANCIAL INFORMATION OF SMAAASH

The following table sets forth selected historical financial information derived from Smaaash’s audited financial statements included elsewhere in this proxy statement as of March 31, 2018, 2017 and 2016 and for the years ended March 31, 2018, 2017 and 2016. Historical results are not necessarily indicative of results to be expected in any future period. You should read the following selected financial information in conjunction with the section entitled ” Smaaash Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Smaaash’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Year Ended March 31,
(Rs. in thousands)	2016	2017	2018
Income Statement Information:
Total Revenue	573,669	1,169,786	2,143,884
Total Expenses	818,509	1,522,685	2,709,668
Profit/(Loss) before tax	(244,840)	(352,899)	(565,784)
Profit/(Loss) from continuing operations	(174,549)	(247,550)	(329,783)
Profit/(Loss) for the period	(189,823)	(263,016)	(329,749)

Statement of Financial Position information (at period end):

Total non-current assets	1,715,897	2,770,269	4,863,147
Total current assets	326,440	431,206	965,428
Total Assets	2,042,337	3,201,475	5,828,575
Total Equity	875,153	824,304	2,435,593
Total non-current liabilities	857,980	1,775,194	1,565,601
Total current liabilities	309,204	601,977	1,827,381
Total Liabilities	1,167,184	2,377,171	3,392,982
Total equity and liabilities	2,042,337	3,201,475	5,828,575

EXCHANGE RATES

The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar and the rupee. This information is provided solely for your convenience, and Smaaash and I-AM Capital do not represent that rupees have been converted into U.S. dollars at these rates or at any other rate. These rates may differ from the rates used by Smaaash in the preparation of its consolidated financial statements or other financial information appearing in this proxy statement.

The data provided in the following tables are expressed in Indian Rupees per US Dollar and are based on the noon buying rate in The City of New York for cable transfers of Indian Rupees as certified for customs purposes by the Federal Reserve Bank of New York.

On May 7, 2018, the last trading day before Smaaash and I-AM Capital announced the execution of the Subscription Agreement, the exchange rate between the U.S. dollar and the rupee expressed in Indian Rupees per U.S. dollar was $1 = Rs. 67.13. On May 8, 2018, the day of the public disclosure of the Transaction, the exchange rate between the U.S. dollar and the rupee expressed in Indian Rupees per U.S dollar was $1 = Rs.67.12. On June 15, 2018, the most recent practicable day prior to the date of this proxy statement, the exchange rate was $1 = Rs. 68.0641. (Source: Federal Reserve of New York).

	High	Low	Average (1)	Period End
	(Indian Rupees per US Dollar)
Annual Data (Year Ended March 31)
2018	65.71	63.38	64.46	65.11
2017	68.86	64.85	67.01	64.85
2016	68.84	61.99	65.39	66.25

(1)	The average rates for annual periods were calculated by taking the simple average of the exchange rates on the last business day of each month during the relevant period.

	High	Low
	(Indian Rupees per US Dollar)
Recent Monthly Data
June 2017	64.66	64.23
July 2017	64.84	64.11
August 2017	64.16	63.64
September 2017	65.71	63.78
October 2017	65.48	64.70
November 2017	65.46	64.29
December 2017	64.57	63.83
January 2018	64.01	63.38
February 2018	65.20	63.93
March 2018	65.24	64.83
April 2018	66.92	64.92

COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative share information for Smaaash and unaudited pro forma share information after giving effect to the Transaction, assuming (i) under the minimum scenario that no holders of public shares exercise their redemption rights and (ii) under the maximum scenario that holders of 90% of the public shares exercise their redemption rights. The historical information should be read in conjunction with “Selected Historical Financial Information of Smaaash” included elsewhere in this proxy statement and the historical financial statements of Smaaash included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Smaaash would have been had the Transaction been completed or to project Smaaash’s results of operations that may be achieved after the Transaction. The unaudited pro forma book value per share information below does not purport to represent what the value of Smaaash would have been had the Transaction been completed nor the book value per share for any future date or period.

	Historical	Pro forma (minimum)	Pro forma (maximum)
As of and for the year ended March 31, 2018
Book value (deficit) per share (Rs.) (a)	11.0	19.0	12.1
Shares outstanding	185,734,979	275,318,194	194,876,123
Basic earnings (loss attributable to common stock) per share (Rs.) for the year ended March 31, 2018	(2.0)	(1.3)	(1.9)
Diluted earnings (loss attributable to common stock) per share (Rs.) for the year ended March 31, 2018	(1.8)	(1.2)	(1.7)

(a)	Book value per share is calculated using the following formula: Book value per share = (Total Shareholders’ Equity excluding Preferred Equity)/Total Outstanding Shares).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Smaaash and I-AM Capital make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for their respective businesses, and the timing and ability to complete the Transaction. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Transaction;

●	the future financial performance of Smaaash following the Transaction;

●	changes in the market for Smaaash products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available to Smaaash or I-AM Capital, as applicable, as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of Smaaash or I-AM Capital as of any subsequent date, and neither Smaaash nor I-AM Capital undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Subscription Agreement;

●	the outcome of any legal proceedings that may be instituted against Smaaash or I-AM Capital following announcement of the proposed Transaction and related transactions contemplated thereby;

●	the inability to complete the Transaction due to the failure to obtain approval of the stockholders of I-AM Capital, or any conditions to closing in the Subscription Agreement;

●	the risk that the proposed Transaction disrupts current plans and operations of Smaaash as a result of the announcement and consummation of the Transaction;

●	the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition and the ability of Smaaash to grow and manage growth profitably;

●	costs related to the Transaction;

●	changes in applicable laws or regulations;

●	the possibility that Smaaash or I-AM Capital may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors.”

SPECIAL MEETING OF I-AM CAPITAL STOCKHOLDERS

General

I-AM Capital is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting to be held on September 7, 2018, and at any adjournment or postponement thereof. This proxy statement is first being furnished to I-AM Capital stockholders on or about _____________, 2018. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting. In connection with the special meeting, we are also providing you with our Annual Report on Form 10-K for the fiscal year ended May 31, 2018, which includes I-AM Capital financial statements for the year ended May 31, 2018 and I-AM Capital Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Date, Time and Place of Special Meeting

The special meeting will be held at 10:00 a.m. Eastern time, on September 7, 2018, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of I-AM Capital common stock at the close of business on July 25, 2018, which is the record date for the special meeting. You are entitled to one vote for each share of I-AM Capital common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 6,813,500 shares of I-AM Capital common stock outstanding, consisting of 5,200,000 public shares, 1,561,500 founder shares, and 52,000 shares held by the underwriters of I-AM Capital’s initial public offering.

Vote of I-AM Capital Sponsor

In connection with I-AM Capital’s initial public offering, I-AM Capital and the underwriters of the initial public offering entered into agreements with each of the Sponsor and I-AM Capital’s executive officers and directors pursuant to which the Sponsor and the officers and directors agreed to vote the founder shares and any other shares acquired during and after I-AM Capital’s initial public offering in favor of the initial business combination.

The Sponsor, executive officers and directors have waived any redemption rights, including with respect to shares of common stock purchased in I-AM Capital’s initial public offering or in the aftermarket, in connection with Transaction. The founder shares held by the Sponsor have no redemption rights upon I-AM Capital’s liquidation and will be worthless if no business combination is effected by I-AM Capital prior to by August 21, 2018 (or May 21, 2019, if we extend the period to consummate a business combination).

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of I-AM Capital stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the I-AM Capital common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal require the affirmative vote of the holders of a majority of the votes cast thereon at the special meeting. Accordingly, abstentions, a broker non-vote and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the Business Combination, the Incentive Plan Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal, respectively.

The approval of the Certificate Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of I-AM Capital common stock. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the Certificate Amendment Proposal.

The affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon is required for the election of directors. Accordingly, abstentions, a broker non-vote and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the Director Election Proposal.

The Certificate Amendment Proposal and the election of Shripal Morakhia, the director nominee, as a director are conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Certificate Amendment Proposal and the election of Mr. Morakhia will have no effect, even if such proposals are approved by the requisite vote.

Recommendation to I-AM Capital Stockholders

I-AM Capital’s board of directors believes that each of the Business Combination Proposal, the Certificate Amendment Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of I-AM Capital and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals and for the re-election of the four current directors standing for re-election and the election of the director nominee named in the Director Election Proposal.

When you consider the recommendation of I-AM Capital’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that its directors and officers have interests in the Transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	the appointment of two of I-AM Capital’s executive officers and directors, as directors (but not officers) of Smaaash even though Mr. Cherian and Mr. Kanuga will not receive any compensation for their services as directors of Smaaash;

●	the continued indemnification of current directors and officers of I-AM Capital and the continuation of directors’ and officers’ liability insurance after the Transaction;

●	unless I-AM Capital consummates an initial business combination, its officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the Sponsor has agreed that the private placement units, and all of their underlying securities, will not be sold or transferred by it until I-AM Capital has completed a business combination;

●	the Sponsor paid an aggregate of $25,000 for the founder shares and such securities will have a significantly higher value at the time of the Transaction;

●	the Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	if I-AM Capital does not complete an initial business combination by August 21, 2018 (or May 21, 2019, if we extend the period of time to consummate a business combination), the proceeds from the sale of the private placement units will be included in the liquidating distribution to I-AM’s public stockholders and the private placement units, including the private placement shares, private placement rights and private placement warrants, purchased by the Sponsor will be worthless; and

●	if the trust account is liquidated, including in the event I-AM Capital is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify I-AM Capital to ensure that the proceeds in the trust account are not reduced below (i) $10.15 per public share (or such higher amount then held in trust) or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account by the claims of prospective target businesses with which I-AM has entered into an acquisition agreement or claims of any third party for services rendered or products sold to I-AM Capital, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. I-AM Capital believes the proposals presented to its stockholders (other than the Auditor Ratification Proposal) will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal, or the Adjournment Proposal. Broker non-votes will have the effect of a vote “AGAINST” the Certificate Amendment Proposal, but will have no effect on the Business Combination Proposal, the Director Election Proposal, the Incentive Plan Proposal, Auditor Ratification Proposal or the Adjournment Proposal.

Voting Your Shares

Each share of I-AM Capital common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of I-AM Capital common stock that you own. There are several ways to have your shares voted:

●	You can submit your vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of I-AM Capital common stock will be voted, as recommended by I-AM Capital’s board of directors. Our board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Certificate Amendment Proposal, “FOR” the re-election of the current directors standing for re-election and the election of the director nominee named in the Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Auditor Ratification Proposal, and “FOR” the Adjournment Proposal.

●	You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting, or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify Suhel Kanuga, I-AM Capital’s Secretary, in writing before the special meeting that you have revoked your proxy; or

●	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Additional Matters May Be Presented at the Special Meeting

The special meeting has been called to consider the approval of the Business Combination Proposal, the Certificate Amendment Proposal, the Director Election Proposal, the Incentive Plan Proposal, the Auditor Ratification Proposal and the Adjournment Proposal. The stockholder may also consider and transact such other procedural matters as may properly come before the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of I-AM Capital common stock, you may call Morrow, I-AM Capital’s proxy solicitor, at (800) 662-5200 or banks and brokers can call (203) 658-9400.

Redemption Rights

Pursuant to I-AM Capital’s Restated Certificate, any holders of public shares may demand that such shares be redeemed in exchange for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Transaction, including interest, less taxes payable and up to $600,000 of working capital expenses, divided by the number of then outstanding public shares, subject to the limitations described herein. If demand is properly made and the Transaction is consummated, these shares, immediately prior to the Transaction, will cease to be outstanding and will represent only the right to receive a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Transaction, including interest, divided by the number of then outstanding public shares, subject to the limitations described herein. For illustrative purposes, based on funds in the trust account of approximately $52,780,000 on May 31, 2018 (excluding accrued interest set aside for working capital purposes), the estimated per share redemption price would have been approximately $10.15.

In order to exercise your redemption rights, you must, prior to 4:30 p.m. Eastern time on August 13, 2018 (two business days before the special meeting), both:

●	Submit a request in writing that I-AM Capital redeem your public shares for cash to Continental Stock Transfer & Trust Company, I-AM Capital’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mZimkind@continentalstock.com

and

●	Deliver your public shares either physically or electronically through DTC to the transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is I-AM Capital’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, I-AM Capital does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with I-AM Capital’s consent, until the vote is taken with respect to the Transaction. If you delivered your shares for redemption to I-AM Capital’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the email or physical address listed above.

Each redemption of I-AM Capital common stock by our public stockholders will decrease the amount in our trust account, which held $52,780,000 as of May 31, 2018 (excluding accrued interest set aside for working capital purposes), and thereby reduces the equity interests in Smaaash that I-AM Capital receives in the Investment. In no event, however, will I-AM Capital redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001 immediately prior to the Investment. If I-AM Capital receives redemption requests in an amount that would cause our net tangible assets to be less than $5,000,001, the Transaction will not be consummated.

Prior to exercising redemption rights, stockholders should verify the market price of I-AM Capital common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. No assurance can be made that you will be able to sell your shares of I-AM Capital common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in I-AM Capital common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of I-AM Capital common stock will cease to be outstanding immediately prior to the Transaction and will only represent the right to receive the per-share redemption price. You will no longer own those shares and will not be entitled to the Special Dividend. You will be entitled to receive cash for these shares only if you properly demand redemption.

If the Transaction is not approved and I-AM Capital does not consummate an initial business combination by August 21, 2018 (unless such date is extended), I-AM Capital will be required to dissolve and liquidate and its warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of I-AM Capital common stock in connection with the Transaction.

PROPOSAL NO. 1 —THE BUSINESS COMBINATION PROPOSAL

I-AM Capital is asking its stockholders to approve the subscription for equity shares of Smaaash pursuant to the terms of the Subscription Agreement and the other transactions contemplated thereby. I-AM Capital stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Transaction and the Subscription Agreement, which is attached as Annex A to this proxy statement and is incorporated by reference herein. Please see the subsection entitled “The Subscription Agreement” below for additional information and a summary of certain terms of the Subscription Agreement. You are urged to read carefully the Subscription Agreement in its entirety before voting on this proposal.

Because I-AM Capital is holding a stockholder vote on the Transaction, its Restated Certificate provides that it may consummate the Transaction only if it is approved by the affirmative vote of the holders of a majority of the shares of I-AM Capital common stock that are voted at the special meeting.

The Transaction

Pursuant to the Subscription Agreement, I-AM Capital will invest into Smaaash the funds held in the trust account, less transaction expenses, amounts used to pay I-AM Capital stockholders who properly exercise their redemption rights in connection with the vote to approve the Business Combination Proposal, and reserves for liquidation and liquidation expenses, in exchange for equity shares of Smaaash. I-AM Capital estimates that if $49.0 million is invested in Smaaash, the equity shares issued by Smaaash will constitute up to approximately 27.53% of the issued share capital of Smaaash, provided that such percentage shall decrease proportionately depending on the number of shares redeemed by I-AM Capital’s public stockholders. See “Unaudited Pro Forma Condensed Financial Information" for further information. A copy of the Subscription Agreement is attached to this proxy statement as Annex A.

In connection with the Investment, I-AM Capital shall change its name to “Smaaash Entertainment Inc.” and it shall receive the right under the Master Distribution Agreement and the Master Franchise Agreement to become (i) the sole distributor of Smaaash games in North America and South America and (ii) the master franchisee for Smaaash centers in North America and South America. After the Transaction, I-AM Capital shall also pursue acquisitions within the active entertainment industry in the United States with the objective of facilitating the transformation of Smaaash from an India focused company to a globally recognized brand within the active entertainment industry.

In connection with, and as a condition to, the Investment, the Shareholders’ Agreement that I-AM Capital previously entered into, pursuant to which it will have the right to, among other things, appoint two directors and jointly consent to the appointment of three additional directors to the board of directors of Smaaash (which board may have up to 10 directors), will become effective. Copies of the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to this proxy statement as Annex B, Annex C, and Annex D, respectively.

The Subscription Agreement

The following is a summary of the material provisions of the Subscription Agreement between Smaaash and I-AM Capital and the other parties thereto (which we refer to as the Subscription Agreement). This summary is qualified in its entirety by reference to the Subscription Agreement, a copy of which is included as Annex A to this proxy statement and is incorporated into this proxy statement by reference. References to the Subscription Agreement include its exhibits and schedules unless the context otherwise requires. You should read the Subscription Agreement in its entirety, as it is the legal document governing this transaction. The Subscription Agreement and this summary of its terms have been included with this proxy statement to provide you with information regarding the terms of the Subscription Agreement.

In reviewing the representations and warranties contained in the Subscription Agreement and described in this summary it must be recognized that the parties negotiated the representations and warranties with the principal purpose of establishing the circumstances in which a party to the Subscription Agreement may have liability in the event that a representation or warranty is untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts.

The Subscription Agreement has been entered into by and between I-AM Capital, Smaaash and the Smaaash Founders.

Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Subscription Agreement.

Pursuant to the Subscription Agreement and subject to the satisfaction or waiver of certain conditions set forth therein, I-AM Capital has agreed to subscribe to 89,583,215 shares for a consideration of up to $49,000,000. This amount will be paid through normal banking channels in accordance with Applicable Laws. The amount shall then be utilized to fuel the growth of Smaaash in accordance with the Business Plan, principally to fund acquisitions and for the repayment of existing debt up to an amount of $22,500,000.

Conditions to Closing

The parties have agreed to fulfilment of certain conditions to Closing. I-AM Capital shall make its investment in Smaaash subject to fulfilment of such conditions. Some of these include: finalization and execution of the Shareholders’ Agreement and any other Transaction Documents; there being no legal or other issue that may interfere with the consummation of any of the transactions contemplated under the Subscription Agreement; no Material Adverse Effect having occurred; all authorizations, approvals, permits, consents and waivers, having been obtained to enter into the transaction; corporate actions such as holding board and shareholder meetings, filings with the registrar of companies having been undertaken; and accounts, financials and projections of Smaaash being provided to I-AM Capital. I-AM Capital may also exercise discretion and choose to waive certain conditions.

Conduct Prior to Closing

The Subscription Agreement provides that during the period between the Effective Date and the Closing Date, Smaaash shall continue to conduct its business in its ordinary course consistent with past practices, and shall not (other than to the extent required to fulfil Conditions Precedent to Closing), without the prior written consent of I-AM Capital (which consent shall not be unreasonably withheld) undertake actions such as alter its share capital; take any action that has the effect of re-organization, consolidation, merger, demerger or sale of all or substantially all of its Assets; enter into any transactions over a value of INR 5,000,000; dissolve, wind-up or liquidate Smaaash, whether or not voluntary, or permit any restructuring of itself; incur any indebtedness over INR 500,000,000; create any security, indemnity or guarantee of value over INR 1,000,000; alter the terms of or employment of or appoint any key managerial personnel; amend the tax policies; amend the constitutional documents of Smaaash; or do or permit anything which would constitute a breach of any of the Representations and Warranties or any covenant under the Subscription Agreement.

Closing of the Transaction

Once the Conditions Precedent have been fulfilled, Smaaash shall issue a notice to I-AM Capital informing it of the completion of the Conditions Precedent. The Closing under the Subscription Agreement is expected to take place within seven (7) days of completion of the Conditions Precedent or its waiver, or such other date as may be agreed between Smaaash and I-AM Capital. The date on which the actual Closing occurs is the “Closing Date". At Closing, I-AM Capital shall remit the Investment Amount and Smaaash shall hold a meeting of its Board and its shareholders in order to ensure all corporate actions are given effect to, such as issue and allotment of the shares to I-AM Capital, entering the name of I-AM Capital as the registered holder of the Subscription Shares in the statutory records of Smaaash; approving amendment to the Articles of Smaaash and appointment of Directors nominated by I-AM Capital, to the Board. All the Closing actions shall occur simultaneously on the Closing Date itself.

Stockholders should note that depending on the level of redemptions by the I-AM Capital stockholders, I-AM Capital may own less than 50% of the share capital of Smaaash on a fully diluted basis even after the transfer by the Smaaash Founders of all of their equity ownership to I-AM Capital.

The following tables illustrate varying ownership levels assuming varying levels of investments and redemptions by I-AM Capital stockholders on the Closing Date and upon the transfer by the Smaaash Founders of their ownership in smaaash six (6) months after the Closing Date:

On the Closing Date:
Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders	96.27%	83.76%	78.66%	72.47%
I-AM Capital	3.73%	16.24%	21.34%	27.53%

After the Transfer by the Smaaash Founders Six Months After the Closing Date:
Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders (Less Founders)	71.93%	59.42%	54.32%	48.13%
I-AM Capital	28.07%	40.58%	45.68%	51.87%

Upon Closing having occurred, the following items shall be completed: filings with the relevant Registrar of Companies, India with respect to the appointment of Directors by I-AM Capital; filing of Advance Reporting Form along with the supporting documents to the Reserve Bank of India on the e-Biz platform with regard to the Investment Amount; filing of Form FC-GPR along with the supporting documents to the Reserve Bank of India on the e-Biz platform with regard to the Subscription Shares. If any of the provisions relating to Closing are not complied with, then, unless otherwise agreed by I-AM Capital, Smaaash shall, immediately repay the Investment Amount to I-AM Capital in accordance with Applicable Laws, and thereafter the Subscription Agreement shall terminate and cease to have effect.

Covenants and Agreements

Parties have made certain covenants under the Subscription Agreement such as: Parties agree that no publicity or dissemination of information in any manner with regard to the transactions contemplated in the Subscription Agreement shall be made without the prior written consent of I-AM Capital; Parties shall keep confidential any non-public information; Parties shall use their best efforts to cause the transactions contemplated by the Subscription Agreement including obtaining all Approvals of Governmental Authorities and other Persons as may be necessary or required by I-AM Capital and its nominees in order to achieve the objectives of the Subscription Agreement.

In addition, the Parties agreed that I-AM Capital shall invest any and all monies it receives, (i) pursuant to the exercise of outstanding warrants for its capital stock and (ii) from capital raises of additional funds outside of India whether from the public or in private transactions, into Smaaash as consideration for the subscription of additional shares of Smaaash, and any such investment in Smaaash will be at the same valuation as the valuation used when the warrants were issued or the funds were raised, as the case may be. There is no investment limit or ceiling on the investment of proceeds from exercise of outstanding warrants and capital raised outside of India.

The Smaaash Founders also agreed that if Smaaash does not meet its projected EBITDA target of $45 million for the fiscal year ending March 31, 2020, they would, at the sole discretion of I-AM Capital, either (i) transfer such number of equity shares of Smaaash constituting 5% (five percent) of the share capital of Smaaash, as of June 22, 2018, as held by the Smaaash Founders in Smaaash, to I-AM Capital, or (ii) dilute their shareholding in I-AM Capital (if any, as on that date) by 5% (five percent) or more (as may be agreed between the Smaaash Founders and I-AM Capital) at no cost or the lowest permissible price under applicable laws.

The Smaaash Founders further agreed that within six (6) months following the Closing Date, they shall transfer all of their ownership interest in Smaaash (representing 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018 and which will represent 24.34% of the share capital of Smaaash on a fully diluted basis immediately after the Investment) to I-AM Capital in exchange for newly issued shares of common stock of I-AM Capital in an amount which would enable the Smaaash Founders to retain their 24.34% post-Investment ownership interest in Smaaash through their interest in I-AM Capital.

Smaaash agreed that on the Closing Date it shall make a lump sum payment of $250,000 to I-AM Capital to be used as working capital and to set up the entertainment centers in North America. Smaaash further agreed that it shall arrange for a line of credit for I-AM Capital under applicable Indian law in an amount of up to $2,000,000, which amount is subject to review from time to time by the board of directors of Smaaash and I-AM Capital, until such time as the revenue that I-AM Capital generates is sufficient to meet its ongoing expenses.

Representations and Warranties

Under the Subscription Agreement, Smaaash and Smaaash Founders jointly and severally make representations and warranties relating to the organization, authorization to execute the Subscription Agreement, corporate matters, compliance with applicable laws, authorization and ownership of the shares of Smaaash. In addition, Smaaash and the Smaaash Founders jointly and severally also make representations and warranties relating to financial statements and financial matters, business and its operations, taxation, assets and properties, commercial matters, employees, litigation, insolvency, completeness of statements and environment related matters. Smaaash and the Smaaash Founders have, wherever applicable, made few disclosures against the representations and warranties, as an exception to such representation and warranty. No disclosures are, however, made against Fundamental Warranties. I-AM Capital makes certain representations and warranties under the Subscription Agreement, as well. These include representations relating to its organization, its power and authority to execute the Subscription Agreement, non-violation of any other agreements in its entering into the Subscription Agreement and non-contravention of applicable laws.

Indemnification

The Subscription Agreement contains certain indemnification obligations of the Smaaash Founders. The Smaaash Founders agree to indemnify I-AM Capital, its Affiliates and its directors, employees, agents, representatives, successors and assigns from and against any and all direct (and not remote) losses, costs, claims, damages and expenses (including reasonable attorney fees) and interest incurred or suffered by the foregoing Persons in relation to any and all claims, demands, notices of claims issued by any Person, Actions, causes of actions, suits, litigation or any proceeding by virtue of: (a) any inaccuracy in or misrepresentation or breach of any of the Representations and Warranties (except as disclosed in the Disclosure Schedule or the Updated Disclosure Schedule, as the case may be, except for Fundamental Warranties), (b) notwithstanding anything contained in the Subscription Agreement or the Disclosure Schedule and/or the Updated Disclosure Schedule, failure on behalf of the Smaaash Founders or Smaaash to obtain (i) necessary registrations for the purpose of the conduct of the business; or (ii) such other registrations mandated under Applicable Law, with respect to Smaaash and each of its Subsidiaries; (c) any fraudulent conduct, gross negligence, willful misconduct or intentional concealment of information, of or by the Smaaash Founders or Smaaash; (d) any breach of or default by any of the Smaaash Founders and/or Smaaash of any covenants or undertakings of the Smaaash Founders and/or Smaaash or any other provision contained in the Transaction Documents; or (e) any and all Actions, causes of Action and suits arising out of, relating to or in connection with the operation of Smaaash, pursuant to which I-AM Capital is named a party.

The indemnity is meant to operate in a manner so as to place I-AM Capital or, at its election, Smaaash, in the same position as it would have been in, had there not been any breach or inaccuracy, and as if the indemnity, had not been triggered.

The total aggregate liability of the Smaaash Founders in respect of all Claims made pursuant to the indemnity provisions of the Subscription Agreement shall not exceed the Investment Amount. This, however, shall not be applicable to indemnity Claims made in relation to (i) breach of Fundamental Warranties; (ii) any Claims pursuant to fraud, willful misconduct and (iii) claims pursuant to sub-clause (b) above. The claim for indemnity by I-AM Capital is not subject to the requirement of a de minimis or per deductible cap.

Limitations on Warranties and Survival of Indemnity

I-AM Capital shall not be entitled to make a Claim for a breach of Representations and Warranties, unless such Claim has been made on or before the expiry of the relevant Claim Period.

Termination

The Subscription Agreement may be terminated by the mutual agreement in writing of the parties. In addition, I-AM Capital has the right to terminate the Subscription Agreement immediately if (i) the conditions precedent to the Closing have not been fulfilled to I-AM Capital’s satisfaction within 30 days of the Effective Date; (ii) there is a breach by Smaaash or the Smaaash Founders of their representations and warranties; (iii) updated disclosure schedules provided by Smaaash and the Smaaash Founders are not acceptable to I-AM Capital; or (iv) an event occurs that has a material adverse effect, as defined in the Subscription Agreement. If the Subscription Agreement is terminated, all of the rights and obligations of the parties under the Subscription Agreement will terminate, except for rights that have already accrued and the rights and obligations under the provisions relating to indemnification, Effective Date and termination, confidentiality, notices, and governing law.

Governing Law

The governing law shall be the laws of India.

Agreements Related to the Subscription Agreement

Shareholders Agreement

The Shareholders Agreement which has been negotiated and finalized by I-AM Capital sets out the rights of I-AM Capital vis-à-vis the other shareholders of Smaaash and Smaaash. The Shareholders Agreement further, inter alia, sets out the management and governance rights, nomination rights to the board of directors, information and inspection rights and the reserved matter rights of I-AM Capital, which has been detailed below. The Shareholders Agreement shall be adopted by all the shareholders of Smaaash in a meeting of the members convened by Smaaash and shall be entrenched into the articles of association of Smaaash, which shall make it binding on all shareholders of Smaaash. Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Shareholders Agreement. The Shareholders Agreement has been entered into by and between I-AM Capital, FW Metis Limited, Mitesh R Gowani, Smaaash Founders (being Mr. Shripal Morakhia and AHA Holdings Private Limited) and Smaaash.

Further Issue of Securities

If the board of Smaaash decides to raise fresh capital contributions, I-AM Capital shall have the right to subscribe to such number of securities of Smaaash so as to maintain its shareholding in Smaaash on a Fully Diluted Basis, simultaneous with the investment by the proposed subscriber. Further, if any other existing shareholder of Smaaash who has a similar right to subscribe to additional shares fails to exercise his right, the entitlement of such existing shareholder shall automatically devolve upon I-AM Capital who will have to accept and exercise the devolved entitlement.

Valuation Protection

If Smaaash issues any New Securities at a price per Security that is lower than the I-AM Capital Issue Price, then I-AM Capital shall be entitled to broad based weighted average anti-dilution protection. Smaaash and the Smaaash Founders shall take necessary steps to issue additional equity shares to I-AM Capital, at no additional amounts or at the lowest price required to be paid under applicable law, in accordance with the broad based weighted average anti -dilution formula.

Transfer Restrictions

Transfer by I-AM Capital

I-AM Capital shall not have any restrictions on transfer of shares to its Affiliates. I-AM Capital may transfer shares to any person who is not a Restricted Person until the Metis Fall Away Date. After the Metis Fall Away Date or upon the occurrence of an Event of Default, I-AM Capital shall have the right to transfer its shares to any Person including a Restricted Person but other than a Person who has been convicted of a criminal or an economic offence where the punishment is not less than imprisonment of six (6) months, without any restriction whatsoever or any obligation to make an offer to the Smaaash Founders, together with any or all of the rights of I-AM Capital.

Smaaash Founder Shares Lock-in

The Smaaash Founders shall not transfer any shares without the consent of I-AM Capital except to Permitted Smaaash Founder Transferees. Any transfer of shares by the Smaaash Founders with the consent of I-AM Capital shall be subject to, inter alia, the right of first offer and tag along right of I-AM Capital.

Right of First Offer

If any Smaaash Founder Shares are sought to be Transferred, or if I-AM Capital seeks to Transfer any Securities held by it, then the Transferring Shareholder shall provide to the Non-Transferring Shareholder(s) the right of first offer with respect to the Securities that are proposed to be Transferred by the Transferring Shareholder. However, there shall be no right of first offer between the Shareholders of Smaaash other than the Smaaash Founders, in the event of Transfer of Shares by them.

Tag Along Right

In case any or all Smaaash Founders, individually or collectively, propose to Transfer any Shares held by them in Smaaash, then I-AM Capital shall, in addition to its right of first offer, be entitled to exercise its Tag Right, along with Metis and the other Shareholders of Smaaash. If the Smaaash Founders Transfer equal to more than 10% of the Smaaash Founder Shares in aggregate either in a single or series of transactions, then I-AM Capital shall have the right to Transfer all the Securities held by I-AM Capital in Smaaash.

Board, Management and Other Related Matters

The board of Smaaash shall be comprised of up to a maximum of ten (10) Directors. I-AM Capital shall have the right to nominate two (2) directors and the right to jointly nominate an additional three (3) directors. I-AM Capital may also nominate one (1) Observer on the Board. Mr. Shripal Morakhia shall not resign from full time employment of Smaaash until such time as I-AM Capital no longer holds any Securities in Smaaash. The mandatory quorum for all board meetings shall inter alia include presence of 1 (one) I-AM Capital director throughout the meeting. The mandatory quorum for all meetings of the members shall also require one representative of I-AM Capital.

Reserved Matters

No action shall be taken by Smaaash or a resolution passed by the Board, or committees of the Board or by the Shareholders, except with the affirmative vote (in person or in writing) of I-AM Capital, or the prior written consent of I-AM Capital or such Person(s) as may be nominated by I-AM Capital in this regard, in respect of the matters listed in the Shareholders Agreement. The Reserved Matters include all the significant strategic, commercial and management decisions which may be taken by Smaaash, including, (i) any alteration to the rights, preferences, or privileges of any Securities to the extent it affects the rights of I-AM Capital, (ii) divestment of or sale of assets or business of Smaaash, (iii) any modification to the business plan, (iv) merger, demerger, restructuring, acquisition, change of voting control, (v) change to the Board composition, and (vi) authorizing any indebtedness exceeding five (5) times the debt to EBITDA ratio of Smaaash for each financial year.

Exit

Smaaash and the Smaaash Founders agree and covenant to endeavour to provide an exit to I-AM Capital (at the option and with the approval of I-AM Capital by way of a QIPO or secondary sale), at any time after the Investor Exit Date, but prior to the Final Deadline Date. For clarity, the Investor Exit Date is March 31, 2022 and the Final Deadline Date is six (6) months from the Investor Exit Date. In a secondary sale, the consideration to be received by I-AM Capital shall not be less than the sum of the Investment Amount and an IRR of 20% (twenty percent). In the event Smaaash fails to provide a complete exit to I-AM Capital on or prior to the Final Deadline Date, then I-AM Capital may require Smaaash by delivering a Buy-back Notice, to buyback all or any of the Subscription Shares in one or more tranches; and/or require the Smaaash Founders by way of a Notice, to purchase all or any of the Subscription Shares, in each case, at a price not less than the sum of the Investment Amount and an IRR of 20% (twenty percent). In case (i) Smaaash and the Smaaash Founders fail to provide a complete exit to I-AM Capital on or prior to the Final Deadline Date or (ii) in case the Smaaash Founders have committed fraud or embezzlement in relation to the affairs of Smaaash, then I-AM Capital (along with other shareholders, as applicable) shall have the right but not the obligation to require the Smaaash Founders (including Group Companies or the Immediate Family Members) to and cause the Smaaash Founders to require BCCL, SRT and Mr. Samir Patel, by way of a written notice in this regard to undertake a sale of all or a part of their shareholding of Smaaash.

Liquidation Preference

Upon the occurrence of a Liquidation Event, I-AM Capital shall be entitled to be paid an amount equal to the Investor Exit Price pari passu and simultaneously with the payment of liquidation preference amounts to Metis, Qualified Investors, BCCL and SRT, as set out in the Articles.

Governing Law and Jurisdiction

The governing law shall be the laws of India. Any disputes arising out of the Shareholders Agreement shall be resolved by arbitration, by a single arbitrator, which shall be governed by the rules of Singapore International Arbitration Centre.

Master Franchise Agreement

Franchise and license right. Under the Master Franchise Agreement, Smaaash has granted to I-AM Capital an exclusive right to establish and operate Smaaash Centers (as defined under the Master Franchise Agreement) and to sublicense the right to establish and operate Smaaash Centers to third party franchisees, and a license to use the products and other services developed by Smaaash with respect to the Smaaash Centers, in the territories of North America and South America (“Territory”). Further, Smaaash has granted to I-AM Capital the limited license to use the Trademarks of Smaaash (as set out in the Master Franchise Agreement) for the purposes of establishing and operating the Smaaash Centers in the Territory. The Master Franchise Agreement has been executed on an arms’ length basis between Smaaash and I-AM Capital.

Obligations of I-AM Capital. All future rights, goodwill and reputation of the Smaaash Marks shall inure to the benefit of Smaaash. I-AM Capital shall not directly or indirectly engage or be concerned with any business which competes with Smaaash’s business in the Territory during the term of the Master Franchise Agreement. I-AM Capital shall market, promote and publicize the Smaaash Centers in the Territory. I-AM or third party sub-franchisees shall be under an obligation to set up at least six Smaaash Centers during the first calendar year.

Obligations of Smaaash. Smaaash shall assist in training and installing the equipment and bear all the costs associated therewith. The franchisee or sub-franchisee will bear the cost to set up the Smaaash Center.

License fees and other payments. Franchisee or the third party franchisee shall be entitled to receive the revenue generated from each of the Smaaash Centers. In connection with the operations of the Smaaash Centers by sub-franchisees, I-AM Capital shall be entitled to receive (i) a signup fee equal to 5% of the capital expenditure of the sub-franchisee, (ii) 5% of the revenue of the sub-franchisee on an annual basis; and (iii) a 15% markup of the products sold to the sub-franchisee. Smaaash will not receive any portion of the revenue or other fees in connection with the Master Franchise Agreement.

Ownership of Smaaash Marks. Smaaash shall be the sole owner of all intellectual property related to the Smaaash Centers.

Term of the Agreement. The Master Franchise Agreement shall commence from its execution date and continue until the agreement is terminated in accordance with the Master Franchise Agreement.

Termination. The Master Franchise Agreement may be terminated (i) by the mutual written agreement of parties or (ii) by Smaaash if I-AM Capital fails to make a payment, ceases to operate or abandon’s the Smaaash Centers or fails to use best efforts to market the Smaaash Centers and such failure is not cured within 30 days’ of notice of the failure.

Governing laws and jurisdiction of courts. The governing law of the Master Franchise Agreement shall be laws of the State of New York and New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York shall have exclusive jurisdiction with respect to matters arising out of the Master Franchise Agreement.

Master Distribution Agreement

Grant of license and distribution rights. Under the Master Distribution Agreement, Smaaash has granted to I-AM Capital an exclusive right to purchase from Smaaash specialized equipment and products related to sports and recreational activities (“Products”) in the territory under the brand name of Smaaash and sell them with a 15% markup to the customers which shall be the sub-franchisees of I-AM Capital who shall operate the Smaaash Centers, as specified in the Master Franchise Agreement.

Pricing. The pricing of the sale of the Products to the customers by I-AM Capital shall be as mutually discussed and agreed among the parties. Further, I-AM Capital shall receive a markup of 15% for the distribution of the Products.

Grant of license in Smaaash Marks. Smaaash has also granted a license I-AM Capital to use the Trademarks (as set out in the Agreement) on a royalty free basis for the purpose of promoting the sale of the Products in the Territory.

Ownership of the Smaaash Games. Smaaash shall be the sole owner of any intellectual property rights relating to the Products and all the goodwill relating thereto.

Term. The Master Distribution Agreement shall commence from its execution date and continue until the agreement is terminated in accordance with the Master Distribution Agreement.

Termination. The Master Distribution Agreement may be terminated (i) by the mutual written agreement of parties, (ii) by Smaaash if I-AM Capital fails to make a payment or use best efforts to market the Products and such failure is not cured within 30 days’ of notice of the failure, and (iii) by I-AM Capital for any reason upon 120 days’ notice.

Governing laws and jurisdiction of courts. The governing law of the Master Distribution Agreement shall be laws of the State of New York and New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York shall have exclusive jurisdiction with respect to matters arising out of the Master Distribution Agreement.

Plan of Operations

Under the Master Franchise Agreement and the Master Distribution Agreement, I-AM Capital will become the master franchisee for the Smaaash Centers in North and South America as well as the sole distributor of Smaaash games and equipment in North America and South America. In addition, I-AM Capital will pursue acquisitions within the U.S. entertainment industry to facilitate the transformation of Smaaash from an India focused company to a globally recognized brand in the entertainment industry. Set forth below is the plan of operations of I-AM Capital following the consummation of the Transaction.

Smaaash Centers

I-AM Capital will work with Smaaash to identify franchisees for Smaaash centers in North and South America. Initially, the focus will be on expansion in North America while working in parallel to identify growth markets in South America. I-AM Capital plans to identify franchisees to set up a minimum of 6 new centers in New Jersey, Pennsylvania, Delaware, California, Florida and Illinois in the United States within the first year, with an estimated capital expenditure of around $900,000 to $1,500,000 per center, depending on the size of the center. Smaaash has already entered into an agreement with Simon Properties, one of the largest mall operators in the United States, which allows Smaaash Centers to be opened at specific Simon-operated malls throughout the United States. The first such Simon-property selected is in Menlo Park, New Jersey, where a Smaaash Center owned by Smaaash is expected to be operational in the second half of 2018. The arrangement with Simon Properties provides the Company with access to potential locations where Centers can be opened by third party franchisees through the Company’s master franchise agreement. I-AM Capital is currently in discussion with various potential franchisees.

I-AM Capital will help market, promote and publicize these centers to strengthen the Smaaash brand and products across the United States. I-AM Capital will appoint a Chief Operating Officer for the Smaaash Center operations within two months following the closing of the Transaction and Smaaash will designate personnel from their team in India to assist and train the franchisees in setting up the centers.

The formats available for franchising in the United States includes Smaaash Zone, Smaaash and Smaaash Mega. The table below shows the size, costs, time and number of employees required to set up different type of Smaaash centers in the United States and the services available at each type of center.

	Smaaash Zone	Smaaash	Smaaash Mega
Size (sq. ft.)	6,000	12,000	18,000
Capital expenditure (USD)	900,000	1,200,000	1,500,000
Time required to set up a center (days)	90	120	120
No. of employees required to run center (#)	10	16	22
Attractions and facilities	Sports, VR and Arcade games	Sports, VR and Arcade games and F&B and Banquets	Sports, VR and Arcade games and F&B and Banquets

Smaaash will make a one-time payment of $250,000 to I-AM Capital as working capital and to help it identify franchisees and set up on its own Smaaash Centers. Smaaash also agreed to arrange for a line of credit in accordance with Indian law to fund I-AM Capital’s operations after the closing of the Transaction until such time as I-AM Capital generates sufficient revenue to support its operations. The operations of Smaaash Centers will be funded by franchisees. I-AM Capital will receive (i) a signup fee equal to 5% of the capital expenditure of the franchisee; (ii) 5% of the revenues of the franchisee on an annual basis and (iii) a 15% markup of the products sold to the franchisee.

The investment in Smaaash will help expand the Smaaash brand franchise in North and South America as well as help it capitalize on the potential of entertainment centers in the United States, specifically VR/AR gaming. The investment in Smaaash will help Smaaash in achieving its growth plans in India and international markets.

I-AM Capital will benefit from the investment in Smaaash. In connection with the investment, I-AM Capital will become the master franchisee for the Smaaash Centers as well as the sole distributor of Smaaash games and equipment in North and South America. I-AM Capital will begin its franchise operations and product distribution and generate revenue from such operations. The investment will better align I-AM Capital’s interest with Smaaash’s and promote the growth of Smaaash. The success of Smaaash and its ability to continually invest and develop products in the gaming space will directly affect I-AM Capital’s franchisee business in North and South America and financial results.

In the future, I-AM Capital may open and operate the Smaaash centers on its own with capital from its operations or proceeds from financing.

The operations of Smaaash Centers in North and South America involve various risks. See “Risk Factors.”

Product Distribution

I-AM Capital will focus largely on theme parks having an annual attendance of 500,000 or more to sell Smaaash’s gaming products relating to sports and virtual reality. I-AM Capital is in the process of hiring a sales manager dedicated for this purpose.

Distribution of Smaaash products in North and South America involve various risks. See “Risk Factors.”

Government Regulations

The development and operation of Centers in the United States is subject to numerous federal, state and local governmental regulations, including those relating to the operation of redemption, video, and arcade games and rides, the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning, and building requirements. Each Center with a restaurant requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant requires food service licenses from local health authorities. Smaaash Centers licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. In order to reduce this risk, restaurant employees shall be trained in standardized operating procedures designed to assure compliance with all applicable codes and regulations. The Centers shall also be subject to governmental regulations, such as the Foreign Corrupt Practices Act, that impact the way I-AM Capital does business with its international franchisees and vendors, and, as it expands into international markets, it may be subject to various foreign regulations. I-AM Capital intends to implemented policies, procedures and training to ensure compliance with these regulations.

I-AM Capital and its franchisees will also be subject to laws governing their relationship with employees including those related to minimum wage requirements, exempt status, overtime, health insurance mandates, working and safety conditions, immigration status requirements, child labor, and non- discrimination. I-AM Capital’s failure or the failure of its franchisees to comply with international, federal, state and local employment laws and regulations may subject it to losses and harm its brands. The laws and regulations govern such matters as wage and hour requirements; workers’ compensation insurance; unemployment and other taxes; working and safety conditions; and citizenship and immigration status. Significant additional government-imposed regulations under the Fair Labor Standards Act and similar laws related to increases in minimum wages, overtime pay, paid leaves of absence, scheduling, and mandated health benefits, may also impact the performance of franchised operations. In addition, employee claims based on, among other things, discrimination, harassment, wrongful termination, wage and hour requirements and payments to employees who receive gratuities, may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such governmental regulations by I-AM Capital or its franchisees are difficult to quantify.

In addition, I-AM Capital will be subject to various state and federal laws relating to the offer and sale of franchises and the franchisor-franchisee relationship. In general, these laws and regulations impose specific disclosure and registration requirements prior to the sale and marketing of franchises and regulate certain aspects of the relationship between franchisor and franchisee.

Background of the Transaction

The terms of the Transaction are the result of negotiations between the representatives of I-AM Capital and Smaaash. The following is a brief description of the background of these negotiations and the resulting Transaction.

I-AM Capital is a blank check company organized under the laws of the State of Delaware on April 17, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although I-AM Capital is not limited to a particular industry or geographic region for purposes of consummating a business combination, I-AM Capital focuses on businesses with a connection to India.

On May 31, 2017, I-AM Capital issued 1,437,500 shares of I-AM Capital’s common stock to the Sponsor in exchange for a capital contribution of $25,000. Upon the partial exercise of the underwriters’ over-allotment option on September 13, 2017, 137,500 founder shares were forfeited by the Sponsor.

The founder shares are identical to the shares of common stock included in the units and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares and the shares of common stock underlying the private units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the founder shares, and the shares of common stock underlying the private units and the public units in connection with the completion of a business combination and (B) to waive its rights to liquidating distributions from the trust account with respect to the founder shares and the shares of common stock underlying the private units if I-AM Capital fails to complete a business combination within 12 months from the closing of the initial public Offering (or up to 21 months from the closing of the initial public offering if I-AM Capital extends the period of time to consummate a business combination).

On August 22, 2017, I-AM Capital sold 5,000,000 public units at a purchase price of $10.00 per public unit in its initial public offering, generating gross proceeds of $50.0 million. I-AM Capital incurred offering costs of approximately $3.7 million, inclusive of approximately $3.2 million of underwriting fees. I-AM Capital paid $1 million of underwriting fees upon the closing of the initial public offering, issued 50,000 shares of common stock for underwriting fees, and deferred $1.75 million of underwriting fees until the consummation of the initial business combination. Each unit consists of one share of I-AM Capital’s common stock, one right to receive one-tenth of one share of I-AM Capital’s common stock upon consummation of I-AM Capital’s initial business combination, and one redeemable warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the warrants. The warrants will become exercisable on the later of (i) 30 days after the completion of the initial business combination and (ii) 12 months from the closing of the initial public offering, and will expire five years after the completion of the initial business combination or earlier upon redemption or liquidation. There will be no redemption rights or liquidating distributions with respect to the warrants and rights, which will expire worthless if I-AM Capital fails to complete it business combination within the above specified period. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional public units to cover any over-allotment, at the initial public offering price less any underwriting discounts and commissions. On September 13, 2017 the underwriters purchased 200,000 additional public units for gross proceeds of $2,000,000 less commissions of $110,000, of which $70,000 are deferred. The Company issued Maxim Group LLC, as compensation for the initial public offering, 50,000 shares at the closing of the initial public offering, plus an additional 2,000 shares upon partial exercise of the over-allotment.

Concurrently with the closing of the initial public offering, the Sponsor purchased an aggregate of 254,500 private placement units at $10.00 per private placement unit, generated gross proceeds of $2,545,000 in a private placement. The private placement units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial business combination and the warrants included in the private units will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. After deducting underwriting discounts and commissions and offering expenses, $50,750,000 of the proceeds of I-AM Capital’s initial public offering and the private units was placed in a trust account with Continental Stock Transfer & Trust Company as trustee. Currently $52,780,000 is in trust following the underwriter partially exercising its overallotment option and the sale of additional private placement units to the Sponsor. The trust proceeds are invested in U.S. government treasury bills with a maturity of 180 days or less or money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations.

Upon completion of the IPO of I-AM Capital in August 22, 2017, Mr. Cherian and Mr. Kanuga prepared an extensive list of their relationships and contacts, which would be helpful in identifying a suitable business combination opportunity. They determined investment banks, private equity firms, deal advisers, law firms, and accounting firms would provide good deal flow.

Mr. Kanuga travelled to Mumbai, India on August 23, 2017 and began tapping the networks and relationships, introducing I-AM Capital Acquisition Company, and the type of companies/sectors I-AM Capital was looking to invest in.

From mainly September to December 2017, Mr. Kanuga met with over 15 private equity firms, investment banks, deal advisers, accounting firms and law firms. Mr Cherian assisted in these meetings during his visits to India in September and October.

Mr. Cherian met also representatives of Nomura and UBS in New York, with the objective of tapping their networks for deals connected to India. Nomura presented Mr. Cherian with a pitchbook on suitable opportunities for I-AM Capital, particularly in the technology and services sectors. UBS introduced Mr. Cherian to the UBS India team, who were closer to deals on the ground in India.

From September to December 2017, Mr. Cherian and Mr. Kanuga met with a number of potential attractive companies to consider a transaction with. Of the companies that Messrs. Cherian and Kanuga met with, four were in the technology sector, three companies operate in the infrastructure sector, including toll road operation and road building, two companies were in the financial services sector, two companies operate in the energy sector, one company was in the specialized plastics sector and one company was in the manufacturing sector. Mr. Cherian and Mr. Kanuga deliberated extensively on the merits of each deal, looking closely at the sector, the growth opportunity, scalability of the business model, impact of technology, operating and financial metrics, government regulation, and strength of management team. Based on these factors, an IT infrastructure and services company (“Target 1") ranked ahead of the others given the scalable opportunity in areas such as Smart Cities, Public Wifi, and Intelligent Transit Systems. Mr. Cherian and Mr. Kanuga commenced detailed discussions with Target 1 on a transaction.

Over the next few months, mainly from October 2017 to February 2018, Mr. Cherian and Mr. Kanuga pursued Target 1. Target 1 was going through a Strategic Debt Restructuring, which would have provided attractive investment terms for I-AM Capital, once Target 1’s long term debt and working capital limits were restructured. Accordingly, Mr. Kanuga spent considerable time on-the-ground in India meeting with and working with Target 1’s lenders, along with the management team of Target 1, in order to arrive at a suitable plan under the Strategic Debt Restructuring, which would then have to be approved by the Joint Lenders Forum. The State Bank of India, India’s largest public sector bank, was the lead lender to Target 1, and as such, Mr. Kanuga collaborated closely with senior officials of SBI to draft acceptable terms for restructuring Target 1’s debt. Once draft terms were negotiated, Mr. Kanuga also travelled to New York in November with the Founder of Target 1. Along with the Founder of Target 1, Mr. Cherian and Mr. Kanuga met with Maxim, Nomura, and SunTrust, presenting the draft restructuring plan they had arrived at with Target 1’s lenders, and soliciting input. Meetings were also held with I-AM Capital Chairman Mr. Caldwell, and Board member Mr. Franklin. Meetings were also held with key officials at NASDAQ. Overall feedback was positive, and Mr. Kanuga travelled to India to continue to pursue the transaction, while continuing to meet other potential opportunities.

In November and December 2017, Mr. Kanuga received proposals from Aarayaa Advisory Services, a key adviser to investment funds in India. After a number of meetings to vet potential deals, Mr. Kanuga spoke with and met with an aircraft maintenance company, one of their key investors GTE Capital, a US investment fund with offices in India. Mr. Kanuga also deliberated with, a unicorn technology firm (ecommerce firm). After completing its analysis, I-AM Capital determined that this company did not represent the best opportunity for a successful business combination based on its large writedowns, conflicted investor base and declining market share.

Mr. Kanuga received a proposal from Grant Thornton, recommending a flooring company (“Target 2"). Mr. Kanuga subsequently met with the management team at Target 2. I-AM Capital decided not to pursue a business combination with Target 2 because of its small revenues, lack of clear business strategy and trading company status.

Mr. Kanuga spoke with YES Securities (India) Limited, a leading mid-market Investment Bank in India (“Yes Securities”), who presented proposals for Smaaash Entertainment (entertainment and virtual reality gaming company) and a media technology company. YES Securities spoke with both companies and Smaaash was interested in exploring a transaction. Mr. Kanuga met with the founder and management team of Smaaash, and meetings were positive.

Mr. Cherian travelled to India in December 2017. Mr. Cherian and Mr. Kanuga continued to work on Target 1, met with SBI and other Lenders, and continued discussions on the debt restructuring arriving at better deal terms. Sensing that negotiations with Lenders were proceeding slowing, given that there were around 16 different lenders and private equity investors, Mr. Cherian and Mr. Kanuga delivered a firm message to the lenders that if the restructuring discussions were not concluded in a timely way with mutually agreeable terms, I-AM Capital would have to focus on other opportunities. Mr. Cherian and Mr. Kanuga also met with a digital media company and Smaaash.

Over the next month and a half, Mr. Kanuga pursued Target 1, aiming to secure an agreement with the entire group of lenders and private equity investors in Target 1. The lenders agreed to improved terms over the course of many negotiations. Mr. Kanuga travelled to New York in January along with the founder of Target 1. Meetings were held with Maxim, Nomura, and SunTrust to discuss improved deal terms. The Founder of Smaaaash also visited New York, and various meetings were held with Maxim, SunTrust, and Nomura. I-AM Capital board member Roman Franklin also participated in various meetings with Smaaash. Positive feedback was received on Smaaash and Target 1.

The Reserve Bank of India (RBI) made a surprise announcement in India on February 12, 2018 essentially eliminating all existing debt structuring rules (including the strategic debt restructuring and the joint lenders forum, which was the regulatory framework I-AM Capital was utilizing to negotiate terms with Target 1’s lenders). RBI announced implementation of the new framework for stressed assets, effective immediately, and scrapped all negotiations that had not been concluded under the older frameworks.

Mr. Caldwell travelled to India that very same day (in February 2018), and had meetings with founder and management team of Target 1, Target 1’s lenders, and Smaaash. Mr. Kanuga and Mr. Cherian and Mr. Caldwell discussed the change in the regulations, and determined that I-AM Capital should consult major law firms to understand the impact of these changes, and determine whether I-AM Capital could move forward with Target 1 in a timely way. Mr. Kanuga spent time with various law firms including Nishith Desai Associates, AZB Partners, Luthra & Luthra, to understand the full impact of the new regulations, including the ability of I-AM Capital to move forward in a timely way. In the following week, Mr. Cherian travelled to India, and along with Mr. Kanuga, continued to solicit views of various law firms, who indicated that substantial delays could be expected in such a situation, as new regulatory prescriptions could take much more time to be announced and streamlined. RBI in its own circular, indicated it may take up to two years further to finalize regulatory rules for companies with debt below a certain threshold ($300 mn), as in the case of Target 1. Given the overall uncertainly, Mr. Cherian, Mr. Kanuga, and Mr. Caldwell conferred, and decided to focus on exploring a transaction with Smaaash.

Representatives of Nomura contacted Mr. Cherian, and introduced him to the management of a technology services company based out of Philadelphia. Because this company had low growth rate with low profit margins, was highly leveraged with high-cost debt and did not have a clear India- focused growth strategy, I-AM Capital did not pursue a business combination with it.

Mr. Kanuga and Mr. Cherian met with representatives of Yes Securities to discuss the key terms for a potential transaction between I-AM Capital and Smaaash. The discussion covered the business of Smaaash, the Media and Entertainment sector in India and overseas, and valuation of Smaaash. To arrive at a potential valuation range, they discussed a number of factors, including: recent transaction multiples and listed company multiples in the Media and Entertainment sector in India; the strengths of Smaaash, including its market leader position in India, strong growth in sales, rapid expansion of centers, attractive operating margins, vertically integrated nature of the business including development of games in-house, and the track record of success of the founder of Smaaash; valuation of last round of capital raise; the positive global brand; the technology sales to marquis customers in 30 countries worldwide; the successful setup of the first center in the US in the Mall of America; the scalable nature of the business model, and the global expansion underway, the attractiveness of virtual reality and interactive sports entertainment businesses; growth rates of comparable firms in the United States as well as lack of profitability which could hinder growth without sufficient capital. Yes Securities indicated that the founder of Smaaash would not be open to a low evaluation, as there were credible investors who participated in the last round of financing in Smaaash and who would not support a lower valuation, given the positive growth prospects of the business. Mr. Cherian and Mr. Kanuga indicated that they were not open to a premium valuation, as U.S. investors expected an upside. Accordingly, Yes Securities recommended keeping the valuation in line with the last round of financing of Smaaash. The parties then discussed the enterprise value of Smaaash of approximately $155 million in its recent financing where Smaaash raised $30 million. Based on these factors, Yes Securities recommended a range of $175- $200 million, factoring in the capital raised in the last round and Smaaash’s projected EBITDA of approximately $25 million for its fiscal year 2019.

The next day, Mr. Cherian and Mr. Kanuga, along with representatives from Yes Securities, met with the founder of Smaaash, and engaged in a discussion around the key terms of a potential transaction with Smaaash. The founder of Smaaash indicated Smaaash had raised a substantial amount of capital from credible institutional and high net worth investors in the most recent round of financing, and he would not be able to offer a valuation lower than that as the deal would not meet with a favorable response as the business had grown substantially. The founder of Smaaash stated that he would want a premium, given the growth prospects of Smaaash. Yes Securities then recommended keeping the valuation at the same level as the last round, to satisfy existing investors in Smaaash and also offering the U.S. investors an equity upside. After some back and forth, Yes Securities recommended that Smaaash offer a valuation of approximately $180 million at a price per share of $0.50- $0.60 for Smaaash, in line with its last round of financing. Based on the valuation recommended by Yes Securities, the Smaaash founder and Messrs. Cherian and Kanuga reached a consensus and arrived at a per share price of approximately $0.50 per share.

Mr. Cherian and Mr. Kanuga articulated that corporate governance was of paramount importance to U.S. investors, and asked for at least two Board seats for I-AM Capital. They also discussed the global aspirations of Smaaash, international expansion currently underway, and furthering international growth through master franchise agreements, global technology sales agreements, and acquisitions outside of India, particularly in the United States and Europe. After discussion, the founder of Smaaash agreed with Mr. Cherian and Mr. Kanuga on the key terms of a potential transaction between I-AM Capital and Smaaash including the valuation of Smaaash, and the two Board seats for I-AM Capital.

Mr. Cherian and Mr. Kanuga discussed with the founder of Smaaash the potential terms for franchise and distribution agreements. They covered various industry models including fixed fee or revenue sharing models, commission levels prevalent in the industry, sign-up fees, as well as revenue sharing arrangements. They agreed that a model linking the success of the franchise operator with Smaaash was a sound way to grow the business. In the case of product sales, they agreed on a commission model prevalent in the industry.

Representatives of YES Securities, Nishith Desai and Associates, lawyers representing I-AM Capital, IndusLaw, lawyers representing Smaaash, and Shardul Amarchand Mangaldas, lawyers representing Fidelis World, an existing investor of Smaaash, met with the founder of Smaaash and Messrs. Cherian and Kanuga to discuss in detail the rights, representations, warranties and covenants under the Subscription Agreement and Shareholders’ Agreement. IndusLaw and Nishith Desai and Associates discussed and mutually decided the roles and representations each party would require in Smaaash post the Transaction including board representation, future financing by Smaaash, hiring of key management, valuation protection mechanisms for the investors, exit rights, and fall-away of rights. Messrs. Cherian and Kanuga also discussed corporate governance, including for Nasdaq companies, and the necessity to have an independent Board of experienced executives with public company, industry and financial expertise. Fidelis World is an existing investor of Smaaash and participated in the negotiations to align the interest of I-AM Capital and Fidelis World in Smaaash.

The parties specifically discussed the following key covenants and agreements in the Subscription Agreement: (i) restrictions on Smaaash to raise additional capital, to make or declare any dividend or redeem directly or indirectly any share capital dividend and (ii) indemnity provided by Smaaash to I-AM Capital. The covenants and agreements under the Shareholders’ Agreement that were discussed among the parties include: (i) exit options to be provided by Smaaash, (ii) restriction on Mr. Morakhia to transfer his interest in AHA Holdings, (iii) right to nominate directors, (iv) liquidation preference and (v) other covenants such as non-compete and non-solicit.

After multiple rounds of discussions with counsel, a near-final draft of the Shareholders’ Agreement was circulated and an all-party meeting was held at Smaaash’s office where all open issues were negotiated and finalized. Parties agreed to move forward with the due diligence and definitive agreements and other aspects of a proxy filing.

Mr. Kanuga travelled to New York in March with the founder of Smaaash. Various meetings were held with Maxim to discuss the key terms of a potential transaction. The I-AM Capital Board met in New York, and the founder of Smaaash presented his vision to the Board; the Board deliberated and agreed it made sense to pursue a transaction.

Mr. Kanuga travelled to India and proceeded to work on the definitive agreements, due diligence and IFRS audits, assisted by professional teams from Nishith Desai Associates, YES Securities, IndusLaw, Grant Thornton and Shardul Amarchand Mangaldas, Deloitte and Prager Metis.

Mr. Cherian travelled to India in April 2018. Meetings were held with the Principals of Fidelis, the Private Equity Investor in Smaaash. Various meetings were held with the full team of lawyers and the parties arrived at the key terms for the transaction.

Mr. Kanuga travelled to New York in April with the Founder of Smaaash. All terms were finalized. Mr. Cherian and Mr. Kanuga regularly consulted with the Board of I-AM Capital along the way. The Board was supportive, and upon deliberating the key terms, agreed to move forward with Smaaash. Definitive Agreements were executed by all the Principals. Meetings were held with EGS to prepare proxy filing.

I-AM Capital’s Board of Directors’ Reasons for the Approval of the Business Combination

On May 1, 2018, I-AM Capital board of directors unanimously (i) approved the Subscription Agreement and the transactions contemplated thereby, and (ii) directed that the Subscription Agreement be submitted to I-AM Capital’s stockholders, for approval and adoption, and recommended that Smaaash’s stockholders approve the Transaction and approve and adopt the Subscription Agreement.

I-AM Capital’s board of directors considered a wide variety of factors in connection with its evaluation of the Transaction, including the following, although not weighted in any order of significance:

Positve Factors:

High growth company operating in highly scalable markets. Smaaash has a proven business model not only in India, but also globally. Smaaash can also grow quickly by making acquisitions globally, in addition to organic growth.

Business with multiple and diverse s potential drivers of revenue and with earnings growth potential. Smaaash’s family entertainment centers draw customers from various backgrounds and age groups, as the interactive sports and virtual reality entertainment experience, combined with food and beverage options, creates an attractive place for customers. Smaaash games are also being sold to third-party customers, creating further growth opportunities.

Experienced and motivated management team. Smaaash’s founder is a visionary entrepreneur with a proven ability to build value for investors, and a track record of success.

Negative Factors:

Less than majority equity position in Smaaash. I-AM will initially not acquire a majority interest in Smaaash and, as a result, may not have effective control over the operations of Smaaash.

Possibility of becoming an investment company pursuant to the Investment Company Act. Following the Transaction, I-AM Capital may become subject to the requirements of the Investment Company Act, which would limit I-AM Capital’s business operations and require it to spend significant resources to comply with such act.

Increase in Losses. The increase in Smaaash’s losses from the year ended March 31, 2017 to the nine month period ended December 31, 2017 was primarily due to Smaaash incurring significant high-cost debt to fund its acquisitions. Without further injection of capital, Smaaash may not be able to effectively reduce its costs and expenses, and thereby continue to suffer losses.

In light of the complexity of those factors, I-AM Capital’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weight to the specific factors it took into account in reaching its decision. Individual members of I-AM Capital’s board of directors may have given different weight to different factors. This explanation of the reasons for the board of director’s approval of the Transaction, and all other information presented in this section is forward-looking and should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, I-AM Capital’s board of directors reviewed the results of management’s due diligence, which included:

●	research on industry trends, content and other operating cost projections, and other industry factors;

●	extensive meetings and calls with Smaaash’s management team and representatives regarding operations, company services, major vendors and financial prospects, among other customary due diligence matters;

●	personal visits to Smaaash’s headquarters in Mumbai, India;

●	review of Smaaash’s material business contracts and certain other legal diligence;

●	financial and accounting diligence; and

●	creation of an independent financial model in conjunction with management of Smaaash.

In the prospectus for I-AM Capital’s IPO, I-AM Capital identified the following general criteria and guidelines that its management believed would be important in evaluating prospective target businesses, including the following:

●	Opportunities in the faster-growing segments of the economy, including consumer, technology and services driven companies;
●	Businesses with multiple, diverse potential drivers of revenue and earnings growth;
●	Companies with potential for strong free cash flow generation;
●	Under-valued companies impacted by rapidly shifting market dynamics, market dislocations, gaps in understanding of a company’s future prospects, or liquidity-driven valuation discounts; and
●	Obtain a platform for continued growth through serial acquisitions, organic growth in existing business or new business initiatives.

In considering the Transaction, I-AM Capital’s board of directors concluded that Smaaash substantially satisfied the above criteria.

Certain Benefits of I-AM Capital’s Directors and Officers and Others in the Business Combination

In considering the recommendation of I-AM Capital’s board of directors in favor of approval of the Transaction, it should be noted that I-AM Capital’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

●	the appointment of F. Jacob Cherian and Suhel Kanuga, executive officers and directors of I-AM Capital, as directors, but not as officers, of Smaaash even though Mr. Cherian and Mr. Kanuga will not receive any compensation for their services as directors of Smaaash;

●	the continued indemnification of current directors and officers of I-AM Capital and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Neither Mr. Cherian nor Mr. Kanuga is now, or has ever been, an officer or director of Smaaash.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the Transaction, the Sponsor, I-AM Capital’s directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of I-AM Capital’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase of shares may include a contractual acknowledgement that such stockholder, although still the record holder of I-AM Capital’s public shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, I-AM Capital’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Transaction or, where the purchases are made by our Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by I-AM Capital or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K or other required forms with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Redemption Rights

Pursuant to I-AM Capital’s Restated Certificate, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with its Restated Certificate. As of May 31, 2018, this would have amounted to approximately $10.15 per share and assuming that accrued interest and other funds set aside in a separate account are sufficient to pay estimated taxes payable of $10,000 in taxes payable and working capital expenses. If a holder exercises its redemption rights, then such holder will be exchanging its shares of common stock for cash and will no longer own shares of I-AM Capital. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to I-AM Capital’s transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of I-AM Capital Stockholders — Redemption Rights “for the procedures to be followed if you wish to redeem your shares for cash. A holder who chooses to redeem its shares will not receive the Special Dividend.

Appraisal Rights

Appraisal rights are not available to holders of shares of I-AM Capital common stock in connection with the Transaction.

Vote Required for Approval

Approval of this proposal is a condition to the completion of the Transaction. If this proposal is not approved, the Transaction will not occur. The affirmative vote of a majority of the votes cast by the holders of common stock of I-AM Capital in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the Business Combination Proposal. Abstentions and broker non-votes will have no effect on this proposal.

As of the record date, our Sponsor has agreed to vote its founder shares and any public shares purchased during or after the initial public offering in favor of the Business Combination Proposal and our executive officers and directors have also agreed to vote any public shares purchased during or after the initial public offering in favor of the Business Combination Proposal.

Recommendation of the Board

I-AM CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

 PROPOSAL NO. 2 —THE CERTIFICATE AMENDMENT PROPOSAL

I-AM Capital stockholders are being asked to vote upon and approve the third amended and restated certificate of incorporation of I-AM Capital attached hereto as Annex E, which amends the Restated Certificate to:

i.          change I-AM Capital’s name to “Smaaash Entertainment Inc.”; and

ii.         make certain changes related to I-AM Capital’s transition from a blank check company to an operating company.

I-AM Capital is required to change its name in connection with the Transaction. I-AM Capital has agreed to change its name to reflect I-AM Capital’s new business and operations following completion of the Transaction and use a similar name as the one with which its business is known to customers, suppliers and the industry.

In addition, upon consummation of the Transaction, I-AM Capital will cease to be a blank check company. As such, I-AM Capital is proposing to change the provisions in its Restated Certificate related to its corporate purpose in connection with its transition to an operating company. I-AM Capital is also proposing the removal of the provisions related to the waiver of the corporate opportunity doctrine and the redemption rights.

The following table sets forth a summary of the material differences between the Restated Certificate the proposed third amended and restated certificate of incorporation:

Proposed Changes to Amended and Restated Certificate of Incorporation Pursuant to Proposal 2

	Current Certificate	Proposed Certificate
Purpose	The Restated Certificate provides that I-AM Capital’s purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended, and that, in addition to the powers and privileges conferred upon I-AM Capital by law and those incidental thereto, I-AM Capital possesses and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of I-AM Capital including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving I-AM Capital and one or more businesses.	The proposed certificate provides that I-AM Capital’s purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Corporate Opportunity	The Restated Certificate provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to I-AM Capital or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have.	The proposed certificate does not include this corporate opportunity provision because such provision is not typical for an operating public company.

Redemption Rights	The Restated Certificate provides for the redemption of the public shares upon the consummation of a business combination.	The proposed certificate does not include redemption provisions as it will no longer be applicable if the Transaction has been consummated.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of I-AM Capital’s common stock is required to approve the Certificate Amendment Proposal. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. By approving this Certificate Amendment Proposal, the I-AM Capital’s stockholders are approving the proposed third amended and restated certificate of incorporation of I-AM Capital’s which is attached hereto to as Annex E and which reflects the amendments contemplated by this Certificate Amendment Proposal.

Recommendation of the Board

I-AM CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CERTIFICATE AMENDMENT PROPOSAL.

PROPOSAL NO. 3— THE DIRECTOR ELECTION PROPOSAL

Overview

There are currently eight members of I-AM Capital’s board of directors. I-AM Capital’s board of directors is divided into two classes, Class I and Class II with only one class of directors being elected in each year and each class (except for those directors appointed prior to I-AM Capital’s first annual meeting of stockholders) serving a two-year term. The term of office of the Class I directors, consisting of Messrs. Caldwell, Leavy, Franklin and Jaroski will expire at the special meeting at which time each of these four incumbents will stand for re-election. In addition, in connection with the Transaction, Shripal Morakhia has been nominated to serve on the board of directors. The four Class I directors standing for re-election, if elected, will serve a two-year term until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. The Class II director nominee standing for election, if elected, will serve a one-year term until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

Nominees

The board of directors has nominated the following individuals to serve on the board of directors in the classes set forth below:

● Donald R. Caldwell	Class I
● Roman Franklin	Class I
● Frank Leavy	Class I
● Edward Leonard Jaroski	Class I
● Shripal Morakhia	Class II

Business background and biographical information on Donald R. Caldwell, Roman Franklin, Frank Leavy, Edward Leonard Jaroski and Shripal Morakhia is set forth below under “Information about I-AM Capital–Management–Directors and Executive Officers” and “Smaaash Management"

Vote Required

A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to re-elct the current directors and to elect nominees. The five individuals receiving the highest number of affirmative votes cast at the special meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The approval of Shripal Morakhia, the director nominee, is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved the election of Shripal Morakhia will have no effect.

Recommendation of the Board

I-AM CAPITAL’S BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-LISTED DIRECTORS AND NOMINEES.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the current directors and the director nominee listed above.

PROPOSAL NO. 4 —THE INCENTIVE PLAN PROPOSAL

I-AM Capital board of directors has unanimously approved and adopted the I-AM Capital 2018 Equity Incentive Plan (the “Equity Incentive Plan”), and I-AM Capital’s board has unanimously approved and recommended that I-AM Capital’s stockholders approve and adopt the Equity Incentive Plan.

Stockholders are being asked to approve the Equity Incentive Plan. Stockholder approval of the Equity Incentive Plan is necessary for certain purposes. If I-AM Capital’s stockholders do not approve the Equity Incentive Plan, the Equity Incentive Plan will not go into effect.

The principal features of the Equity Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the complete text of the I-AM Capital 2018 Equity Incentive Plan document, which is attached as Annex E to this proxy statement.

Highlights of the Equity Incentive Plan

Following the consummation of the Transaction, I-AM Capital will be an operating company and will be (i) the sole distributor of Smaaash games in North and South America and (ii) the master franchisee for Smaaash centers in North and South America. I-AM Capital adopted the Equity Incentive Plan to enable us and I-AM Capital’s affiliated companies to: (a) recruit and retain highly qualified employees, directors and consultants; (b) offer them a greater stake in I-AM Capital’s success and a closer identity with our company; and (c) encourage ownership of I-AM Capital’s stock by such individuals.

The Equity Incentive Plan permits the grant of (i) nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) (collectively, “Options”); (ii) restricted stock awards; (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”), (v) other stock bonus awards, and (vi) performance compensation awards, which I-AM Capital refer to collectively as “Awards,” as more fully described below.

Some of the key features of the Equity Incentive Plan that reflect I-AM Capital’s commitment to effective management of incentive compensation are as follows:

No In-the-Money Options. The Equity Incentive Plan prohibits the grant of Options with an exercise or base price less than the fair market value of I-AM Capital’s common stock as of the date of grant.

Independent Administration. The compensation committee, which consists of only independent directors, will be responsible for the general administration of the Equity Incentive Plan with respect to Awards, provided however, that the compensation committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals, who are neither subject to the requirements of Rule 16b-3 of the Exchange Act nor “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

All Awards granted under the Equity Incentive Plan are governed by separate Award Agreements between us and the participants. No Awards may be granted after the 10th anniversary of the date on which the Equity Incentive Plan was approved by the stockholders, although Awards granted before that time will remain valid in accordance with their terms.

Eligibility. Any of I-AM Capital’s employees, officers, directors, consultants (who are natural persons) are eligible to participate in the Equity Incentive Plan if selected by the compensation committee (the “Participants”). The basis of participation of an individual under the Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the Equity Incentive Plan, will be determined by the compensation committee based on its judgment as to the best interests of I-AM Capital and I-AM Capital’s stockholders, and therefore cannot be determined in advance.

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Equity Incentive Plan in connection with Awards is 500,000. Any shares tendered by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, that are used or withheld to satisfy tax withholding obligations of a Participant, or which are subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise, shall not be available for future Awards hereunder. Additionally, any shares subject to an Award under the Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall again be available for Awards under the Equity Incentive Plan.

In the event of any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of common stock or other securities of I-AM Capital, issuance of warrants or other rights to acquire common stock or other securities of I-AM Capital, or other similar corporate transaction or event, which affects the common stock, or unusual or nonrecurring events affecting I-AM Capital, or the financial statements of I-AM Capital, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the compensation committee may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Equity Incentive Plan, to (i) the number and kind of shares of common stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of common stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of common stock available under the Equity Incentive Plan, (iv) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (vi) if applicable to the performance goals applicable to any such Award.

Options. The compensation committee is authorized to grant Options to purchase shares of common stock that are either ISOs meaning they are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Equity Incentive Plan will be subject to the terms and conditions established by the compensation committee. Under the terms of the Equity Incentive Plan, unless the compensation committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Equity Incentive Plan) of the shares at the time of grant. Options granted under the Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the compensation committee and specified in the applicable award agreement. The maximum term of an option granted under the Equity Incentive Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by I-AM Capital’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the compensation committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the compensation committee may determine to be appropriate.

Unless otherwise provided in an Award Agreement or as may be determined by the compensation committee, upon a Participant’s termination of service with I-AM Capital or its affiliates, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due to the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a Participant’s termination of service by I-AM Capital or a Subsidiary without Cause (as such term is defined in the Equity Incentive Plan), and (ii) one year in the event of a Participant’s termination of service due to death or disability; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options shall be forfeited immediately upon such Participant’s termination by I-AM Capital for Cause.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the Participant for each share of common stock subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with I-AM Capital or its affiliates; (ii) the achievement by the Participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the Award Agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, unless otherwise provided in an Award Agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The compensation committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in an Award Agreement or as may be determined by the compensation committee, upon a Participant’s termination of service with I-AM Capital, the unvested portion of a restricted stock award will be forfeited.

RSUs. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on achievement of specific performance goals established by the compensation committee, after a period of continued service with us or our affiliates or any combination of the above as set forth in the applicable Award Agreement, one share of common stock for each such share of common stock covered by the RSU; provided, that the compensation committee may elect to pay cash, or part cash and part common stock in lieu of delivering only common stock. The compensation committee may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in an Award Agreement or as may be determined by the compensation committee, upon a Participant’s termination of service with I-AM Capital, the unvested portion of the RSUs will be forfeited.

Stock Appreciation Rights. An SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service, the same general conditions applicable to Options as described above would be applicable to the SAR.

Other Stock-Based Awards. Other stock-based Awards may be granted by the compensation committee in the form and on such terms and conditions as the compensation committee shall determine.

Performance Goals. Performance goals may be linked to a variety of factors including the Participant’s completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to an individual Participant, I-AM Capital or the subsidiary, division, department or function in which the Participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The performance goals are limited to one or more of the following:

●          revenue;

●          sales;

●          Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

●          earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);

●          net income (before or after taxes, operating income or other income measures);

●          cash (cash flow, cash generation or other cash measures);

●          stock price or performance;

●          total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

●          economic value added;

●          return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

●          market share;

●          improvements in capital structure;

●          expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

●          business expansion or consolidation (acquisitions and divestitures);

●          internal rate of return or increase in net present value;

●          working capital targets relating to inventory and/or accounts receivable;

●          inventory management;

●          service or product delivery or quality;

●          customer satisfaction;

●          employee retention;

●          safety standards;

●          productivity measures;

●          cost reduction measures; and/or

●          strategic plan development and implementation.

The compensation committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Equity Incentive Plan shall be nontransferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a stockholder with respect to shares covered by Options, SARs, restricted stock awards, or RSUs, unless and until such Awards are settled in shares of common stock.

No Option (or, if applicable, SARs) shall be exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the Equity Incentive Plan except in compliance with all applicable laws.

I-AM Capital’s board of directors may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan and the compensation committee may amend any outstanding Award at any time; provided that (a) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of I-AM Capital’s stockholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Equity Incentive Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the shares of common stock may be listed or quoted or to prevent us from being denied a tax deduction under Section 162(m) of the Code) and (b) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission.

In the event of a change of control (as defined in the Equity Incentive Plan) and except to the extent otherwise provided in an Award Agreement, (i) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the change in control, (ii) the restricted period with respect to any restricted awards and RSUs shall expire as of a time prior to the change in control (including without limitation a waiver of any applicable performance goals) and (iii) performance periods in effect on the date the change in control occurs shall end on such date, and the compensation committee shall (A) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such performance period based upon the compensation committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the compensation committee. To the extent practicable, any actions taken by the compensation committee under the immediately preceding clauses (i) through (iii) shall occur in a manner and at a time which allows affected Participants the ability to participate in the change in control transactions with respect to the shares of common stock subject to their Awards. The judgment of the compensation committee with respect to a change of control shall be conclusive and binding upon each Participant without the need for any amendment to the Equity Incentive Plan.

New Plan Benefits

Because I-AM Capital’s compensation committee has discretion to grant future Awards of a design and amount determined in its discretion, (i) it is not possible at present to specify the persons to whom Awards will be granted under the Equity Incentive Plan in the future or the amounts and types of individual grants and (ii) it would not be possible to predict what Awards would have been granted had the Equity Incentive Plan been in existence in the prior fiscal year. However, it is anticipated that, among others, all of I-AM Capital’s current executive officers, including I-AM Capital’s named executive officers, will receive Awards under the Equity Incentive Plan.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement). Accordingly, there can be no assurance that awards under the Equity Incentive Plan will be fully deductible under all circumstances.

Federal Income Tax Consequences Relating to Awards Under the Equity Incentive Plan

The material United States federal income tax treatment of Awards under the Equity Incentive Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax Awards under the Equity Incentive Plan. Tax laws are subject to change.

Nonqualified Stock Options

There are generally no federal income tax consequences to a Participant or to I-AM Capital upon the grant of an NQSO. Upon the exercise of an NQSO, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The Participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

When a Participant sells shares of stock acquired through the exercise of an NQSO, the Participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

Incentive Stock Options

There are a number of requirements that must be met for an Option to be treated as an ISO. One such requirement is that common stock acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of exercise. Participants who receive ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs.

If the Participant does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long- or short-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the Participant disposes of the shares acquired through the exercise of an ISO, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the common stock on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in excess of that limit will be treated as a NQSO for federal income tax purposes.

Restricted Stock

Unless a Participant makes a valid Section 83(b) election as described below, such Participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and I-AM Capital will not be entitled to a deduction until the stock is transferable by the Participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, I-AM Capital will be entitled to a deduction in the same amount. Any gain or loss recognized by the Participant upon a later disposition of the common stock will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A Participant may elect to recognize ordinary income at the time that a restricted stock award is granted in an amount equal to the fair market value of the shares subject to the Award (less any amounts paid for such shares) at the time of grant, determined without regard to certain restrictions. This election is referred to as a Section 83(b) election. In that event, I-AM Capital will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the Participant upon a later disposition of the shares will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the Participant. The Participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units

If a Participant is granted an RSU, he or she will not be required to recognize any taxable income at the time of grant or at the time that the RSU vests. Upon distribution of shares or cash in respect of an RSU, the fair market value of those shares or the amount of that cash will be taxable to the Participant as ordinary income and I-AM Capital will receive a deduction equal to the income recognized by the Participant. The subsequent disposition of shares acquired pursuant to an RSU will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

Stock Appreciation Rights

A Participant realizes no taxable income and I-AM Capital is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a Participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and I-AM Capital will be entitled to a corresponding deduction. A Participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the Participant will realize short-term or long-term capital gain or loss, depending upon the applicable holding period. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the Participant’s tax basis in such shares.

Stock Bonus Awards

The tax consequences of receiving stock bonus awards will generally be governed by the principles set forth in the Code. These tax consequences may vary depending upon the terms and conditions of such Awards.

Interest of Certain Persons in the Equity Incentive Plan

Stockholders should understand that I-AM Capital’s executive officers and non-employee directors may be considered to have an interest in the approval of the Equity Incentive Plan because they may in the future receive Awards under it. Nevertheless, I-AM Capital’s board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors by implementing the Equity Incentive Plan.

Equity Awards

The grant of Options and other equity or cash awards under the Equity Incentive Plan is discretionary and I-AM Capital cannot determine now the specific number or type of equity or cash awards to be granted in the future to any particular person or group. Any such grants of Awards will be made in the sole discretion of I-AM Capital’s compensation committee, in such amounts and to such persons, as I-AM Capital’s compensation committee deems appropriate.

Vote Required for Approval

The affirmative vote of a majority of the votes cast by the holders of common stock of I-AM Capital present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the Equity Incentive Plan. Abstentions and broker-non votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

I-AM CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5 — THE AUDITOR RATIFICATION PROPOSAL

On  July 23, 2018, the audit committee of the board of directors appointed the firm of Prager Metis CPAs, LLC (“Prager Metis”) to serve as our independent auditors for our fiscal year ending May 31, 2019. Stockholders will be asked to ratify the appointment of the Auditor to serve as I-AM Capital’s independent auditors. The audit committee is directly responsible for appointing I-AM Capital’s independent registered public accounting firm. The audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting I-AM Capital’s independent auditor for fiscal year 2019. The Auditor was engaged as our independent registered public accounting firm in connection with our initial public offering. The Auditor has audited all of our annual financial statements since our inception in April 2017 and the financial statements of our combined entity following the Transaction. A representative of the Auditor is not expected to be present at the special meeting.

The audit committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services. The audit committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the board of directors of I-AM Capital and the audit committee believe that a change is in the best interest of I-AM Capital and our stockholders.

The aggregate fees billed for the fiscal years ended May 31, 2018 and May 31, 2017 for (i) professional services rendered by the principal accountant for the audit of its annual financial and review of financial statements included in Form 10-Q (“Audit Fees”), (ii) assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements and not reportable under Audit Fees (the “Audit Related Fees”), (iii) tax compliance, advice, and planning (“Tax Fees”), and (iv) other products or services provided (“Other Fees”) were:

	Year Ended May 31, 2018	Year Ended May 31, 2017
Audit Fees	$15,000	$0
Audit Related Fees	$23,500	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$38,500	$0

Our audit committee has determined that the services provided by Prager Metis are compatible with maintaining the independence of the Auditor as our independent registered public accounting firm.

Required Vote

The affirmative vote of a majority of the votes cast by the holders of common stock of I-AM Capital present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the Auditor Ratification Proposal.

Recommendation of the Board

I-AM CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUDITOR RATIFICATION PROPOSAL.

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow I-AM Capital’s board of directors to adjourn the special meeting to a later date or dates. The Adjournment Proposal will only be presented to stockholders if I-AM Capital determines that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied. In no event will I-AM Capital’s board of directors adjourn the special meeting or consummate the Transaction beyond the date by which it may properly do so under its Restated Certificate and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by I-AM Capital stockholders, I-AM Capital’s board of directors may not be able to adjourn the special meeting to a later date, if I-AM Capital determines that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied.

Required Vote

The affirmative vote of a majority of the votes cast by the holders of common stock of I-AM Capital present in person or represented by proxy at the special meeting and entitled to vote thereon is required for the adoption of the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

I-AM CAPITAL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

I-AM CAPITAL UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited I-AM Capital pro forma financial information, which is referred to as the pro forma financial information, shows the pro forma effect of the consummation of the Transaction between I-AM Capital and Smaaash, for balance sheet purposes, as if it had occurred on May 31, 2018. The pro forma financial information should be read in conjunction with the historical financial statements of I-AM Capital in its Annual Report on Form 10-K provided with this proxy statement.

The pro forma financial information is presented for illustrative purposes only and, therefore, does not purport to represent what the actual financial condition of I-AM Capital would have been if the Transaction had occurred on the date assumed, and it is not necessarily indicative of the company’s future financial position. In this regard, the pro forma financial information does not give effect to any benefits that may be derived from the company’s growth projects or expansions resulting from the cash proceeds received.

●	Assuming Minimum Redemption: This presentation assumes that no I-AM Capital stockholders exercise their redemption rights. This assumption presumes transaction expenses of $1.2 million.

The $49.0 million estimate represents the proposed maximum aggregate Investment Amount which assumes the minimum redemptions by I-AM Capital stockholders. This pro forma information is subject to risks and uncertainties, including those discussed in the section of this proxy statement titled “Risk Factors.”

The following table sets forth the unaudited pro forma balance sheet of I-AM Capital as of May 31, 2018, giving effect to the proposed Transaction as if it had occurred on May 31, 2018.

I-AM CAPITAL ACQUSITION COMPANY
PRO FORMA BALANCE SHEET

(Unaudited)

		Pro Forma
	May 31, 2018	Adjustments	Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$458,063		458,063
Prepaid expenses	3,168		3,168
Total Current Assets	461,231	—	461,231

Cash held in Trust Account	52,895,652	(52,120,000)	775,652

Investment in non-consolidated subsidiary		50,200,000	50,200,000

Total Assets	$53,356,883	$(1,920,000)	$51,436,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan payable - Related party	$81,618		81,618
Accrued expenses	63,579	—	63,579
Deferred legal fees	100,000	(100,000)	—
Total current liabilities	245,197	(100,000)	145,197
Deferred underwriting fees	1,820,000	(1,820,000)	—
Total Liabilities	2,065,197	(1,920,000)	145,197

Commitments
Common stock subject to possible redemption, $.0001 par value; 4,560,757 shares	46,291,685	—	46,291,685

Stockholders’ equity
Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 2,252,743 shares issued and outstanding (excluding 4,560,757 shares subject to possible redemption)	225		225
Additional paid-in capital	5,009,310		5,009,310
Accumulated deficit	(9,534)		(9,534)
Total stockholders’ equity	5,000,001	—	5,000,001
Total Liabilities and stockholders’ equity	$53,356,883	$(1,920,000)	$51,436,883

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS — REDEMPTION OF I-AM CAPITAL COMMON STOCK

The following is a discussion of the material U.S. federal income tax considerations for holders of I-AM Capital common stock that elect to have their I-AM Capital common stock redeemed for cash if the acquisition is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Services (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	certain U.S. expatriates;

●	traders in securities that elect mark-to-market treatment;

●	S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	mutual funds;

●	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies (or RICs);

●	real estate investment trusts (or REITs);

●	persons holding I-AM Capital common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	tax-exempt organizations;

●	persons that actually or constructively own 5 percent or more of I-AM Capital common stock; and

●	non-U.S. stockholders (as defined below, and except as otherwise discussed below).

If any partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds I-AM Capital common stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding I-AM Capital common stock, you should consult your tax advisor. This summary assumes that stockholders hold I-AM Capital common stock as capital assets within the meaning of Section 1221 of the Code, which means as property held for investment and not as a dealer or for sale to customers in the ordinary course of the stockholder’s trade or business.

WE URGE HOLDERS OF I-AM CAPITAL COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. I-AM Capital Stockholders

This section is addressed to U.S. holders of I-AM Capital common stock that elect to have their I-AM Capital common stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of an Annual Meeting of I-AM Capital Stockholders — Redemption Rights.” For purposes of this discussion, a “Redeeming U.S. Holder” is a beneficial owner that so redeems its I-AM Capital common stock and is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A Redeeming U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the redemption and such stockholder’s adjusted basis in the I-AM Capital common stock exchanged therefor if the Redeeming U.S. Holder’s ownership of stock in I-AM Capital is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. Holder’s ownership of stock in I-AM Capital is treated as completely terminated. Pursuant to these constructive ownership rules, a Redeeming U.S. Holder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren and parents) and other related parties including, for example, certain entities in which such Redeeming U.S. Holder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such Redeeming U.S. Holder (or a related person) has the right to acquire upon exercise of an option or conversion right. In addition, if a shareholder lives in a community property state, the community property laws of that state may have an effect on the constructive ownership rules. Certain exceptions to the family attribution rules for the purpose of determining a complete termination. If a Redeeming U.S. Holder intends to rely upon these exceptions, the Redeeming U.S. Holder must file a “waiver of family attribution” statement with the shareholder’s tax return and must comply with certain other requirements set forth in the Code and the income tax regulations promulgated thereunder. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of I-AM Capital common stock (generally, shares of I-AM Capital common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeemed U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not just stock he, she or it actually owned but also, in some cases, stock owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain other affiliated entities.

For purposes of these tests, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting stock (including all classes which carry voting rights) of I-AM Capital is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such stock immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of the outstanding common stock (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of I-AM Capital entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Holder will depend upon the particular circumstances of that U.S. holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of I-AM Capital. The IRS has ruled that any reduction in a stockholder’s proportionate interest generally is a “meaningful reduction” if the stockholder’s relative interest in the corporation is minimal and the stockholder does not have meaningful control over the corporation.

If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. Holder will be treated as a distribution by us to such Redeeming U.S. Holder, which will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the stockholder’s “holding period” as part of the Redeeming U.S. Holder’s determination as to whether such gain or loss would be treated as short term or long term for U.S. federal income tax purposes. Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. Holder’s basis in the I-AM Capital common stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the I-AM Capital common stock.

These rules are complex and U.S. holders of I-AM Capital common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Certain Redeeming U.S. Holders who are individuals, estates or trusts pay a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their capital gain or dividend income from their redemption of I-AM Capital common stock. Redeeming U.S. Holders should consult their tax advisors regarding the effect, if any, of the net investment income tax.

U.S. Federal Income Tax Considerations to Non-U.S. I-AM Capital Stockholders

This section is addressed to non-U.S. holders of I-AM Capital common stock that elect to have their I-AM Capital common stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of an Annual Meeting of I-AM Capital Stockholders — Redemption Rights.” For purposes of this discussion, a “Redeeming Non-U.S. Holder” is a beneficial owner (other than a partnership) that so redeems its I-AM Capital common stock and is not a Redeeming U.S. Holder.

Except as discussed in the following paragraph, a Redeeming Non-U.S. Holder who elects to have its I-AM Capital common stock redeemed will be treated in the same manner as a U.S. Holder for U.S. federal income tax purposes. See the discussion above under “U.S. Federal Income Tax Considerations to U.S. I-AM Capital Stockholders.”

Any Redeeming Non-U.S. Holder will not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless:

●	such stockholder is an individual who is present in the United States for 183 days or more during the taxable year in which the redemption takes place and certain other conditions are met, in which case the Redeeming Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or

●	such stockholder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by such holder in the United States), in which case the Redeeming Non-U.S. Holder will be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange, and a corporate Redeeming Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

With respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Redeeming Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Redeeming Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. Dividends received by a Redeeming Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividends are attributable to a permanent establishment maintained by the Redeeming Non-U.S. Holder in the United States), are includible in the Redeeming Non-U.S. Holder’s gross income in the taxable year received. Although not subject to withholding tax (except as may be required by the “backup withholding” or “FATCA” rules, in each case as described below), such dividends are taxed at the same graduated rates applicable to Redeeming U.S. Holders, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, dividends received by a corporate Redeeming Non-U.S. Holder that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. holders of I-AM Capital common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their I-AM Capital common stock will be treated as a sale or as a distribution under the Code.

Under the Foreign Account Tax Compliance Act (“FATCA”) and U.S. Treasury regulations and administrative guidance thereunder, a 30% United States federal withholding tax may apply to any dividends paid to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Redeeming Non-U.S. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their disposition of I-AM Capital common stock.

Backup Withholding

Proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. stockholder that:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. stockholder may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Any amount withheld under these rules will be creditable against the U.S. stockholder’s or non-U.S. stockholder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

MATERIAL INDIAN TAX CONSIDERATIONS

Introduction

The following is a summary of the material Indian income tax consequences of the acquisition, ownership and disposal of the equity shares (“Target equity shares”) of Smaaash (“Target”) for I-AM Capital (“Acquirer”). For the purpose of this summary, it is assumed that the Acquirer is a non-resident in India for the purposes of the (Indian) Income Tax Act, 1961, as amended (“IT Act”) and is a tax resident in the United States of America. The summary only addresses the tax consequences for the Acquirer on equity shares of the Target as capital assets and does not address the tax consequences in other cases. The summary proceeds on the basis that the Acquirer continues to remain a non-resident when the income by way of dividends and capital gains are earned. The summary is based on Indian tax laws and relevant interpretations thereof as are in force as on May 3, 2018, and are subject to change. This summary is not intended to constitute a complete analysis of all the tax consequences for the Acquirer under Indian law in relation to the acquisition, ownership and disposal of the Target equity shares and does not deal with all possible tax consequences relating to an investment in the Target equity shares, such as the tax consequences under state, local and other (for example, non-Indian) tax laws. The Acquirer should therefore consult their own tax advisers on the tax consequences of such acquisition, ownership and disposal of the Target equity shares under Indian law including specifically, the tax treaty between India and USA and the law of the jurisdiction in USA.

Taxation of Income arising from sale of Target equity shares

Section 112 of the IT Act provides that Capital gains accruing to a non-resident from the sale of unlisted equity shares, in this case- Target equity shares, on the sale of the equity shares will be subject to capital gains tax in India. Such capital gains are computed as the difference between the sales consideration received for such shares less their cost of acquisition. In the event the sales consideration is less than the Fair market value, the fair value as determined in accordance with the Income-tax Rules, 1962 (“IT Rules”) will be deemed to be the sales consideration.

Capital gains realized in respect of unlisted equity shares of Indian public companies held by a non-resident investor for more than 24 months will be treated as long-term capital gains and will be subject to tax at a maximum effective rate of 10.92% (including surcharge @ 5% and cess at 4%), provided the non-resident forgoes the benefit of neutralization of foreign exchange fluctuations. Capital gains realized in respect of equity shares held by the non-resident investor for 24 months or less will be treated as short-term capital gains and will be subject to tax at ordinary tax rates applicable to non-residents (Maximum effective rate of 43.68% including surcharge @ 5% and cess at 4%). Taxes, if any, payable on the sale of equity shares by the seller, are required to be withheld by the purchaser from the purchase consideration at the applicable rate. Further, the tax treatment discussed above is subject to Double Taxation Avoidance Agreements between India and USA.

This summary only addresses the tax consequences for non-resident investors who hold the Target equity shares as capital assets and does not address the tax consequences where such shares are held as “stock in trade”. If such shares are held as stock in trade, the income arising from the transfer of these shares would be treated as business income, which would be taxable in India if it arises through or from the non-resident seller’s business connection in India, if any. However, if the Acquirer is registered as a ‘Foreign Institutional Investor (FII)’ under the regulations prescribed by Securities and Exchange Board of India (SEBI), any investment by such FII shall be deemed to be a capital asset. The Acquirer should consult their own tax advisers on the tax consequences in India of holding the Target equity shares as a capital asset or as stock in trade, including in relation to the applicable DTAA.

Capital Losses

The losses arising from a transfer of a capital asset in India can only be set off against capital gains and not against any other income in accordance with the IT Act. A long-term capital loss may be set off only against a long-term capital gain. To the extent that the losses are not absorbed in the year of transfer, they may be carried forward for a period of eight years immediately succeeding the year for which the loss was first computed and may be set off against the capital gains assessable for such subsequent years. In order to get the benefit of set-off of the capital losses in this manner, the non-resident investor must file appropriate and timely tax returns in India and undergo the usual assessment procedures.

Corporate Tax

The Target will be liable to a headline corporate tax in India @ 34.94% (including surcharge and cess).

Taxation of Dividends

Dividends paid the Acquirer would not be subject to tax in the hands of such holder. However, the Target will be liable to pay a “dividend distribution tax” currently at an effective rate of 21.17% (inclusive of surcharge @ 12% and cess @ 4% as computed on grossed up basis).

Tax Treaties

The above mentioned tax rates and the consequent taxation are subject to any benefits available to the Acquirer under the provisions of the DTAA entered into between the Government of USA and the Government of India.

Gift Tax

S. 56(2)(x) of the IT Act provides that in the event the transfer of any unlisted shares is undertaken at less than fair value (as determined by the IT Rules) or for NIL consideration, the whole of the difference between the fair value and actual consideration payable (if such difference exceeds INR 50,000) shall be deemed to be a gift in the hands of the recipient and the same would be taxable at applicable tax rates.

Tax Credit

The Acquirer may be entitled to a tax credit with respect to any withholding tax paid by us or any other person for their account in accordance with the laws of USA and the provisions of the tax treaty between India and USA.

INFORMATION ABOUT I-AM CAPITAL

General

I-AM Capital is a blank check company organized under the laws of the State of Delaware on April 17, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although I-AM Capital is not limited to a particular industry or geographic region for purposes of consummating a business combination, I-AM Capital focuses on businesses with a connection to India.

On May 31, 2017, I-AM Capital issued 1,437,500 founder shares to the Sponsor in exchange for a capital contribution of $25,000. Upon the partial exercise of the underwriters’ over-allotment option on September 13, 2017, 137,500 founder shares were forfeited by the Sponsor.

The founder shares are identical to the shares of common stock included in the public units sold in I-AM Capital’s initial public offering and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares and the shares of common stock underlying the private units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the founder shares, and the shares of common stock underlying the private units and the public units in connection with the completion of a business combination and (B) to waive its rights to liquidating distributions from the trust account with respect to the founder shares and the shares of common stock underlying the private units if I-AM Capital fails to complete a business combination within 12 months from the closing of the initial public offering (or up to 21 months from the closing of the initial public offering if I-AM Capital extends the period of time to consummate a business combination).

On August 22, 2017, I-AM Capital sold 5,000,000 public units at a purchase price of $10.00 per public unit in its initial public offering, generating gross proceeds of $50.0 million. The Company incurred offering costs of approximately $3.7 million, inclusive of approximately $3.2 million of underwriting fees. The Company paid $1 million of underwriting fees upon the closing of the initial public offering, issued 50,000 shares of common stock for underwriting fees, and deferred $1.75 million of underwriting fees until the consummation of the initial business combination. Each public unit consists of one share of I-AM Capital’s common stock, one right to receive one-tenth of one share of I-AM Capital’s common stock upon consummation of I-AM Capital’s initial business combination, and one redeemable warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the warrants. The warrants will become exercisable on the later of (i) 30 days after the completion of the initial business combination and (ii) 12 months from the closing of the initial public offering, and will expire five years after the completion of the initial business combination or earlier upon redemption or liquidation. There will be no redemption rights or liquidating distributions with respect to the warrants and rights, which will expire worthless if I-AM Capital fails to complete it business combination within the period specified above. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional public units to cover any over-allotment, at the initial public offering price less any underwriting discounts and commissions. On September 13, 2017, the underwriters purchased 200,000 additional public units for gross proceeds of $2,000,000 less commissions of $110,000, of which $70,000 are deferred. The Company issued Maxim Group LLC, as compensation for the initial public offering, 50,000 shares at the closing of the initial public offering, plus an additional 2,000 shares upon partial exercise of the over-allotment.

Concurrently with the closing of the initial public offering, the Sponsor purchased an aggregate of 254,500 private placement units at $10.00 per private unit, generating gross proceeds of $2,545,000 in a private placement. The private placement units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial business combination and the warrants included in the private placement units will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. After deducting underwriting discounts and commissions and offering expenses, $50,750,000 of the proceeds of I-AM Capital’s initial public offering and the private units was placed in a trust account with Continental Stock Transfer & Trust Company as trustee. On September 13, 2017, upon the partial exercise of the underwriter’s over-allotment option for 200,000 public units and the purchase by the Sponsor of an additional 7,000 private placement units, after deducting underwriting commissions, an additional $2,030,000 of net proceeds was deposited into the trust account, for a balance of $52,780,000. The trust proceeds are invested in U.S. government treasury bills with a maturity of 180 days or less or money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations.

I-AM Capital’s Restated Certificate provides that, other than the withdrawal of interest to pay taxes or up to a maximum of $600,000 of working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the initial business combination; or (ii) the redemption of 100% of the shares of common stock sold in the initial public offering if I-AM Capital is unable to complete its initial business combination within 12 months (or 21 months if extended) from the closing of the initial public offering (subject to the requirements of law).

Fair Market Value of Target Business

I-AM Capital’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. I-AM Capital’s board of directors determined that the fair market value of Smaaash satisfies the 80% of net assets test based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses.

Submission of the Transaction to a Stockholder Vote

Since I-AM Capital is seeking stockholder approval of the Transaction, I-AM Capital is distributing proxy materials and, in connection therewith, providing its public stockholders with the redemption rights described above upon completion of the Transaction. Public stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Transaction, including any amounts representing interest earned on the trust account (less taxes payable and up to $600,000 of working capital expenses), provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on the Transaction. I-AM Capital’s public stockholders are not required to vote against the Transaction in order to exercise their redemption rights. If the Transaction is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

I-AM Capital will complete the Transaction if the votes cast by the holders of common stock of I-AM Capital present in person or represented by proxy at the special meeting and entitled to vote thereon vote in favor of the Business Combination Proposal. The initial stockholder have agreed to vote their founder shares and any public shares purchased during or after the initial public offering in favor of the Transaction. In addition, the initial stockholder have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of the Transaction.

The Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Transaction. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a share purchase may include a contractual acknowledgement that such stockholder, although still the record holder of I-AM Capital shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. It is not anticipated that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to vote such shares in favor of the Transaction and thereby increase the likelihood of obtaining stockholder approval of the Transaction. This may result in the completion of the Transaction that may not otherwise have been possible.

Redemption Rights for Holders of Public Shares Upon Consummation of the Transaction

I-AM Capital is providing its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of the Transaction at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Transaction, including interest, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is anticipated to be approximately $10.15 per public share. The Sponsor and the Company’s executive officers and directors have entered into letter agreements with I-AM Capital, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of the Transaction.

In addition, I-AM Capital has agreed to issue a Special Dividend of common stock on all shares of I-AM Capital common stock that are outstanding immediately prior to the closing of the Transaction, to each stockholder who beneficially owns such shares as of such time (other than the Sponsor, Maxim and its affiliates, who have agreed to waive their rights to such dividend). The number of shares to be issued in the Special Dividend for each outstanding share shall be equal to 600,000 divided by the number of shares of common stock eligible to receive such dividend. In connection with the Special Dividend, the Sponsor has agreed to cancel a number of founder shares equal to the aggregate number of shares issued in the Special Dividend. To the extent you transfer or redeem your shares of I-AM Capital common stock prior to the closing of the Transaction, you will not receive the Special Dividend.

Limitation on Redemption Rights Upon Completion of the Transaction

Notwithstanding the foregoing, I-AM Capital’s Restated Certificate provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in I-AM Capital’s initial public offering. This restriction may discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force I-AM Capital or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in I-AM Capital’s initial public offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by I-AM Capital or I-AM Capital’s management at a premium to the then-current market price or on other undesirable terms. By limiting stockholders’ ability to redeem to no more than 15% of the shares sold in I-AM Capital’s initial public offering, the ability of a small group of stockholders to unreasonably attempt to block the completion of the Transaction is limited. However, stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in the initial public offering) for or against the Transaction is not restricted.

Redemption of Public Shares and Liquidation if No Initial Business Combination

The Sponsor, executive officers and directors have agreed that I-AM Capital must complete its initial business combination by August 21, 2018 (or May 21, 2019, if we extend the period to consummate a business combination). If I-AM Capital is unable to complete its business combination within such time frame, it will:

●	cease all operations except for the purpose of winding up;

●	as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay liquidation expenses), less taxes payable and up to $600,000 of working capital expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and

●	as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and I-AM Capital’s board of directors, dissolve and liquidate;

subject in each case to obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Pursuant to its Restated Certificate, I-AM Capital’s powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up its affairs.

Management

Directors and Executive Officers

I-AM Capital’s directors and executive officers are as follows:

Name	Age	Position
F. Jacob Cherian	53	Chief Executive Officer and Class II Director
Suhel Kanuga	43	Chief Financial Officer, Secretary and Class II Director
Donald R. Caldwell	71	Chairman and Class I Director
Roman Franklin	34	Class I Director
Max Hooper	71	Class II Director
Frank Leavy	65	Class I Director
Edward Leonard Jaroski	71	Class I Director
William H. Herrmann, Jr.	72	Class II Director

F. Jacob Cherian, has served as our Chief Executive Officer and has been a member of our board of directors since inception. Mr. Cherian is also one of the managing members of our Sponsor Mr. Cherian co-founded and served as Chairman, Chief Executive Officer and director of Millennium India from July 2006 to October 2013, completing a $58 million initial public offering in July 2006. Millennium India completed a business combination with SMC, an India-headquartered diversified financial services company with over 2,500 locations in over 500 cities in India serving approximately 1.7 million investors by acquiring a 14.9% interest in SMC. Mr. Cherian served on the Board of Directors of SMC from 2008 to December 2017, and also served on the Board of Directors of Moneywise Financial Services, a non-bank finance company in India, from 2008 to December 2017. From April 2004 to July 2006, Mr. Cherian served as Partner in the financial services division of Computer Sciences Corporation (“CSC”), a Fortune 500 firm with approximately $15.0 billion in annual revenues. Mr. Cherian’s prior work experience includes positions as a director in New York with KPMG LLP / KPMG Consulting from October 1998 to March 2004, and JP Morgan & Co from September 1995 to September 1998 in its Fixed Income Credit Portfolio & Derivatives Division.  Mr. Cherian has extensive international experience and has relocated to, and had multi-year residences in, both Europe and India. He is frequently featured in leading publications and industry conferences for his insights on emerging trends and growth markets, and is a respected authority on South Asian and India-related affairs.  Mr. Cherian holds a Bachelor of Arts degree in Accounting & Information Systems from Queens College of CUNY and an MBA in International Finance from St. John’s University. He has also served as Adjunct Professor of Finance at the Tobin College of Business at St. John’s University’s MBA Program for ten years.

We believe Mr. Cherian’s extensive executive experience and leadership in global including India related business transactions qualifies him to serve on our board of directors.

Suhel Kanuga, has served as our Chief Financial Officer and Secretary and has been a member of our board of directors since inception. Mr. Kanuga is also one of the managing members of our Sponsor. Mr. Kanuga co-founded Millennium India, completing a $58 million initial public offering in July 2006 and consummated a business combination with SMC and served at various positions including President, Chief Financial Officer, Treasurer, Secretary, Chief Compliance Officer and Director from March 2006 through May 2015. Mr. Kanuga also served on the Board of Directors of SAM Global Securities, prior to its amalgamation with SMC from January 2008 to February 2009. From April 2004 to July 2006, Mr. Kanuga served as Principal in the financial services division of CSC. He also held management positions at KPMG Consulting in New York from January 1999 to August 2004 and prior to that, U.S. West, Inc. Mr. Kanuga has significant international management experience, having worked with businesses across the United States, Europe and Asia. Mr. Kanuga is experienced in identifying business value, and structuring investments and acquisitions to scale up businesses. Mr. Kanuga has been interviewed in the media for his views and expertise on emerging markets/India investments and governance, and has also presented at industry conferences. He holds Bachelor’s degrees in Mathematics and Economics from Lawrence University.

We believe Mr. Kanuga’s deep understanding of finance and international business management and transactions qualifies him to serve on our board of directors.

Donald R. Caldwell, who has been an independent director and the Chairman of our board of directors since August 16, 2017, is an experienced investor, co-founded Cross Atlantic Capital Partners, Inc., a venture capital management company, where he has served as its Chairman and Chief Executive Officer since 1999. At Cross Atlantic Capital Partners, Inc., Mr. Caldwell has raised four investment funds totaling over $500 million of committed capital and is responsible for the firm’s operations, building the investment team, and growing the Cross Atlantic franchise through fundraising, network development, and deal flow generation. Prior to founding Cross Atlantic Capital Partners, Inc. in March 1999, Mr. Caldwell was President and Chief Operating Officer of Safeguard Scientifics, Inc. (NYSE: SFE) (“Safeguard”) from 1996 to 1999, where he also previously served as Executive Vice President from 1993 to 1996.  In addition to his service on our board, Mr. Caldwell currently serves on the board of directors of three public companies: InsPro Technologies Corporation (OTC: ITCC) since 2008, where he serves as chairman of the board and member of the audit committee; Lightning Gaming, Inc., since June 2015, where he serves as a director and chairman of the audit committee; and Quaker Chemical Corporation (NYSE: KWR) since 1997, where he serves as lead director, as chairman of the executive committee and member of the compensation and audit committees; Mr. Caldwell was previously a member of the board of directors of Diamond Cluster International, Inc. from 1994 to 2010 and has served as a director for several private companies and non-profit organizations, including software and money management firms as well as the Pennsylvania Academy of the Fine Arts and the Committee for Economic Development. Mr. Caldwell is a Certified Public Accountant (Retired) and holds a Bachelor of Science degree from Babson College and a Master of Business Administration from the Graduate School of Business at Harvard University.

We believe Mr. Caldwell’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on our board of directors.

Roman Franklin, has been an independent director since August 16, 2017. Mr. Franklin has been Chief Investment Officer of SMC Global USA since March 2016, and prior, President of Franklin Financial Planning from 2005 to 2016. Roman Franklin is a 14-year veteran of the financial services industry. By the age of 22 he held FINRA Series 7, Series 66, and Life, Health, and Variable Insurance Licenses. In 2005, he founded a fee-only registered investment advisory firm. In 2008, he was one of the youngest recipients of the National Association of Financial Advisors (“NAPFA”) Registered Financial Advisor (RFA) designation. In 2015, he was elected as a Board Member of the NAPFA, South Region Board of Directors, overseeing more than a dozen states from Texas, to Florida, to North Carolina. Mr. Franklin has experience in domestic and international investment, and has been involved in multiple business transactions tied to India, including the sale of a 50% equity stake in his wealth management business to Indian financial services firm SMC. Mr. Franklin holds a Bachelor’s Science degree in Management from Barry University and an M.B.A. in Finance from the Graduate School of Business at Stetson University.  His civic organization roles include School Advisory Council for Volusia County Schools, City of DeLand Economic Development Committee, and the Boys’ and Girls’ Clubs of Central Florida.

We believe Mr. Franklin’s strong expertise in finance and international and domestic business transactions, in particular those with Indian exposure, qualifies him to serve on our board of directors.

Max Hooper, who has been an independent director since August 16, 2017, serves as Managing Director of Merging Traffic, a web-based crowdsourcing portal, since September 2015 and Head of Investment Banking and Senior Vice President of Triloma Securities, a subsidiary of Triloma Financial Group LLC, since January 2016. Dr. Hooper is also the founder and owner of Partners Advisory Group and Partners Capital Group, two financial advisory firms since January 2014. Since February 2018, Dr. Hooper’s primary focus has been as Managing Director/CEO of Managing Traffic and co-owner of Triloma Financial Group. Prior to that, Dr. Hooper was co-founder of Equity Broadcasting Corporation, a media company that owned and operated more than one hundred television stations across the United States. Dr. Hooper is an accomplished entrepreneur and has started multiple businesses in technology/internet, lodging, and services industries. Dr. Hooper has served on the investment committee of several venture capital and angel funds, and has completed “work out” transactions as a Certified Debt Arbitrator representing banks and private transactions. Dr. Hooper also has prior experience with SPACs such as transaction structuring, administration, research, and execution. Dr. Hooper has earned five doctorate degrees from a variety of institutions.

We believe Dr. Hooper’s expertise in investment, management and mergers and acquisitions over various industries qualify him to serve on our board of directors.

Frank Leavy, has been an independent director since August 16, 2017. Since 2007, Mr. Leavy has been the Senior Vice President and Director of Finance and Administration for Blake’s All Natural Foods, a manufacturer of “better for you” frozen entrees. Prior to that, he held various financial officer positions at member companies of Group Rossignol, a world leading company in the winter sports industry. Specifically, he was Controller of Rossignol Ski Company from 1982 to 2006 and Vice President of Finance of Skis Dynastar, Inc. and Skis Dynastar Canada from 2000 to 2006. He also served as Chief Operating Officer at Roger Cleveland Golf Company, a subsidiary of Group Rossignol from 1999 to 2000 and was elected a director of the company from 2003 to 2005. Mr. Leavy holds a Bachelor of Arts degree from the College of the Holy Cross and a Master of Science degree in accounting from the Graduate School of Professional Accounting at Northeastern University.

We believe Mr. Leavy’s extensive experience in corporate finance qualify him to serve on our board of directors.

Edward Leonard Jaroski, has been an independent director since October 2017. Mr. Jaroski was the founder of Fixed Income Portfolio Manager at Capstone Asset Management Company and has served as its President and Chief Executive Officer since from Mr. Jaroski has been Chairman, Chief Executive Officer and President of various Capstone/Steward Funds in the fund complex from 1987 through 2016. Mr. Jaroski was at Tenneco Financial Services from 1981 to 1987, where he was the Executive Vice President. He started his career at Philadelphia Life Insurance Company as Manager of Investments in 1969, where he served until 1981 and also served as its Vice President of Finance. He also served as a Director of Philadelphia Life Asset Management Company. Mr. Jaroski holds the insurance industry professional designations of Chartered Life Underwriter, Charter Financial Consultant and Fellow Life Management Institute. He holds a B.B.A. degree in Accounting from Temple University.

We believe Mr. Jaroski’s experience in investments and asset management qualify him to serve on our board of directors.

William H. Herrmann, Jr., has been an independent director since October 2017. Mr. Herrmann has over 40 years of experience in financial services, and insurance and investment planning industries. Presently, Mr. Herrmann is the Owner of Herrmann & Associates, a financial services firm affiliated with Hudson Heritage Capital Management Inc., a Registered Investment Advisor since February 15, 2006. Mr. Herrmann has also served as Director of Steward Funds, since 2011, and presently serves as it lead independent director. Mr. Herrmann serves as the Chairman of the Nominating and Corporate Governance Committee of Steward Funds. He previously served as the Chairman of the Contracts Committee of Steward Funds. Mr. Herrmann is also a Director of Church Capital Fund, where he serves as the Chairman of the Nominating and Corporate Governance Committees. Mr. Herrmann is also a Trustee of LuLu Shriners Investment Advisory Committee and the Chairman of Beta Rho Property Company. Mr. Herrmann holds a B.A. from the University of Pennsylvania, and an MBA from Temple University, and holds the Chartered Life Underwriter (CLU) designation from American College. Mr. Herrmann holds Series 7, 63, and 65 securities licenses as well as insurance licenses in multiple states.

We believe Mr. Herrmann’s experience in financial services and the investment planning industry qualify him to serve on our board of directors.

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the Class I director, consisting of Messrs. Caldwell, Leavy, Franklin and Jaroski, will expire at the special meeting of stockholders. The term of office of the Class II directors, consisting of Messrs. Cherian, Kanuga and Herrmann and Dr. Hooper, will expire at the second annual meeting of stockholders.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Caldwell, Leavy, Franklin, Jaroski and Herrmann and Dr. Hooper are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

Prior to the Transaction, none of our executive officers, directors or director nominees received any cash (or non-cash) compensation for services rendered to us. We pay an affiliate of our executive officers a total of $10,000 per month for office space, utilities and secretarial support. Prior to the Transaction our Sponsor, executive officers and directors, or any of their respective affiliates, were entitled to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or their affiliates.

After the completion of the Transaction, directors or members of our management team who remain with us may be paid consulting, management or other fees. All of these fees will be fully disclosed to stockholders. Any compensation to be paid to our officers will be determined by out compensation committee.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors.

Audit Committee

Messrs. Caldwell and Franklin and Dr. Hooper serve as members of our audit committee. Mr. Caldwell serves as chairman of the audit committee. Under NASDAQ listing standards and applicable SEC rules, I-AM Capital is required to have three members of the audit committee, all of whom must be independent. Messrs. Caldwell and Roman and Dr. Hooper are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Caldwell qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
●	setting clear hiring policies for employees or former employees of the independent auditors;
●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Messrs. Caldwell and Franklin and Dr. Hooper. Mr. Caldwell serves as chairman of the compensation committee. I-AM Capital has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving the compensation of all of our other executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Caldwell and Franklin and Dr. Hooper. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rule, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws.

I-AM Capital has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

I-AM Capital has adopted a Code of Ethics applicable to our directors, officers and employees. I-AM Capital has previously filed a copy of our form of Code of Ethics as an exhibit to our registration statement on Form S-1 (File 333-219251). You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Messrs. Jaroski and Herrmann did not file Form 3s upon their appointment to the board of directors. Based solely upon a review of such forms, we believe that except as provided above during the year fiscal ending May 31, 2018 there were no delinquent filers.

Board Meetings and Attendance at Annual Meetings

In the fiscal year ending May 31, 2018, I-AM Capital’s board of directors held four meetings, and its audit committee and compensation committee did not meet.

Limitation on Liability and Indemnification of Officers and Directors

Our Restated Certificate provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Restated Certificate provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

I-AM Capital has entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Restated Certificate. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. I-AM Capital has purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification we provide to our officers and directors will only be able to be satisfied by us if (i) I-AM Capital has sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our audit committee supports our board in discharging its oversight duties and addresses risks inherent in its area.

Employees

Prior to the Transaction, I-AM Capital has two executive officers. Members of the management team are not and will not be obligated to devote any specific number of hours to I-AM Capital’s matters, but they intend to devote as much of their time as they deem necessary to its affairs until the initial business combination is complete. The amount of time that members of management will devote in any time period will vary based on whether a target business has been selected for the initial business combination and the current stage, if any, of any business combination. I-AM Capital has one full time administrative employee and does not intend to have any other employees prior to the completion of the initial business combination.

Legal Proceedings

There are no legal proceedings pending against I-AM Capital.

Properties

I-AM Capital currently leases executive offices at 1345 Avenue of the Americas, 11th Floor, New York, New York. I-AM Capital considers the current office space adequate for its current operations.

Available Information

I-AM Capital is required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis, and is required to disclose certain material events (e.g., changes in corporate control, acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business and bankruptcy) in a Current Report on Form 8-K. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s Internet website is located at http://www.sec.gov.

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of I-AM Capital’s common stock as of July 25, 2018 by:

●	each person known by I-AM Capital to be a beneficial owner of more than 5% of its outstanding 6,813,500 shares of common stock;
●	each of I-AM Capital’s officers and directors; and
●	all of I-AM Capital’s officers and directors as a group.

Unless otherwise indicated, it is believed that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the public rights or public warrants or the private placement rights or private placement warrants as these rights and warrants are not convertible or exercisable, respectively, within 60 days of the date of this proxy statement.

Name and Address of Beneficial Owners (2)	Amount and nature of beneficial ownership (1)	Percentage of outstanding common stock
Five Percent Owners:

I-AM Capital Partners LLC (3)	1,561,500	22.9%
Boothbay Absolute Return Strategies LP (4)	568,400	8.3%
Polar Asset Management Partners Inc. (5)	458,000	6.7%
Karpus Management, Inc.(6)	457,125	6.7%
AQR Capital Management, LL (7)	450,000	6.6%
Hudson Bay Capital Management LP (8)	425,000	6.2%
HGC Investment Management Inc. (9)	408,750	6.0%
The K2 Principal Fund, L.P.(10)	400,000	5.9%

Directors and Officers:

F. Jacob Cherian (3)	1,561,500	22.9%

Suhel Kanuga (3)	1,561,500	22.9

Donald R. Caldwell(11)	—	—

Roman Franklin(11)	—	—

Max Hooper(11)	—	—

Frank Leavy(11)	—	—

Edward Leonard Jaroski(11)	—	—

William H. Herrmann, Jr.,(11)	—	—
All Directors and Officers as a group (eight persons)	1,561,500	22.9%

(1)	Does not include the exercise of the 5,200,000 warrants or rights included in the public units sold at the initial public offering and upon the exercise of the underwriter’s over-allotment option or the 261,500 warrants or rights that are included in the private placement units purchased by our Sponsor at the initial public offering and upon the exercise of the underwriter’s over-allotment option. Includes 52,000 shares issued to Maxim at closing of the initial public offering and the exercise of the underwriter’s over-allotment option, which do not have redemption rights to the trust.

(2)	Unless otherwise indicated, the business address of each of the stockholders is 1345 Avenue of the Americas, 11th Floor, New York, NY 10105.
(3)

Represents shares of common stock held directly by I-AM Capital Partners LLC, our sponsor. F. Jacob Cherian and Suhel Kanuga are managers and members of our sponsor and share voting and dispositive control over the securities held by our sponsor, and thus share beneficial ownership of such securities. Each of Messrs. Cherian and Kanuga disclaims beneficial ownership over any securities owned by our Sponsor in which he does not have any pecuniary interest.

(4)

According to a Schedule 13G filed with the SEC on October 20, 2017 on behalf of Boothbay Absolute Return Strategies LP, a Delaware limited partnership, Boothbay Fund Management, LLC, a Delaware limited liability company and Ari Glass. Mr. Glass is the Managing Member of Boothbay Fund Management, LLC. The principal office of the stockholder is 810 7th Avenue, Suite 615, New York, NY 10019-5818.

(5)

According to a Schedule 13G filed with the SEC on February 14, 2018, on behalf of Polar Asset Management Partners Inc., a company incorporated under the laws on Ontario, Canada. The principal office of the stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(6)

According to a Schedule 13G filed with the SEC on February 14, 2018, on behalf of Karpus Management, Inc., d/b/a Karpus Investment Management, a New York corporation. The principal office of the stockholder is 183 Sully’s Trail, Pittsford, New York 14534.

(7)	According to a Schedule 13G filed with the SEC on February 14, 2018, on behalf of AQR Capital Management, LLC, AQR Capital Management Holdings, LLC and CNH Partners, LLC. AQR Capital Management, LLC is a wholly owned subsidiary of AQR Capital Management Holdings, LLC. CNH Partners, LLC is deemed to be controlled by AQR Capital Management, LLC. The principal office of the stockholder is Two Greenwich Plaza, Greenwich, CT 0683.

(8)	According to a Schedule 13G filed with the SEC on February 2, 2018, on behalf of Hudson Bay Capital Management LP and Sander Gerber. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Mr. Gerber disclaims beneficial ownership of these securities. The principal office of the stockholder is 777 Third Avenue, 30th Floor, New York, NY 10017.

(9)	According to a Schedule 13G filed with the SEC on February 1, 2018, on behalf of HGC Investment Management Inc. a company incorporated under the laws of Canada. The principal office of the stockholder is 366 Adelaide, Suite 601, and Toronto, Ontario M5V 1R9, Canada.

(10)	According to a Schedule 13G filed with the SEC on August 30, 2017 on behalf of Shawn Kimel (“Kimel”), Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”), The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”), K2 GenPar L.P., an Ontario limited partnership (the “GP”), K2 GenPar 2009 Inc., an Ontario corporation (“GenPar 2009"), and K2 & Associates Investment Management Inc., an Ontario corporation. Mr. Kimel is president of each of SKI, the GP, GenPar 2009 and K2 & Associates. The GP is the general partner of the Fund, and GenPar 2009 is the general partner of the GP. GenPar 2009 is a direct wholly-owned subsidiary of SKI. K2 & Associates is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. The principal office of the stockholder is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2.

(11)	Indirectly have an interest in the founder shares of common stock held directly by the Sponsor due to their partial ownership of the Sponsor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF I-AM CAPITAL

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Unless otherwise indicated, references in this section to “we,” “our,” “us” and other similar terms refer to I-AM Capital before the Transaction.

Overview

We are a blank check company incorporated on April 17, 2017 in Delaware and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our business combination using cash from the proceeds of our IPO and the private placement, our securities, debt or a combination of cash, securities and debt.

The issuance of additional shares of common stock or preferred stock:

●	may significantly dilute the equity interest of our investors;
●	may subordinate the rights of holders of common stock if we issue preferred shares with rights senior to those afforded to our common stock;
●	could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
●	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and
●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after our business combination are insufficient to pay our debt obligations;
●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
●	our inability to obtain additional financing if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
●	our inability to pay dividends on our common stock;
●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to complete a business combination may not be successful.

Recent Events

On May 3, 2018, we entered into a definitive agreement to invest up to $49 million in Smaaash. Following the closing, our primary business will be to act as the sole master distributor of Smaaash’s active entertainment games in North and South America and as the master franchisee for Smaaash’s active entertainment centers in North and South America. The transaction is subject to customary closing conditions. See our Current Reports on Form 8-K filed with the SEC on May 9, 2018 and June 28, 2018 for further information.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from April 17, 2017 (date of inception) through May 31, 2018 were organizational activities, those necessary to prepare for our IPO, which was consummated on August 22, 2017, and identifying a target company for a business combination including the Transaction. Following our IPO, we have not generated any operating revenues and will not until after the completion of our initial business combination. We have generated $521,702 through May 31, 2018 of non-operating income in the form of interest income. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended May 31, 2018, we had net loss of $8,862, which consists of operating costs of $530,564 offset by interest income of $521,702 on cash and marketable securities held in the trust account.

Liquidity and Capital Resources

The completion of our IPO and simultaneous private placement, inclusive of the underwriters’ partial exercise of their over-allotment option, generated gross proceeds to us of $54,615,000. Related transaction costs amounted to approximately $3,838,000, consisting of $3,360,000 of underwriting fees, including $1,820,000 of deferred underwriting commissions payable (which are held in the trust account) and $478,000 of IPO costs.

Following our IPO and the partial exercise of the over-allotment option, a total of $55,740,000 was placed in the trust account and we had $552,190 of cash held outside of the trust account, after payment of all costs related to the IPO.

As of May 31, 2018, we had cash and marketable securities held in the trust account of $53,353,715, substantially all of which is invested in U.S. treasury bills with a maturity of 180 days or less. Interest income earned on the balance in the trust account may be available to us to pay taxes. Since inception, we have withdrawn $406,050 of interest income from the trust account.

As of May 31, 2018, we had cash of $458,063 held outside the trust account, which is available for use by us to cover the costs associated with identifying a target business including Smaaash, negotiating a business combination, due diligence procedures and other general corporate uses. In addition, as of May 31, 2018, we had accrued expenses of $63,579.

For the year ended May 31, 2018, cash used in operating activities amounted to $470,153, mainly resulting from net loss of $8,862, offset by interest earned on marketable securities held in the trust account of $521,702. Changes in our operating assets and liabilities generated cash of $60,411.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and up to a maximum of $600,000 of working capital released to us and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes and up to $600,000 for working capital expenses, if any. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses (as well as pay personnel and advisors to do the forgoing), structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to us. We began incurring these fees on August 16, 2017 and will continue to incur these fees monthly until the earlier of the completion of our initial business combination or our liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has not identified any critical accounting policies.

INDUSTRY OVERVIEW

The information contained in this section is derived from various third party data sources including data from Government of India publications and industry sources. Industry sources and publications generally state that the information contained therein has been obtained from sources generally believed to be reliable, but that their accuracy, completeness and underlying assumptions are not guaranteed and their reliability cannot be assured. Industry and Government of India’s publications are also prepared based on information as of specific dates and may no longer be current or reflect current trends. However, we believe the information under this section to be accurate and complete.

Overview of the Indian Economy

India has emerged as the fastest growing major economy in the world as per the Central Statistics Organisation (CSO) and International Monetary Fund (IMF) and it is expected to be one of the top three economic powers of the world over the next 10-15 years, backed by its strong democracy and partnerships. India’s gross domestic product (GDP) is estimated to have increased 6.6% in 2017-18 and is expected to grow 7.3% in 2018-19.

Market size

India’s GDP at constant prices grew by 7.2% in September-December 2017 quarter as per the Central Statistics Organisation (CSO). Corporate earnings in India are expected to grow by 15 to 20% in fiscal year 2018-19 supported by recovery in capital expenditure, according to JM Financial. The tax collection figures between April 2017- February 2018 show an increase in net direct taxes by 19.5% year-on-year and an increase in net direct taxes by 22.2% year-on-year.

India has retained its position as the third largest startup base in the world with over 4,750 technology startups, with about 1,400 new start-ups being founded in 2016, according to a report by NASSCOM.

India’s labor force is expected to reach 160-170 million by 2020, based on rate of population growth, increased labor force participation, and higher education enrolment, among other factors, according to a study by ASSOCHAM and Thought Arbitrage Research Institute.

India’s foreign exchange reserves were $422.53 billion in the week up to March 23, 2018, according to data from the RBI.

Recent Developments

With the improvement in the economic scenario, there have been various investments in various sectors of the economy. The M&A activity in India increased 53.3% to $77.6 billion in 2017 while private equity (PE) deals reached $24.4 billion. Some of the important recent developments in Indian economy are as follows:

●	Indian companies raised Rs 1.6 trillion ($24.96 billion) through primary market in 2017.

●	Moody’s upgraded India’s sovereign rating after 14 years to Baa2 with a stable economic outlook.

●	India has improved its ranking in the World Bank’s Doing Business Report by 30 spots over its 2017 ranking and is ranked 100 among 190 countries in 2018 edition of the report.

●	India’s ranking in the world has improved to 126 in terms of its per capita GDP, based on purchasing power parity (PPP) as it increased to $7,170 in 2017, as per data from the International Monetary Fund (IMF).

●	India is expected to have 100,000 startups by 2025, which will create employment for 3.25 million people and $500 billion in value, as per Mr. T V Mohan Das Pai, Chairman, Manipal Global Education.

●	The total projected expenditure of Union Budget 2018-19 is Rs 23.4 lakh crore ($371.81 billion), 9% higher than previous year’s budget, as laid out in the Medium Term Expenditure Framework (MTEF).

●	India’s revenue receipts are estimated to touch Rs 28-30 trillion ($436- 467 billion) by 2019, owing to Government of India’s reforms like demonetisation and Goods and Services Tax (GST).

●	India received the highest ever inflow of equity in the form of foreign direct investments (FDI) worth $43.4 billion in 2016-17 and has become one of the most open global economies by ushering in liberalization measures, as per the mid-year economic survey of India. Total FDI investments in India during April-December 2017 stood at $35.94 billion.

●	The World Bank has stated that private investments in India is expected to grow by 8.8% in Fiscal Year 2018-19 to overtake private consumption growth of 7.4%, and thereby drive the growth in India’s gross domestic product (GDP) in Fiscal Year 2018-19.

●	The Indian Government has also introduced the Digital India initiative, which focuses on three core components: creation of digital infrastructure, delivering services digitally and to increase the digital literacy.

Road Ahead

India’s gross domestic product (GDP) is expected to reach $6 trillion by 2027 and achieve upper-middle income status on the back of digitization, globalization, favorable demographics, and reforms.

India is expected to be the third largest consumer economy as its consumption may triple to $4 trillion by 2025, owing to shift in consumer behavior and expenditure pattern, according to a Boston Consulting Group (BCG) report; and is estimated to surpass USA to become the second largest economy in terms of purchasing power parity (PPP) by the year 2040, according to a report by Pricewaterhouse Coopers.

Overview of the Indian Media & Entertainment Sector (Source: FICCI – EY M&E Report 2018)

The Media & Entertainment (“M&E”) sector in India is also experiencing good growth. Favorable demographics, rising consumer incomes, and demand for knowledge, entertainment, experiences, news, and sports aided the growth of the Indian M&E sector, which reached $23 billion in 2017, a growth of almost 13% from 2016. This growth was led by digital, film, gaming and events.

While the M&E sector was traditionally characterized by television, print and the new-age M&E sectors which are now growing include digital, family entertainment centers, virtual reality and augmented reality experiences, and online gaming.

Family Entertainment Center (“FEC”) Market Overview (Source: Global Family/Indoor Entertainment Centers report by Future Market Insights

Family entertainment centers (FECs) are small amusement parks or entertainment zones that typically serve local communities in big and small cities. These centers are designed to keep the entire family engaged, generally at a significantly less per-person cost than a traditional amusement park. They offer varied amusement options such as gaming consoles, arcades, video games, indoor playground systems, soft play areas, redemption machines, children’s rides, skill-based machine games and games based on virtual and augmented reality. FECs also host private celebrations such as birthday parties and corporate events. FECs are attractively located in areas such as malls, where customers often visit.

Globally, the FEC market is expected to increase from $17 billion in 2017 to $61 billion in 2027, especially given the launch of new and differentiated FECs that provide technology-rich and interactive experiences.

Global Family/Indoor Entertainment Centers Industry Analysis and Opportunity Assessment

In terms of value, the arcade studios segment is projected to be the most attractive segment in the global family/indoor entertainment centers market during the assessment period. Virtual reality (VR) gaming zones are expected to register a moderate year over year growth rate throughout the forecast period. In terms of value, the VR gaming zones segment is expected to register a compound annual growth rate (“CAGR”) of 15.9% during the assessment period. In 2017, the arcade studios segment is estimated to be valued at $6.0819 billion and is expected to register steady growth in terms of revenue throughout the period of forecast. With an increasing number of malls in various cities globally, consumers visit these malls on weekends, usually for shopping and dining at restaurants. The presence of entertainment centers at these malls allows customers to spend quality time with their family and friends, while playing games and other indoor sports. Hence, entertainment centers are becoming attractive places for families to spend time since they provide a combination of dining, and play areas. Family entertainment centers are attracting families in large numbers, which is expected to positively impact revenue growth of the market.

US and India markets are specifically fast-growing due to emergence of new gaming technologies and increasing trend of indoor gaming centers.

Diversified gaming and entertainment options available in FECs supporting global market growth:

With continuous innovations in technology, family entertainment centers are offering a diversified range of entertainment options for their customers. New technologies such as virtual reality gaming, 3D technology, and interactive sports entertainment are attracting consumers who prefer this form of entertainment over traditional entertainment options.

Rising preference for indoor entertainment is fueling the market growth of FECs:

Indoor entertainment centers, typically climate-controlled, are increasingly preferred as entertainment and leisure options by families over outdoor entertainment centers, in order to ensure that environmental factors and weather changes do not negatively affect the leisure time or experience of customers. Along with this, companies are offering food and other services at indoor entertainment centers under a single roof, which is another factor prompting customers to visit FECs and this factor is expected to drive growth of the FEC market.

Increasing disposable income and changing lifestyles:

Rising income among families has led to increased spending on entertainment and leisure activities. Families with children are spending more on entertainment activities such as bowling, and arcade games due to the interest of children in these kinds of games. Also, due to rapid industrialization and crowded cities, the lifestyle of people across the world has been hampered. With these changes in lifestyles, preference for quality time spending along with entertainment, food and beverages and other leisure activities is increased. This aids in attracting customers to the family entertainment centers for spending their leisure time also for celebrations, relaxation, and adventure experiences.

Geographical Expansion providing access to new consumer groups:

With the rising popularity of family entertainment centers as a leisure time spending option, the owners of the FEC’s have started to partner with the international brands specifically known for their entertainment. This partnership helps in value addition to the FEC’s as well as contributes significantly in the promotions of the FEC. It also helps in generating new international customer groups present in the other countries.

India FEC Market: (Source: Persistence Market Research):

The Indian family entertainment centers market is estimated to grow at a CAGR of 17.2% between 2018 and 2022. The market is expected to be valued at $1.598 billion by the end of 2018, and is expected to reach $3.014 billion by 2022. Increasing disposable incomes of Indian customers is expected to boost the family entertainment centers market in the coming years. In terms of market value share by end-2018, the arcade studios segment is estimated to hold nearly 41.9% of the Indian FEC market, and reach $670.0 million by end-2018.

Due to the advances in entertainment technology such as virtual reality, augmented reality and interactive sports experiences, family entertainment center owners are focused on offering advanced entertainment experiences to increase the revenue generation of the FECs. Hence, the VR gaming zones segment in the Indian FEC market are expected to grow at the highest CAGR over the forecast period. India, with solid GDP growth and a young and growing population, is expected to be attractive market for the family entertainment centers model.

The entry fees and ticket sales segment is estimated to gain significant market share, owing to the increasing retail traffic of teenage (12-18) customers in India.

India Family Entertainment Centers Market Value (US$ Mn) Forecast by FEC Type, 2018-2022

FEC Type	2018E	2019F	2020F	2021F	2022F	CAGR (2018-2022)
Arcade	670	754	864	1,010	1,208	15.9%
VR Gaming	319	376	451	551	690	21.2%
Sports Arcades	442	506	588	697	847	17.6%
Others	166	183	204	232	268	12.8%
Total	1598	1820	2108	2491	3014	17.2%

U.S. FEC Market: (Source: Persistence Market Research):

Revenue from the U.S. family entertainment centers market is expected to increase from $6.711 billion in 2018 to $10.981 billion by the end of 2022, representing a CAGR of 13.1% from 2018 to 2022. The growth of the FEC market in the U.S. is attributed to the increased gaming and entertainment options for young adults (18-24) in the U.S. FECs in the U.S. are focusing on introducing new VR games and interactive experiences to provide a better entertainment experience to consumers.

Revenue generation from the entry fees and ticket sales segment is estimated to dominate the market by 2018 end, by holding a market share of 32.5% in the overall U.S. family entertainment centers market, and this trend is expected to continue to the end of 2022.

Revenue generation from the food & beverages source in FECs is expected to grow at the highest CAGR, due to the increasing availability of different food options for kids as well as adults. In addition to this, people are also preferring FECs as a ‘location of choice’ for corporate parties and birthday parties for children as well as adults, and this trend is increasing revenue generation from the food and beverages section from the FECs.

The entry fees and tickets segment is projected to grow higher year over year as compared to other revenue sources in the U.S. Family entertainment centers market.

U.S. Family Entertainment Centers Market Value (US$ Mn) Forecast by FEC Type, 2018-2022

FEC Type	2018E	2019F	2020F	2021F	2022F	CAGR (2018-2022)
Arcade	2407	2653	2933	3252	3609	10.7%
VR Gaming	1724	2003	2333	2726	3187	16.6%
Sports Arcades	2127	2404	2726	3101	3530	13.5%
Others	453	501	550	602	655	9.6%
Total	6711	7562	8543	9682	10981	13.1%

SMAAASH’S BUSINESS

Overview

Smaaash operates state-of-the-art games and entertainment centers (the “Centers” and each a “Center”) across 31 locations in India and one location in the U.S., in addition to carrying out product sales of Smaaash’s games and equipment that Smaaash has developed in-house, supported by Smaaash’s sponsorship and other revenues.

Smaaash’s core concept is to offer an interactive, immersive and fun experience to customers at Smaaash’s Centers, blending Augemented Reality (AR) and Virtual Reality (VR) and other games, interactive sports experiences, indoor entertainment, and attractive food and beverage options, customized to the tastes and preferences of a diverse set of customers across age groups, genders and backgrounds, including corporate customers, families, friends and children. Smaaash’s game concepts are supported by Smaaash’s in-house technology, value engineering and systems integration capabilities.

Smaaash’s game attractions are classified as follows:

●	Active games and interactive sports simulators (“Active Games”), including active game options such as single and multi-level go-karting lanes and bowling alleys, as well as interactive simulator-based game options such as Super Keeper, Hoop Shot, Extreme Drone Racing and more;

●	In-house developed AR and VR games, including Finger Coaster, Jurassic Escape, Vertigo Walk The Plank, Fly Max and Haunted Hospital; and

●	Arcade games and others, including Camel Racing, Hoop Shot and Human Claw; soft play zones (indoor play areas for young children, including a ball pool, designed to encourage longer and repeat visits to Smaaash’s Centers, doing away with the requirement for families to make alternative childcare arrangements for the duration of their visits to Smaaash’s Centers); and indoor game viewing areas, complemented by its in-house food and beverage services.

Smaaash launched its flagship Center in November 2012, at Kamala Mills in Lower Parel, Mumbai, with a proprietary cricket game (obtained via a perpetual license from its Promoter and the patent-holder, Shripal Morakhia, for a one-time fee) as its anchor attraction. Over the last five years, Smaaash has transformed into a multi-center integrated games and entertainment company, with a wide suite of in-house developed AR and VR and other games, as well as food and beverage options at each of its Centers. Among other marketing initiatives, from time to time, Smaaash’s sponsorships with local athletes, sports icons and celebrities, including cricket, football, basketball and ice hockey players, to customize its games and increase their appeal to its customers, including via brand ambassadorships and game options designed around specific sports personalities.

Smaaash launched its first international Center in December 2016, at the Mall of America in Minnesota, USA. Smaaash’s star attraction in its U.S. Center is a multi-level go-karting track and games developed and launched by Smaash specifically for this Center, keeping in mind local preferences, such as its ice hockey-themed game called “What the Puck", and Active Games such as Super Keeper, Hoop Shot and Extreme Drone Racing, among others.

In fiscal year-ended March 2018, Smaaash bought PVR bluO and SVM bowling and gaming assets to expand its footprint across India. The acquisitions added 20 centers to Smaaash’s already existing portfolio. Smaaash is in the final stages of launching its Center in Dubai, in this quarter.

History & Key Milestones

Since the commencement of its business, Smaaash has developed and launched 55 games, in terms of either rolling out these games at its Centers, or conducting product sales to third parties. SMAAASH Labs, the research and development hub of Smaaash, includes a group of over 50 engineering professionals that has designed and built reality and interactive games, including interactive sports experiences such as the world’s first 360 degrees cricket simulator. Sporting experiences include soccer, ice hockey and basketball. Smaaash is also endorsed by Virat Kohli, Captain of India’s cricket team. Smaaash currently has over 25 new games under development, intended for launch during calendar 2018. Based on Smaaash’s in-house product development capability, Smaaash has also recently diversified its revenue mix by entering into product sales, including domestic and export sales, where Smaaash retains the intellectual property rights. Despite its limited operating history in this business, which Smaaash commenced during fiscal 2016, Smaaash has already established a global footprint with sales of its in-house developed games and equipment in global markets, including USA, Germany, Mexico, China, Turkey and Israel. Smaaash has received several awards and accolades, including, recently, the Asia Retail Congress (Entertainment and Fun) Award and Times Food and Nightlife Awards for Verbena, India Mice Awards for 18.99 Latitude Banquets, Best Indoor Kids Play Area for Mumbai and Runnerup Best Indoor Kids Play Area for Delhi in the year 2017.

Strengths

Smaaash considers the following to be its core competitive strengths:

Strategically located interactive and immersive entertainment centers.

Smaaash’s operate state-of-the-art games and entertainment Centers, offering an interactive, immersive and fun experience to customers at its Centers, blending AR and VR and other games, indoor entertainment and attractive food and beverage options, customized to the tastes and preferences of a diverse set of customers across age groups, genders and backgrounds, including families, friends and children, as well as corporate customers.

Smaaash has over 802 games in total across its Centers in India and 29 games in total at its Center in the U.S., at a range of attractive price points. Smaaash also has several other games in varying stages of conception and development, including over 25 games proposed to be launched during calendar year 2018. To complement Smaaash’s games and recreation options, Smaaash offers in-house food and beverage services at each of its Centers. Each of Smaaash’s Centers in India (except its Center at Cyberhub, in the National Capital Region of Delhi, or “Delhi NCR”) includes a circus and carnival-themed multi-cuisine café, under the brand “Mighty Small". At Smaaash’s Center at Cyberhub, Delhi NCR, Smaaash has a restaurant and bar named “Uncorked". Smaaash also runs a micro-brewery and go-karting center called “Pitstop Brewpub and Smaaash Skykarting” at Smaaash’s Center in HUDA Center, Delhi NCR.

As Smaaash’s Centers are primarily designed as indoor complexes, the games and entertainment options at its Centers are not designed around or dependent on any seasons, in order to attract customers, and are not unduly affected by adverse weather conditions. Smaaash believes it has the “first mover advantage”, as its unique and differentiated blend of games, indoor entertainment and food and beverage attractions at Smaaash’s Centers cannot be easily replicated. Moreover, Smaaash’s Centers are strategically located in easily accessible locations in densely populated urban centers, with wide catchment areas, in terms of being located near commercial hubs or relatively upmarket areas. For instance, Smaaash’s flagship Center in India is at Kamala Mills in Lower Parel, while its Center in the Mall of America, with its several stores and dining options, is located in Bloomington, Minnesota, close to downtown Minneapolis.

Culture of innovation and value engineering.

Smaaash, through Smaaash Labs, has robust in-house research and development (“R&D”), value engineering and systems integration capabilities, across multiple technology and product platforms. Smaaash commenced its operations by launching a proprietary cricket game as its anchor attraction at Smaaash’s first and flagship Center in Mumbai. Since then, Smaaash has developed 55 games in-house and have a pipeline of over 25 such games intended for launch during 2018. Smaaash continue to place emphasis on enhancing its R&D, value engineering and systems integration capabilities. Headed by Smaaash’s CTO, Kaizad Bajina, its in-house R&D team consists of 50 employees. Smaaash has also set up a dedicated product development laboratory in Worli, Mumbai. Smaaash has 99 registered trademarks owned or perpetually licensed and 219 trademark registrations applied for.

Among other things, Smaaash’s ability to develop its own games in-house allows it to operate such games at its Centers without high-cost licensing, royalty and maintenance expenses, and to explore monetization opportunities through product sales.

Smaaash’s value engineering capability also allows it to keep pace with evolving technology and customer preferences and provides us with operational flexibility, in terms of Smaaash’s ability to enhance and reconfigure games and components at a fast pace and controlled cost, for instance, by reducing power consumption or floor space usage, increasing load capacity or durability, and reducing reliance on staff to operate the games and maintain the equipment at its Centers.

Strong, unique and differentiated brand with broad customer appeal.

At its Centers, Smaaash blends games and recreation with attractive food and beverage and dining concepts into uniquely immersive, involved and fun indoor social entertainment experiences. Despite its relatively short operating history, Smaaash has established strong brand recall and a proposition that appeals to a wide range of customers of all ages, genders and backgrounds, across geographies and seasons. Smaaash’s in-house R&D and innovation enable it to differentiate its brand and value proposition, compared to other companies that are traditionally focused on arcade games, or that focus solely on certain customer segments such as children and families (family entertainment centers, or “FECs”) or adults, or food and beverage operators, including sports bars; innovating, customizing and upgrading Smaaash’s games by leveraging on the “novelty factor”, local customer preferences, psychographic or demographic fit, game or footprint size, competitive element, and other social and aspirational elements affecting its customers.

In addition, Smaaash place emphasis on its marketing and sales initiatives. At its Centers, Smaaash offers aspirational redemptions, including in the form of opportunities for customers to play simulated games with and against global sporting idols, and rewards in terms of prizes for winning games at its Centers. From time to time, Smaaash also ties up with local athletes and sports icons, such as cricket, football, basketball and ice hockey players, to customize its games and increase their appeal to Smaaash’s customers, including via brand ambassadorships. Smaaash also continually refines its pricing and promotions strategy to coincide with various sports and other events, festivals, seasons and holidays through the year, targeted promotions such as to corporate customers for hosting corporate events and off-sites, or college and school students, or “ladies nights” and “happy hours”, birthday and other parties and celebrations, and other social events, as well as utilizing Smaaash’s loyalty program, “Smaaash Insiders", and feedback tools to obtain customer insights, as part of its overall commitment to customer satisfaction. In addition, Smaaash advertises on and sell tickets to customers through third party mobile application (“app”)-based or online aggregators, allowing it to introduce its offerings to, and draw in customers from, beyond the immediate physical vicinity and catchment areas of its Centers.

Scalable business model, uniquely positioned for growth.

Smaaash’s diversified revenue base extends beyond game revenues from its Centers, to include product sales and sponsorship and other income sources. Smaaash’s games are designed to have a relatively long “shelf life”, based on the enduring popularity of sports such as cricket in the Indian market and ice hockey in the U.S. market. Smaaash continues to evolve and optimize its operations at its Centers to support Smaaash’s future growth. For instance, supported by Smaaash’s in-house R&D, discussed in more detail above, each of its Centers includes modular components that can be arranged in various combinations to fit into differently shaped sites and to facilitate future expansion and redesign, also allowing attractions or components to be moved from one Center to another for re-deployment, depending on customer preferences and geographies.

Smaaash’s in-house R&D and value engineering capability also serves to accelerate product sales. Despite a relatively short operating history in this vertical, which Smaaash commenced only in fiscal 2016, Smaaash has developed some marquee customer relationships. Smaaash’s popular product sales include some of Smaaash’s in-house developed games, the “Finger Coaster", "Walk the Plank” and “Cricket Lanes". The success of its Centers, based on Smaaash’s scalable business model, also enables Smaaash to earn sponsorship revenues. In addition to such internal factors, Smaaash is uniquely positioned to leverage favorable macroeconomic and demographic factors and other external contributors for growth.

Experienced founder, supported by professional key management and staff.

Smaaash was founded by its Chief Executive Officer (“CEO”) Emeritus, Shripal Morakhia, an entrepreneur associated in the past with Sharekhan, SSKI and YoBoHo. Among other things, Smaaash benefits from Mr. Morakhia’s vision, strategic guidance, years of entrepreneurial and managerial experience, and his relationships in the industry. Smaaash has a young and dynamic management team, of which various members have contributed to its track record of growth, including: Vishwanath Kotian, Chief Financial Officer (“CFO”), with extensive experience in the M&E sector, having been CFO of ACK Media and in the M&E team at Ernst & Young; Kaizad Bajina, Smaaash’s Chief Technology Officer (“CTO”), with over 15 years of experience at systems integration companies, previously as chief of operations and technology at Strix System Inc and Lifestyle Networks Limited;

Smaaash also actively recruits professionally qualified individuals with a professional and educational background that Smaaash considers appropriate to a business of its size and nature.

Strategies

Smaaash considers the following to be its core growth strategies:

Expand Smaaash’s network of Centers across India and overseas.

Smaaash continues to explore opportunities to set up and expand operations primarily in mall and shopping center locations in India and overseas, typically with revenue share arrangements with the respective property developers, based on Smaaash’s potential to attract and increase high quality consumer traffic. In India, Smaaash intends to expand its network of Centers with a focus on urban locations across India, particularly towns with increasing urban populations in North and Western India, expecting to grow to approximately 60 centers within the next two years. In India, while Smaaash has historically focused on organic growth, Smaaash intends to also explore commercially viable franchisee arrangements or opportunities for future inorganic growth, including in tier-II and tier-III cities and towns in India. Smaaash is also exploring opportunities for strategic overseas expansion, particularly in developed and emerging markets such as North America and the Middle East, including through joint ventures. At each of Smaaash’s new Centers, Smaaash intends to offer targeted attractions, for instance, including cricket-themed attractions for its customers in India; ice hockey and American football themed attractions for its customers in the North American market; and football and cricket themed attractions for Smaaash’s customers in the Middle East market, including the Indian diaspora in the Middle East market. Moreover, Smaaash intends to continue targeted promotions to increase bulk bookings at its Centers, particularly for corporate events. As Smaaash increases its network of Centers in the future, Smaaash will seek to leverage economies of scale, including by reducing its overhead and optimizing its procurement strategy and channels, as and when suitable opportunities arise.

Grow Smaaash’s range of games and entertainment attractions, across its Centers.

Smaaash’s strategic objective of growing its range of games and entertainment options at its Centers is intended to increase Smaaash’s popularity with customers, encourage repeat visits from customers. This strategy is based on Smaaash’s pipeline of new games in various stages of in-house ideation and development, to create targeted attractions based around sports and celebrities that are popular in local markets. Smaaash is also constantly evolving its marketing and promotional activities to increase its popularity with customers and improve the customer experience at its Centers. For example, in the past, Smaaash has developed cricket-themed games for Smaaash’s Centers in India, ice hockey and basketball themed games for its Center in the Mall of America in Minnesota, U.S., and football themed games for Smaaash’s planned centers in the Middle East, where these sports are very popular locally. Smaaash also expects that customer demand for indoor game viewing areas, complemented by Smaaash’s in-house food and beverage services, will be one of the key drivers of Smaaash’s growth in the future. Smaaash has used its flagship center in Mumbai as a testing ground for games that Smaaash has launched across its other Centers in India, and Smaaash intends to continue doing so in the future. Going forward, Smaaash’s objective will be to also use its Center in the U.S. as a testing ground to innovate and develop customized attractions for future international expansions in Canada and the U.S. and other developed game markets. Smaaash may also explore similar opportunities to incubate and develop new game ideas at any existing, planned or future centers.

Increase Smaaash’s product sales, worldwide.

Smaaash intends to continue increasing its product sales, with a focus on exports, including through Smaaash’s expansion into different global markets, particularly large and attractive markets in Asia, such as China, Korea and Japan, and in the U.S. and Canada. Smaaash intends to continue to develop a pipeline of new games, to support the growth of its product sales business worldwide, supported by its in-house R&D and value engineering capability. In addition, Smaaash expects to continue its participation in industry fairs and exhibitions, particularly with a view to increasing Smaaash’s product sales business. Smaaash’s planned increase in its product sales would balance Smaaash’s revenue mix between games, product sales, and sponsorship and other income. Moreover, as Smaaash increase its product sales in the future, including through possible growth and diversification in Smaaash’s distributor network, Smaaash would seek to leverage economies of scale, including in terms of obtaining insights and strategic access to high-value customers and markets.

Enhance Smaaash’s marketing and advertising initiatives to retain and increase Smaaash’s customer appeal and strengthen its brand value.

One aspect of Smaaash’s planned digital customer outreach will be digital sales, including through its own website and the launch of its own app for mobile phones and smart devices, allowing customers planning to visit Smaaash’s Centers to pre-purchase games and packages digitally prior to their visits to its Centers, and to leave their valuable feedback digitally, in a manner that may be more convenient for them, while also being easier for Smaaash to track and utilize. Another aspect of Smaaash’s planned digital outreach will be Smaaash’s continuing initiative to reach out to a wider customer base through app-based or online aggregators.

Smaaash’s digital customer outreach initiatives are intended to reduce Smaaash’s promotional expenses, increase its brand management flexibility, and expand recognition of its brand and value proposition beyond the immediate physical vicinity and catchment areas of its Centers. Through Smaaash’s digital customer outreach, Smaaash would, among other things, seek to draw increasing numbers of new customers to its Centers, increase the number of return customers at its Centers, and increase per capita and overall customer spend at its Centers. In addition to the above, Smaaash also intends to continue to refine Smaaash’s pricing and promotions strategy to coincide with various sports and other events, festivals, seasons and holidays through the year, targeted promotions such as to corporate customers for hosting corporate events and off-sites, or college and school students, or “ladies nights” and “happy hours”, birthday and other parties and celebrations, and other social events, as well as utilizing Smaaash’s loyalty program, “Smaaash Insiders", and feedback tools (in the future, in particular, including through Smaaash’s digital outreach, as indicated above) to obtain customer insights, as part of its overall commitment to customer satisfaction. Smaaash would also seek to continue tying up with sports icons and other celebrities to act as Smaaash’s brand ambassadors, and offering aspirational rewards by way of prizes for winning games at its Centers.

Increase and diversify Smaaash’s sponsorship revenue.

Historically, while its sponsorship revenues have primarily been pursuant to long-term arrangements with a satellite television channel broadcaster, Smaaash is currently evaluating, and shall continue to explore, arrangements of varying terms with various third parties for on-ground brand activation and outreach, including co-branding, at a game or zone level.

In this regard Smaaash’s twofold objective would be to increase its sponsorship revenues over time, and reduce and mitigate its exposure to possible risks arising in the future from concentration with a single or relatively small set of sponsorship arrangements.

Centers and Games

As of this date, Smaaash has 32 operational centers out of which 28 are company operated and four centers are franchised and operated by third parties. The detail of the centers are set forth below under Properties.

Revenue Sharing Agreements

Smaaash has entered into revenue sharing arrangements with the property developers for 22 Centers in India. Under such revenue sharing arrangements with property developers, Smaaash is typically liable to pay monthly rent by way of a fixed percentage of the monthly net retail sales amount (which is generally reset to a higher percentage after the completion of a specified initial duration within the rental period) or, in certain cases, either a monthly minimum guaranteed amount, or a fixed percentage of the monthly net retail sales amount (which is reset to a higher percentage after the completion of a specified initial duration within the rental period), whichever is higher.

Certain of these rental and revenue sharing arrangements are subject to a lock-in period, during which time, Smaaash may prematurely terminate these arrangements only subject to payment of the agreed rent for the entire lock-in period. After the lapse of the lock-in period, Smaaash may terminate the arrangements with prior notice.

The licensors can typically terminate the arrangements at any time, with prior notice, with or without cause, including in the event of a default or material default by us, in making due monthly payments or in complying with applicable law and regulations applicable to such premises.

Principles of Game Selection:

Commercial Criteria	Other Criteria

☐ Minimize operator requirement.

☐ Revenue per square foot / meter of space.

☐ Single user vs. multi user.

☐ Cycle time.

☐ Repeat value.

☐ Development and production cost.

☐ Operating cost.

☐ Ability to create additional games on the same platform.

☐ Early adoption of newly evolving technology. ☐ Safety. ☐ Novelty factor. ☐ Target group fit. ☐ Psychographic fit. ☐ Game footprint size. ☐ Competitive element. ☐ Social element.

Sponsorship

Historically, while Smaaash’s sponsorship revenues have primarily been pursuant to long-term arrangements with a satellite television channel broadcaster, Smaaash is currently evaluating, and shall continue to explore, arrangements of varying terms with various third parties for on-ground brand activation and outreach, at a game or zone level.

In relation to Smaaash’s flagship Center in Mumbai, which commenced commercial operations in November 2012, Smaaash has entered into a sponsorship agreement dated July 6, 2012, with a satellite television channel broadcaster, in terms of which, the broadcaster had agreed to exclusively sponsor Smaaash’s Mumbai Center and, at its option, subject to a right of first refusal (although not obligation) held by this broadcaster, other Centers. This agreement lapsed on July 6, 2017 and has not been renewed.

In addition, Smaaash entered into a sponsorship agreement dated November 30, 2013, with the same broadcaster, for Smaaash’s Center at Cyberhub, in Delhi NCR, for a period of five years, i.e., until November 30, 2018, as well as a sponsorship agreement dated February 17, 2014, with the same broadcaster, for Smaaash’s Center in Delhi NCR (Noida), for a period of five years, i.e., until February 17, 2019. Smaaash does not currently have similar sponsorship agreements with this broadcaster for Smaaash’s other Centers. Under these agreements, Smaaash is entitled to a sponsorship fee, including a non-refundable upfront onetime fee and quarterly advance payments commencing from the date of commercial operations at the respective Centers specified in these agreements and for the term of such agreements, and also acquired rights to use certain specified trademarks, without the right to sub-license such marks. Other than the requirement to make payments of the sponsorship fees due to us from the broadcaster and to provide the broadcaster’s approval or input on the promotional materials used by us in respect of the trademarks licensed by us from the broadcaster, the arrangements described above do not require or entitle the broadcaster to operate, manage or control Smaaash’s Centers, or to be responsible or liable for its employees, agents or subcontractors, among other things.

These agreements are terminable with advance notice by us, or terminable by the broadcaster on account of any default by us, and contain standard indemnity, confidentiality and other similar provisions.

Going forward, Smaaash’s twofold objective would be to increase its sponsorship revenues over time, and to reduce and mitigate Smaaash’s potential exposure to possible risks arising in the future from concentration with a single or relatively small set of sponsorship arrangements.

Others

In addition to Smaaash’s core business, described above, Smaaash currently has the following other business initiatives:

Specialty Restaurants and Convention Center

Adjacent to Smaaash’s Center at Kamala Mills in Mumbai, Smaaash operates one specialty restaurant, with several signature dishes across a range of attractive price points. These include a rooftop brewpub and primarily continental restaurant called "Verbena", which Smaaash launched in January, 2017. In addition, also adjacent to the Center at Kamala Mills in Mumbai, Smaaash operates a 1,000 seat convention center, spread over approximately 13,500 square feet carpet area, called “18.99 Latitude", which Smaaash launched in October 2016. This convention center features a large banquet and convention facility, smaller partitioned units for breakaway meetings and events, gourmet catering with a separate Jain vegetarian kitchen, power backup, Wi-Fi connectivity, parking, and other facilities. These premises are leased and operated by Smaaash and Smaaash does not outsource any functions at these premises to any third party, other than non-core functions, such as security or housekeeping functions, which may be outsourced by Smaaash to various third party contractors from time to time.

Among other things, Smaaash’s specialty dining and convention center facilities serve to complement Smaaash’s range of games and entertainment options, particularly for its corporate customers, who may make bulk bookings a its Centers for corporate offsites and other corporate events, from time to time. However, Smaaash’s income from the above businesses forms part of its Banquet Income.

Smaaash Shivfit

Adjacent to Smaaash’s Center at Kamala Mills in Mumbai, Smaaash has opened a co-branded fitness center known as SMAAASH SHIVFIT, in May 2017.

These premises are leased and operated by Smaaash. The brand SHIVFIT is owned by Mr. Shivoham and Ms. Vrinda Mehta.

SMAAASH SHIVFIT is an integrated physical and mental fitness program, which was conceptualized by Mr. Shivoham and Ms. Vrinda Mehta. The fitness program aims to provide a holistic solution for all the fitness needs of an individual, through a combination of an integrated mind and body fitness program, a high intensity functional training for the body, and effective vibrations process for mental health. At SMAAASH-SHIVFIT, Smaaash offers several specialty classes and tailor-made workout programs and solutions, including cross-functional training, boxing, pilates, total resistance exercise (“TRX”), yoga, wrestling and mind workshops for athletes, corporate professionals and others, boot camps, personal training, corporate training and corporate retreats, along with a conventional gymnasium and weight training area, which offers cardio, machines, free weights, diet consultancy and personal training.

Under the terms of Smaaash’s agreement with Mr. Shivoham and Ms. Vrinda Mehta, Smaaash has paid a one-time license fee and are liable to pay an annual royalty commission for the use of the SHIVFIT brand, marks and concept.

Among other things, Smaaash’s SMAAASH SHIVFIT gym facility serves to complement its range of indoor, primarily sports-themed games and entertainment options.

However, Smaaash’s income from the above business would form part of its sponsorship and other income.

Brand-building, Marketing and Advertising

Smaaash has a dedicated marketing team headed by Mr. Nilendu Mitra, Smaaash’s VP Marketing and Sales.

Smaaash benefits significantly from word of mouth referrals by Smaaash’s customers, including through social media. Among other things, Smaaash seeks to connect with larger numbers of customers by encouraging bulk bookings by families or friends or colleagues visiting in groups. At Smaaash’s Centers, Smaaash offers aspirational redemptions, including in the form of opportunities for customers to play simulated games with and against global sporting idols, and rewards in terms of prizes for winning games at its Centers. From time to time, Smaaash also tie up with local athletes and sports icons, such as cricket, football, basketball and ice hockey players, to customize Smaaash’s games and increase their appeal to its customers, including via brand ambassadorships.

Smaaash also undertakes other extensive brand-building and sales and marketing initiatives, including in-center pricing and promotions to coincide with various sports and other events, festivals, seasons and holidays through the year, targeted promotions such as to corporate customers for hosting corporate events and off-sites, or college and school students, or “ladies nights” and “happy hours”, birthday and other parties and celebrations, and other social events, as well as utilizing Smaaash’s loyalty program, “Smaaash Insiders", and feedback tools to obtain customer insights, as part of Smaaash’s overall commitment to customer satisfaction. In addition, Smaaash advertises on and sell tickets to customers through third party mobile app-based or online aggregators, allowing it to introduce Smaaash’s offerings to, and draw in customers from, beyond the immediate physical vicinity and catchment areas of Smaaash’s Centers. Moreover, Smaaash participates in industry fairs and exhibitions, particularly with a view to increasing Smaaash’s product sales business. Given the increase of internet and mobile telephony penetration in India, Smaaash has recently increased Smaaash’s own focus on digital and social media. Going forward, Smaaash intends to launch and focus on digital sales through Smaaash’s website and it is also exploring the launch of a mobile app for mobile phones and smart devices. Through this app, as Smaaash’s customers increasingly begin to engage and interact with Smaaash digitally in the future, Smaaash would seek to draw new customers, increase the number of Smaaash’s return customers, and increase its share of customer wallets, for instance, by allowing customers to pre-purchase games and packages digitally, and to leave Smaaash their valuable feedback in a manner that may be more convenient to them, while also being easier for it to track and utilize.

Innovation & Information Technology

Principles of Game Development

Smaaash conducts game development not only to roll out its own games at Smaaash’s own Centers, but also to monetize product development through product sales to third parties, where Smaaash would retain the IPR.

With a dedicated product development laboratory in Worli, Mumbai called Smaaash Labs, Smaaash currently has over 25 new games under development, intended for launch during calendar year 2018.

Smaaash’s principles of in-house game development are twofold, as set out below:

Expansion Plan

Domestic Expansion:

Smaaash has already shortlisted the following cities to open further centers in India:

Seasonality

Smaaash’s business does not exhibit seasonality. However, Smaaash does have increased retail traffic during the holiday seasons and during sporting events such as the IPL, football and cricket matches which is not necessarily seasonal.

Raw Material Costs & Suppliers

Smaaash incurs significant raw material costs, including import costs. During fiscal year 2017, Smaaash’s cost of raw materials accounted for 20% of Smaaash’s total expenditure. Reliance is placed on purchase orders to procure such raw materials and currently Smaaash does not have any long-term contracts with its vendors.

Third-party Sales

Smaaash relies on distributors for third party sales and does not have exclusive or long term arrangements with such distributors. If the distributor agreements are terminated or not renewed or replaced in a timely manner, this may result in a disruption in third-party sales, in particular, the loss of business from any significant distributors. Smaaash’s future product sales business growth may also depend on its ability to attract additional dealerships and widen our distributor network.

Intellectual Property (patents, trademarks, licenses)

Smaaash has in-house developed games, components and technology which is used in Smaaash centers as well as sold to third-party players. Smaaash’s general policy is to seek intellectual property protection for the innovations and improvements which are likely to be incorporated into Smaaash’s business or to give it a competitive advantage. Moreover, in relation to third party sales, Smaaash retains intellectual property rights as a matter of practice and policy.

In this relation, Smaaash relies on a variety of website domain names, trademark registrations and other proprietary information, as well as confidentiality agreements or arrangements with its employees and consultants or other third parties to protect its intellectual property rights. For instance, Smaaash’s corporate trade name and logo, are assigned to us by Star India Private Limited (“Star India”) pursuant to a deed of perpetual assignment dated November 30, 2013, effective. Under this deed, Smaaash has perpetual rights to use 30 trademarks for the SMAAASH device and word mark, in various classes, throughout the territory of India, for which registration applications have been filed with the Trademark Registry. Further, under this deed of assignment, Star India has confirmed that it has no right or claims to such trademark outside the territory of India. In addition, Smaaash has applied for 219 trademarks, in various classes.

Dependence on a single customer or a few customers

Smaaash’s business model does not depend on a single customer or a few customers as it mainly derives revenue from gaming and F&B offerings to the visitors to its centers. For its product sales business, the revenue from top 5 customers constitute 52% of its total revenue from Product Sales for the nine month period ended 31 December 2017 and 82% for the year ended 31 March 2017.

Properties

The following table describes Smaaash’s Centers:

Sr No.	Center	Location	Launch Date	Carpet Area (in sq. ft)	Key Game attractions	food and beverage attractions
1.	Mumbai	Kamala Mills Compound, Gate No. 4, Lower Parel, Mumbai - 400 013	5th November, 2012	Carpet Area: 34,147 sq.ft.	● SkyKarting ● Twilight Bowling ● VR Games ● Stimulation Games ● Arcade Games ● Trampolin ● Lazer Blast	● Mighty Small ● Legend (Banqueting ) ● Victrian (Banqueting )
2.	Mumbai	Verbena, Kamala Mills Compound, Gate No. 4, Lower Parel, Mumbai - 400 013	25th January 2017	10,000 sq ft including kitchen and bar	● Restaurant	● Restaurant & Bar
3.	Mumbai	18.99, Kamala Mills Compound, Gate No. 4, Lower Parel, Mumbai - 400 013	6th October 2016	15000 sq ft (pillarless banquet hall)	● Banquet Hall	●
4.	Gurgaon – DLF Cyber Hub	DLF Cyber Hub, Cyber City, Phase 2, NH 8, Gurgaon, Haryana - 122 002	29th May, 2015	Super Area: 50,466 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games	● Gurgaon Pub Exchange ● Unforked Cafe (Banqueting )
5.	Gurgaon - Oyster	Sector 29, Adjoining Huda City Centre Metro Station, Gurgaon - 122002	21st January, 2017	Covered Area: 3000 sq.ft + Open Terrace Space: 30,000 sq.ft.	● SkyKarting	● Pitstop Brew Pub with Micro Brewery
6.	Noida	A-501, B 504, 4th Floor, DLF Mall Of India, Sector 18, Noida - 201 301	28th April, 2016	Super Area: 47033 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games	● Noida Pub Exchange ● Champions Lounge (Banqueting )
7.	Hyderabad	L-5, 3rd Floor, Inorbit Mall -Cyberbad, Apiic Software Layout, Hi-Tech City, Madhapur, Hyderabad- 500 081	24th June, 2015	Carpet Area: 21,173 sq.ft.	● Smaaash Cricket 3 lanes ● Twilight Bowling ● VR Games ● Stimulation Games ● Arcade Games ● Trampoline park	● Mighty Small Restaurant & Bar

8.	Bangalore	2nd & 3rd Floor, 1MG - Lido Mall, Trinity Circle, MG Road, Bengaluru - 560 001	21st January 2016	Carpet Area: 17,795 sq.ft.	● Cricket ● Twilight Bowling ● VR Games ● Arcade Games ● Trampoline	Pub Exchange
9.	Ludhiana - Neopolis Mall	2nd Floor, MBD Neopolis Mall, Ferozepur Road, Ludhiana - 141 004	14th October, 2016	Covered Area: 20,000 sq.ft.	● Cricket ● Twilight Bowling ● VR Games ● Arcade Games ● Trampoline	Verbana Brew Pub
10.	Indore	Treasure Island Next Mall, 5th Floor, 170 , RNT Marg Road, near SSP Office, Indore, 452001	16th January, 2018	Covered Carpet Area 9,811 sq. ft.	● Cricket ● Twilight Bowling ● VR Games ● Arcade Games	F&B to be launched
11.	DB City, Bhopal	R-9, 3rd Floor DB CITY Corporate Park, Arera Hills, Opp. Zone I, M.P. Nagar, Bhopal. (M .P.) India – 462011	15 April 2018	Covered Area: 5,068 sq.ft.	● Cricket ● VR Games ● Arcade Games
12.	Seawoods	Unit Nos. S-09 food and beverage, S-10 food and beverage & S-11, 2nd Floor, Seawoods Grand Central Mall, Sector 40 Node Nerul, Seawoods Railway Station, Navi Mumbai – 400706	5th May 2018	Covered Area: 9,102 sq. ft. & additional open area of approx. 2560 sq. ft. and an open area of approx. 1072 sq. ft.	● Cricket ● Twilight Bowling ● VR Games ● Arcade Games ● Dance Off	F&B to be launched (additional Covered Carpet Area of 4,199 sq. ft.
13.	USA	Mall of America, 60E, Broadway Bloomington, Minnesota	20th December 2016	Floor Area: 57,552 sq.ft.	● VR Games ● Stimulation Games ● Arcade Games ● SkyKarting ● Lazer Blast	Café & Bar

14.	Delhi	Ambience Mall, Plot No. 2, Nelson Mandela Marg, Vasant Kunj, New Delhi, Delhi 110070	28th November, 2017	Super Area: 48006 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games ● Lazer Blast	● Unforked Cafe & Bar
15.	Gurgaon - Ambience Mall	4th Floor, Ambience Mall, Gurgaon, Haryana 122001	28th November, 2017	Super Area: 42,500 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games ● Jungle Golf	● Unforked Cafe & Bar
16.	Ludhiana - Pavilion Mall	5th Floor, Pavilion Mall, Old Session Court, Near Fountain Chowk, Ludhiana, Punjab - 141001	4th April, 2015	Gross leaseable Area: 33,775.75 sq.ft.; Usable area: 20225 sq.ft.	● Twilight Bowling	Café & Bar
17.	Chandigarh	Plot No. 178-178 A, 3rd Floor, Elante Mall, Industrial & Business Park - 1, Chandigarh - 160002	21st November, 2013	Occupied Area: 30,970 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games ● Laser Tag	Café & Bar
18.	Bengaluru - Phoenix Market City	2nd Floor, Phoenix Market City, Whitefield Road, Devasandra Industrial Estate, Mahadevapura, Bengaluru, Karnataka 560048	29 November 2012	Carpet Area: 26,883 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games	Café & Bar
19.	Bangalore – Orion Mall	4th Floor, Orion Mall, Brigade Gateway 26/1 Malleshwarm West, Bangalore-560055	12 August 2012	Super Built Up Area: 39,920 sq.ft.	● Bowling	Café & Bar
20.	Pune	Shop No 28, Ground Floor, Phoenix Marketcity, Viman Nagar, Nagar Road, Pune-411014	9th November, 2012	Carpet Area: 24,081 sq.ft.	● Smaaash Cricket ● Twilight Bowling ● VK Games ● Stimulation Games ● Arcade Games	Café & Bar

21.	Hyderabad - Forum Sujana Mall	Unit No. 03-01, Forum Sujana Mall, Kukkatpally Village, Balanagar Mandal, Ranga Reddy District, Hyderabad	19thApril, 2018	Super Built up area: 25,092 sq.ft.	● 4 lane Bowling Alley ● VR Games ● Arcade Games ● XD theater ● Adventure zone ● Air riders ( Inflatable bumper cars) ● Trampoline park ● Indoor Water Zorb roller. ● 3 floor kids soft play area	● Kiosk Café ● Soft beverages
22.	Mangalore	Unit No. 325, 3rd floor, Forum Fiza Mall, Attavara Village, Cantonment Ward, Pandeshwar Road, Mangalore.	19th April, 2018	Super Built up area: 16,680 sq.ft.	● 4 lane Bowling Alley ● VR Games ● Arcade Games ● Air riders ● Trampoline park ● kids soft play area
23.	Mysore	4th floor, Mall of Mysore, Ittige Goddu- Indranagar Extension, Nazarabad, Mysore, Karnataka	19th April, 2018	Super Area: 9625 sq.ft. Chargeable Area: 9250 sq.ft.	● 4 lane Bowling Alley ● VR Games ( Receiving today) ● Arcade Games
24.	Hyderabad	Zonah’s Neptune, Road No. 36, Jubilee Hills, Hyderabad	19th April, 2018	4,145 Sq.ft.	● 5 lane Twilight Bowling Alley	● Soft beverages
25.	Hyderabad	6 Mall, Fourth Floor, Tyagaraya Nagar, Kothapet, Ranga Reddy, Hyderabad	19th April, 2018	15,296 sq.ft.	● 4 lane Bowling Alley ● VR Games ● Arcade Games ● kids soft play area ● Air riders	● Soft beverages

26.	Hyderabad	2nd Floor, City Centre Mall, Road No. 1 & 10, Banjara Hills, Hyderabad - 500034	19th April, 2018	Carpet Area: 7261 sq.ft.	● 4 lane Bowling Alley ● VR Games ● Arcade Games ● Kids soft play area	● Soft beverages
27.	Vijaywada	2nd floor, LEPL CENTRO Mall, M.G. Road, Labbipet, Vijayawada – 520 010	19th April, 2018	Chargeable Area: 4,419 sq.ft.	● 4 lane Bowling Alley ● VR Games ● Arcade Games	-
28.	Madurai	Anchor 1 & 2, 4th Floor, Vishaal De Mall, No. 31 Gokhale Road, Chinna Chokkikulam, Madurai - 625002	19th April, 2018	Carpet Area: 6933 sq.ft	● 3 lane Bowling Alley ● VR Games ● Arcade Games	-
29.	Pune, Spot 18 Mall (Franchised)	Shop No. 202, Spot 18 Mall, Rahatani, Pune - 411017	December 2016	Carpet Area: 4000 sq ft	● Bowling ● Arcade Games
30.	Hyderabad, Manjeera Mall (Franchised)	3rd floor, Manjeera Mall, Kukatpally, Hyderabad - 500070	28th February 2015	Carpet Area: 8600 sq ft	● Bowling ● Playpen ● Air Riders ● Arcade Games
31.	Hyderabad (Franchised)	Unit 4b, Shri Tirumala Platinum -Janardhana Hills, Gachibowli village, Serilingampally Mandal, Ranga Reddy District	21st August 2015	Carpet Area: 3300 sq ft	● Bowling
32.	Hyderabad (Franchised)	4th floor, Secunderabad Centre, Neredmet Cross Roads, Secunderabad	1st September 2017	Carpet Area: 6000 sq ft	● Bowling ● 7D Theatre ● Playpen ● Egg VR ● Cricket ● Arcade Games

As of this date, 28 centers are company operated and 4 centers are franchised and operated by third parties.

Government Regulations

Smaaash is subject to various laws and regulations in India arising from its operations in India, including specific regulations and policies applicable to the gaming and F&B sector.

Gaming regulations in various states

In terms of section 33 of the Bombay Police Act, 1951, The Rules for Licensing and Controlling Places of Public Amusement (other than cinemas) and Performances for Public Amusement including Pool game Parlors, Amusement Parlors providing Computer Games, Virtual Reality Games, Cyber Cafes, Games with net, internet or intranet connectivity, Bowling Alleys, Card Rooms, Social Clubs, Sports Clubs, Cabaret performances, Discotheque, Games, Melas and Tamashas Rules, 1960, have been notified. These contain provisions on licensing, registration and regulatory provisions which are applicable.

Municipality laws in various states

The state legislatures in India are empowered to endow the municipalities with the power to implement schemes and perform functions in relation to matters listed in the Twelfth Schedule to the Constitution of India which includes regulation of public health. Various states of India have notified laws empowering the municipalities to regulate public health including the issuance of a health trade license for operating eating outlets and implementation of regulations relating to such licenses along with penalties for non-compliance.

Public order and police laws in various states

The state legislatures in India are empowered to notify laws in relation to public order and police under Entries 1 and 2 of the State List (List II) of Twelfth Schedule to the Constitution of India, pursuant to which various states of India have enacted laws regulating such establishments which include registering eating houses, places of public entertainment and gaming parlors, and obtaining a ‘no objection certificate’ for operating such establishments, along with prescribed penalties for non-compliance.

Fire safety laws in various states

The fire acts of various states provide that the occupier of the building shall provide fire prevention and life safety measures in such building or part thereof, minimum firefighting installations as specified against such buildings and the occupier shall maintain the prevention and life safety measures in good repair and efficient condition at all times, in accordance with the provisions of the various fire acts or the rules made thereunder. The said owner or the occupier shall also obtain a certificate from the relevant authority in terms of the fire acts applicable in that particular state in relation to the aforesaid compliance.

Food Services Regulations

The Food Safety and Standards Act, 2006 (the “FSSA”)

The FSSA was enacted on August 23, 2006 with a view to consolidate the laws relating to food and to establish the Food Safety and Standards Authority of India (the “FSSAI”). The FSSAI sets out scientific standards for articles of food and regulates the manufacture, storage, storage, distribution, sale, and import and ensure availability of safe and wholesome food for human consumption. The FSSAI is required to provide scientific advice and technical support to the Government of India and the state governments in framing the policy and rules relating to food safety and nutrition.

In exercise of powers under FSSA, the FSSAI has framed the Food Safety and Standards Rules, 2011, which have been operative since August 5, 2011. These rules provide the procedure for registration and licensing under the FSSA for every person or entity carrying on the food business. The rules also lay down detailed standards for various food products and the responsibilities and liabilities of food business operators.

Legal Metrology Act, 2009 (the “Legal Metrology Act”)

The Legal Metrology Act has come into effect from March 1, 2011 and seeks to establish and enforce standards of weights and measures, regulate trade and commerce in weights, measures and other goods which are sold or distributed by weight, measure or numbers and for matters connected therewith or incidental thereto.

Excise laws

The provisions of various excise legislations prohibit the sale of alcohol without obtaining a license in terms of their provisions and prescribe penalties for non-compliance.

Bombay Prohibition Act, 1949 (the “Bombay Prohibition Act”)

The Bombay Prohibition Act prohibits the sale of alcohol without obtaining a license in terms of its provisions. Also, sale of foreign liquor has to be made in terms of the Bombay Foreign Liquor Rules, 1953.

The Andhra Pradesh Prohibition Act, 1995 (the “Andhra Pradesh Prohibition Act”)

The Andhra Pradesh Prohibition Act prohibits the selling, buying, being in possession and consumption of liquor otherwise than in accordance with the provisions, of the Andhra Pradesh Excise Act, 1968.

The Karnataka Prohibition Act, 1961 (the “Karnataka Prohibition Act”)

The Karnataka Prohibition Act prohibits the manufacture, traffic in and consumption of liquors, save in the manner provided under the provisions of this Act or in accordance with the terms and conditions of a license, permit, pass or authorization granted.

Intellectual Property Regulations

Trade Marks Act, 1999 (the “Trade Marks Act”)

The Trade Marks Act provides for the application and registration of trademarks in India. The purpose of the Trade Marks Act is to grant exclusive rights to marks such as a brand, label or heading and to obtain relief in case of infringement for commercial purposes as a trade description. An application for trademark registration has to be made to the Controller General of Patents, Designs and Trade Marks who is the Registrar of Trademarks for the purposes of the Trade Marks Act. The Trade Marks Act prohibits any registration of deceptively similar trademarks or chemical compound, among others. It also provides for penalties for infringement, falsifying and falsely applying trademarks.

Patents Act, 1970 (the “Patents Act”)

The Patents Act provides the exclusive rights for the owner of a patent to make, use, exercise, distribute and sell a patented invention. The Patents Act recognizes process patents as well as product patents. An application for a patent can be made by (i) person claiming to be the true and first inventor of the invention; (ii) person being the assignee of the person claiming to be the true and first inventor in respect of the right to make such an application; and (iii) legal representative of any deceased person who immediately before his death was entitled to make such an application.

Copyright Act, 1957 (the “Copyright Act”)

The Copyright Act protects literary and dramatic works, musical works, artistic works including maps and technical drawings, photographs and audio-visual works. The Copyright Act specifies that for the purposes of public performance of Indian or international music a public performance license must be obtained else it will invite criminal action. All those who play pre-recorded music in the form of gramophone records, music cassettes or compact discs in public places are required permission of the Phonographic Performance Limited for this purpose.

Environmental Regulations

The major statutes in India which seek to regulate and protect the environment against pollution related activities in India are the Environment (Protection) Act, 1986, the Air (Prevention and Control of Pollution) Act, 1981, the Water (Prevention and Control of Pollution) Act, 1974 and the rules made thereunder.

The basic purpose of these statutes is to control, abate and prevent pollution. In order to achieve these objectives, central and state pollution control boards (“PCBs”), vested with powers to deal with water and air pollution, have been set up in each state. The PCBs are responsible for setting standards for maintenance of clean air and water and directing the installation of pollution control devices in industries to ensure that industries are functioning in compliance with the standards prescribed. PCBs also have the power of search, seizure and investigation if they are aware of, or suspect pollution. All industries and factories are required to obtain consent orders from the PCBs under the provisions of the above-mentioned statutes, are in compliance with the prescribed pollution control norms laid down. These consents are required to be renewed periodically.

Foreign investment in India

Foreign investment in India is governed primarily by the provisions of the Foreign Exchange Management Act, 1999 and the rules, regulations and notifications thereunder, as issued by the Reserve Bank of India from time to time, and the policy prescribed by the Department of Industrial Policy and Promotion, Ministry of Commerce and Industry, Government of India including the Consolidated Foreign Direct Investment Policy currently, effective from August 28, 2017 (the “FDI Policy”).

Under the FDI Policy, there is presently no sectoral restriction on foreign direct investment in the sector in which the Target operates. However, there are constraints on and reporting requirements on foreign investments under the portfolio investment route in general, or through entities that are registered as foreign portfolio investors, or investors that qualify as non-resident Indians. The FDI Policy provides the methodology for calculation of total foreign investment (i.e., whether direct or indirect foreign investment) in an Indian company, which would apply at every stage of investment in Indian companies (i.e., including downstream investments in Indian companies).

Recent regulatory developments in India have enabled cross-border mergers between Indian and overseas companies. Specifically, the Reserve Bank of India notified the Foreign Exchange Management (Cross Border Mergers) Regulations, 2018 on March 20, 2018. Based on these regulations, Shripal Morakhia, the founder and beneficial owner of approximately 33.6% of Smaaash as of the date of this proxy statement, has agreed to transfer the founder group’s complete equity interest in Smaaash (equal to his 33.6% which will represent 24.34% after the Investment) to I-AM Capital (the “Future Consolidation”) within three to six months after the closing of the Transaction. When combined with the Smaaash equity position being acquired by I-AM Capital in the Transaction, following the Future Consolidation, depending on amount of redemptions by I-AM Capital’s public stockholders, I-AM Capital may hold the equity shares of Smaaash in the range as shown in the table below.

Investment Amount (US Dollars in Millions)	$5	$25	$35	$49
% of I-AM Capital Public Shares Redeemed	90%	49%	29%	0.00%
Current Smaaash Shareholders (Less founders)	71.93%	59.42%	54.32%	48.13%
I-AM Capital	28.07%	40.58%	45.68%	51.87%

Even prior to the consummation of the Future Consolidation, Shripal Morakhia has agreed that following the Transaction he will vote all of the shares of Smaaash equity that he beneficially owns in sync with the way I-AM Capital votes its shares of Smaaash, effectively giving I-AM Capital significant control over the operations of Smaaash.

Other laws

In addition to the foregoing, taxation statutes such as the Income Tax Act, 1961, Finance Act, 1994, and applicable local sales tax statutes, as well as labour and employment-related statutes such as the Shops and Establishments Act, 1958 (as applicable in various states in India), entertainment duty (as applicable in various states in India), the Electricity Act, 2003, Employees’ State Insurance Act, 1948, Employees’ Provident Funds and Miscellaneous Provisions Act, 1952, Minimum Wages Act, 1948, Payment of Bonus Act, 1965, Payment of Wages Act, 1936, Payment of Gratuity Act, 1972, the Sexual Harassment of Women at Workplace (Prevention, Prohibition and Redressal) Act, 2013 and, among other laws, the Companies Act 2013, and Information Technology Act, 2000, apply to the Target as to any other Indian company. Further, Goods & Services Tax was introduced with effect from 1st July 2017, to replace excise duty and VAT, besides some other taxes.

Employees

The following table shows information regarding Smaaash’s employees for the periods indicated:

	As of March 31,
Title	2017	2018
General Management, Corporate and Administration	54	67
Sales and Marketing	41	52
Finance and Accounts	21	39
Front-end Staff	604	751
R&D and Manufacturing	13	25
Technical, IT & Maintenance	59	124

In addition, as of March 31, 2018, Smaaash utilized the services of over 255 persons on a contract basis. Smaaash’s employee compensation and benefits include salaries, discretionary bonuses and health insurance. Pension contributions are limited to contributions required to be made under Indian & US laws to state-run compulsory pension programs. Smaaash’s employees are not unionized and Smaaash has not experienced any work stoppages or significant labor disruptions during its operational history.

Legal Proceedings

Smaaash has initiated civil proceedings against the Municipal Corporation of Greater Mumbai in the High Court of Bombay. As a result of a fire that occurred in one of the restaurants in Kamla Mills, Lower Parel, Mumbai, the Bombay Municipal Corporation (“BMC”), initiated the large scale demolition of several bars, eateries and restaurants in Mumbai. In the course of the demolition, the BMC, its officers and the demolition squad engaged by them visited the Pravas restaurant and the Smaaash center, both a part of Smaaash, and without any notice and/or without following due process of law started to demolish the same. Smaaash alleges that the BMC officers thereafter orally threatened that they would also demolish portions of Smaaash’s go-karting track. Smaaash believes that the BMC officials may also attempt to demolish portions of the Verbena restaurant and bar premises and the banquet hall, 18.99 Latitude, which are also operated by Smaaash. Thus, Smaaash approached the Honorable High Court of Bombay to obtain urgent relief by filing a writ petition on January 1, 2018. The matter has been scheduled for hearing on November 26, 2018.

SMAAASH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Smaaash’s financial condition and results of operations is based upon, and should be read in conjunction with Smaaash’s financial statements) and related notes that appear elsewhere in this proxy statement/prospectus. Smaaash’s financial statements are prepared in accordance with IFRS. Smaaash’s fiscal year ends on March 31 of each year. Accordingly, all references to a particular fiscal year are to the twelve months ended March 31 of that year. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. For additional information regarding such risks and uncertainties, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Smaaash operates 32 state-of-the-art games and entertainment centers (the “Centers”) across 31 Centers in India and one international Center in the U.S., in addition to carrying out product sales of its games and equipment that Smaaash has developed in-house, supported by its sponsorship and other revenues.

Smaaash’s core concept is to offer an interactive, immersive and fun experience to customers at its Centers, blending Augmented Reality (“AR”) and Virtual Reality (“VR”) and other games, indoor entertainment, and attractive food and beverage (“F&B”) options, customized to the tastes and preferences of a diverse set of customers across age groups, genders and backgrounds, including corporate customers, families, friends and children. Smaaash’s game concepts are supported by its in-house technology, value engineering and systems integration capabilities.

Smaaash’s game attractions are classified as follows:

●	Active games and interactive sports simulators (“Active Games”), including active game options such as single and multi-level go-karting lanes and bowling alleys, as well as interactive simulator-based game options such as Super Keeper, Hoop Shot, Extreme Drone Racing and more;

●	In-house developed AR and VR games, including Finger Coaster, Jurassic Escape, Vertigo Walk The Plank, Fly Max and Haunted Hospital; and

●	Arcade games and others, including Camel Racing, Hoop Shot and Human Claw; soft play zones which are conceptualized as indoor play areas for young children, including a ball pool, designed to encourage longer and repeat visits to Smaaash’s Centers and doing away with the requirement for families to make alternative childcare arrangements for the duration of their visits to its Centers; and indoor game viewing areas.

Smaaash’s game offerings are complemented by its in-house food & beverage services.

Smaaash launched its flagship Center in November 2012, at Kamala Mills in Lower Parel, Mumbai, with a proprietary cricket game (obtained by Smaaash under a perpetual license from its founder and the patent-holder, Shripal Morakhia, for a one-time fee) as anchor attraction. Over the last five years, Smaaash has transformed into a multi-center integrated games and entertainment company, with a wide suite of in-house developed AR and VR and other games, as well as F&B options at each of its Centers. Among other marketing initiatives, from time to time, Smaaash ties up with local athletes, sports icons and celebrities, including cricket, football, basketball and ice hockey players, to customize its games and increase their appeal to its customers, including via brand ambassadorships and game options designed around specific sports personalities.

Smaaash launched its first international Center in December 2016, at the Mall of America in Minnesota, USA. Its star attraction in its U.S. Center is a multi-level go-karting track and games developed and launched by us specifically for this Center, keeping in mind local preferences, such as its ice hockey-themed game called “What the Puck", and Active Games such as Super Keeper, Hoop Shot and Extreme Drone Racing, among others

In fiscal year 2018, Smaaash acquired PVR bluO and SVM’s bowling and gaming assets to expand its footprint across India. The acquisitions added 20 centers to Smaaash’s portfolio.

Factors Affecting Smaaash’s Results of Operations

Visitors to the centers:

Smaaash derives a significant portion of its revenue from operations through gaming revenues that are dependent on the visitors to its Centers. Smaaash also derives income from its F&B offerings. Smaaash seeks to attract visitors to its centers by continuously improving and increasing its gaming and F&B offerings, providing innovative products and technology and quality customer service.

Product Sales:

With a dedicated product development laboratory located at Worli, in Mumbai, India, Smaaash currently has over 25 new games under development, intended for launch during calendar year 2018. Based on its in-house product development capability, Smaaash has also recently diversified its revenue mix by entering into product sales, including domestic and export sales, where Smaaash retains the intellectual property rights (the “IPR”). Despite its limited operating history in this business, which Smaaash commenced during fiscal year 2016, Smaaash has already established a global footprint with sales of its in-house developed games and equipment in several countries, including USA, Germany, Mexico, China, Turkey and Israel. Smaaash relies on distributors for its third-party sales and does not have long-term contracts or arrangements with such distributors.

Employee Costs:

Smaaash incurs employee costs for proper functioning of its centers and also to carry out other admin and selling processes such as Finance, IT and marketing. Employee costs in fiscal years 2017 and 2018 were Rs.243 million and Rs.385 million, respectively.

Rental:

Smaaash is required to pay rent for its premises including its centers and corporate office. Lease expenses in fiscal 2017 and 2018 were Rs.131 million and Rs.267 million, respectively. The rent is either on a minimum guarantee basis or revenue sharing or a combination of the two.

Finance Costs:

Smaaash uses debt to finance its operations. Smaaash has a total long-term and short-term borrowings outstanding of Rs.2.043 billion, and Rs. 2.936 billion, as of March 31, 2017 and 2018, respectively. Finance costs in fiscal 2017 and 2018 were Rs.236 million and Rs.433 million, respectively. Smaaash expects that it will continue to use debt to finance its business and operation.

Raw Material Costs:

Smaaash’s total cost of raw materials consumed was Rs. 225 million and Rs. 142 million for fiscal year 2018 and 2017, respectively.

As Smaaash incurs significant raw material costs, including import costs, and does not have long term purchase contracts with its vendors, Smaaash may be susceptible to pricing pressures or disruptions in our relationships with our vendors.

Critical Accounting Policies

In preparing its consolidated financial statements, Smaaash makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Smaaash bases its estimates on historical experience and various assumptions that it believes to be reasonable under the circumstances, the results of which form its basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Smaaash’s results of operations may differ if prepared under different assumptions or conditions. Smaaash believes the following principal accounting policies affect the more significant judgments and estimates used in the preparation of its consolidated financial statements:

Impairment reviews

IFRS requires management to undertake an annual test for impairment for finite lived assets, to test for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Impairment testing is an area involving management judgment, requiring assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate. In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

●	growth in EBITDA, calculated as operating profit before depreciation and amortization;

●	timing and quantum of future capital expenditures;

●	long-term growth rates; and

●	the selection of discount rates to reflect the risks involved.

Income taxes

Smaaash is subject to income taxes in a number of Indian jurisdictions. A significant amount of judgment is required to determine the amount of provision for income taxes. There are certain transactions and calculations for which the ultimate determination by the relevant taxing authorities is uncertain. Smaaash recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be found to be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made. Where considered necessary, estimates are computed by management based on advice from an external specialist, such as actuaries.

Employee benefits

The present value of the employee benefit obligation is determined upon actuarial valuation made in conformity with generally accepted actuarial principles and practices by the professional actuary, industry practices and underlying assumptions. The assumptions used in determining the net cost (income) for employment benefits include mortality, retirement age, attrition rate, salary escalation rate, discount rate, and others which are done by professional actuary as per the actuary practices prevailing in India. For example, management confirmed the discount rate of 7.35% and 7.40% for the fiscal years 2017 and 2018 respectively. Any changes in these assumptions will have an effect on the carrying amount of employment benefits. After considering professional advice, management determines the appropriate discount rate at the end of each fiscal year. This is the interest rate used to discount the defined benefit obligation and calculate the net interest recognized in profit or loss on the net defined benefit liability. In determining the appropriate discount rate, consideration is given to the interest rates of high quality corporate bonds that are denominated in the currency in which the benefits are to be paid and that have terms of maturity approximating the terms of the related pension obligation. For example, management confirmed the other key assumptions relevant to the defined employment benefit obligations are based in part on current market conditions.

Property, plant and equipment

Estimates of useful life

The charge in respect of periodic depreciation is derived after determining an estimate of an asset’s expected useful life and the expected residual value at the end of its life. Depreciation is charged so as to write off the cost of assets, other than land and properties under construction, using the straight-line method, over their estimated useful lives/rate of depreciation, as follows:

Type of asset	Estimated useful lives (Years)
Office Equipment	5
Plant and machinery	8-15
Furniture & Fixtures	5-11
Vehicles	8
Computers	3
Electrical Equipments	10

Leasehold Improvements are amortized over the unexpired period of lease on a straight-line basis.

Increasing an asset’s expected life or its residual value would result in a reduced depreciation charge in the income statement.

The useful lives and residual values of Smaaash’s assets are determined by management at the time the asset is acquired and reviewed annually for appropriateness. The lives are based on historical experience with similar assets, certificates obtained from technical persons and anticipation of future events which may impact their life such as changes in technology. Historically changes in useful lives and residual values have not resulted in material changes to Smaaash’s depreciation charge and as of date hereof no such adjustments have been made.

Results of Operations

The following table sets forth select financial data from Smaaash’s income statement for the periods indicated (in Rs. Thousands):

Sr No.	Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

I	Revenue from operations	1,746,459	995,489
II	Product sales	378,466	153,101
III	Other income	18,959	21,196
III	Total revenue	2,143,884	1,169,786
IV	Expenses
	Cost of material consumed	224,832	142,370
	Purchase of stock-in-trade	304,951	116,434
	Change in inventories of stock-in-trade	(46,131)	(17,963)
	Employee benefit expense	385,306	242,633
	Finance costs	433,184	235,528
	Depreciation and amortisation expense	553,552	298,361
	Pre launch expenses	36,991	41,872
	Other expenses	816,983	463,450
	Total expenses	2,709,668	1,522,685
	Loss from operations (III - IV)	(565,784)	(352,897)
	Exceptional Items	26,813
V	Loss before tax (III - IV)	(592,597)	(352,899)
VI	Tax expense
	Current tax	(2,091)	1,173
	Deferred tax	(260,723)	(106,522)
	Total tax expense	(262,814)	(105,349)
VII	Loss for the period from continuing operations (V - VI)	(329,783)	(247,550)

VIII	Loss from discontinued operations before tax	34	(15,933)
IX	Tax expense of discontinued operations	—	(467)
X	Loss from discontinued operations after tax (VIII - IX)	34	(15,466)

XI	Loss for the period (VII + X)	(329,749)	(263,016)
XII	Other comprehensive income	2,920	(17,299)
XIII	Total comprehensive income for the period (XI + XII)	(326,829)	(280,315)

Revenue

Smaaash’s revenue comprises revenue from operations and other income.

Revenue from Operations

The following table shows a breakdown of Smaaash’s revenue from operations including product sales for the periods indicated (in Rs. Thousands):

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

a) Revenue from rendering of services
- Gaming	801,526	478,562
- Food and beverages	477,646	216,777
- Banquet, corporate events and others	355,228	246,073
- Sponsorship fees	97,035	50,748
b) Other operating revenue
- Professional charges	3,154	20
- Income from exhibits, merchandise and others	11,870	3,309
c) Product Sales	378,466	153,101
Total	2,124,924	1,148,592

Smaaash’s revenue from operations are categorized into three components:

Revenue from rendering of services: This comprises (i) revenue from gaming (ii) revenue from food & beverages sold at the centers (iii) revenue from banqueting services which include corporate events, weddings, etc. (iv) revenue from sponsorship fees. The total amount of revenue from services depends on the number of retail traffic at our centers and their propensity to spend. Ability to continually attract corporate and wedding events also contribute significantly to the revenue under this head.

Other Operating Revenue: This comprises (i) professional charges and (ii) income from exhibits, sale of merchandise, etc.

Product Sales: This revenue is for the sale of Smaaash’s gaming AR & VR products to third-party users, including leading international theme parks. To boost its revenues Smaaash continually and actively participates in trade fairs, exhibitions and industry conventions to expand its client base.

For the fiscal year ended March 31, 2018, the revenue from operations is Rs 2.124 billion, an increase of 85% over the fiscal year 2017 numbers as the numbers include revenues from inorganic acquisitions by Smaaash of PVR Blu O and assets of SVM centers.

The Product Sales business has grown to Rs 378 million in the fiscal year 2018 from Rs 153 million for the fiscal year 2017 on account of the expansion of our product folio and the addition of new customers.

Other Income

The following table shows Smaaash’s components of other income for the periods indicated (in Rs. Thousands):

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

a) Interest income:
- Bank deposits	2,456	2,234
- Other financial assets carried at amortised cost	—	—
- Unwinding of security deposits	9,056	8,855
- Income tax refund	—	166
b) Sundry credit balances written back	12,449	16,117
c) Net foreign exchange gain/ (loss)	5,056	(1,397)
d) Other income:
- Net gain/(loss) arising on financial assets carried at FVTPL	1,681	7,078
- Net gain/(loss) arising on financial liabilities carried at amortised cost	(9,028)	(12,337)
- Net gain/(loss) arising on financial liabilities carried at FVTPL	(6,869)	—
- Miscellaneous income	4,158	480
Total	18,959	21,196

Smaaash’s Other Income comprises interest income on bank deposits, security deposits and income tax refund. It also includes sundry credit balances written back on account of the unutilized balances lying unused for more than 6 months in gaming cards written back. This amount keeps fluctuating based on the usage of the cards. The Other Income category also includes foreign exchange gain and notional gains / (losses) arising from valuation of financial assets and liabilities.

Expenses

Smaaash’s expenses mainly comprise of (i) Employee Benefit Expenses, (ii) Other Expenses, and (iii) Finance Costs.

Employee Benefits Expense:  Smaaash’s employee benefits expense is comprise of salaries, discretionary bonuses and allowances, contributions to Provident and other funds, and staff welfare expenses. The following table shows the components of Smaaash’s employee benefits expenses for the periods indicated (in Rs. Thousands):

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

a) Salaries and wages, including bonus	335,089	209,532
b) Contribution to provident and other funds	27,616	19,320
c) Gratuity	2,800	3,315
d) Staff welfare expenses	19,801	10,466
Total employee benefit expense	385,306	242,633

Smaaash’s employee benefits expense comprises salaries, discretionary bonuses and allowances, contributions to provident and other funds, gratuity and staff welfare expenses. Smaaash’s employee benefit expenses have increased by 58% to Rs. 385 million in fiscal year 2018 from Rs. 243 million in fiscal year 2017. The increase in employee cost has been primarily on account of addition of headcount for supporting the growth of the business at the center and at the corporate level.

Other Expenses:  Other expenses include, among other things, expenses related to state government fees and taxes, travelling and conveyance expenses, rent, office and general expenses and power and fuel expenses. The following table shows the components of Smaaash’s other expenses for the periods indicated (in Rs. Thousands):

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

Stores and spares consumed	33,885	13,562
Utility charges	117,285	68,390
Lease expense	267,467	130,595
Repairs and maintenance charges	34,977	24,060
Insurance	11,826	7,215
Rates, taxes and license fee	69,935	44,473
Communication expenses	14,460	7,378
Travelling and conveyance expenses	35,725	22,960
Printing and stationery	4,415	4,517
Branding expenses	—	1,163
Advertisement and business promotion	80,021	51,477
Legal and other professional costs	76,457	26,225
Fund raising and related costs	—	9,366
Recruitment charges	2,326	5,660
House keeping charges	26,974	12,885
Hire charges	1,004	646
Labour and other related expenses	3,905	3,961
Security charges	13,813	7,209
Payment to auditors	4,707	3,032
Advances written off	—	1,091
Provision for doubtful debts	1,551	716
Donation	44	46
Loss on property, plant and equipment sold/ written off	455	—
Miscellaneous expenses	15,751	16,823
Total	816,983	463,450

Smaaash’s other expenses have increased by 76% to Rs. 816 million in fiscal year 2018 from Rs. 463 million in fiscal year 2017. The increase in other expenses, including but not limited to lease rentals, increase in use of consumables, utility charges, advertising and branding charges, was due to the increased number of centers. The legal and professional charges of Rs 76 million for the fiscal year 2018 compared to Rs 26 million for the fiscal year 2017 was on account of the payments made to advisors for the acquisitions and one-off legal expenses. A large proportion of Smaaash’s expenses is relatively fixed, including the cost of full-time employees, fixed rentals, interest costs, security and insurance, and would not vary significantly with retail traffic at our Centers. However, these expenses may continue to increase, in the aggregate, from year to year, particularly as we continue to expand our network of centers in the future.

Finance Costs:   The following table shows the components of Smaaash’s finance costs for the periods indicated (in Rs. Thousands):

Particulars	For the year ended 31st March, 2018	For the year ended 31st March, 2017

a) Interest costs:
- on loans from banks	15,861	16,773
- on loans from financial institutions	98,804	71,205
- on debentures	305,740	128,643
- other interest expenses	642	366
b) Processing fees and related costs	12,137	18,541
Total	433,184	235,528

Smaaash has been constantly expanding by opening up new centers organically and inorganically. Company has been utilizing debt to fund such expansion which has contributed to the high-growth trajectory of the business. The total borrowings as at March 31, 2017 was Rs. 2.043 billion and Rs 2.936 billion as at March 31, 2018. The variation in debt for such periods has contributed to the variance in finance costs for the said periods.

Depreciation, Amortization and Impairment Expense:  Depreciation and amortization expense comprises depreciation of plant and machinery and other equipment, furniture, office equipment, vehicles, computer hardware and amortization of computer software and other intangible assets. For the fiscal year 2018, the depreciation and amortization expense was Rs. 553 million, an 85% increase from Rs. 298 million for the fiscal year 2017. This was primarily as a result of an increase in capital assets resulting from an increase in the number of centers.

Income Tax Expense:

Income tax comprises current tax and deferred tax. Provision for current income tax is made on the assessable income and benefits at the rate applicable to the relevant assessment year. Deferred tax assets and liabilities are recognized for the future tax consequences of timing differences, subject to certain considerations. Deferred tax is measured using the tax rates enacted or substantively enacted as of the balance sheet date. Deferred assets carried forward are reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized. Any reduction shall be reversed to the extent that it becomes probable that sufficient taxable profit will be available.

Financial Condition, Liquidity and Sources of Capital

Cash Flows

The table below summarizes Smaaash’s cash flows for the fiscal years 2018 and 2017 (in Rs. Thousands):

	Fiscal Year 2018	Fiscal Year 2017
Net Cash From/(Used in) Operating Activities	(143,077)	190,306
Net Cash From/(Used in) Investing Activities	(2,151,435)	(1,152,892)
Net Cash Provided By/(Used in) Financing Activities	2,280,823	1,071,486
Net Increase in/(Decrease in) Cash And Cash Equivalents	(13,689)	108,900

Operating Activities

Net cash from operating activities consisted of a net loss before tax as adjusted primarily for non-cash and non-operating items, such as depreciation, amortization and impairment, finance costs, and gains / losses arising from accounting valuation of financial assets and liabilities. The change from fiscal year 2017 to fiscal year 2018 is mainly due to difference in operating profit before working capital changes. Changes in working capital primarily constitute of changes in trade and other receivables, inventory and trade payables.

Investing Activities

Net cash from investing activities consisted primarily of payments for property, plant and equipment. Payments for purchase of fixed assets was Rs 2,182 million fiscal year 2018 compared to Rs 1,200 million in fiscal year 2017.

Financing Activities

Net cash from financing activities constitutes mainly of proceeds and repayment of borrowings and issue of share capital. The proceeds from borrowings for fiscal year 2017 was Rs. 2.096 billion while it was Rs 3.011 billion in fiscal year 2018. Smaaash repaid Rs 1.035 billion in fiscal year 2017 and Rs. 2.136 billion in fiscal year 2018.

Borrowings

The total borrowings as at March 31, 2018 was Rs. 2.936 billion compared to Rs. 2.043 billion as at March 31, 2017. The increase in debt is primarily due to additional debt taken for the inorganic acquisitions of PVR bluO and assets of SVM centers. Smaaash is continuously expanding its center portfolio and has taken additional debt for such expansion.

The following table summarizes Smaaash’s secured and unsecured long-term indebtedness as of March 31, 2018:

Particulars	Secured / Unsecured	Outstanding indebtedness as of March 31, 2018 (Rs. Million)	Interest Rate %*
NCD- ECL Finance	Secured	2,200	14.75%
SIDBI – Loan 1	Secured	90	15.50%
SIDBI- Loan 2	Secured	99	13.95%
Tata Capital	Secured	206	12.25%
HDFC- Loan 1	Secured	25	12.50%
HDFC – Loan 2	Secured	75	12.50%
HDFC – Loan 3	Secured	100	12.50%
YES Bank	Secured	135	11.00%
AHA Holdings	Unsecured	6	Interest Free
Total		2,936

A. Details of Secured Borrowings of Smaaash

Set forth below is a summary of Smaaash’s secured borrowings as of March 31, 2018 (unless otherwise stated)

Lender	Amount Outstanding as of March 31, 2018 (Rs million)	Repayment / Tenor	Security
NCD- ECL Finance	2,200	Issuer shall repay to debenture holder 50%, 4%, 13% 15% and 18% of investment amount in fiscal year 2019, fiscal year 2020, fiscal year 2021, fiscal year 2022 and in fiscal year 2023 respectively	1. A-2/5, A-2/6 in building no. A known as “Prithvi Apartments” of Prithvi Apartments Co-op. Hsg. Soc. Ltd.” situated at Altamount Road, Mumbai- 400 026 property owned by Mrs. Kalpana Morakhia
2. Plot No. 10, Lonawala Bungalow property owned by AHA Holdings Private Limited
3. SAM Family Trust to create mortgage over its immovable properties situated at Plot No. 1, Survey No 1088 & 109, Village – Kunenama, Taluka – Maval, District Pune 410401
4.  B-4501, B4601 - Lodha Premises owned by AHA Holding Private Limited
5. Mr. Sushil Karalkar and Elements Learning Centre Private Limited to create mortgage over its immovable properties  situated at Gut No. 219A & 219B at Village Atone, Tal. Sudhagad, Dist. Raigad 6. Harihar para. Gobindapur, baruipur road. Harinabhi. P.s: sonarpur. Dt: 24 pargana( south) . Kolkata -700145.
6. Pledge 100% shareholding of AHA Holdings Private Limited.
7. Pledge 100% shareholding of Elements Learning Centre Private Limited.
8. Pledge 100% shareholding of Gir Holiday Resorts Private Limited.
9. Pledge 100% shareholding of Smaaash Leisure Limited (Formerly known as PVR Bluo Entertainment Limited).
10. Pledge over equity shares of Smaaash Entertainment Private Limited held by AHA Holdings Private Limited.
11. Charge on investments held in Kotak India Venture Fund – I, Kotak India Growth Fund – II and Kotak Alternate Opportunities (India) Fund held by AHA Holdings Private Limited
12. Exclusive charge over all fixed, movable & current assets of Smaaash Entertainment Private Limited 13. Charge over warrants of Yoboho  New Media Private Limited held by AHA Holdings Private Limited. 14. Mr. Paresh Patel to create mortgage over its immovable properties situated at Survey No – 361, Village Gadhiya, Taluka Dhari, District Amreli, Gujarat.
13. Corporate Guarantee by AHA Holdings Private Limited
14. Personal Guarantee by Mr. Shripal Morakhia & Mrs. Kalpana Morakhia
15. Corporate Guarantee by Smaaash Entertainment USA Limited

SIDBI – Loan 1	90	Loan shall be repaid in 84 monthly instalments after a moratorium of 36 month commencing from February 10, 2018. After 36 month the loan amount will be repaid in 47 instalments of Rs 2.1 million each and balance Rs 1.3 million in last instalment.	The loan amount is secured by second charge on all movables assets including current assets of Smaaash. The charge would be subservient to all the existing and prospective charges created/to be created by Smaaash on the said assets in favour of those banks/ financial institution which have extended/would extend business loans (viz. term loans for machineries, business premises and working capital) to Smaaash for the same business for which SIDBI has extended this sub-debt. All such aforesaid lenders would be referred to as ’senior secured lenders’ Guarantee
Irrevocable and unconditional guarantee of Shripal Morakhia and Ms Ami Zaveri. The guarantee shall be joint and several.

SIDBI- Loan 2	99	Loan shall be repaid in 72 monthly instalments after a moratorium of 24 month commencing from April 10, 2018.	Primary Security
First pari passu charge with Piramal over the movable and current assets of the borrower pertaining to Bangalore, Ludhiana and Mumbai Go Karting projects.
Collateral security
First charge by way of mortgage of all immovable properties owned by Shri Nitya Gopal Bank situated at Harihar Para, Gobindapur, Baruipur road, Harinabhi, P.S. Sonarpur District 24, Parganas (South), Kolkata, bearing survey/block/plot no. JL no. 76, Touzi no. 70/71, Khatian no. 30,31,627,325,329,330,327, Plot no. 602,619,607,620,644,597,598,497,623,500,585,625,621,586,622,617,P.S Sonarpur district 24 Pargana (South), admeasuring 4 acres.
Guarantee
Irrevocable and unconditional guarantee of Shripal Morakhia, Ami Zaveri, Nitya Gopal Banik, Aha holding Private Limited and Mrs Kalpana Morakhia. The guarantee shall be joint and several.

Tata Capital	206	Principal will be repaid in 36 months after the moratorium period of 12 months and the same will be repayable in balance 24 equated monthly instalments start from date of first tranche disbursement.	Primary Security
Mortgage of certain immovable property owned by Mr. Nidhiram Mandal and Mr. Khudiram Mandal (situated at 1230,31,32,33,34,35,36,37,38,39,40,41,42,43,44,45,46,47 and 1248 Police station Bhangar, Sonapore, 24 Parganas (South)). having clear and marketable title standing in the name of Borrower / Mortgagor.
Collateral Security
Security in form of fixed deposit of Rs 6 Crores with bank as acceptable and same provided by Aha Holding Private Limited.
HDFC- Loan 1	25	Rs 25 million per month	a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)
b) Charge on cashflows from Mumbai Lower Parel Smaaash, Convention center, Verbena Brew Pub & Sky Garden, Pravas Restuarant, Mumbai Go-Karting.
c) Corporate guarantee of Aha Holdings Private Limited
d) Personal Guarantee of Mr. Shripal Morakhia
HDFC – Loan 2	75	Rs 25 million per month March 31,2018	a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)
b) Charge on cashflows from Mumbai Lower Parel Smaaash, Convention center, Verbena Brew Pub & Sky Garden, Pravas Restuarant, Mumbai Go-Karting.
c) Corporate guarantee of Aha Holdings Private Limited
d) Personal Guarantee of Mr. Shripal Morakhia
HDFC – Loan 3	100	Rs 25 million per month from April 30,2018	a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)
b) Charge on cashflows from Mumbai Lower Parel Smaaash, Convention center, Verbena Brew Pub & Sky Garden, Pravas Restuarant, Mumbai Go-Karting.
c) Corporate guarantee of Aha Holdings Private Limited
d) Personal Guarantee of Mr. Shripal Morakhia
Yes Bank	135	Quarterly installment of Rs 13.5 million starting from June 29,2018	Personal guarantee of Mr.Shripal Morakhia (Director) and Sponsorship receivable.

B. Details of Unsecured Borrowings of Smaaash

Set forth below is a summary of Smaaash’s secured borrowings as of March 31, 2018 (unless otherwise stated)

Lender	Amount outstanding as of March 31, 2018 (Rs. million)	Repayment/Tenor	Security
AHA Holdings Private Limited	6.0	Payable on demand	Nil

SMAAASH’S MANAGEMENT

Director and Executive Officers

The following table sets forth information regarding the directors and executive officers of Smaaash.

Name	Age	Position
Shripal Morakhia	59	Chief Executive Officer and Director
Vishwanath Kotian	45	Chief Financial Officer
Kaizad Bajina	33	Chief Technology Officer & Chief Revenue Officer
Nilendu Mitra	46	Vice President, Marketing
Daniel Johansson	37	Head - Virtual Reality and other Special Projects
Ravikiran Amin	43	Assistant Vice President - Design
Chirag Gehlot	31	Vice President, Engineering
Abhishek Agarwal	32	Head of Digital
Anand S Krishnan	60	Director
Rajeev Kalambi	44	Director
Amit Ram Krishnan	32	Director
Nikhil Vora	47	Additional Director
Vijayender Tulla	39	Additional Director

Shripal Morakhia, is the founder of Smaaash which was incorporated in 2009. Mr. Morakhia is the Chief Executive Officer of Smaaash Entertainment Private Limited and is a visionary serial entrepreneur with a track record of building successful businesses. He has over 35 years of experience across stock broking, investment banking, telecom, media and entertainment and digital sectors. In 1983, Mr. Morakhia promoted India’s first home grown institutional broking and investment banking company SSKI and an e-share trading platform ShareKhan. His majority stake in SSKI was sold to IDFC Ltd in 2007 which now has a market cap of INR 85.1 billion (as on May 10, 2018) and Sharekhan was acquired by Citi Venture Capital. Mr. Morakhia is credited with being one of the first to professionalize the broking and investment banking setup in India which was unorganized at the time. In 2006, Mr. Morakhia invested in the ailing Indian heritage comic book company, Amar Chitra Katha, to revive it and also digitize the same and successfully then sold it to the Future Group in India in 2011. He also founded a children’s multi-channel network on YouTube, called Yoboho which was acquired by Broadband TV, a subsidiary of the Bertelsmann Group, in 2015. Mr. Morakhia is now fully dedicated to take the Smaaash brand globally. Mr. Morakhia holds a Masters in Business Administration from Wagner College, New York and has served as the Executive Assistant to the President of the New York Stock Exchange from 1981 to 1982.

Vishwanath Kotian, was appointed as the Chief Financial Officer of Smaaash on June 9, 2016. Mr. Kotian joined Smaaash on January 2, 2015.  Prior to joining Smaaash he worked for Amarchitra Katha Private Limited from May 2010 to December 2014 and prior to that he was with S.R. Batliboi & Associates from December 2007 to April 2010. Vishwanath has accumulated 23 years of experience in accounting and finance. Presently, he manages the finance related activities of Smaaash, including accounting and controls, business planning and analysis, audits and compliances, mergers & acquisitions and private equity funding. Mr. Kotian holds a graduate degree from Mangalore University and also holds a membership with the Institute of Chartered Accountants of India.

Kaizad Bajina, was appointed as the Chief Technology Officer & Chief Revenue Officer of Smaaash on April 1, 2015. Prior to joining Smaaash he worked for Lifestyle Networks from October 2004 to March 2015. Mr. Bajina has 12 years of experience in developing and conceptualizing new games and technologies and is extensively involved in the product sales business of Smaaash. Mr. Bajina heads the Smaaash Labs team, a dedicated R&D team that has designed and built several interactive VR & AR games. Mr. Bajina holds a bachelor degree in management studies from H.R. College of Commerce & Economics and an Advanced Diploma in Business Administration from Welingkar Institute of Management Development.

Nilendu Mitra, was appointed as Vice President, Marketing of Smaaash on March 1, 2018 and is responsible for leading marketing strategy for Smaaash.  Prior to joining Smaaash he worked with Gitanjali from December 2014 to February 2018 and TBZ-The Original from September 2012 to November 2014. Mr. Mitra has 22 years of experience in retail sales and marketing. Mr. Mitra holds a MS from Mercy College, New York.

Daniel Johansson, has been Head - Virtual Reality and other Special Projects of Smaaash since April 1, 2017 and is responsible for R&D and Game Development. He joined Smaaash on May 1, 2018 and prior to joining Smaaash as an employee he was working in the capacity as a Consultant to Smaaash from January 2015. Prior to that he worked for WalkMouse AS, Norway, between 2012 and 2014 and for MSE AB, Sweden, between 2006 and 2012. He has 15 of years of experience across Virtual Reality, Automation and Mechatronics.  Mr. Johansson holds a Ph.D. degree from University of Orebro, Sweden.

Ravikiran Amin, was appointed as Assistant Vice President - Design of Smaaash in September 2017. Presently he is responsible for creating Smaaash’s gaming and entertainment destinations along with its food and beverage outlets such as Pub exchange and Verbena. Prior to joining Smaaash Mr. Amin worked for Kalpakaaru Projects India from October 2012 to September 2014 and Platinum Cinemas (Jakarta) from November 2014 to June 2017. Mr. Amin holds an IIID degree from St. Francis institute of Technical Education. He has 22 years of experience designing Entertainment destinations like Gaming zones, Cinemas, Bars, Restaurants, Retail and Corporate offices across the globe.

Abhishek Agarwal, was appointed as Head of Digital of Smaaash on January 23, 2017 and is responsible for heading the Smaaash digital venture.  Prior to joining Smaaash he worked for Shop Your World Pte Ltd from August 2013 to March 2015 and Browntape Ecommerce Pvt Ltd from April 2015 to December 2015. Abhishek has also worked in Jucy Group Ltd from January 2016 to December 2016. Mr. Agarwal has more than 12 of years of experience across apps and digital marketing, technology and automation and business management.  Mr. Agarwal holds a Management degree from IIM Kolkata.

Chirag Gehlot, was appointed as Vice President, Engineering of Smaaash on April 1, 2018 and is responsible for Smaaash digital. Mr. Gehlot joined Smaaash as a Vice President, Engineering from May 4, 2018.  Prior to joining Smaaash he worked for Tiny Owl from January 2014 to October 2015, Craftvilla from January 2016 to February 2017 and Flexiloans from March 2017 to March 2018. Mr. Gehlot has 10 of years of experience in technology and engineering. Mr. Gehlot holds a BIT degree from University of Swinburne University.

Anand S. Krishnan, a director of Smaaash, is the founder of FidelisWorld (www.fidelisworld.com), a Mauritius-based investment group in the field of sports, entertainment and media and serves as the Managing Partner of the company since its inception in September 2013. In 2013 he established FW Sports Investment Fund (“FSIF”), a pan-Asia technology, media, and entertainment investment vehicle. The FSIF completed its first close on September 30, 2013 and has deployed capital in assets such as Technology Frontiers, an in-stadia technology services provider; Smaaash Entertainment, a consumer-facing active entertainment chain; and FW Sports and Media India, a digital content house. Mr. Krishnan’s prior work experience includes a five year stint with Dubai International Capital (DIC), a reputed private equity firm in the Emirate of Dubai. He retired in 2011 as CEO of DIC. Prior to this, he was with JPMorganChase (JPM) for nineteen years based out of New York, Hong Kong and Singapore, and left JPM as a Managing Director. Mr. Krishnan was part of a professional team responsible to build a private equity platform and played a significant role in the success of DIC, providing leadership and building world-class governance. The 2008 financial crisis also required Mr. Krishnan to apply skills from his previous experiences in restructuring the firm and its debt. He has successfully invested in, restructured, and exited investments at multiples that provided significant value to shareholders. Mr. Krishnan was a Director on the Board of DIC and also served as the Chairman of the DIC Investment Committee. Mr. Krishnan also served on the boards of the key DIC portfolio companies and on various tax and accounting committees. At JPM, his career spanned a total of 19 years and involved eight mergers and acquisitions at the corporate level. His tenure at JPM included senior positions such as the Hong Kong-based Chief Financial Officer of the Asia Pacific region from 2000 to 2004, and Business Manager for the South and South East Asia Region from 1994 to 2000 while based in Singapore. Mr. Krishnan is a Founder Member of the Foundation for the Restoration of National Values (FRNV) in India, and continues as the President of the Centre for Inner Resources Development (CIRD) N.A. Mr. Krishnan graduated from Delhi University with an Honors degree in Finance and Accounting and has a post graduate degree. He has been part of various corporate leadership and management programs over the years.

Rajeev Kalambi, a director of Smaaash, has over 19 years of experience in various facets of finance, consulting, research and corporate & investment banking. Mr. Kalambi has been the Principal of FW Asset Management Limited, the advisory firm to FSIF, since January 2015. Prior to joining FidelisWorld, he was an investment banker with SMC Capitals. He was a corporate banker with HSBC and Development Bank of Singapore followed by investment banking stints at Edelweiss Capital and a boutique Private Equity & M&A firm, during which he concluded several transactions in corporate lending, structured finance, term lending (onshore and offshore) and advised companies on corporate finance strategy and capital raising. Rajeev received his master’s degree from Delhi School of Economics and an MBA from the Indian School of Business (ISB), Hyderabad.

Amit R. Krishnan, a director of Smaaash, is Principal of FW Asset Management. Mr. Krishnan has been involved in various capacities in fundraising, deal sourcing, diligence, transaction negotiation, and final closure of six investments over five years, including one exit. He was responsible for the overall strategy and corporate practice of FidelisWorld, a sports and media investment firm, and its portfolio companies. Amit’s previous experience includes helping to manage the acquisition and integration of major Middle Eastern steel foundry and valve manufacturer by Tyco, the global industrial firm. Amit is graduate of the Georgetown University School of Foreign Service and the General Course at the London School of Economics with a major in International Political Economy.

Nikhil Vora, a director of Smaaash, the founder & CEO of Sixth Sense Ventures Advisors LLP, India’s first consumer centric domestic venture fund, since its inception in July 2014. Nikhil was earlier the Managing Director / Head of Research at IDFC Securities, and has been regarded as one of the strongest analytical minds in the country. Mr Vora has presented strategic roadmaps for various consumer brands including Nestle India, Unilever, Aditya Birla Group, Marico, Godrej, NIIT, Navneet etc. His research has been accredited by some of the largest global funds like Capital, Fidelity, Alliance Bernstein, Putnam, Schroder’s etc. In the Asia Money polls 2012, Nikhil was voted as India’s No.1 analyst. He was also voted Asia’s Best Analyst by the Wall Street Journal in the same year. Mr Vora is also an active venture capital investor and a board member on its investee companies.  Mr. Vora has a post-graduate degree in Management from the Said Business School, University of Oxford, London, and while there Mr. Vora was a member participant at the Future Leaders Program. Mr. Vora has also received multiple awards such as the ‘Thought Leadership’ award by IDFC Ltd.

Vijayender Tulla, a director of Smaaash, has over 16 years of exclusive experience in Information Technology Space, Healthcare, Hospitality, Infrastructure, Real-estate and Entertainment. Mr. Tulla, has been the Chairman and Managing Director of SVM since 2008. SVM is a fully integrated entertainment company operating from different real estate platforms – multiplexes, stand-alone entertainment centers, bowling alleys, gaming, food courts and other prime properties - to deliver innovative, appropriate and cutting-edge content. Mr Tulla has been leading SVM’s interests in the entertainment, infrastructure development and construction and information technology. Mr. Tulla is on the Board of various multi diversified global companies including Biomax Fuels Limited, one of Asia’s largest bio-diesel manufactures. Mr. Tulla was the founder and Chief Executive Officer of Resource America Information Technology, Chicago which focused on software development and human resources. Mr. Tulla was Vice President of Human Resources for Megasoft in which capacity he was responsible for managing the human resources function for the World Bank in Washington DC. While at Megasoft Mr. Tulla was exposured to human resource management, administration, marketing and sales areas. In 2005, Mr. Vijayender joined CARE Hospitals and worked as Managing Director at Synapse Care, a CARE Hospitals company offering knowledge process outsourcing and business management services to global stakeholders. Mr. Tulla has a bachelor of general studies degree from Northern Illinois University, Chicago.

MANAGEMENT AFTER THE TRANSACTION

Directors, Executive Officers and Director Nominees of I-AM Capital

The current board of directors of I-AM Capital consists of eight directors. Pursuant to the Restated Certificate, the board may expand the number of members and elect the new Directors to fill the vacancy created by the increase in the size of the board. In contemplation of stockholder approval of the Transaction, our existing board of directors, consisting of eight directors, will exercise its power under the Restated Certificate to expand the board to nine directors. The I-AM Capital board of directors intends to fill the vacancies created by the increase in board size with one person nominated by Smaaash. The following table sets forth information regarding the directors and executive officers of I-AM Capital upon completion of the Transaction:

Name	Age	Position

F. Jacob Cherian	53	Chief Executive Officer and Class II Director

Suhel Kanuga	43	Chief Financial Officer, Secretary and Class II Director

Donald R. Caldwell	71	Chairman and Class I Director

Roman Franklin	34	Class I Director

Max Hooper	71	Class II Director

Frank Leavy	65	Class I Director

Edward Leonard Jaroski	71	Class I Director

William H. Herrmann, Jr.	72	Class II Director

Shripal Morakhia	59	Class II Director Nominee*

*This individual has indicated his assent to occupy such position.

For the background of the current directors and executive officers of I-AM Capital, see “Information about I-AM Capital–Management–Directors and Executive Officers” and for the director nominee, see “Smaaash Management".

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Number and Terms of Office of Officers and Directors

 Our board of directors is divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors who were appointed prior to the special meeting) serving a two-year term. The initial term of office of the Class I directors, consisting of Messrs. Caldwell, Leavy and Franklin expires at the special meeting. The term of office of the Class I directors after the Transaction, consisting of Messrs. Caldwell, Leavy, Franklin, and Jaroski will expire at the second succeeding annual meeting after the special meeting. The term of office of the Class II directors, consisting of Messrs. Cherian, Kanuga, Herrmann and Morakhia and Dr. Hooper, will expire at the next annual meeting of stockholders.

 Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

 Committees of the Board of Directors

 Our board of directors has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors.

 Audit Committee

 For information regarding the duties and responsibilities of the Audit Committee, see “Information About I-AM Capital –Management – Audit Committee.”

Upon consummation of the Transaction, Messrs. Caldwell and Franklin and Dr. Hooper will serve as members of our audit committee. Mr. Caldwell serves as chairman of the audit committee. Under NASDAQ listing standards and applicable SEC rules, I-AM Capital is required to have three members of the audit committee, all of whom must be independent. Messrs. Caldwell, and Franklin and Dr. Hooper are independent.

 Compensation Committee

For information regarding the duties and responsibilities of the compensation committee and the compensation committee charter, see “Information about I-AM Capital–Management–Compensation Committee.”

Upon consummation of the Transaction, the members of our compensation committee are Messrs. Caldwell and Franklin and Dr. Hooper. Mr. Caldwell serves as chairman of the compensation committee.

Director Nominations

For information regarding director nominations, see “Information about I-AM Capital–Management–Director Nominations.”

 Code of Ethics

For information regarding director nominations, see “Information about I-AM Capital –Management–Code of Ethics.”

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Certain of our executive officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity. Prior to the Transaction, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, the Restated Certificate permitted such director to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity and only present it to I-AM Capital if such entity rejected the opportunity. If the Certificate Amendment Proposal is approved and the Transaction is consummated, the exception to the Delaware corporate opportunity doctrine will be removed from I-AM’s certificate of incorporation.

As of the record date, our Sponsor has agreed to vote its founder shares and any public shares purchased during or after the initial public offering in favor of the Business Combination Proposal and our officers and directors have also agreed to vote any public shares purchased during or after the initial public offering in favor of the Business Combination Proposal.

The Board’s Role in Risk Oversight

For information regarding board’s role in risk oversight, see “Information about I-AM Capital–Management – The Board’s Role in Risk Oversight.”

Executive Compensation

Overview

 Following the closing of the Transaction, the Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling I-AM Capital to attract, motivate and retain individuals who contribute to the long-term success of the Company.

 Decisions on the executive compensation program will be made by the compensation committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards (for more information relating to our intended equity compensation plan, please refer to the Incentive Plan Proposal).

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards, if any.

 Base Salary

Upon completion of the Transaction, our compensation committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

 I-AM Capital intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. I-AM Capital expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

 Stock-Based Awards

 I-AM Capital intends to use stock-based awards to reward long-term performance of the executive officers. I-AM Capital believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the Incentive Plan, which has been adopted by I-AM Capital’s Board of Directors and is being submitted to our shareholders for approval at the special meeting in lieu of an annual meeting. For a description of the Incentive Plan, please see the section of this proxy statement under the heading “Incentive Plan Proposal.”

Executive Employment Agreements

I-AM Capital currently does not have any employment agreements with its executive officers.

COMPARISON OF RIGHTS AS A HOLDER OF I-AM CAPITAL
COMMON STOCK AND THE RIGHTS OF THE COMPANY AS A HOLDER OF
SMAAASH EQUITY SHARES

Smaaash is a company organized under the laws of India and is governed by Indian law, including the Indian Companies Act. As Smaaash is an Indian company, the rights of holders of Smaaash’s equity shares will be governed by Indian law and by Smaaash’s Memorandum and Articles of Association. See “Description of Smaaash Share Capital.” I-AM Capital is a Delaware corporation and is governed by the DGCL. The rights of I-AM Capital stockholders are governed by Delaware law, including the DGCL, and by I-AM Capital’s Restated Certificate and bylaws. The rights of shareholders under Indian law and the rights of stockholders under Delaware law differ in certain respects.

The following discussion of the material differences between the rights of holders of the Smaaash equity shares and holders of I-AM Capital common stock is only a summary and does not purport to be a complete description of these differences. The following discussion is qualified in its entirety by reference to Indian Law, including the Indian Companies Act, and Delaware law, including the DGCL, as well as Smaaash’s Memorandum and Articles of Association and I-AM Capital’s Restated Certificate and bylaws, currently in effect. For information on how you can obtain copies of these documents, See “Where You Can Find More Information."

I-AM Capital	Smaaash
CORPORATE GOVERNANCE
I-AM Capital’s Restated Certificate, its bylaws and Delaware law, including the DGCL, govern the rights of holders of I-AM Capital common stock. If the Business Combination Proposal and the Certificate Amendment Proposal are both approved, the third amended and restated certificate of incorporation shall govern the rights of holders of I-AM Capital common stock after the Transaction.	Smaaash’s Memorandum of Association and Articles of Association, and applicable provisions of Indian law, including the Indian Companies Act, govern the rights of shareholders of Smaaash.
AUTHORIZED CAPITAL STOCK
I-AM Capital’s authorized capital stock currently consists of 20,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the record date, there were 6,813,500 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.	Smaaash’s current authorized share capital is Rs. 2750,000,000, divided into 215,000,000 equity shares; and 60,000,000 CCPS of face value Rs.10 per equity share and Rs. 10 per CCPS. As of May 14, 2018, Smaaash’s paid-up share capital was Rs. 2358,189,450, divided into 185,734,979 equity shares and 50,083,966 CCPS of face value Rs. 10 per equity share and Rs. 10 per CCPS.
VOTING RIGHTS. ACTION BY WRITTEN CONSENT. QUORUM

Voting Rights. Pursuant to the DGCL and I-AM Capital’s Restated Certificate, holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

Action by Written Consent. Unless the certificate of incorporation of a Delaware corporation otherwise provides, the DGCL permits the stockholders of a Delaware corporation to act by written consent in lieu of an annual or special meeting of stockholders, provided that the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present in person and voted. I-AM Capital’s Restated Certificate prohibits its stockholders from acting by written consent in lieu of a meeting of stockholders from and after the consummation of its initial public offering.

There is no concept of shareholder action without a meeting under Indian law.

As per the Shareholders’ Agreement, I-AM Capital can vote in proportion to its shareholding. Further, it also has an affirmative voting right on certain actions (“Reserved Matters”) to be undertaken by Smaaash. The Reserved Matters are set out in Schedule 7 of the Shareholders’ Agreement.

As per the Shareholders’ Agreement, one representative of I-AM Capital and one representative of the Smaaash Founders shall be required to constitute quorum for board and general meeting.

I-AM Capital	Smaaash

Quorum. The DGCL and I-AM Capital’s bylaws require that a quorum of stockholders be present in person or by proxy for the purpose of transacting business at any meeting of I-AM Capital’s stockholders. I-AM Capital’s bylaws further provide that the holders of a majority of I-AM Capital’s capital stock issued and outstanding and entitled to vote must be present in person or by proxy to constitute a quorum. Accordingly, the holders of at least a majority of I-AM Capital’s common stock issued and outstanding must be present in person or by proxy for the transaction of business at any meeting of I-AM Capital’s stockholders.

Quorum:   In accordance with the Indian Companies Act and Smaaash’s Articles of Association, five shareholders present in person will constitute a quorum for a general meeting. A shareholder may exercise his voting rights by proxy to be given in the form required by the Articles of Association of Smaaash. The instrument appointing a proxy is required to be lodged with Smaaash at least 48 hours before the time of the meeting or in the case of a poll, at least 24 hours before the time appointed for the taking of the poll. A proxy may not vote except on a poll and does not have a right to speak at meetings.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Generally, under the DGCL, an amendment or restatement of I-AM Capital’s certificate of incorporation requires (i) the board of directors to adopt a resolution setting forth the proposed amendment or amendment and restatement and declaring its advisability and (ii) the holders of at least a majority of I-AM Capital’s common stock outstanding and entitled to vote thereon to adopt such amendment.

I-AM Capital’s Restated Certificate further requires, prior to the consummation of a “business combination” as defined therein, the affirmative vote of at least 65% of the voting power of the then outstanding shares of I-AM Capital’s common stock, to amend Article IX of the Restated Certificate, which relates to:

●      the establishment and operation of and permitted disbursements from the trust account formed immediately after the closing of I-AM Capital’s initial public offering on behalf of stockholders for the purpose of effecting a business combination.

●      the right of I-AM Capital stockholders to exercise their option to cause I-AM Capital to redeem some or all of such holders’ shares before a “business combination” as defined in I-AM Capital’s restated certificate of incorporation is consummated, provided that on no account will such holder, together with his affiliate or group as defined by Section 13(d) of the Securities Act be permitted to redeem more than an aggregate of 15% of the outstanding common stock issued during I-AM Capital’s initial public offering.

●      the obligation of I-AM Capital to cease all operations other than winding up and to redeem I-AM Capital stockholders’ shares if a business combination is not effected within 12 months of the date of the closing of I-AM Capital’s initial public offering (21 months from the closing of its initial public offering if extended by the stockholders). The Restated Certificate additionally requires that if any amendment is made to this section that would affect the substance or timing of I-AM Capital’s obligation to redeem stockholders’ outstanding shares upon failure to timely consummate a business combination, I-AM Capital shall provide stockholders with the opportunity to redeem their shares upon the approval of any such amendment.

Under the Indian Companies Act, at the time of incorporation of a company, the relevant registrar of companies issues a certificate of incorporation in the name of such company. In the event of a change in name, or in the event the registered office of the company is shifted outside the jurisdiction of such registrar of companies, a new certificate of incorporation will be issued by the relevant registrar of companies. Both a change in the name of the company and a shift in the registered office to another state requires approval of the shareholders in a general meeting through a special resolution. At least 75% of the total votes cast must be in favor of the resolution.

The Indian Companies Act also provides that any change in the name of a company will require Central Government approval in writing. Provided that no such approval shall be necessary where only the change in the name of the company is the deletion or addition of the word “Private”, consequent on conversion of any one class of companies to another class.

I-AM Capital	Smaaash

●      the requirement that the business or businesses targeted for a business combination have a fair market value of at least 80% of the proceeds held in the trust account, established immediately after the closing of I-AM Capital’s initial public offering.

●      the requirement that I-AM Capital not enter into transactions with other blank check companies, and receive a fairness opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority before entering into a transaction with an affiliate.

If the Business Combination Proposal and the Certificate Amendment Proposal are approved the foregoing provision will no longer be in effect.

AMENDMENT TO THE BYLAWS
As permitted by the DGCL, I-AM Capital’s Restated Certificate authorizes a majority of I-AM Capital’s board to make, alter and repeal I-AM Capital’s bylaws. I-AM Capital’s stockholders also have the power to adopt, amend or repeal I-AM Capital’s bylaws by a majority vote of all of the then outstanding shares of capital stock of I-AM Capital entitled to vote.	Under the Indian Companies Act, subject to certain specified amendments that require the additional approvals of the central government, a company may make amendments to its articles of association with the approval of its shareholders in the general meeting through a special resolution. At least 75% of the total votes cast must be in favor of the resolution.
RIGHT TO DIVIDENDS AND TRUST ACCOUNT DISTRIBUTIONS

Dividends.   The DGCL permits a Delaware corporation, by action of its board of directors, subject to any restrictions contained in the corporation’s certificate of incorporation, to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The DGCL defines “surplus” as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The “capital” of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. “Net assets” means, under the DGCL, total assets minus total liabilities. The DGCL also provides that if the capital of a Delaware corporation shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation shall not declare and pay out of net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Under Indian law, a company pays dividends upon a recommendation by its board of directors and approval by a majority of the shareholders at the annual general meeting held each fiscal year. Subject to certain conditions prescribed under the Indian Companies Act, no dividend can be declared or paid by a company for any fiscal year except out of profits of the company for that year, calculated in accordance with the provisions of the Indian Companies Act or out of profits of the company for any previous fiscal year(s) as set forth in the Indian Companies Act. Further, in the absence of profits in any year, a company may declare dividends out of surplus, provided: (a) the rate of dividend declared shall not exceed the average of the rates at which a dividend was declared by the company in the three years immediately preceding that year; (b) the total amount to be drawn from such accumulated profits shall not exceed one-tenth of the sum of its paid up share capital and free reserves as per the latest audited balance sheet; (c) the amount so drawn shall be first utilized to set off the losses incurred in the financial year in which the dividend is declared before any dividend in respect of equity shares is declared; (d) the balance of reserves after such withdrawal shall not fall below 15% of its paid up share capital as per the latest audited balance sheet of the company; and (e) no company shall declare a dividend unless carried over previous losses and depreciation not provided in previous years are set off against profit of the company of the current year. Further no dividend shall be declared or paid by a company from its reserves other than free reserves.

I-AM Capital	Smaaash

I-AM Capital’s bylaws provide that dividends upon the capital stock of I-AM Capital may be declared by the board of directors from time to time, subject to the provisions of I-AM Capital’s Restated Certificate. I-AM Capital’s Restated Certificate contains no limitation on the declaration and payment of dividends. I-AM Capital’s bylaws provide that dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

Trust Account.   Pursuant to I-AM Capital’s Restated Certificate and the trust agreement between I-AM Capital and Continental Stock Transfer and Trust Company, the holders of shares of I-AM Capital’s common stock are entitled to receive distributions from the trust account established in connection with I-AM Capital’s initial public offering only in the event of a dissolution of I-AM Capital and a liquidation of the trust account in accordance with the terms of such trust agreement, or in the event such stockholder exercises its redemption rights through the procedures described in this proxy statement. In no other circumstances will any stockholder have any right or interest of any kind in or to the trust account. Each of I-AM Capital’s founder has waived its right to receive liquidating distributions from the trust account with respect to its founder shares, but is entitled to redemption rights with respect to any public shares owned.

If the Business Combination Proposal and the Certificate Amendment Proposal are approved, this provision will no longer be in effect.

Pursuant to the Articles of Association of Smaaash, the amount of dividends approved by Smaaash’s shareholders cannot exceed the amount recommended by Smaaash’s board of directors. In addition, Smaaash’s board of directors may pay interim dividends as appear to it to be justified by the profits of Smaaash, subject to the requirements of the Indian Companies Act.
REDEMPTION RIGHTS

Pursuant to I-AM Capital’s Restated Certificate, no later than two days prior to the consummation of a proposed business combination, each holder of shares of I-AM Capital common stock who validly elects to exercise his stockholder’s redemption rights will have the right, if such business combination is approved and consummated, to cause the redemption of some or all of such holder’s shares of common stock in exchange for payment of a cash amount per share (calculated two business days prior to the proposed completion of such business combination) equal to the aggregate amount then on deposit in the trust account, including interest, less taxes payable and up to $600,000 of working capital expenses, divided by the number of then outstanding public shares, subject to the limitations described in the Restated Certificate. Payment of the amounts necessary to satisfy the redemption rights of the holders of all shares who have duly exercised such rights shall be made as promptly as practicable following the completion of the business combination. I-AM Capital’s founder has waived its right to cause the redemption of its founder shares.

A company may reduce its capital in accordance with the Indian Companies Act by way of a share buy-back out of its free reserves or securities premium account or the proceeds of any shares or other specified securities (other than the kind of shares or other specified securities proposed to be bought back) subject to certain conditions, including, (i) the buy-back must be authorized by the company’s articles of association; (ii) the buy-back is limited to 25% of the company’s total paid up capital and free reserves; and (iii) the ratio of debt owed is not more than twice the paid-up capital and free reserves after such buy-back, provided, that no buy-back shall be made within 365 days from the date of any previous buy-back. If such buy-back constitutes more than 10% of the total paid-up equity capital and free reserves of the company, it must be authorized by a special resolution of the company at a general meeting. Smaaash’s Articles of Association permit Smaaash to buy back its equity shares.

I-AM Capital	Smaaash
If the Business Combination Proposal and the Certificate Amendment Proposal are approved, this provision will no longer be in effect.

Any equity shares which have been bought back by Smaaash must be cancelled within seven days. Further, Smaaash will not be permitted to buy back any securities for a period of one year or to issue new securities for six months except by way of a bonus issue or in discharge of Smaaash’s existing obligations such as conversion of warrants, stock option schemes, sweat equity or conversion of preference shares or debentures into equity. . Under clause 8.1(e) of the Shareholders’ Agreement, I-AM Capital has a buyback right. Subject to the terms provided under the Shareholders’ Agreement, it enables I-AM Capital to invoke its right to have Smaaash initiate and undertake a buyback of the equity shares held by them as an exit route for their investment.

APPRAISAL RIGHTS
The DGCL provides that the stockholders of a Delaware corporation involved in a merger, other than the merger of a wholly owned subsidiary of the corporation with and into the corporation or a holding company merger pursuant to Section 251(g) of the DGCL, and other than a merger involving a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders, whose stockholders receive in such merger (i) shares of the resulting or surviving corporation or depository receipts in respect thereof, (ii) shares of any other corporation or depository receipts in respect thereof, which shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares or (iv) a combination of shares of stock, depository receipts and cash described in clauses (i) through (iii), have the right to seek a judicial determination of the fair value of their shares, taking into account all relevant factors, but exclusive of any element of value arising from the accomplishment or expectation of such merger, together with interest, if any, to be paid on the amount determined to be fair value. A stockholder seeking to exercise its rights to a judicial determination of the fair value of its shares in such a merger must follow the procedures set forth in Section 262 of the DGCL.	Under the Indian Companies Act, a company which undergoes a merger, amalgamation, demerger, reorganization, or such similar arrangement, shall adopt a scheme for such merger or similar arrangement, which scheme shall contain all terms and conditions including cash consideration for shares and/ or exchange ratio. The proposed terms of the scheme must be approved by the relevant National Company Law Tribunal in India. For this purpose, the company involved in the scheme will have to file a fairness opinion on valuation by an appraiser. The Supreme Court of India has laid down appropriate combination of the following valuation methodologies: discounted cash flow, comparable companies, and book value. Any shareholder or creditor can challenge the consideration if it doesn’t reflect the fair value. The Indian courts, or more particularly National Company Law Tribunals, do not usually determine the valuation themselves, to verify the claim of any objecting shareholder or creditor. As a part of the process, the National Company Law Tribunal appoints the Regional Director, Ministry of Corporate Affairs to evaluate whether the scheme is just and fair. The court or National Company Law Tribunal relies on the Regional Director’s analysis of the scheme. In certain cases, if any objecting shareholders establishes a glaring error or overwhelming evidence of impropriety, the National Company Law Tribunal may appoint an independent appraiser.

I-AM Capital	Smaaash
PREEMPTIVE RIGHTS
Under the DGCL, “preemptive” rights to subscribe to an additional issue of capital stock or to any security convertible into such capital stock must be expressly granted by the certificate of incorporation to a stockholder. I-AM Capital’s Restated Certificate does not expressly grant any of its stockholders “preemptive” rights.	Subject to the provisions of the Indian Companies Act, Smaaash may increase its share capital by issuing new shares on such terms and with such rights as it, by action of its shareholders in a general meeting, may determine. According to Section 62(1)(a) of the Indian Companies Act, such new shares shall be offered to existing shareholders in proportion to the amount paid upon those shares at that date. The offer is deemed to include a right exercisable by the person concerned to renounce the shares offered to him in favor of any other person. In the event such person does not accept the offer, the board shall have the right to dispose of the shares in such a manner which shall not be disadvantageous to the shareholders or the company Under the provisions of Section 62(1)(c) of the Indian Companies Act, new shares may be offered to any persons whether or not those persons include existing shareholders, either for cash or for consideration other than cash, if the price of such shares is determined by the valuation report of a registered appraiser subject to certain prescribed conditions and procedures, if a special resolution to that effect is passed by Smaaash’s shareholders in a general meeting.
ATTENDANCE AND VOTING AT MEETINGS OF STOCKHOLDERS
Pursuant to I-AM Capital’s bylaws, every stockholder of record as of the applicable record date has the right to notice of and to vote, in person or by proxy, at any stockholders’ meeting.	In accordance with the Indian Companies Act and the Articles of Association of Smaaash, every shareholder has the right to notice of and to vote, in person or by proxy, at any general meeting of shareholders.
SPECIAL MEETINGS OF STOCKHOLDERS

I-AM Capital’s Restated Certificate provides that special meetings of I-AM Capital stockholders may be called only by:

the chairman of the board;

the chief executive officer; or

a resolution adopted by a majority of the board

Stockholders do not have the right to call a special meeting.

In accordance with the Indian Companies Act and the Articles of Association of Smaaash, Smaaash must convene its annual general meeting within six months of the end of each financial year and must ensure that the intervening period between two annual general meetings does not exceed 15 months. The Registrar of Companies may extend this period in special circumstances, but not exceeding three months, at the request of Smaaash. Extraordinary general meetings may be convened at any time by Smaaash’s board of directors at their discretion or at the request of the shareholders holding in the aggregate not less than 10% of the paid-up share capital of Smaaash.

I-AM Capital	Smaaash
STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals.   I-AM Capital’s bylaws provide that business may be transacted at an annual meeting of stockholders only if such business is (i) specified in the notice of the annual meeting given by or at the direction of the board of directors or a committee of the board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors or a committee of the board of directors, or (iii) brought before the meeting by a I-AM Capital stockholder who is a stockholder of record on the date of the giving of notice of the annual meeting to I-AM Capital stockholders and on the record date for the determination of I-AM Capital stockholders entitled to vote at such annual meeting and who complies with the procedures described below. I-AM Capital’s bylaws provide that a stockholder submitting proposed business to be considered at an annual meeting of I-AM Capital’s stockholders must deliver a written notice to I-AM Capital’s secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. The notice must set forth as to each matter such stockholder proposes to bring before the annual meeting:

●     a brief description of the business the stockholder desires to bring before the annual meeting and the reasons for conducting such business at the annual meeting;

●     the name and record address of such stockholder of record and beneficial owner (if any);

●     the class or series and number of shares of capital stock of I-AM Capital which such stockholder owns, beneficially or of record;

a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by the proposing stockholder and any material interest of such stockholder in such business; and

Shareholder requisition:   In accordance with the Indian Companies Act and as per the Articles of Association of Smaaash, an extraordinary general meetings may be convened at any time by Smaaash’s board of directors at their discretion or at the request of the shareholders holding in the aggregate not less than 10% of the paid-up share capital of Smaaash. The shareholders may requisition an extraordinary general meeting by providing such requisitions in writing or electronically at least clear 21 days prior to the proposed date of the meeting. The notice shall specify the place, date, day and Smaaash’s of the meeting agenda and contain the business to be transacted at the meeting and should be signed by all of the requesting parties or by a duly authorized representative.

The Shareholders’ Agreement also provides in accordance with the Indian Companies Act for calling of a general meeting at shorter notice by not less than 95% of the member entitled to vote at such a meeting should consent in writing (including electronic mode),

Director Nomination:   In accordance with the Indian Companies Act and the Articles of Association of Smaaash, every director will be appointed by the shareholders at a general meeting. The board of directors of Smaaash may appoint an additional director on the board of directors at any time who will hold office up to the date of the next annual general meeting or the last date on which the annual general meeting should have been held, whichever is earlier. Every person proposed to be appointed as a director by the company shall furnish his Director Identification Number or such other number as may be prescribed by the Indian Companies Act (obtained in accordance with the provisions of the Indian Companies Act), a declaration that he is not disqualified under the Indian Companies Act to become a director and must give consent to hold office as a director.

In case of appointment of an independent director, the explanatory statement for such appointment annexed to the notice for the general meeting should include a statement that in the opinion of the board of directors of Smaaash he fulfils the conditions specified in the Indian Companies Act for appointment as an independent director.

I-AM Capital	Smaaash

a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting

Director Nominations.   I-AM Capital’s bylaws provide that persons may be nominated for election as directors of I-AM Capital at an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors only (i) by or at the direction of the board of directors or (ii) by a I-AM Capital stockholder who is a stockholder of record on the date of the giving of notice of the meeting to I-AM Capital stockholders and on the record date for the determination of I-AM Capital stockholders entitled to vote at such meeting and who complies with the procedures described below. I-AM Capital’s bylaws provide that a stockholder making a nomination of a person for election to the board of directors at an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors must deliver written notice to I-AM Capital’s secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders, or the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by I-AM Capital, or, in the case of a special meeting of stockholders, not later than the 10th day following the day on which public notice of the date of the special meeting of stockholders was first made, whichever occurs first, in the case of a special meeting of stockholders called for the purpose of electing directors. In addition, any stockholder desiring to nominate any person for election as director must deliver a notice that sets forth (a) as to each person whom the stockholder proposes to nominate for election as a director:

• the name, age, business address and residence address of the person;

• the person’s principal occupation or employment;

• the class or series and number of shares of capital stock of I-AM Capital which such the person owns beneficially or of record; and

• any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

I-AM Capital	Smaaash

and (b) as to the stockholder giving notice of the proposed nomination of a director:

• the name and record address of the stockholder;

• the class or series and number of shares of I-AM Capital’s capital stock which are beneficially owned or owned of record by the stockholder;

• a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

• a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

• any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The stockholder’s notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

STOCKHOLDER SUITS
Under Delaware law, stockholders may bring derivative actions on behalf of the corporation to enforce certain rights of the corporation. Prior to bringing an action, a stockholder plaintiff must make a demand on the directors of the corporation to assert the claim, and may only bring an action if the stockholder’s demand is wrongfully refused, unless the stockholder plaintiff is able to show, and alleges in the complaint, that making such a demand would be futile. In order to maintain a derivative suit, a person must have been a stockholder at the time of the transaction that is the subject of the suit and must also generally maintain its status as a stockholder throughout the duration of the suit. In certain cases, class action lawsuits are also available to stockholders.	Under the Indian Companies Act, shareholders holding not less than one-tenth of the issued shareholder capital, shareholders representing not less than one-tenth of the total number of members or one hundred members, provided that they have paid all calls and other sums due on their shares, have the right to request the National Company Law Tribunal (or the authority notified as competent in this regard), for an order or injunction as to the taking or not taking of an action by the company on the following grounds of oppression or mismanagement: (i) that the company’s affairs are being conducted in a manner prejudicial to public interest, in a manner oppressive to any member or members or in a manner prejudicial to the interests of the company; and (ii) that a material change has taken place in the management or control of the company, whether by a change in the board of directors or management or in the ownership of the company’s shares, and by reason of such change it is likely that the affairs of the company will be conducted in a manner prejudicial to public interest or in a manner prejudicial to the interests of the company.

I-AM Capital	Smaaash
RIGHTS OF INSPECTION

Under the DGCL, stockholders have the right to inspect during normal business hours the corporation’s stock ledger, a list of the corporation’s stockholders, and other books and records of the corporation, after making a written demand complying with the form and manner requirements of Section 220 of the DGCL for a proper purpose reasonably related to the person’s interest as a stockholder.

The DGCL requires the officer who has the charge of the corporation’s stock ledger to prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting. The DGCL requires that this list (i) be open to the examination of any stockholder of the corporation for any purpose germane to the meeting for at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the corporation, and (ii) be available for inspection by any stockholder present at the meeting at the time and place of the meeting, during the whole time thereof.

In accordance with the Indian Companies Act and the Articles of Association of Smaaash, the statutory registers (register of charges, register of members, register of debenture holders, register of any other security holders, the register and index of beneficial owners and annual return, register of loans, guarantees, security and acquisitions, register of investments not held in its own name and register of contracts and arrangements) and copies of annual returns shall be open for inspection during business hours on all working days, at the registered office of Smaaash.
BOARD OF DIRECTORS
Size and Classification of Board of Directors

I-AM Capital’s Restated Certificate provides that the board of directors shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II.

I-AM Capital’s Restated Certificate also provides that the number of directors shall be fixed from time to time by a resolution of the board. There are currently eight members of I-AM Capital’s board of directors. In connection with the Transaction the board of directors has increased the size of the board of directors to nine members.

In accordance with the Indian Companies Act Smaaash’s Articles of Association provide that the number of directors (including alternate directors) on the board of directors shall not be less than two or more than fifteen, unless otherwise approved by the shareholders in a general meeting. There are currently six directors on the board of directors of Smaaash. Upon completion of this Transaction, F. Jacob Cherian and Suhel Kanuga (along with alternate directors for each, if any) will be appointed to the board of directors of Smaaash.

The Shareholders’ Agreement provides that the board of directors of Smaaash shall comprise maximum 10 directors.

Election
I-AM Capital’s Restated Certificate provides that a plurality of votes cast at a stockholders meeting on the election of directors shall suffice to elect directors. I-AM Capital maintains a classified board structure. Each director elected to the board shall hold office for up to two years or until the annual meeting of stockholders to elect new board members of such director’s class has taken place and such replacement director has been elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

In accordance with the Indian Companies Act and Smaaash’s Articles of Association, appointment of directors is required to be approved by Smaaash’s shareholders. Additional directors appointed by the board can hold office up to the date of the next annual general meeting or the last date on which the annual general meeting should have been held, whichever is earlier.

I-AM Capital	Smaaash

The Indian Companies Act provides that Independent directors appointed by the shareholders shall hold a term of up to five consecutive years on the board, but will be eligible for re-appointment on passing of a special resolution (which requires that at least 75% of the total votes cast must be in favor of the resolution) by the company. However, an independent director cannot hold office for more than two consecutive terms, but can be eligible for re-appointment after a cool off period of three years during which he or she cannot be associated with the company in any other capacity, directly or indirectly.

The Shareholders’ Agreement provides that there shall be three (3) independent directors on the board of Smaaash.

Removal
I-AM Capital’s Restated Certificate provides that I-AM Capital’s stockholders, acting by the majority vote of the holders of the outstanding shares then entitled to vote at an election of directors, may remove the entire board of directors or any individual director from office, but only for cause.

In accordance with the Indian Companies Act, a director may be removed before the end of his or her term, by an ordinary resolution of a company’s shareholders, after giving him or her a reasonable opportunity to be heard. A special notice (i.e. a notice of intention to move such resolution shall be given to the company by such number of members holding not less than one percent of total voting power or holding shares on which an aggregate sum of INR 500,000 has been paid on the date of the notice) shall be required of any resolution, to remove a director.

The Shareholders’ Agreement provides that the removal and re-appointment of an I-AM Capital director shall be subject to prior written consent of Investor. Subject to the other provisions of the Shareholders’ Agreement, the I-AM Capital director may be removed by I-AM Capital by giving a written notice to Smaaash. Subject to the other provisions of the Shareholders’ Agreement, I-AM Capital shall be entitled to nominate another director in its place for appointment by giving notice in writing to Smaaash. Any such removal shall take effect upon receipt of such notice by Smaaash subject to approval of I-AM Capital and any appointment shall take effect from the date the nominee is appointed by a resolution of the board of directors of Smaaash or the Shareholders, as the case may be.

Vacancies
I-AM Capital’s Restated Certificate provides that a majority of the directors then in office, although less than a quorum, or a sole remaining director, may act to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause. Each director so chosen shall hold office until the next annual meeting and until such director’s successor shall be duly elected and shall qualify, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

The Indian Companies Act provides that the board of directors have the power to appoint any qualified person to be a director to fill a casual vacancy on the board of directors. Any person so appointed shall hold office only for such period as the director in whose place he or she is appointed would have held office if it had not been vacated, but he or she shall then be eligible for re-election.

I-AM Capital	Smaaash

Smaaash’s Articles of Association do not have any specific provisions on filling in vacancies.

The Shareholders’ Agreement provides that in the event of a casual vacancy arising on account of the resignation of an I-AM Capital director or the office of the I-AM Capital director becomes vacant for any reason then I-AM Capital shall be entitled to designate a director to fill the vacancy.

Director Liability and Indemnification

As permitted by the DGCL, I-AM Capital’s Restated Certificate provides that a director of I-AM Capital shall not be personally liable to I-AM Capital or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or may be amended in the future. I-AM Capital’s Restated Certificate provides that any amendment, repeal or modification of this provision by the stockholders of I-AM Capital or otherwise shall not adversely affect any right or protection of a director of I-AM Capital with respect to any act or omission occurring prior to the time of such amendment, repeal or modification.

I-AM Capital’s Restated Certificate further provides that, to the fullest extent permitted by the DGCL, I-AM Capital must indemnify and hold harmless any person, such person referred to as an “indemnitee,” who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of I-AM Capital, or, while a director or officer of I-AM Capital, is or was serving at the request of I-AM Capital as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by indemnitee. I-AM Capital’s Restated Certificate provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended in the future, I-AM Capital must pay all expenses that a covered person incurs (including attorneys’ fees) in defending any proceeding. I-AM Capital must do so in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by I-AM Capital as authorized by I-AM Capital’s Restated Certificate.

Generally, Indian law provides that directors are not personally liable in respect of contracts of the company. However, where a director acts without the approval or ratification of the company, such director may be personally liable. Directors are also personally liable for breach of trust or misfeasance, both civil and criminal. The Indian Companies Act contains certain provisions making directors personally liable to discharge certain monetary obligations in their capacity as directors, such as the acceptance of monies or making an offer for subscription of securities on private placement in contravention of the Indian Companies Act. Similarly, the Indian Companies Act provides for civil liability of directors for misstatements in a prospectus issued by the company that has been signed by the directors, including the obligation to pay compensation to any persons subscribing to the shares of the company on the faith of statements made in the prospectus.

In terms of the Indian Companies Act and provisions of Smaaash’s Articles of Association, Smaaash’s officers and directors are indemnified out of Smaaash’s assets against any liability incurred by such officer or director in defending any proceeding, whether civil or criminal, where the judgment is delivered in favor of such officer or director or pursuant to which such officer or director is acquitted by a competent courts.

The Shareholders’ Agreement provides that under the Articles of Association of Smaaash, Smaaash shall provide to indemnify and keep indemnified all I-AM Capital directors to the maximum extent permitted by applicable law and the Articles of Association of Smaaash shall contain a provision for providing the broadest permissible indemnification by Smaaash to the I-AM Capital directors.

I-AM Capital	Smaaash
ANTI-TAKEOVER PROVISIONS
Business Combinations

I-AM Capital is governed by the provisions of Section 203 of the DGCL, which generally has an anti-takeover effect for transactions not approved in advance by its board of directors. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless certain conditions are met as described below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●      the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder before the stockholder became an interested stockholder;

●      upon consummation of the business combination which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are both directors and officers, and employee stock plans (in certain instances); or

Under the Indian Companies Act, the merger of two companies is required to be approved by a court of competent jurisdiction and by a three-fourth of the company’s majority of each class of shareholders and creditors of the company present and voting at the meetings held to approve the merger.

I-AM Capital	Smaaash

●      at or after the time the stockholder became an interested stockholder: (1) the board of directors of the corporation approved the business combination and (2) the stockholders, at an annual or special meeting (and not by written consent), approved the business combination by an affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

DUTIES OF DIRECTORS

Under Delaware law, the business and affairs of a Delaware corporation such as I-AM Capital are managed by or under the direction of a board of directors. In managing the business and affairs of the corporation, the directors owe fiduciary duties, including the duties of care and loyalty (including good faith), to the corporation and its stockholders, and in certain circumstances, to the corporation’s creditors. The duty of care essentially requires directors to be attentive and inform themselves of all material facts regarding a decision before taking action. The duty of loyalty generally requires that the directors’ actions be motivated solely by the best interests of the corporation and its stockholders. In addition, under certain circumstances, directors owe a duty of full and fair disclosure.

The DGCL provides that no contract or transaction between a Delaware corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors are directors or officers or have a financial interest are void or voidable solely for this reason, or solely because such director is present at or participates in the meeting of the board of directors which authorizes the contract or transaction, or solely because any such director’s votes are counted for such purpose if: (i) the material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed to or are known to the board of directors or a committee of the board of directors and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though less than a quorum; (ii) the material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed to or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

In accordance with the Indian Companies Act, a director of a company is to act in accordance with the Articles of Association of the company. A director is required to act in good faith in order to promote the objects of the company for the benefit of the shareholders as a whole, and in the best interests of the company, its employees, the shareholders, and the community and for the protection of the environment. A director is required to exercise his duties with due and reasonable care, skill and diligence and exercise independent judgment. A director shall not involve himself or herself in a situation in which he or she may have a direct or indirect interest that conflicts, or potentially may conflict, with the interests of the company. Further, a director cannot achieve or attempt to achieve any undue gain or advantage, either to himself or to his relatives, partners, or associates, and if such director is found guilty of making any undue gain, he or she will be liable to pay an amount equal to that gain to the company. A director cannot assign his or her office, and any assignment so made shall be void.

In accordance with the Indian Companies Act, a director who is in any way, directly or indirectly, concerned or interested in any contract or arrangement or proposed contract or arrangement entered into or to be entered into with either a body corporate in which such director holds two percent shareholding or is a promoter or manager or chief executive officer of, or a firm or any other entity in which such director is a partner, owner or member, is required to disclose the nature of his or her concern or interest at the meeting of the board where such a contract is being discussed and cannot participate in the meeting. , unless such disclosure has been made. A contract or arrangement entered into without such disclosure is voidable at the option of the company.

DESCRIPTION OF SMAAASH SHARE CAPITAL

Set forth below is information relating to Smaaash’s share capital, including brief summaries of certain provisions of its Memorandum and Articles of Association, the (Indian) Companies Act, 2013, and the rules promulgated thereunder, the (Indian) Companies Act, 1956 (to the extent in force), which we refer to, together as the Indian Companies Act, and certain related Indian laws, all as currently in effect. The following description of share capital is subject in its entirety to Smaaash’s Memorandum of Association and Articles of Association, the provisions of the Indian Companies Act and other applicable provisions of Indian law.

The rights of shareholders described in this section are available only to Smaaash’s shareholders. For the purposes of this prospectus, a “shareholder” means a person who holds certificated shares of Smaaash or is recorded as a beneficial owner of shares of Smaaash with a depository pursuant to the Depositories Act, 1996, as amended from time to time. Smaaash’s equity shares are in registered physical form as well as non-physical or book-entry form.

SMAAASH

Smaaash was incorporated in Mumbai, India, as a private limited company on November 30, 2009. Smaaash’s registration number is 197424 and its registered office is presently situated 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra, India

Share Capital

Smaaash’s authorized share capital is Rs. 2,750,000,000, divided into (a) 215,000,000 equity shares of face value Rs.10 per equity share and (b) 60,000,000 CCPS of face value Rs.10. As of May 14, 2018, Smaaash’s paid-up share capital was Rs. 2,358,189,450, divided into 185,734,979 equity shares of face value Rs. 10 per equity share and 50,083,966 CCPS of face value Rs.10.

Shareholders’ Agreement

For a description of the material terms of the Shareholders Agreement please see Proposal No. 1- The Business Combination – Shareholders Agreement.

Memorandum of Association and Articles of Association

Memorandum of Association

The memorandum of association (“MoA”) sets out the authorized share capital limit of Smaaash. As of May 14, 2018, the authorized share capital of Smaaash is Rs. 2750,000,000, divided into (a) 215,000,000 equity shares of face value Rs. 10 per equity share, and (b) 60,000,000 CCPS of face value Rs. 10. The paid-up share capital of Smaaash as of May 14, 2018, is Rs. 2358,189,450, divided into 185,734,979 equity shares of face value Rs. 10 per equity share and 50,083,966 CCPS of face value Rs. 10 per CCPS. Therefore, to accommodate the 7,66,41,157 equity shares which shall be issued to I-AM Capital pursuant to its investment into Smaaash, the authorized share capital limit as set out in the MoA shall be increased by way of a resolution passed by the shareholders of Smaaash in a general meeting.

Articles of Association

The existing articles of association of Smaaash (“Articles”) inter alia, covers the rights of its existing equity shareholders, including the rights and obligations of FW Metis Limited (“Metis”), certain high net worth individuals as identified in the Articles (the “Qualified Investors”), Sachin Ramesh Tendulkar (“SRT”), Bennet Coleman and Company (“BCCL”) and Mitesh R Gowani (“MRG”). The Articles are divided into Part A (which inter alia sets out the rights of Metis, SRT, BCCL and MRG), Part B, C and D (which inter alia sets out the rights of the Qualified Investors). It is clarified that all the qualified investors hold compulsorily convertible preference shares in Smaaash.

As a condition precedent to the closing (as defined under the Subscription Agreement), i.e. disbursement of the investment amount from I-AM Capital into Smaaash, the rights and obligations of I-AM Capital as negotiated and set out in the Shareholders Agreement shall be entrenched into the Articles by way of a special resolution passed by the shareholders of Smaaash in a general meeting. The entrenched provisions of the Articles shall come into effect upon the closing date as set out in the Subscription Agreement.

The material provisions of the Articles which are applicable to the equity shares of Smaaash have been set out below. The rights have been categorized into 2 (two) categories, (i) general provisions, where the provisions are applicable to all shareholders of Smaaash, and (ii) specific provisions (as set out in the comparative table below) which apply to specific shareholders of Smaaash.

General provisions: Please see below the general provisions incorporated under the Articles, which are applicable to all shareholders of Smaaash:

General Meetings of Shareholders – A minimum 21 (twenty one) days’ notice of the general meeting shall be provided to the shareholders of Smaaash accompanied by the agenda of the meeting. No business shall be transacted at a general meeting, unless the quorum as specified in the Articles and under the Indian Companies Act, 2013 is present. If there is no quorum, the meeting shall be adjourned.

Voting Rights - The shareholders of Smaaash shall be entitled to vote by way of show of hands or on a poll. Each shareholder shall have one vote in a show of hands. In a poll, the voting rights of the shareholders shall be in proportion to their share in paid up equity share capital of Smaaash.

Dividends -Smaaash shall declare dividends in a general meeting, but such dividends shall not exceed the amount determined by the board of directors of Smaaash. The board can also declare interim dividends subject to applicable law. After declaring a dividend, the board may set aside such sums as may be required out of the profits of Smaaash as a reserve. The dividend shall be distributed among the shareholders in proportion to their shares held in Smaaash.

Transfer of Shares – The relevant provisions have been summarized in the comparative table below.

Disclosure of Ownership Interest – Except as specified by law, no person shall be recognized by Smaaash as holding any share upon any trust, and Smaaash shall not be bound to recognize any equitable, contingent, future or partial interest in any share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

Alteration of Shareholder Rights – The relevant provisions have been summarized in the comparative table below.

Share Register and Record Dates – Every person whose name is entered as a member in the register of members shall be entitled to receive their respective share certificates within 2 (two) months after incorporation (in case of subscribers to the memorandum of association of Smaaash), or after allotment or within 1 (one) month after the application for the registration of transfer or transmission or within such other periods as the conditions of issue shall provide.

Books of accounts - The board of directors of Smaaash shall determine the accounts and books of Smaaash. The shareholders of Smaaash shall not have the right to inspect the books and accounts of Smaaash except as conferred by law, or authorized by the board or by Smaaash in a general meeting.

Borrowing Powers – The relevant provisions have been summarized in the comparative table below.

Preemptive Rights and Alteration of Share Capital - The relevant provisions have been summarized in the comparative table below. Further, general powers have been provided to Smaaash to increase the authorized share capital of Smaaash.

Capitalization of Reserves and Issue of Bonus Shares – Smaaash shall in a general meeting, upon the recommendation of the board of directors, resolve the capitalization of any part of the amount for the time being standing to the credit of any of Smaaash’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution. Further, such sum shall be set free for distribution amongst the shareholders of Smaaash (in the manner specified in the Articles) who would have been entitled thereto, if distributed by way of dividend and in the same proportion. The sums aforesaid can be applied inter alia towards the securities premium account and a capital redemption reserve account which can be applied in the paying up of unissued shares to be issued to the shareholders of Smaaash as fully paid bonus shares.

Purchase of Own Equity Shares – Subject to the other provisions of the Articles, and any other applicable provisions of the Companies Act, 2013 or any other law for the time being in force, Smaaash may purchase its own shares or other specified securities.

Liquidation rights – The relevant provisions have been summarized in the comparative table below.

Specific Provisions: The comparative table below sets out the specific rights of Metis and the Qualified Investors as incorporated into the Articles. For ease of reference, we have also set out the rights which have been negotiated by I-AM Capital which have been incorporated in the Shareholders Agreement, and which shall be entrenched into the Articles (which shall be effective from the closing date, as set out in the Share Subscription Agreement).

Provisions	Metis	I-AM Capital	Qualified Investors
New Issuances at same or higher price

●  No new issuance of securities shall be undertaken by Smaaash at a price which is the same as the issue price of Metis securities, or at a price higher than the price of the Metis securities, without the prior written approval of Metis.

● I-AM Capital shall have the right to subscribe to such number of securities in a new issuance proposed by Smaaash, in order to maintain its shareholding on a fully diluted basis.

●  Smaaash shall not issue any securities at a price or term which is the same or more favorable than the securities of the Qualified Investors without the prior written consent of the Qualified Investors.

Provisions	Metis	I-AM Capital	Qualified Investors

●  Metis or any person nominated by Metis shall have the first right to subscribe such portion of the new issuance to enable Metis to maintain its equity shareholding in Smaaash on a fully diluted basis.

●  Any unsubscribed shares by the other shareholders shall also be first offered to Metis or any person nominated by Metis.

●  If any other shareholder fails to exercise their entitlement rights with respect to a proposed issuance of securities by Smaaash, such shareholder’s entitlement to the new securities shall automatically devolve upon I-AM Capital.

●  The Qualified Investors shall have the right to be offered such number of securities out of the proposed new issuance by Smaaash, so as to maintain their shareholding in Smaaash on a fully diluted basis.

New issuances of securities at lower valuation

●  Smaaash shall not undertake any new issuance of securities at a lower valuation without the prior written approval of Metis.

●  Metis or any person nominated by Metis shall have the first right to subscribe to all or any of such new issuance of securities.

●  If the new issuance at a lower valuation is offered to any person other than Metis, then Metis has the right to a full ratchet adjustment to ensure the acquisition cost per Metis security is lowered to the price of the lower valuation.

●  If Smaaash issues any new securities to a person or undertakes any action including effecting any change in the share capital structure of Smaaash, at a price per security lower than the issue price of securities held by I-AM Capital, then I-AM Capital shall be entitled to broad based weighted average anti-dilution protection in accordance with the formula set out in the Shareholders Agreement and consequently in the Articles.

●  Smaaash shall issue additional equity shares or cause the Smaaash Founders to transfer equity shares to I-AM Capital at the lowest price payable as per applicable law, in accordance with the broad based weighted average formula.

● If any proposed issuance is undertaken by Smaaash at a lower valuation than the valuation at which the Qualified Investors subscribed to their shares in Smaaash, then the Qualified Investors shall be entitled to exercise their right to a full ratchet adjustment to ensure that the acquisition cost per their security on a fully diluted basis is lowered to the price of the lower valuation.
New Issuances of convertible instruments at higher rates	If Smaaash undertakes a new issuance of convertible instruments at a higher rate to any person other than Metis, Metis shall have full ratchet adjustment right. The aggregate rate of return on Metis convertible instruments shall be increased to ensure that the rate of return on the Metis convertible instruments shall be deemed to have been in effect from the date of issuance of the Metis securities.	N.A.	The Qualified Investors have been provided with similar rights as that provided to Metis.

Provisions	Metis	I-AM Capital	Qualified Investors
Rights in the company and alteration of rights

●  Smaaash or its promoters shall not provide any rights in Smaaash to any person without prior written consent of Metis.

●  Any such rights provided to any other person by Smaaash shall be equally available to Metis (except any rights provided to SRT). No rights shall be granted by Smaaash which are superior to the rights of Metis.

●  Any alteration of the rights attached to the Metis securities shall be undertaken only with the prior written consent from Metis.

● Any alteration or change to the rights, preferences or privileges of any securities of Smaaash to the extent that such alteration or change affects the rights of I-AM Capital is an I-AM Capital reserved matter, and shall require the prior written consent of I-AM Capital.

●  Smaaash cannot amend the Articles which has the effect of diluting the rights of the Qualified Investors without the prior written consent from the Qualified Investors.

●  If any rights and benefits are made available to a person by Smaaash, such rights shall be equally available to the Qualified Investors.

Alteration of share capital	Alteration of share capital of Smaaash is a Metis reserved matter right and shall require the prior written consent of Metis.	Any creation of a new class or series of securities by Smaaash is an I-AM Capital reserved matter, and shall require the prior written consent from I-AM Capital. Further, any acquisition of securities or voting power by Smaaash in any other person shall also require the prior written consent of I-AM Capital.	N.A.
General meeting of shareholders	No resolution can be passed at a general meeting of the shareholders of Smaaash with respect to the Metis reserved matters without the prior written consent of Metis.	No action shall be taken by Smaaash or resolution passed by the shareholders of Smaaash, except with the affirmative consent of I-AM Capital or such person as nominated by I-AM Capital, with respect to the I-AM Capital reserved matters, as set out in the Shareholders Agreement, and consequently in the Articles.	N.A.
Voting rights	The general provisions as set out above shall apply.	The general provisions as set out above shall apply.

●  The Qualified Investors shall be entitled to vote on every resolution at a general meeting.

●  The Qualified Investors shall carry voting rights on a fully diluted basis. If they are not able to vote due to any applicable law restrictions, the Smaaash Founders shall vote on behalf of the Qualified Investors.

Provisions	Metis	I-AM Capital	Qualified Investors
Indebtedness	Any incurrence of indebtedness by Smaaash or alteration in the terms and conditions thereof, over and above the amount set out in the business plan of Smaaash is a Metis reserved matter.	Any authorization by Smaaash of an indebtedness exceeding 5 (five) times the debt to EBITDA ratio of Smaaash for each financial year or creation of any lien or charges on the assets of Smaaash in connection therewith is an I-AM Capital reserved matter.	N.A.
Transfer of Promoter Shares

●  The Smaaash Founders shall not transfer any Promoter Shares (as defined under the Articles) without the prior approval of Metis, and the Promoter Shares shall be locked in, unless Metis sells more than 75% of their securities and ceases to hold 10% of the equity share capital of Smaaash, or upon the successful completion of a qualified initial public offering or compulsory initial public offering).

●  The promoters shall be entitled to transfer their shareholding to one or more of their group companies or the immediate family members.

●  The Smaaash Founders shall not transfer any Promoter Shares (as defined under the Shareholders Agreement) without the prior approval of I-AM Capital. The Promoter Shares shall be locked in till I-AM Capital holds any shares in Smaaash or if I-AM Capital ceases to hold 10% of the equity share capital of Smaaash on a fully diluted basis. The lock in shall also fall away upon the successful completion of a QIPO.

●  The promoters shall be entitled to transfer their shareholding to one or more of their group companies or the immediate family members.

●  Promoter Shares are locked in till the Qualified Investors are provided with an exit.

●  Certain transfers are permitted of the Promoter Shares, which are similar to the Metis and I-AM Capital rights.

Transfer restrictions on the shareholders	Metis can transfer its securities to any of its affiliates without any restriction, provided it is not a competitor or restricted person as set out in the Articles and subject to the right of first offer of the Smaaash Founders.	I-AM Capital can transfer its securities to any of its affiliates without any restriction, provided it is not a competitor or restricted person as set out in the Articles and subject to the right of first offer of the Smaaash Founders.	The Qualified Investors shall be entitled to freely transfer their securities except to a restricted person (as defined under the Articles), and subject to the right of first offer of the Smaaash Founders.
Right of First Offer	Upon transfer of promoter shares or Metis securities, Metis and Smaaash Founders respectively shall have a right of first offer.	Upon transfer of promoter shares or I-AM Capital securities, I-AM Capital and Smaaash Founders respectively shall have a right of first offer.	Upon transfer of promoter shares or Qualified Investor securities, Qualified Investors and the Promoters respectively shall have a right of first offer.
Tag Along right	Metis shall have a tag along right for any transfer of shares by Smaaash Founders, exceeding the specified number as set out in the Articles.	I-AM Capital shall have a tag along right for any transfer of shares by the Smaaash Founders. If Smaaash Founders propose to transfer equal to or more than 10% of the promoter shares in aggregate, then I-AM Capital shall be entitled to transfer all their securities in Smaaash.	Qualified Investors shall have a tag along right for any transfer of shares by Smaaash Founders, exceeding the specified number as set out in the Articles.

Provisions	Metis	I-AM Capital	Qualified Investors
IPO

●  Metis has an exit option by way of a qualified initial public offering (“QIPO”), which must be completed prior to September 30, 2018.

●  If QIPO is not provided as an exit option prior to the cut-off date, Metis shall be entitled by delivery of a notice to Smaaash and Smaaash Founders, to require Smaaash and the Promoters to initiate a compulsory initial public offering.

		● Smaaash is liable to provide an exit by way of a QIPO to I-AM Capital. The QIPO shall be subject to the conditions set out in the Shareholders Agreement and consequently the Articles.	Similar rights and restrictions as that of Metis have been provided to the Qualified Investors.
Buyback	If Smaaash fails to achieve a QIPO or fails to provide a complete exit to Metis on or prior to the final deadline date, Metis shall be entitled to require Smaaash to buyback all or any of the Metis securities in one or more tranches, or Smaaash shall have the right to voluntarily offer to purchase all of Metis securities.	If Smaaash fails to provide a complete exit to I-AM Capital on or prior to the final deadline date, I-AM Capital shall be entitled to require Smaaash to buyback all or any of the I-AM Capital securities at a price not less than sum of the investment amount by I-AM Capital and an internal rate of return of 20%.	Similar buyback rights as that of Metis have been provided to the Qualified Investors.
Secondary Sale	Smaaash shall be entitled to provide an exit by secondary sale after September 30, 2018 and prior to June 30, 2019 by way of secondary sale.	Smaaash shall be entitled to provide an exit by secondary sale to I-AM Capital within the prescribed exit timelines at a price not less than sum of the investment amount by I-AM Capital and an internal rate of return of 20%.	Similar rights and restrictions as that of Metis have been provided to the Qualified Investors.
Drag Along right

●  If Smaaash Founders have committed fraud or embezzlement in relation to the affairs of Smaaash, or if Smaaash has failed to list its equity shares pursuant to an QIPO or a compulsory IPO or to complete a buy back or promoter purchase or the secondary sale prior to the specified deadline date, Metis shall be entitled to exercise its drag along right.

●  Metis shall have the right to require Smaaash Founders and other specified shareholders to sell all or part of their securities as a part of the drag along right.

●  If Smaaash Founders have committed fraud or embezzlement in relation to the affairs of Smaaash, or if Smaaash has failed to provide an exit to I-AM Capital prior to the specified deadline date, I-AM Capital shall be entitled to exercise its drag along right.

●  I-AM Capital shall have the right to require Smaaash Founders and other specified shareholders to sell all or part of their securities as a part of the drag along right.

Similar rights and restrictions as that of Metis have been provided to the Qualified Investors.
Reserved Matters	No Metis Reserved Matters (as set out in the Articles) shall be undertaken without the prior consent of Metis.	No I-AM Capital reserved matters (as set out in the Articles) shall be undertaken without the prior consent of I-AM Capital.	N.A.

Provisions	Metis	I-AM Capital	Qualified Investors
Dividend	Declaration or payment of dividend or other distributions on any equity shares or other securities of Smaaash shall require the prior written consent from Metis or the directors nominated by Metis.	Declaration or payment of any dividend or deemed dividend or other distributions on securities of Smaaash shall require the prior written consent I-AM Capital.	The Qualified Investor securities shall carry a non – cumulative dividend of 0.01% per annum.
Resignation of Shripal	Shripal Morakhia shall not resign from full time employment with Smaaash till Metis ceases to hold any securities.	Shripal Morakhia shall not resign from full time employment with Smaaash till I-AM Capital ceases to hold any securities.	N.A.
Board	Metis has the right to nominate 2 (two) directors, and jointly nominate 2 (two) independent directors on the board of directors of Smaaash. Further, Metis has the right to appoint 1 (one) observer.	I-AM Capital has the right to nominate 2 (two) directors, and jointly nominate 3 (three) independent directors on the board of directors of Smaaash. Further, Metis has the right to appoint 1 (one) observer.	N.A.
Liquidation preference

●  The liquidation of Smaaash or its winding up or any steps in connection therewith is a reserved matter item of Metis, and shall not be undertaken without the prior written consent from Metis.

●  A liquidation event has been defined under the Articles to mean, (a) liquidation, winding up or dissolution of Smaaash, (b) sale of Smaaash through merger, consolidation, sale of all or substantial part of shares or assets, or any other means in which the shareholders do not retain a majority of the voting powers of the surviving corporation based on the valuation of an independent valuer appointed as per the Articles.

●  In case of a liquidation event, the proceeds shall be distributed (in the quantum set out in the Articles), first, pro – rate inter se, to Metis, the Qualified Investors, Bennet Coleman and Company Limited (“BCCL”) and SRT. Thereafter, all Smaaash Founders and thereafter all the shareholders of Smaaash shall receive the proceeds in the manner set out in the Articles.

●  Smaaash or its subsidiaries shall not undertake any liquidation event without the prior written consent from I-AM Capital.

●  Liquidation event with respect to I-AM Capital shall mean winding up, liquidation, reconstruction, consolidation, reorganization, amalgamation, merger, sale of assets or business of Smaaash.

●  Upon the occurrence of a liquidation event, I-AM Capital shall be entitled to be paid an amount equal to the I-AM Capital exit price (as set out in the Shareholders Agreement) pari passu and simultaneously with the payment of liquidation preference amounts to Metis, Qualified Investors, BCCL and SRT.

In case of a liquidation event, the proceeds shall be distributed (in the quantum set out in the Articles), first, pro – rate inter se, to Metis, the Qualified Investors, BCCL and SRT. Thereafter, all Smaaash Founders and thereafter all the shareholders of Smaaash shall receive the proceeds in the manner set out in the Articles.

In addition to the rights captured in the comparative table below, the following shareholders have certain specific rights which have been briefly summarized below:

(i)	Sachin Ramesh Tendulkar

SRT reserved matters. No resolution can be passed at a general meeting of the shareholders of Smaaash with respect to the SRT reserved matters (as specified in the Articles) without the prior written consent of SRT.

Transfer of SRT shares. SRT is entitled to transfer any part or portion of his shareholding in Smaaash to his relatives with the prior consent of AHA Holdings Private Limited or other shareholders of Smaaash. For any transfer of the SRT shares, AHA Holdings Private Limited shall have a right of first refusal.

SRT put option. Upon the expiry of five years from the date of execution of the subscription agreement with SRT (dated May 22, 2012) and prior to expiry of six years from the execution date of the subscription agreement, SRT shall have the right to require AHA Holdings to purchase the SRT shares by issuing a notice. SRT shall also have a put option on AHA Holding Private Limited upon the occurrence of any events specified in the Articles.

SRT tag right. SRT has a tag along right in the event of any transfer of shares of Smaaash by AHA Holdings Private Limited.

(ii)	Mitesh R Gowani

Transfer of MRG shares. For any transfer of the MRG shares, AHA Holdings Private Limited shall have a right of first refusal.

MRG tag right. MRG has a tag along right in the event of any transfer of shares of Smaaash by AHA Holdings Private Limited.

(iii)	Bennet Coleman and Company

BCCL has been issued warrants in Smaaash and BCCL shall be entitled to subscribe to such number of shares in accordance with the provisions of the BCCL subscription agreements (as defined under the Articles).

Transfer of Smaaash founder shares. Any transfer of shareholding of the Smaaash Founders shall be with the prior written consent of BCCL.

BCCL put option. BCCL shall have the right to require the Smaaash Founders to purchase all or some of the shares held by BCCL in Smaaash (in the manner set out in the Articles), if BCCL is not provided with an exit opportunity prior to October 30, 2019 or in case of any breach of any representations, warranties or covenants of the BCCL definitive documents by Smaaash and / or Smaaash Founders.

BCCL drag along right. If the BCCL shares are not purchased by Smaaash Founders within the stipulated time period in the exercise of the BCCL put option, BCCL shall be entitled to drag Smaaash Founders and cause them to sell their shares to an identified third party buyer.

BCCL right of first refusal. Any transfer of the BCCL shares shall be subject to a right of first refusal by the Smaaash Founders.

BCCL tag along right. If Smaaash Founders or their affiliates transfer their shareholding in Smaaash resulting in Smaaash Founders’ shareholding falling below 26% of the issued share capital of Smaaash or sale or disposal of more than 10% of the shareholding by Smaaash Founders in a single tranche, then BCCL shall have a tag along right.

BCCL call option. If the shareholding of BCCL in Smaaash pursuant to the exercise of its warrants exceed 15% of the issued paid up capital of Smaaash, then Smaaash Founders shall be entitled to exercise their call option and purchase the shares held by BCCL.

GOVERNMENT APPROVALS AND THIRD- PARTY APPROVALS

Government of India (“GOI”) Approval

For the purpose of consummating the Investment and issuance of Smaaash’s equity shares to I-AM Capital, as per the foreign direct investment policy of GOI ("FDI Policy"), the investment of I-AM Capital in Smaaash falls under the automatic route which means the entry route through which investment by a person resident outside India does not require the prior Reserve Bank of India approval or GOI approval.

Post Investment Reporting Requirements

An Indian company which has issued shares under the FDI Policy has a reporting requirement to file the Advance Remittance (Reporting) Form not later than 30 days from the date of receipt of the consideration and to file the form FC-GPR not later than 30 days from the date of issuance of the capital instruments. Accordingly, Smaaash shall within 30 days from the consummation of the transaction (Closing Date) file the Advance Remittance (Reporting) Form and the form FC-GPR.

Third Party Approvals

For the purpose of consummation of the Investment and issuance of Smaaash’s equity shares to I-AM Capital, Smaaash will require consent of (i) certain shareholders as provided under the Articles of Association; and (ii) certain lenders under the existing financing agreements.

BENEFICIAL OWNERSHIP OF SMAAASH SECURITIES

The following table sets forth information with respect to the beneficial ownership of Smaaash’s equity shares as of July 25, 2018, the record date for the special meeting, and as adjusted to reflect the issuance of Smaaash equity shares under the Transaction held by:

●	each of Smaaash’s directors and executive officers who own beneficially more than 1.0% of Smaaash’s outstanding equity share capital; and

●	each person known to Smaaash to own beneficially more than 5.0% of Smaaash’s outstanding equity share capital.

Each of Smaaash’s shareholders is entitled to one vote on all matters that require a vote of shareholders, and none of its shareholders has any contractual or other special voting rights. Smaaash is not aware of any arrangement that may, at a subsequent date, result in a change of control of Smaaash. As of July 25, 2018, Smaaash did not have any U.S. record holders of its equity shares.

Name of Beneficial Owner	Pre-Transaction		Post-Transaction (1)
	Number	Percent	Number (assuming no redemptions	Percent (assuming no redemptions)	Number (assuming maximum redemptions)	Percent (assuming maximum redemptions)
Directors and Executive Officers
F. Jacob Cherian (2)	—	—	89,583,215	27.53%	9,141,144	3.73%
Suhel Kanuga (2)	—	—	89,583,215	27.53%	9,141,144	3.73%
Shripal Morakhia (3)	79,217,442	33.59%	79,217,442	24.34%	79,217,442	32.34%
Vishwanath Kotian	—	—	—	—	—	—
Kaizad Bajina	—	—	—	—	—	—
Anand S. Krishnan	—	—	—	—	—	—
Rajeev Kalambi	—	—	—	—	—	—
Amit Ram Krishnan	—	—	—	—	—	—
Nikhil Vora	—	—	—	—	—	—
Vijayender Tulla	—	—	—	—	—	—
Anand S Krishnan	—	—	—	—	—	—
Nilendu Mitra	—	—	—	—	—	—
Daniel Johansson	—	—	—	—	—	—
Ravikiran Amin	—	—	—	—	—	—
Chirag Gehlot	—	—	—	—	—	—
Abhishek Agarwal	—	—	—	—	—	—
Principal Shareholders (more than 5%):
AHA Holdings Private Limited	79,217,442	33.59%	79,217,442	24.34%	79,217,442	32.34%
FW Metis Limited	69,088,409	29.30%	69,088,409	21.23%	69,088,409	28.20%
I-AM Capital Acquisition Company	—	—	89,583,215	27.53%	9,141,144	3.73%
Mitesh Gowani	21,821,451	9.25%	21,821,451	6.71%	21,821,451	8.91%

(1)	Held in the form of equity shares.

(2)	Represents equity shares of held directly by I-AM Capital Partners LLC, the Sponsor of I-AM Capital. F. Jacob Cherian and Suhel Kanuga are managers and members of the Sponsor and share voting and dispositive control over the securities held by the Sponsor, and thus share beneficial ownership of such securities. Each of Messrs. Cherian and Kanuga disclaims beneficial ownership over any securities owned by our sponsor in which he does not have any pecuniary interest.

(3)	Shripal Morakhia assists in the governance, operation and management of AHA Holdings Private Limited. He also has voting and dispositive control over the securities held by AHA Holdings Private Limited, and has beneficial ownership of such securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

I-AM Capital

Founder Shares

On May 31, 2017, I-AM Capital issued 1,437,500 shares of I-AM Capital’s common stock to the Sponsor (the founder shares in exchange for a capital contribution of $25,000. On September 13, 2017, 137,500 founder shares were forfeited by the Sponsor upon the partial exercise of the underwriters’ over-allotment option.

The founder shares are identical to the shares of common stock included in the Units and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the founder shares and the shares of common stock underlying the private placement units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the founder shares, and the shares of common stock underlying the private placement units and the public units in connection with the completion of a business combination and (B) to waive its rights to liquidating distributions from the trust account with respect to the founder shares and the shares of common stock underlying the private placement units if I-AM Capital fails to complete a business combination within 12 months from the closing of the initial public offering (or up to 21 months from the closing of the initial public offering if I-AM Capital extends the period of time to consummate a business combination).

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to I-AM Capital’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of an initial business combination or earlier of (i) subsequent to I-AM Capital’s business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (ii) the date following the completion of an Initial Business Combination on which I-AM Capital completes a liquidation, merger, stock exchange or other similar transaction that results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property. The initial stockholder have agreed to vote their founder shares and any public shares purchased during or after I-AM Capital’s initial public offering in favor of the Transaction.

In connection with the Special Dividend, the Sponsor has agreed to cancel a number of founder shares equal to the aggregate number of shares issued in the Special Dividend.

Private Placement Units

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 254,500 private placement units at $10.00 per private placement unit for proceeds of $2,545,000 in the aggregate in the private placement. This purchase took place on a private placement basis simultaneously with the completion of the initial public offering. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Sponsor committed to purchase from I-AM Capital up to an additional 26,250 private placement units if the underwriters’ over-allotment option was exercised in full. On September 13, 2017, 7,000 additional private placement units were purchased by the Sponsor at $10.00 per private placement unit upon the partial exercise of the over-allotment option.

Administrative Services

I-AM Capital has agreed, commencing on the effective date of the initial public offering through the earlier of I-AM Capital’s consummation of a business combination or its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. As of April 30, 2018, I-AM Capital has paid $70,000 which is presented as general and administrative expense on the accompanying statement of operations.

Working Capital Loan

The Sponsor has loaned I-AM Capital $201,707 in the aggregate, to be used for a portion of the expenses of the initial public offering and working capital purposes. The loan is non-interest bearing, unsecured and was due at the earlier of December 31, 2017 or the closing of the initial public offering. As of February 28, 2018, $120,089 of the Sponsor’s loan has been repaid and the balance due is $81,618.

Registration Rights

Pursuant to a registration rights agreement I-AM Capital entered into with its initial stockholder and initial purchasers of the private placement units (and constituent securities) at the closing of the initial public offering, I-AM Capital is required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that I-AM Capital register certain of its securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by I-AM Capital. The Company will bear the costs and expenses of filing any such registration statements.

SMAAASH

Issue of Shares

Shares were issued to AHA Holdings Private Limited against optionally convertible preference shares. This transaction amounted to $ 3.27 million for the nine-month period ended 31 December 2017. For the year ended 31 March 2017, the issue of optionally convertible preference shares to AHA Holdings Private Limited amounted to $3.27 million. There was also a rights issue of shares to AHA Holdings Private Limited for $3.36 million for the nine-month period ended 31 December 2017. The Chief Executive Officer of Smaaash has significant influence over AHA Holdings Private Limited. Smaaash also issued shares to FW Metis Ltd for $3.60 million for the year ended 31 March 2017. This includes the share premium amount. FW Metis Ltd has significant influence over Smaaash.

Borrowings

Smaaash incurred short-term borrowings of $2.01 million for the nine-month period ended 31 December 2017 and $2.24 million for the year ended 31 March 2017 from AHA Holdings Private Limited. The loan is interest free and repayable on demand. Smaaash repaid to AHA Holdings Private Limited $2.16 million during the nine-month period ended 31 December 2017 and $2.61 million for the year ended 31 March 2017. As at 31 December 2017, the balance due was $0.05 million and as at 31 March 2017 the balance due was $0.19 million. The balance due by AHA Holdings Private Limited to Smaaash for a short-term loan given to them was $1.02 million as at 31 December 2017.

PRICE RANGE OF SECURITIES AND DIVIDENDS

I-AM Capital

Price Range of I-AM Capital Securities

I-AM Capital’s units, common stock, rights and warrants are currently quoted on the NASDAQ Capital Market, or NASDAQ under the symbols “IAM,” “IAMXR” and “IAMXW,” respectively. I-AM Capital intends to apply to change its ticker symbol to “SMSH” in connection with the closing of the Transaction, in which case its common stock and warrants will be quoted on the NASDAQ under the symbols “SMSH,” and “SMSHW,” respectively. The rights expire upon the consummation of the Transaction.

The following table includes the high and low bids for I-AM Capital’s common stock, rights and warrants for the periods presented, since the consummation of I-AM Capital’s initial public offering on August 22, 2017.

	Common Stock (1)			Rights (2)		Warrants (3)
	High		Low	High	Low	High	Low
Fiscal Year 2018
March 1 to May 31, 2018 (4)		$10.52	9.90	0.42	0.32	0.50	0.34
December 1, 2017 to February 28, 2018		$10.02	9.80	0.43	0.28	0.60	0.21
September 1 to November 30, 2017		$9.98	9.80	0.35	0.27	0.34	0.26
August 16 to August 31, 2017 (5)	$	N/A	N/A	N/A	N/A	N/A	N/A

(1)	I-AM Capital’s common stock began separate trading on NASDAQ on October 9, 2017.
(2)	I-AM Capital’s rights began separate trading on NASDAQ on October 9, 2017.
(3)	I-AM Capital’s warrants began separate trading on NASDAQ on October 9, 2017.
(4)	Reflect prices for the period through May 10, 2018.
(5)	I-AM Capital’s common stock, rights and warrants did not trade separately from its units until October 9, 2017.

On May 9, 2018, the date after the public announcement of the Transaction, I-AM Capital’s common stock, rights and warrants closed at $10.10, $0.40 and $0.47, respectively.

Holders

As of May 9, 2018, there were four holders of record of I-AM Capital’s common stock, two holders of record of its rights and two holders of record of its warrants.

Dividends

I-AM Capital has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Transaction.

SMAAASH

Price Range of Smaaash Securities

Historical market price information regarding Smaaash is not provided because there is no public market for Smaaash’s equity shares.

As of the date of this proxy statement, there were 92 holders of Smaaash equity shares.

Dividend Policy of Smaaash

Smaaash currently has no formal dividend policy and has not paid any dividends in the past.

Dividend Policy Following the Transaction

Following completion of the Transaction, Smaaash’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of Smaaash to retain any earnings for use in its business operations and, accordingly, Smaaash does not anticipate the board of directors declaring any dividends in the foreseeable future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The audited financial statements of Smaaash Limited as of March 31, 2018, 2017 and 2016 and for each of the years ended March 31, 2018, 2017 and 2016 included in this proxy statement have been so included in reliance on the report of Prager Metis, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

APPRAISAL RIGHTS

I-AM Capital stockholders do not have appraisal rights in connection with the Transaction under Delaware law.

ENFORCEABILITY OF CIVIL LIABILITIES

Smaaash is a private limited company organized under the laws of India. Substantially all of the directors and executive officers of Smaaash (other than F. Jacob Cherian and Suhel Kanuga), and certain of the experts named in this proxy statement are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

Irrespective of any jurisdictional issues, Indian courts may not enforce a provision of the U.S. federal securities laws that is either penal in nature or contrary to public policy. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Indian courts. Specified remedies available under the laws of U.S. jurisdictions, including specified remedies under U.S. federal securities laws, would not be available under Indian law or enforceable in an Indian courts, if they are considered to be contrary to Indian public policy (as the case may be). An award of punitive damages under a United States courts judgment based upon United States federal securities laws is likely to be construed by Indian courts to be penal in nature and therefore unenforceable in India.

Section 44A of the C.P.C., provides that where a foreign judgment has been rendered by a superior courts in any country or territory outside of India which the GoI has by notification declared to be a reciprocating territory, such foreign judgment may be enforced in India by proceedings in execution as if the judgment had been rendered by an appropriate courts in India. However, the enforceability of such judgments is subject to the exceptions set forth in Section 13 of the C.P.C. This section, which is the statutory basis for the recognition of foreign judgments, states that a foreign judgment is conclusive as to any matter directly adjudicated upon except:

●	where the judgment has not been pronounced by a courts of competent jurisdiction;

●	where the judgment has not been given on the merits of the case;

●	where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable;

●	where the proceedings in which the judgment was obtained were opposed to natural justice;

●	where the judgment has been obtained by fraud; or

●	where the judgment sustains a claim founded on a breach of any law in force in India.

India is not a signatory to the “Convention on the Recognition and Enforcement of Foreign Judgments in Civil and Commercial Matters” or any other international treaty in relation to the recognition or enforcement of foreign judgments. Section 44A of the C.P.C. provides that where a foreign judgment has been rendered by a superior courts in any country or territory outside India which the Government of India has declared to be a reciprocating territory, it may be enforced in India as if the judgment had been rendered in India. The United States has not been declared by the GoI to be a reciprocating territory for the purposes of Section 44A of the C.P.C. If a judgment of a foreign courts is not enforceable under Section 44A of the C.P.C. as described above, it may be enforced in India only by a suit filed upon the judgment, subject to Section 13 of the C.P.C., and not by proceedings in execution. Accordingly, a judgment of a courts in the United States may be enforced only by filing a fresh suit on the basis of the judgment and not by proceedings in execution. The suit must be brought in India within three years from the date of the judgment in the same manner as any other suit filed to enforce a civil liability in India. It is difficult to predict whether a suit brought in an Indian courts will be disposed of in a timely manner or be subject to untimely delay. Furthermore, it is unlikely that an Indian courts would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy or practice in India.

A party seeking to enforce a foreign judgment in India is required to obtain prior approval from the Reserve Bank of India under the Foreign Exchange Management Act, 1999, as amended, to repatriate any amount recovered pursuant to such enforcement. Any judgment in a foreign currency would be converted into Indian Rupees on the date of judgment and not on the date of payment.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, I-AM Capital and servicers that it employs to deliver communications to I-AM Capital stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, I-AM Capital will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that I-AM Capital deliver single copies of the proxy statement in the future. Stockholders may notify I-AM Capital of their requests by calling or writing I-AM Capital at I-AM Capital’s principal executive offices at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, Attn: Secretary.

TRANSFER AGENT AND REGISTRAR

The transfer agent for I-AM Capital’s securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

I-AM Capital’s board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of the special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals for the 2019 annual meeting must be received at I-AM Capital’s principal executive offices within a reasonable time before I-AM Capital begins to print and send proxy materials, and must otherwise comply with the SEC’s rules, to be considered for inclusion in I-AM Capital’s proxy materials.

If you intend to present a proposal at the I-AM Capital’s next annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to I-AM Capital. I-AM Capital must receive this notice no earlier than the opening of business on the 120th day before the meeting and no later than (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by I-AM Capital.

If you intend to present a proposal at the 2019 annual meeting, or if you want to nominate one or more directors at the 2019 annual meeting, you must comply with the advance notice provisions of I-AM Capital’s bylaws. If the Transaction is completed, I-AM Capital’s bylaws will be amended and restated. You may contact I-AM Capital’s Secretary at I-AM Capital’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

I-AM Capital files reports, proxy statements/prospectus and other information with the SEC as required by the Exchange Act. You can read I-AM Capital’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document I-AM Capital files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement at no cost or if you have questions about the Transaction or the proposals to be presented at the special meeting, you should contact I-AM Capital by telephone or in writing:

Suhel Kanuga, Secretary
I-AM Capital Acquisition Company
1345 Avenue of the Americas, 11th Floor

New York, New York 10105
Tel: (212) 878-3684
Email: sk@i-amcapital.com

You may also obtain these documents at no cost by requesting them in writing or by telephone from I-AM Capital’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Tel: (800) 662-5200

or banks and brokers can call (203) 658-9400

Email: IAM.info@morrowsodali.com

If you are a stockholder of I-AM Capital and would like to request documents, please do so by August 8, 2018 to receive them before the I-AM Capital special meeting. If you request any documents from I-AM Capital, it will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement relating to I-AM Capital has been supplied by I-AM Capital, and all such information relating to Smaaash has been supplied by Smaaash. Information provided by either I-AM Capital or Smaaash does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of I-AM Capital for the special meeting of I-AM Capital stockholders. I-AM Capital has not authorized anyone to give any information or make any representation about the Transaction, I-AM Capital or Smaaash that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

SMAAASH ENTERTAINMENT PRIVATE LIMITED

I-AM CAPITAL ACQUSITION COMPANY

Independent Auditor’s Report

To the Board of Directors of Smaaash Entertainment Pvt. Ltd. and subsidiaries

We have audited the accompanying consolidated financial statements of Smaaash Entertainment Pvt. Ltd. and subsidiaries (the “Company”), which comprise the consolidated statements of financial position as of March 31, 2018 and 2017 and the related consolidated statements of profit or loss and comprehensive loss, changes in equity, and cash flows, for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Accounting Principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Smaaash Entertainment Pvt. Ltd. and subsidiaries as of March 31, 2018 and 2017, and the results of its operations, changes in equity and its cash flows for the years then ended in accordance with International Financial Accounting Principles

Prager Metis CPAs, LLC

New York, New York

July 27, 2018

Smaaash Entertainment Private Limited

Consolidated statement of financial position at March 31, 2018 and 2017

All amounts are in Rs. ’000 unless otherwise stated

Particulars			Notes	As at March 31, 2018	As at March 31, 2017
	Assets

I	Non-current assets
	(a)	Property, plant and equipment	6	3,242,264	1,859,347
	(b)	Capital work-in-progress	6	182,669	202,840
	(c)	Goodwill	7	13,604	—
	(d)	Other intangible assets	8	505,625	269,669
	(e)	Intangible assets under development	8	48,992	—
	(f)	Investments	9	6,496	18,586
	(g)	Other financial assets	10	206,192	138,243
	(h)	Deferred tax assets (net)	11	488,766	234,749
	(i)	Non-current tax assets (net)	12	18,949	6,198
	(j)	Other non-current assets	13	149,590	40,637
	Total non-current assets			4,863,147	2,770,269

II	Current assets
	(a)	Inventories	14	160,594	75,503
	(b)	Investments	9	11,012	8,198
	(c)	Trade receivables	15	177,947	26,551
	(d)	Cash and bank balances	16	119,840	133,529
	(e)	Loans	17	412	1,897
	(f)	Other financial assets	10	87,288	56,062
	(g)	Other current assets	13	408,335	129,466
	Total current assets			965,428	431,206

	Total assets			5,828,575	3,201,475

	Equity and liabilities
	Capital and reserves
	(a)	Issued capital and share premium	18	3,653,881	1,747,763
	(b)	Other reserves	19	65,206	30,451
	(c)	Accumulated deficit	20	(1,283,494)	(953,910)
	Total equity			2,435,593	824,304

	Liabilities
I	Non-current liabilities
	(a)	Borrowings	21	1,360,980	1,662,912
	(b)	Other financial liabilities	22	194,270	103,417
	(c)	Provisions	23	2,327	—
	(d)	Other non-current liabilities	24	8,024	8,865
	Total non-current liabilities			1,565,601	1,775,194

II	Current liabilities
	(a)	Borrowings	21	205,535	325,083
	(b)	Trade payables	25	228,616	133,489
	(c)	Other financial liabilities	22	1,314,196	58,027
	(d)	Provisions	23	9,015	6,930
	(e)	Other current liabilities	24	70,019	78,448
	Total current liabilities			1,827,381	601,977

	Total equity and liabilities			5,828,575	3,201,475

Smaaash Entertainment Private Limited

Consolidated statement of profit and loss and other comprehensive income for the period ended March 31, 2018 and 2017

All amounts are in Rs. ’000 unless otherwise stated

Particulars			Notes	For the year ended March 31, 2018	For the year ended March 31, 2017
I		Revenue from operations	26	1,746,459	995,489
II		Product sales		378,466	153,101
III		Other income	27	18,959	21,196
IV		Total revenue		2,143,884	1,169,786
V		Expenses
	(a)	Cost of material consumed	28	224,832	142,370
	(b)	Purchase of stock-in-trade		304,951	116,434
	(c)	Change in inventories of stock-in-trade	29	(46,131)	(17,963)
	(d)	Employee benefit expense	30	385,306	242,633
	(e)	Finance costs	31	433,184	235,528
	(f)	Depreciation and amortization expense	6&7	553,552	298,361
	(g)	Pre-launch expenses	32	36,991	41,872
	(h)	Other expenses	33	816,983	463,450
		Total expenses		2,709,668	1,522,685
VI		Loss before exceptional items and tax(IV - V)		(565,784)	(352,899)
		Exceptional Items	34	26,813	—
VII		Loss before tax		(592,597)	(352,899)
VIII		Tax expense
	(1)	Current tax	35	(2,091)	1,173
	(2)	Deferred tax	35	(260,723)	(106,522)
		Total tax expense		(262,814)	(105,349)
IX		Loss for the period from continuing operations (VII - VIII)		(329,783)	(247,550)
X		Loss from discontinued operations before tax	36	34	(15,933)
XI		Tax expense of discontinued operations		—	(467)
XII		Income (Loss) from discontinued operations after tax (X - XI)		34	(15,466)
XIII		Loss for the period (IX + XII)		(329,749)	(263,016)
XIV		Other comprehensive income (loss)
	A	Items that will not be reclassified subsequently to profit or loss:
		Remeasurements of the defined benefit plans		239	2,646
		Equity instruments through other comprehensive income		717	—
		Income tax relating to items that will not be reclassified subsequently to profit or loss	35	(74)	(818)
	B	Items that may be reclassified subsequently to profit or loss:
		Exchange differences on translating foreign subsidiary	19	2,038	(19,127)
		Total other comprehensive income (loss)		2,920	(17,299)
XV		Total comprehensive loss for the period (XIII + XIV)		(326,829)	(280,315)
XVI		Total comprehensive loss for the period attributable to:
		Owners of the Company		(326,829)	(280,315)
		Non-controlling interests		—	—

See accompanying notes to the consolidated financial statements

Smaaash Entertainment Private Limited

Consolidated statement of changes in equity for the period ended March 31, 2018 and 2017

All amounts are in Rs. ’000 unless otherwise stated

(a) Equity Share Capital

Particulars	Number of shares	Equity share capital

As at April 1, 2016	114,849,740	1,148,497

Issue of shares	23,397,500	233,975
As at March 31, 2017	138,247,240	1,382,472

Issue of shares	26,221,451	262,215
Conversion of optional convertible preference shares into equity shares	21,266,288	212,663
As at March 31, 2018	185,734,979	1,857,350

(b) Compulsorily convertible preference shares

Particulars	Number of shares	Preference share capital
As at April 1, 2016	—	—

Issue of shares	—	—
As at March 31, 2017	—	—

Issue of shares	39,443,000	394,430
As at March 31, 2018	39,443,000	394,430

Smaaash Entertainment Private Limited

Consolidated statement of changes in equity for the period ended March 31, 2018 and 2017

All amounts are in Rs. ’000 unless otherwise stated

(c) Other Equity

	Share application money pending allotment	Reserves & Surplus				Other comprehensive income	Total
		Securities premium reserve	Foreign Currency Translation Reserve	Contribution from promoters/ shareholders	Accumulated deficit	Reserve for equity instruments through other comprehensive income
As at April 1, 2016	—	369,800	—	49,578	(692,722)	—	(273,344)

Addition during the year	—	—	—	—	—	—	—
utilized during the year towards share issue expenses	—	(4,509)	—	—	—	—	(4,509)
Created during the year	—	—	(19,127)	—	—	—	(19,127)
Total comprehensive income for the year							—
- Loss for the year	—	—	—	—	(263,016)	—	(263,016)
- Other comprehensive income net of income tax	—	—	—	—	1,828	—	1,828
As at March 31, 2017	—	365,291	(19,127)	49,578	(953,910)	—	(558,168)

Addition during the year	32,000	1,101,249	—	—	—	—	1,133,249
utilized during the year towards share issue expenses	—	(64,439)	—	—	—	—	(64,439)
Created during the year	—	—	2,038	—	—	—	2,038
Total comprehensive income for the year							—
- Loss for the year	—	—	—	—	(329,749)	—	(329,749)
- Other comprehensive income net of income tax	—	—	—	—	165	717	882
As at March 31, 2018	32,000	1,402,101	(17,089)	49,578	(1,283,494)	717	183,813

Smaaash Entertainment Private Limited

Consolidated statement of cash flows for the period ended March 31, 2018 and 2017

All amounts are in Rs. ’000 unless otherwise stated

	Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

A.	Cash flows from operating activities
	Consolidated loss for the year	(329,749)	(263,016)
	Adjustments for:
	Income tax expense recognized in profit or loss (continuing and discontinued operations)	(262,814)	(105,816)
	Loss on disposal of property, plant and equipment	455	—
	Provision for expected credit loss recognized on trade receivables	—	(420)
	Exceptional items	26,813	—
	Bad debts	—	—
	Provision for doubtful advances	1,551	716
	Depreciation and amortization of non-current assets	553,552	298,361
	Depreciation and amortization of non-current assets (Discontinued)	7,443	6,113
	Finance Charges	432,542	235,163
	Other interest expenses	642	366
	Net gain/(loss) arising on financial assets carried at FVTPL	(1,681)	(7,078)
	Net gain/(loss) arising on financial liabilities carried at amortized cost	9,028	12,337
	Net gain/(loss) arising on financial liabilities carried at amortized cost	6,869	—
	Unwinding of security deposits	(9,056)	(8,855)
	Sundry credit balances written back	2,655	—
	Lease rent adjustment	7,487	9,933
	Interest Income	(2,456)	(2,399)
	Remeasurements of the defined benefit plans- gains/(losses)	239	2,646
	Operating profit before working capital changes	443,520	178,051
	Movements in working capital:
	Increase in trade and other receivables	(427,942)	(17,831)
	(Increase) / decrease in inventories	(90,620)	(35,007)
	(Increase) / decrease in trade receivables	(152,946)	(11,295)
	Increase / (decrease) in provisions	4,411	806
	Increase / (decrease) in trade payables	92,472	44,181
	Increase / (decrease) in other payables	(9,083)	33,320
	Increase / (decrease) in temporary overdrawn bank balance	990	—
	Cash generated from operations	(139,198)	192,225
	Income taxes paid	(3,879)	(1,919)
	Net cash generated by/(used in) operating activities	(143,077)	190,306

B.	Cash flows from investing activities
	Net proceeds from investments in mutual funds and others	19,041	45,508
	Interest income	2,456	2,399
	Proceeds from sale of property, plant and equipments and intangibles	9,412	—
	Purchase of property, plant and equipments and intangibles	(2,182,344)	(1,200,799)
	Net cash generated by/(used in) investing activities	(2,151,435)	(1,152,892)

Smaaash Entertainment Private Limited

Consolidated statement of cash flows for the period ended March 31, 2018 and 2017

All amounts are in Rs. ’000 unless otherwise stated

	Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
C.	Cash flows from financing activities
	Interest paid	(534,181)	(199,666)
	Repayment of borrowings	(2,336,234)	(1,034,787)
	Proceeds of borrowings	3,211,081	2,095,600
	Issue of Share Capital	869,309	233,975
	Share premium received (net of share issue expenses)	1,036,809	(4,509)
	Increase / (decrease) Other reserves	34,039	(19,127)
	Net cash generated by/(used in) financing activities	2,280,823	1,071,486

	Net increase in cash and cash equivalents (A+B+C)	(13,689)	108,900
	Cash at the beginning of the year	133,529	24,629

	Cash at the end of the year	119,840	133,529

	Components of cash
	Cash / Cheques on hand	9,065	4,283
	With Banks - on Current account/Balance in Cash Credit Accounts	110,775	129,246

		119,840	133,529

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. ’000 unless otherwise stated

General information

Smaaash Entertainment Private Limited (’Smaaash’ or the ‘Company’) was incorporated as a private limited company in India on November 30, 2009. The Company is engaged in the business of operating entertainment centers. Smaaash presents a various range of games that offer a superlative virtual-reality experience and combines the best of sports, music and dining into a highly immersive, interactive, innovative and involved entertainment experience. The Company also involved in the Product sales i.e. sale of in-house developed games with the help of innovative ideas and cutting edge technology.

The address of its registered office is 2nd Floor, Trade wing building, Oasis complex, P B Marg, Lower Parel, Mumbai 400 013 and principal place of business is Mumbai, India.

Basis of preparation and significant accounting policies

1.	Basis of preparation

The financial statements of the Company, entities controlled by the Company and its subsidiaries (together ‘the Group’) have been prepared in accordance with International Financial Reporting Standards (‘IFRS’).

These consolidated financial statements were approved by the Board of Directors on July 26, 2018.

The aforesaid consolidated financial statement have been prepared in Indian Rupee (INR) and denominated in Thousands.

1.1	Historical cost convention

These consolidated financial statements have been prepared and presented on the historical cost basis except for certain financial instruments that are measured at fair values at the end of each reporting period, as explained in the accounting policies below.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statement is determined on such a basis, except for leasing transactions that are within the scope of IAS 17, and measurements that have some similarities to fair value but are not fair value, such as net realizable value in IAS 2 or value in use in IAS 36.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

1.2	Classification of current/non-current assets and liabilities

The consolidated balance sheet presents current and non-current assets, and current and non-current liabilities, as separate classifications. For this purpose, an asset is classified as current if:

●	It is expected to be realized, or is intended to be sold or consumed, in the normal operating cycle; or

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

●	It is held primarily for the purpose of trading; or

●	It is expected to realize the asset within 12 months after the reporting period; or

●	The asset is a cash or equivalent unless it is restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period.

All other assets are classified as non-current.

Similarly, a liability is classified as current if:

●	It is expected to be settled in the normal operating cycle; or

●	It is held primarily for the purpose of trading; or

●	It is due to be settled within 12 months after the reporting period; or

●	The Group does not have an unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. Terms of a liability that could result in its settlement by the issue of equity instruments at the option of the counterparty does not affect this classification.

All other liabilities are classified as non-current.

2.	Basis of consolidation

The consolidated financial statements incorporated the financial statement of the Company and entities (including structured entities) controlled by the Company and its subsidiaries. Control is achieved when the Company:

●	has power over the investee;

●	is exposed, or has rights, to variable returns from its involvement with the investee; and

●	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

List of entities that are being are been consolidated:

Name of Subsidiaries	Country of incorporation/ Principal Place of Business	Effective percentage of shareholding
		As at March 31, 2018	As at March 31, 2017
Smaaash Innovation Private Limited	India	100%	100%
Adrenaline Foods Private Limited	India	100%	100%
Smaaash Entertainment USA Limited	USA	100%	100%
Smaaash Village Private Limited	India	100%	100%
Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Limited)	India	100%	—

When the Company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

●	the size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

●	potential voting rights held by the Company, other vote holders or other parties;

●	rights arising from other contractual arrangements; and

●	any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit and loss from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses, and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

2.1	Changes in the Group’s ownership interests in existing subsidiaries

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRS). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39, or, when applicable, the cost on initial recognition of an investment in an associate or a joint venture.

3.	Significant accounting policies

3.1	Revenue recognition

3.1.1	Rendering of Services

Revenue from rendering of services is measured at fair value of consideration received or receivable. Revenue is recognized over of the life of the contract using percentage completion method and when the outcome of the transaction is estimated reliably.

The outcome of a transaction is estimated reliably when all the following conditions are satisfied:

●	the amount of revenue can be measured reliably;

●	it is probable that the economic benefits associated with the transaction will flow to the entity;

●	the stage of completion of the transaction at the end of the reporting period can be measured reliably; and

●	the costs incurred for the transaction and the costs to complete the transaction can be measured reliably

When the outcome of the transaction involving the rendering of services cannot be estimated reliably, revenue shall be recognized only to the extent of the expenses recognized that are recoverable.

Rendering of services include:

a)	Revenue from the gaming service is recognized as and when games are played by patrons.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

b)	Revenue from banquet, corporate events and others is recognized as and when event takes place.

3.1.2	Sale of goods

Revenue from the sale of goods is recognized when the goods are delivered and titles have passed, at which time all the following conditions are satisfied:

●	the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

●	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

●	the amount of revenue can be measured reliably;

●	it is probable that the economic benefits associated with the transaction will flow to the Group; and

●	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Revenue from sale of goods is measured at fair value of the consideration received or receivable, net of returns and trade discounts and includes excise duty but excludes sales tax, value added tax and Goods and Service Tax (GST).

Revenue from sale of goods include:

a)	Product sales - Revenue from sale of gaming products is recognized upon their delivery.

b)	Revenue from Sale of food and beverages is recognized upon their delivery to customers.

3.1.3	Bonus Points:

The fair value of the consideration on gaming services that result in bonus point credits for customers, under the Group’s bonus point schemes, is allocated between the normal points supplied and the bonus point credit granted. The consideration allocated to the bonus point credits is measured by reference to fair value from the standpoint of the holder and is recognized as revenue on redemption and / or expected redemption after breakage.

3.1.4	Dividend and interest income

Dividend income from investments is recognized when the shareholder’s right to receive payment has been established (provided that it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably).

Interest income from a financial asset is recognized when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

3.2	Business Combination

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests (if any) issued in exchange of control of the acquiree. Acquisition-related costs are generally recognized in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value, except that:

●	deferred tax assets or liabilities, and assets or liabilities related to employee benefit arrangements are recognized and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively; and

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

●	assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that Standard.

Goodwill is measured as the excess of the sum of the consideration transferred, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed.

3.3	Goodwill

Goodwill represents the cost of acquired business as established at the date of acquisition of the business in excess of the acquirer’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities less accumulated impairment losses, if any. Goodwill is tested for impairment annually or when events or circumstances indicate that the implied fair value of goodwill is less than its carrying amount.

For the purposes of impairment testing, goodwill is allocated to each of the Group’s cash-generating units (or groups of cash-generating units) that is expected to benefit from the synergies of the combination.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

3.4	Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

3.4.1	Group as a lessee:

Finance leases are capitalized at the lease’s inception at the fair value of the leased property or, if lower, the present value of the minimum lease payments. The corresponding rental obligations, net of finance charges, are included in borrowings or other financial liabilities as appropriate. Each lease payment is allocated between the liability and finance cost. The finance cost is charged to the profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

The Group’s significant operating leasing arrangements are in respect of office premises and warehouse at various locations. Rental expense from operating leases is generally recognized on a straight-line basis over the term of the relevant lease. Where the rentals are structured solely to increase in line with expected general inflation to compensate for the Group’s expected inflationary cost increases, such increases are recognized in the year in which such benefits accrue. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

3.4.2	Group as a lessor:

Rental income from operating leases is generally recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

3.5	Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not translated.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting these consolidated financial statements, the assets and liabilities of the Group’s foreign subsidiary are translated into Indian Rupees (INR) using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive loss and accumulated in equity.

3.6	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

3.7	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grants are intended to compensate. Specifically, government grants whose primary condition is that the Group should purchase, construct or otherwise acquire non-current assets are recognized as deferred revenue in the consolidated statement of financial position and transferred to profit or loss on a systematic and rational basis.

Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable.

3.8	Non-current asset held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such asset (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as a completed sale within one year from the date of classification.

Non-current assets (and disposal groups) classified as held for sale are measured at the lower of their carrying amount and fair value less costs to sell.

3.9	Employee benefits

3.9.1	Retirement benefit costs and termination benefits

Employee benefits include provident fund, employee state insurance scheme, gratuity fund and compensated absences.

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

For defined retirement benefit plans, the cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each annual reporting period. Re-measurement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding net interest), is reflected immediately in the balance sheet with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is reflected immediately in accumulated deficit and is not reclassified to profit or loss. Past service cost is recognized in profit or loss in the period of a plan amendment. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorised as follows:

a)	service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements);

b)	net interest expense or income; and

c)	re-measurement

The Group presents the first two components of defined benefit costs in profit or loss in the line item ‘Employee benefits expense’. Curtailment gains and losses are accounted for as past service costs.

The present value of the defined benefit plan liability is calculated using a discount rate, which is determined by reference to market yields at the end of the reporting period on government bonds.

The retirement benefit obligation recognized in the balance sheet represents the actual deficit or surplus in the Group’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans.

A liability for a termination benefit is recognized at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognizes any related restructuring costs.

3.9.2	Short-term and other long-term employee benefits

A liability is recognized for benefits accruing to employees in respect of salaries, wages and other short term employee benefits in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.

Provision for leave benefits to employees is based on actuarial valuation done by projected accrued benefit method at the reporting date.

3.10	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

3.10.1	Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the statement of profit and loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

3.10.2	Deferred tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statement and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interests in joint ventures, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

3.10.3	Minimum alternate tax

Minimum alternate tax (MAT) paid in a year is charged to Consolidated statement of profit and loss as current tax. The Group recognizes the MAT credit available as an asset only to the extent that there is convincing evidence that the Group will pay normal income tax during the specified period i.e. the period for which the MAT credit is allowed to be carried forward. In the year in which the Group recognizes the MAT credit as an asset in accordance with the Guidance note on Accounting for Credit available in respect of Minimum Alternate Tax under the Income tax Act, 1961, the said asset is created by way of credit to the consolidated statement of profit and loss and shown as MAT Credit Entitlement under the deferred tax assets. The Group reviews the MAT Credit Entitlement asset at each reporting date and writes down the asset to the extent the Group does not have convincing evidence that it will pay normal tax during the specified period.

3.10.4	Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

3.11	Property, plant and equipment

Property, plant and equipment held for use in the production or supply of goods or services, or for administrative purposes, are stated in the balance sheet at their cost less accumulated depreciation and accumulated impairment losses. The cost of property, plant and equipments includes freight, duties, taxes (to the extent not recoverable from tax authorities) and any directly attributable expenditure for making the assets ready for its intended use. It also includes initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located. Replacement cost of an item of property, plant and equipment is capitalized if replacement meets the recognition criteria.

Depreciation is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Estimated useful lives of the assets are as follows:

Plant and machinery	8 years - 15 years
Office equipments	5 years
Furniture and fixtures	5 years - 11 years
Vehicles	8 years
Computers	3 years
Electrical equipments	10 years

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

Leasehold Improvements are amortized over the unexpired period of lease on a straight-line basis.

Individual assets costing up to Rs.5,000 are depreciated at the rate of 100% prorata over a period of one year from the date of purchase.

Estimates of residual value of Property, plant and equipment is reviewed at least at each year-end.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

3.12	Capital work-in-progress:

Projects under Property plant and equipment are not yet ready for their intended use are carried at cost, comprising direct cost, related incidental expenses and attributable interest.

3.13	Intangible assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Estimated Useful life is as below:

Software	2.5 years – 6 years
Trademarks	5 years- 8 years
Virtual reality games	8 years
Player right	Over a period of contract with the player

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses from derecognition of intangible assets, measured at the difference between the net disposal proceeds and the carrying amount of the assets, and are recognized in profit or loss when the asset is derecognized.

3.14	Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or a cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

3.15	Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale. Cost is determined on the basis of weighted average method.

3.16	Provisions and contingent liabilities

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

A Contingent Liability is disclosed where there is a possible obligation or a present obligation that may, but probably will not, require an outflow of resources. Contingent Assets are not recognized. Information on contingent liabilities is disclosed in the notes to consolidated financial statements unless the possibility of an outflow of resources embodying economic benefits is remote.

3.17	Financial instruments

Financial assets and financial liabilities are recognized when an entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

3.18	Financial assets

All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognized financial assets are subsequently measured in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

3.18.1	Classification of financial assets

Debt instruments that meet the following conditions are subsequently measured at amortized cost (except for debt instruments that are designated as at fair value through profit or loss on initial recognition):

●	the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows; and

●	the contractual terms of the instrument give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Dividend on financial assets at FVTPL is recognized when the Group’s right to receive the dividends is established, it is probable that the economic benefits associated with the dividend will flow to the entity, the dividend does not represent a recovery of part of cost of the investment and the amount of dividend can be measured reliably.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

Debt instruments that meet the following conditions are subsequently measured at fair value through other comprehensive income (except for debt instruments that are designated as at fair value through profit or loss on initial recognition):

●	the asset is held within a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets; and

●	the contractual terms of the instrument give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding

Interest income is recognized in profit or loss for FVTOCI debt instruments. For the purposes of recognising foreign exchange gains and losses, FVTOCI debt instruments are treated as financial assets measured at amortized cost. Thus, the exchange differences on the amortized cost are recognized in profit or loss and other changes in the fair value of FVTOCI financial assets are recognized in other comprehensive income and accumulated under the heading of ‘Reserve for debt instruments through other comprehensive income’. When the investment is disposed of, the cumulative gain or loss previously accumulated in this reserve is reclassified to profit or loss.

All other financial assets are subsequently measured at fair value.

For the impairment policy on financial assets measured at amortized cost, refer note 3.18.5.

3.18.2	Amortized cost and Effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for debt instruments other than those financial assets classified as at FVTPL. Interest income is recognized in profit or loss and is included in the Other income line item.

3.18.3	Investments in equity instruments at FVTOCI

On initial recognition, the Group can make an irrevocable election (on an instrument-by-instrument basis) to present the subsequent changes in fair value in other comprehensive income. This election is not permitted if the equity investment is held for trading. These elected investments are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in the reserve for ‘equity instruments through other comprehensive income’. The cumulative gain or loss is not reclassified to profit or loss on disposal of the investments.

A financial asset is held for trading if:

●	it has been acquired principally for the purpose of selling it in the near term; or

●	on initial recognition it is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument or a financial guarantee.

Dividends on these investments in equity instruments are recognized in profit or loss when the Group’s right to receive the dividends is established, it is probable that the economic benefits associated with the dividend will flow to the entity, the dividend does not represent a recovery of part of cost of the investment and the amount of dividend can be measured reliably. Dividends recognized in profit or loss are included in the ‘Other income’ line item.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

3.18.4	Financial assets at fair value through profit or loss (FVTPL)

Investments in equity instruments are classified as at FVTPL, unless the Group irrevocably elects on initial recognition to present subsequent changes in fair value in other comprehensive income for equity instruments which are not held for trading.

A financial asset that meets the amortized cost criteria or debt instruments that meet the FVTOCI criteria may be designated as at FVTPL upon initial recognition if such designation eliminates or significantly reduces a measurement or recognition inconsistency that would arise from measuring assets or liabilities or recognising the gains and losses on them on different bases. The Group has not designated any debt instrument as at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any gains or losses arising on re-measurement recognized in profit or loss. The net gain or loss recognized in profit or loss is included in the ‘Other gains and losses’ line item.

3.18.5	Impairment of financial assets

The Group applies the expected credit loss model for recognising impairment loss on financial assets measured at amortized cost, lease receivables, trade receivables, other contractual rights to receive cash or other financial asset.

Expected credit losses are the weighted average of credit losses with the respective risks of default occurring as the weights. Credit loss is the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive (i.e. all cash shortfalls), discounted at the original effective interest rate (or credit-adjusted effective interest rate for purchased or originated credit-impaired financial assets). The Group estimates cash flows by considering all contractual terms of the financial instrument (for example, prepayment, extension, call and similar options) through the expected life of that financial instrument.

The Group measures the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses if the credit risk on that financial instrument has increased significantly since initial recognition. If the credit risk on a financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. 12-month expected credit losses are portion of the life-time expected credit losses and represent the lifetime cash shortfalls that will result if default occurs within the 12 months after the reporting date and thus, are not cash shortfalls that are predicted over the next 12 months.

The Group measures the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses if the credit risk on that financial instrument has increased significantly since initial recognition. If the credit risk on a financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses.

However, for trade receivables, the Group measures the loss allowance at an amount equal to lifetime expected credit losses.

When making the assessment of whether there has been a significant increase in credit risk since initial recognition, the Group uses the change in the risk of a default occurring over the expected life of the financial instrument instead of the change in the amount of expected credit losses. To make that assessment, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information, that is available without undue cost or effort, that is indicative of significant increases in credit risk since initial recognition.

Further, for the purpose of measuring lifetime expected credit loss allowance for trade receivables, the Group has used a practical expedient as permitted under IFRS 9. This expected credit loss allowance is computed based on a provision matrix, which takes into account historical credit loss experience and adjusted for forward-looking information.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

3.18.6	Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralised borrowing for the proceeds received.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss if such gain or loss would have otherwise been recognized in profit or loss on disposal of that financial asset.

3.18.7	Foreign exchange gains and losses

The fair value of financial assets denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of each reporting period.

For foreign currency denominated financial assets measured at amortized cost and FVTPL, the exchange differences are recognized in profit or loss except for those, which are designated as hedging instruments in a hedging relationship.

3.18.8	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, call deposits, and other short-term highly liquid investments with an original maturity of three months or less that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

3.19	Financial liabilities and equity instruments

3.19.1	Classification as debt or equity

Debt and equity instruments issued by the entity are classified either as financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

3.19.2	Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the entity are recognized at the proceeds received, net of direct issue costs.

Repurchase of the Group’s own equity instruments is recognized and deducted directly in equity. No gain or loss is recognized in profit or loss on the purchase, sale, issue or cancellation of the Group’s own equity instruments.

3.19.3	Compound instruments

The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Group’s own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for similar non-convertible instruments. This amount is recognized as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

3.19.4	Financial liabilities

All financial liabilities are subsequently measured at amortized cost using the effective interest method or at FVTPL.

Financial liabilities subsequently measured at amortized cost

Financial liabilities that are not held-for-trading and are not designated as at FVTPL are measured at amortized cost at the end of subsequent accounting period. The carrying amounts of financial liabilities that are subsequently measured at amortized cost are determined based on the effective interest method. Interest expense that is not capitalized as part of costs of an asset is included in the ‘Finance costs’ line item.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

3.19.5	Foreign exchange gains and losses

For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are determined based on the amortized cost of the instruments and are recognized in ‘Other income’ as ‘Net foreign exchange gains/(losses)’.

The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss.

3.19.6	Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. An exchange with a lender of debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, a substantial modification of the terms of an existing financial liability (whether or not attributable to the financial difficulty of the debtor) is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

3.20	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount is reported in the consolidated financial statement where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the Group or the counterparty.

3.21	Segment accounting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker.

The Board of directors of the Group has been identified as being the chief operating decision maker. Refer to note 40 for segment information presented.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

4.	Critical accounting estimates and key sources of estimation uncertainty

The preparation of consolidated financial statement requires the use of accounting estimates, which, by definition, will seldom equal the actual results. This note provides an overview of the areas that involved a higher degree of judgement or complexity, and of items, which are more likely to be materially adjusted due to estimates and assumptions turning out to be different than those originally assessed. Detailed information about each of these estimates and judgements is included in relevant notes together with information about the basis of calculation for each affected line item in the consolidated financial statement.

4.1	Fair value measurements and valuation processes

Some of the Group’s assets and liabilities are measured at fair value for financial reporting purposes. In estimating the fair value of an asset or a liability, the Group uses market-observable data to the extent it is available.

4.2	Bonus Point (Revenue recognition)

Bonus point credits having a predetermined life are granted to customers when they make payments for card balances. The fair value of the consideration on gaming services resulting in such bonus point credits is allocated between the normal points and the bonus point credits granted. The consideration allocated to the bonus point credits is measured by reference to fair value from the standpoint of the holder and revenue is deferred. The Group at the end of each reporting period estimates the number of points redeemed and that it expects will be further redeemed, based on empirical data of redemption/ lapses, and revenue is accordingly recognized.

4.3	Contingencies:

In the normal course of business, contingent liabilities may arise from litigation and other claims against the Group. There are certain obligations which managements have concluded based on all available facts and circumstances are not probable of payment or difficult to quantify reliably and such obligations are treated as contingent liabilities and disclosed in the notes but are not provided for in the consolidated financial statement. Although there can be no assurance of the final outcome of the legal proceedings in which the Group is involved it is not expected that such contingencies will have material effect on its financial position or profitability.

4.4	Useful lives of property, plant and equipment

As described at note 3.11 above, the Group reviews the estimated useful lives of property, plant and equipment and residual values at the end of each reporting period. There was no change in the useful life and residual values of property, plant and equipment as compared to previous year.

5.	Application of new and revised International Financial Reporting Standards (IFRSs)

5.1	Amendments to IFRSs that are mandatorily effective for the current year

In the current year, the Group has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (IASB) that are mandatorily effective for an accounting period that begins on or after January 1, 2017.

5.1.1	Amendments to IAS 7 Disclosure Initiative

The Group has applied these amendments for the first time in the current year. The amendments require an entity to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities, including both cash and non-cash changes.

The Group’s liabilities arising from financing activities consist of borrowings and certain other financial liabilities. A reconciliation between the opening and closing balances of these items is provided in note 21. Apart from the additional disclosure in note 21, the application of these amendments has had no impact on the Group’s consolidated financial statements.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

5.1.2	Amendments to IAS 12 Recognition of deferred tax assets for unrealized losses

The Group has applied these amendments for the first time in the current year. The amendments clarify how an entity should evaluate whether there will be sufficient future taxable profits against which it can utilize a deductible temporary difference.

The application of these amendments has had no impact on the Group’s consolidated financial statements as the Group already assesses the sufficiency of future taxable profits in a way that is consistent with these amendments.

5.1.3	Annual Improvements to IFRSs 2014-2016 Cycle

The Group has applied the amendments to IFRS 12 included in the Annual Improvements to IFRSs 2014-2016 Cycle for the first time in the current year.

IFRS 12 states that an entity need not provide summarized financial information for interests in subsidiaries that are classified (or included in a disposal group that is classified) as held for sale.

The amendments clarify that this is the only concession from the disclosure requirements of IFRS 12 for such interests.

The application of these amendments has had no effect on the Group’s consolidated financial statements as none of the Group’s interests in these entities are classified, or included in a disposal group that is classified, as held for sale.

5.2	New and revised IFRSs in issue but not yet effective

5.2.1	The Group has early applied the IFRS 9 Financial Instruments that have been issued but are not yet effective:

In July 2014, the IASB finalized the reform of financial instruments accounting and issued IFRS 9 (as revised in 2014), which contains the requirements for:

a.	the classification and measurement of financial assets and financial liabilities,

b.	impairment methodology, and

c.	general hedge accounting. IFRS 9 (as revised in 2014) will supersede IAS 39 Financial Instruments: Recognition and Measurement upon its effective date.

Transitional provisions

IFRS 9 (as revised in 2014) is effective for annual periods beginning on or after January 1, 2018 with earlier application permitted. IFRS 9 requires retrospective application (subject to some transitional provisions).

The entity elects to early adopt IFRS 9 from the annual period beginning from April 1, 2015 and it has applied all of the requirements in IFRS 9 at the same time.

5.2.2	The Group has not early applied the following IFRSs that have been issued but are not yet effective:

IFRS 15	Revenue from Contracts with Customers (and the related Clarifications)[1]
IFRS 16	Leases[2]
IFRIC 22	Foreign Currency Transactions and Advance Consideration[1]

1Effective for annual periods beginning on or after January 1, 2018, with earlier application permitted.

2Effective for annual periods beginning on or after January 1, 2019, with earlier application permitted.

3Effective for annual periods beginning on or after a date to be determined.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance including IAS 18 Revenue, IAS 11 Construction Contracts and the related Interpretations when it becomes effective.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the Standard introduces a 5-step approach to revenue recognition:

● Step 1: Identify the contract(s) with a customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Under IFRS 15, an entity recognizes revenue when (or as) a performance obligation is satisfied, i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer.

Far more prescriptive guidance has been added in IFRS 15 to deal with specific scenarios. Furthermore, IFRS 15 requires extensive disclosures.

In April 2016, the IASB issued Clarifications to IFRS 15 in relation to the identification of performance obligations, principal versus agent considerations, as well as licensing application guidance.

Apart from providing more extensive disclosures on the Group’s revenue transactions, the directors do not anticipate that the application of IFRS 15 will have a significant impact on the financial position and/or financial performance of the Group.

IFRS 16 Leases

IFRS 16 introduces a comprehensive model for the identification of lease arrangements and accounting treatments for both lessors and lessees. IFRS 16 will supersede the current lease guidance including IAS 17 Leases and the related interpretations when it becomes effective.

IFRS 16 distinguishes leases and service contracts on the basis of whether an identified asset is controlled by a customer. Distinctions of operating leases (off balance sheet) and finance leases (on balance sheet) are removed for lessee accounting, and is replaced by a model where a right-of-use asset and a corresponding liability have to be recognized for all leases by lessees (i.e. all on balance sheet) except for short-term leases and leases of low value assets.

The right-of-use asset is initially measured at cost and subsequently measured at cost (subject to certain exceptions) less accumulated depreciation and impairment losses, adjusted for any remeasurement of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at that date. Subsequently, the lease liability is adjusted for interest and lease payments, as well as the impact of lease modifications, amongst others. Furthermore, the classification of cash flows will also be affected as operating lease payments under IAS 17 are presented as operating cash flows; whereas under the IFRS 16 model, the lease payments will be split into a principal and an interest portion, which will be presented as financing and operating cash flows respectively.

In contrast to lessee accounting, IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17, and continues to require a lessor to classify a lease as either an operating lease or a finance lease.

Furthermore, IFRS 16 requires extensive disclosures.

As at March 31, 2018, the Group has non-cancellable operating lease commitments of Rs. 2,648,665 Thousands. The Group is under the process of evaluating the impact of this IFRS.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

IFRIC 22 Foreign Currency Transactions and Advance Consideration

IFRIC 22 addresses how to determine the ‘date of transaction’ for the purpose of determining the exchange rate to use on initial recognition of an asset, expense or income, when consideration for that item has been paid or received in advance in a foreign currency which resulted in the recognition of a non-monetary asset or non-monetary liability (e.g. a non-refundable deposit or deferred revenue).

The Interpretation specifies that the date of transaction is the date on which the entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the Interpretation requires an entity to determine the date of transaction for each payment or receipt of advance consideration.

The Interpretation is effective for annual periods beginning on or after January 1, 2018 with earlier application permitted. Entities can apply the Interpretation either retrospectively or prospectively. Specific transition provisions apply to prospective application.

The directors of the Group do not anticipate that the application of the amendments in the future will have an impact on the Group’s consolidated financial statements. This is because the Group already accounts for transactions involving the payment or receipt of advance consideration in a foreign currency in a way that is consistent with the amendments.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018 AND 2017

All amounts are in Rs. '000 unless otherwise stated

6	Property, plant and equipment

Description of assets	Plant and machinery	Office equipment	Furniture & fixtures	Vehicles	Computers	Electrical equipments	Leasehold improvements	Total
Cost
As at April 1, 2016	440,698	838	29,662	1,373	27,987	127,185	432,234	1,059,977
Additions	384,185	4,934	47,768	—	5,914	36,219	757,228	1,236,248
Adjustments (Refer note 6.2)	(29)	—	—	—	(47)	(55)	(7)	(138)
Disposals/ reclassifications	—	—	—	—	—	(237)	(8,549)	(8,786)
As at March 31, 2017	824,854	5,772	77,430	1,373	33,854	163,112	1,180,906	2,287,301
Additions	626,839	6,564	21,593	—	4,222	28,879	395,174	1,083,271
Acquired on business combination	600,015	21,384	40,667	1,456	1,665	8,685	274,008	947,880
Adjustments	—	—	—	—	—	—	—	—
Disposals/ reclassifications	(20,052)	—	(7,178)	(773)	—	(20)	(26,046)	(54,069)
As at March 31, 2018	2,031,656	33,720	132,512	2,055	39,741	200,656	1,824,042	4,264,383
Depreciation
As at April 1, 2016	38,047	369	5,591	277	15,037	21,088	128,700	209,109
Depreciation expense for the year	43,244	504	5,796	172	7,510	14,910	155,512	227,648
Adjustments	(1)	—	—	—	(12)	(3)	(1)	(17)
Eliminated on disposal of assets/ reclassifications	—	—	—	—	—	(237)	(8,549)	(8,786)
As at March 31, 2017	81,290	873	11,387	449	22,535	35,758	275,662	427,954
Depreciation expense for the year	111,921	4,248	13,078	233	8,250	20,401	275,027	433,158
Acquired on business combination	104,615	14,552	9,414	—	—	—	55,344	183,925
Adjustments	—	—	—	—	—	—	—	—
Eliminated on disposal of assets/ reclassifications	(8,150)	—	(6,484)	(19)	—	(20)	(8,245)	(22,918)
As at March 31, 2018	289,676	19,673	27,395	663	30,785	56,139	597,788	1,022,119
Net book value
As at March 31, 2018	1,741,980	14,047	105,117	1,393	8,956	144,517	1,226,254	3,242,264
As at March 31, 2017	743,564	4,899	66,043	924	11,319	127,354	905,244	1,859,347

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

6.1 The Group has imported certain capital equipment under Export Promotion of Capital Goods scheme of the central government at a concessional rate of customs duty. During the F.Y 2015-16, the Group has undertaken export obligation to the extent of Rs. 46,632 thousands to be fulfilled during the period of 6 years commencing from April 8, 2015, failing which the Group will be liable to pay the differential customs duty, together with interest and penalties if imposed.

Since, the procurement of goods during the period were done by availing the exemption from payment of aforesaid duties, the amount capitalized for the said plant and machinery as on the put to use date, is cost of property, plant and equipment (PPE) net-off tax and duty benefit availed. In compliance with IAS 20 Accounting for Government Grants and Disclosure of Government Assistance’, the Group has grossed up the value of its PPE by the amount of duty benefit availed by the Group is after considering the same as government grant.

The amount of grant capitalized will be depreciated as per useful life of plant and machinery. The amount of deferred liability shall be amortized based of the fulfilment of export obligation with credit to consolidated statement of profit and loss under the head ‘Other operating income’. The Group has recognized Government grant of Rs. 7,772 thousands from the date of capitalization of plant.

6.2 Adjustments represent VAT credit claimed on assets capitalized in earlier year.

6.3	Capital work-in-progress

	Particulars	As at March 31, 2018	As at March 31, 2017

	Capital work-in-progress	182,669	202,840

		182,669	202,840

7	Goodwill

Particulars	As at March 31, 2018	As at March 31, 2017

Cost	13,604	—
Less: Accumulated impairment losses	—	—
Total	13,604	—

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Cost
Opening balance	—	—
Additional amounts recognized from business combinations occurring during the year (note 44)	13,604	—
Balance at end of year	13,604	—

Accumulated impairment losses
Opening balance	—	—
Impairment losses recognized in the year	—	—
Closing balance at the end of year	—	—

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

8	Intangible assets

Description of assets	Software	Trademarks	Players rights	Virtual reality games	Non-compete arrangement	Brands	Total
Cost
As at April 1, 2016	25,960	3,893	59,256	287,493	—	—	376,602
Additions	10,917	828	53,223	56,279	—	—	121,247
Adjustments	—	—	—	—	—	—	—
Disposals/ reclassifications	—	—	—	—	—	—	—
As at March 31, 2017	36,877	4,721	112,479	343,772	—	—	497,849
Additions	7,574	1,434	64,008	102,180	—	—	175,196
Acquired on business combination	4,924	14,271	—	—	74,797	94,605	188,597
Adjustments	—	—	—	—	—	—	—
Disposals/ reclassifications	—	—	—	—	—	—	—
As at March 31, 2018	49,375	20,426	176,487	445,952	74,797	94,605	861,642

Amortization
As at April 1, 2016	13,121	1,199	35,558	101,475	—	—	151,353
amortization expense for the year	9,335	848	27,199	39,445	—	—	76,827
Adjustments	—	—	—	—	—	—	—
Eliminated on disposal of assets/ reclassifications	—	—	—	—	—	—	—
As at March 31, 2017	22,456	2,047	62,757	140,920	—	—	228,180
amortization expense for the year	11,873	2,292	40,423	48,745	11,522	5,539	120,394
Acquired on business combination	2,902	4,541	—	—	—	—	7,443
Adjustments	—	—	—	—	—	—	—
Eliminated on disposal of assets/ reclassifications	—	—	—	—	—	—	—
As at March 31, 2018	37,231	8,880	103,180	189,665	11,522	5,539	356,017

Net book value
As at March 31, 2018	12,144	11,546	73,307	256,287	63,275	89,066	505,625
As at March 31, 2017	14,421	2,674	49,722	202,852	—	—	269,669

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

8.1	Intangible assets under development

Particulars	As at March 31, 2018	As at March 31, 2017

Intangible assets under development	48,992	—

	48,992	—

Intangible assets under development comprises of the cost related to assets or projects that are not yet ready for their intended use at the reporting date.

9	Investments

Particulars	As at March 31, 2018		As at March 31, 2017
	Quantity	Amount	Quantity	Amount
Non-current
I. Amortized cost
Unquoted
- National saving certificates (lien to Sales Tax Dept.)	—	30	—	20
Total investments carried at amortized cost [a]		30		20

II. Investment at fair value
i) Fair value through other comprehensive income (FVTOCI)
Unquoted investments (fully paid)
Investments in equity instruments
- AFK Gaming Private Limited	2,783	6,466	—	—
ii) Fair value through profit and loss (FVTPL)
Quoted investments (fully paid)
Investments in mutual funds
- Kotak Medium Term Fund - DP-Growth Option (Refer note 9.1)	—	—	1,331,572	18,566
Total investments carried at fair value [b]		6,466		18,566

Total investments carrying value [a+b]		6,496		18,586

Current
Fair value through profit and loss (FVTPL)
Quoted Investments (fully paid)
Investments in mutual funds
- Kotak Floater short Term Fund - DP-Growth Option	—	—	3,071	8,198
- Mahindra Liquid Fund-Dir-Gr	9,794	11,012	—	—
Total investments		11,012		8,198

Other disclosures
Aggregate amount of quoted investments and market value thereof		11,012		26,765
Aggregate amount of unquoted investments		6,496		20
Aggregate amount of impairment in value of investments		—		—

9.1	Investment in units of Kotak Medium Term Fund were pledge as security against the debenture issued to Piramal Enterprises Limited.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

9.2	Category-wise other investments - as per IFRS 9 classification

	As at March 31, 2018	As at March 31, 2017
Financial assets carried at fair value through other comprehensive income (FVTOCI)
Investment in unquoted equity shares	6,466	—
	6,466	—
Financial assets carried at fair value through profit or loss (FVTPL)
Investment in mutual funds	11,012	26,765
	11,012	26,765
Financial assets carried at amortized cost
Investment in national saving certificates (lien to Sales Tax Dept.)	30	20
	30	20

Total	17,508	26,785

10	Other financial assets

Particulars	As at March 31, 2018	As at March 31, 2017

Non-current
Bank deposit with more than 12 months maturity	25,033	32,399

Security deposits
- Unsecured, considered good	181,159	105,844

Total	206,192	138,243

Current
Security deposits
- Unsecured, considered good	3,100	3,475

Other receivables
- Unbilled revenue	19,105	—
- Contractually reimbursable expenses	65,083	52,587

Total	87,288	56,062

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

11	Deferred tax assets

11.1	Movement in deferred tax balances

Particulars	For the year ended March 31, 2018
	Opening Balance	On acquisition	Recognized in profit and Loss	Recognized in OCI	Closing Balance
Deferred tax (liabilities)/assets in relation to:
Property, plant and equipment	7,931	(19,956)	4,638	—	(7,387)
Other intangible assets	5,743	—	(852)	—	4,891
Investments	(74)	—	70	—	(4)
Other financial assets	4,808	—	4,297	—	9,104
Other assets	(2,871)	—	(4,093)	—	(6,964)
Borrowings	(1,485)	—	(16,397)	—	(17,882)
Provisions	2,806	—	(5,961)	(74)	(3,229)
Other financial liabilities	11,582	—	(11,894)	—	(312)
Other liabilities	(14,671)	3,811	13,998	—	3,138
Unused tax losses	220,980	—	276,924	—	497,904
MAT credit	—	9,513	(6)	—	9,507

Net tax asset/(liabilities)	234,749	(6,632)	260,723	(74)	488,766

11.2	Movement in deferred tax balances

Particulars	For the year ended March 31, 2017
	Opening Balance	Recognized in profit and Loss	Recognized in OCI	Closing Balance
Deferred tax (liabilities)/assets in relation to:
Property, plant and equipment	4,647	3,284	—	7,931
Other intangible assets	5,794	(51)	—	5,743
Investments	(369)	295	—	(74)
Other financial assets	9,293	(4,485)	—	4,808
Other assets	(9,086)	6,215	—	(2,871)
Borrowings	(7,279)	5,794	—	(1,485)
Provisions	2,265	1,359	(818)	2,806
Other financial liabilities	(0)	11,582	—	11,582
Other liabilities	(1,074)	(13,597)	—	(14,671)
Unused tax losses	124,388	96,592	—	220,980

Net tax asset/(liabilities)	128,580	106,990	(818)	234,749

12	Non-current tax assets (net)

Particulars	As at March 31, 2018	As at March 31, 2017

Advance Income Tax/TDS receivable (Net-off provision for tax)	18,949	6,198

Total	18,949	6,198

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

13	Other assets

Particulars	As at March 31, 2018	As at March 31, 2017
Non-current
Capital advances	90,980	27,615

Advances other than capital advances
a) Balances with government authorities (other than income taxes)
- Deposits	3,352	852
b) Deferred lease rentals	51,851	10,531
c) Advance to gratuity trust	3,407	1,639

Total	149,590	40,637

Current
Advances other than capital advances
a) Advances to suppliers	151,299	94,984
b) Balances with government authorities (other than income taxes)
- Service Tax	29,663	3,354
- Goods and Service Tax (GST)	136,239	—
- Served from India scheme (SFIS) credit	114	114
- Value Added Tax (VAT)	668	1,244
- Others	—	1,753
c) Deferred lease rentals	14,570	14,290
d) Prepaid expenses	75,777	13,691
e) Advances to employees	5	36

Total	408,335	129,466

14	Inventories

Particulars	As at March 31, 2018	As at March 31, 2017
Inventories (lower of cost and net realizable value)
(a) Food and beverages	34,290	18,507
(b) Consumables	11,879	9,492
(c) Stores and spares	45,398	24,608
(d) Trading goods	69,027	22,896
Total	160,594	75,503

The cost of inventories recognized as an expense during the period in respect of continuing operations was Rs. 483,652 thousands (for the year ended 31st March, 2017: Rs 240,842 thousands).

The mode of valuation of inventories has been stated in note 3.15

15	Trade receivables

Particulars	As at March 31, 2018	As at March 31, 2017
Trade receivables
Unsecured, considered good	177,947	26,551
Doubtful	2,739	716
	180,686	27,267
Less: Allowance for credit losses	(2,739)	(716)
Total	177,947	26,551

15.1 Refer to note 37 for disclosures related to financial instruments.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

15.2 The average credit period provided to trade receivables is 30 days.

15.3	Movement in the allowance for doubtful debts

Particulars	As at March 31, 2018	As at March 31, 2017
Balance at beginning of the year	716	—
Acquired on business combination	472	—
Impairment losses recognized on receivables	1,551	716
Balance at end of the year	2,739	716

16	Cash and bank balances

Particulars	As at March 31, 2018	As at March 31, 2017
a) Balances with banks	108,648	129,246
b) Cash on hand	9,065	4,283
C) Bank deposits	2,127	—
Total	119,840	133,529

17	Loans

Particulars	As at March 31, 2018	As at March 31, 2017
Current
Loans to employees
- Unsecured, considered good	412	1,897

Total	412	1,897

18	Issued capital and share premium

Particulars	As at March 31, 2018		As at March 31, 2017
	No. of shares	Amount	No. of shares	Amount
A. Authorised:
a) Equity shares of Rs.10 each with voting rights	225,000,000	2,250,000	140,000,000	1,400,000
b) Redeemable preference shares of Rs.10 each	50,000,000	500,000	35,000,000	350,000
Total		2,750,000		1,750,000

B. Issued, Subscribed and Fully Paid:
a) Equity shares of Rs.10 each with voting rights	185,734,979	1,857,350	138,247,240	1,382,472
b) Compulsorily convertible preference shares of Rs. 10 each	39,443,000	394,430	—	—
Total		2,251,780		1,382,472

C. Share premium
Balance as at the beginning of the period		365,291		369,800
Add: Additions during the period		1,101,249		—
Less: Utilized during the period towards share issue expenses		(64,439)		(4,509)
Balance as at the end of the period		1,402,101		365,291

Total (B+C)		3,653,881		1,747,763

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

18.1	Rights, preferences and restrictions attached to equity shares

The Company is having only one class of Equity Shares having a par value of Rs. 10/- each. Each holder of Equity shares is entitled to one vote per share. In the event of liquidation of the Company, the holders of the Equity shares will be entitled to receive remaining assets of the company. The distribution will be in proportion to the number of Equity shares held by shareholders.

18.2	Rights, preferences and restrictions attached to preference shares

Compulsorily convertible preference shares, which have a par value of Rs. 10 each, are entitled to receive a discretionary non-cumulative 0.01% preference dividend before any dividends are declared to the equity shareholders. The convertible preference shares can be converted into equity shares on a one-for-one basis at any time during 20 years from the date of issuance and allotment at the option of the holder or if the Company goes for IPO. Convertible preference shares have no right to share in any surplus assets or profits. The preference shareholder will have a right to vote only on resolutions placed before the company which directly affect the rights attached to the preference shares and, any resolution for the winding up of the company or for the repayment or reduction of its equity or preference share capital and his voting right on a poll will be in proportion to his share in the paid-up preference share capital of the Company.

18.3	Details of shares held by each shareholder holding more than 5% shares:

Class of shares / Name of shareholder	As at March 31, 2018		As at March 31, 2017
	Number of shares held	% holding in that class of shares	Number of shares held	% holding in that class of shares
A. Equity shares with voting rights
a) Aha Holdings Private Limited	79,217,442	42.65%	36,129,703	26.13%
b) FW Metis Limited	69,088,409	37.20%	69,088,409	49.97%
c) Mitesh Gowani	21,821,451	11.75%	21,821,451	15.78%

B. Compulsorily Convertible Redeemable Preference Shares
a) Sixth Sense India Opportunities-I	6,065,400	15.38%	—	0.00%
b) Hero Enterprise Partner Ventures	5,274,261	13.37%	—	0.00%
c) Jignesh N Pandya	3,401,371	8.62%	—	0.00%
d) Adventz Finance Pvt Ltd	2,637,130	6.69%	—	0.00%

18.4	Securities Premium:

Securities premium account is created when shares are issued at premium. The reserve can be utilized in accordance with the provisions of the Indian Companies Act, 2013.

18.5	Reconciliation of the number of shares outstanding at the beginning and at the end of the period.

Equity shares with voting rights	For the year ended March 31, 2018		For the year ended March 31, 2017
Particulars	No. of shares	Amount	No. of shares	Amount

Balance as at beginning of the year	138,247,240	1,382,472	114,849,740	1,148,497
Issue of shares on right basis	26,221,451	262,215	23,397,500	233,975
Conversion of optional convertible preference shares into equity shares	21,266,288	212,663	—	—
Balance as at the end of the year	185,734,979	1,857,350	138,247,240	1,382,472

Compulsorily convertible preference shares	For the year ended March 31, 2018		For the year ended March 31, 2017
Particulars	No. of shares	Amount	No. of shares	Amount

Balance as at beginning of the year	—	—	—	—
Issue of shares	39,443,000	394,430	—	—

Balance as at the end of the year	39,443,000	394,430	—	—

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

18.6 Authorized Share Capital of the Company has been increased from Rs. 1,750,000 thousands divided into 140,000,000 Equity Shares of Rs. 10 each and 35,000,000 Redeemable Preference Shares Rs. 10 each to Rs. 2,750,000 thousands divided into 225,000,000 Equity Shares of Rs. 10 each and 50,000,000 Redeemable Preference Shares Rs. 10 each on July 27, 2017.

18.7 During the current year, Company has issued 39,443,000 Compulsorily Convertible Redeemable Preference Shares of Rs. 10 each fully paid at a premium of Rs 27.92 each shares aggregating to Rs 1,495,679 thousands.

18.8 During the current year, Company has converted 21,266,288 Optionally Convertible Preference Shares issued to AHA Holdings Private Limited into 21,266,288 Equity shares of Rs. 10 each on September 15, 2017.

19	Other reserves

Particulars	As at March 31, 2018	As at March 31, 2017

Foreign currency translation reserve	(17,089)	(19,127)
Contribution from promoters/ shareholders	49,578	49,578
Share application money pending allotment	32,000	—
Reserve for equity instruments through other comprehensive income	717	—

Total	65,206	30,451

19.1	Movement in reserves

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

A). Foreign currency translation reserve
Balance as at the beginning of the period	(19,127)	—
Add: Additions during the period	2,038	(19,127)
Less: Deletion during the period	—	—
Balance as at the end of the period	(17,089)	(19,127)

B). Contribution from promotors/ shareholders
Balance as at the beginning of the period	49,578	49,578
Add: Additions during the period	—	—
Less: Deletion during the period	—	—
Balance as at the end of the period	49,578	49,578

C). Share application money pending allotment
Balance as at the beginning of the period	—	—
Add: Additions during the period	32,000	—
Less: Deletion during the period	—	—
Balance as at the end of the period	32,000	—

D). Reserve for equity instruments through other comprehensive income
Balance as at the beginning of the year	—	—
Net fair value gain on investments in equity instruments at FVTOCI	717	—
Income tax on net fair value gain on investments in equity instruments at FVTOCI	—	—
Balance as at the end of the period	717	—

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

19.2	Nature and purpose of other reserves:

a). Foreign currency translation reserve:

Exchange differences relating to the translation of the results and net assets of the foreign subsidiary from their functional currency to the Group’s presentation currency (i.e. INR) are recognized directly in other comprehensive income and accumulated in the foreign currency translation reserve. Exchange differences previously accumulated in the foreign currency translation reserve will be reclassified to profit or loss on the disposal of the foreign subsidiary.

b). Contribution from promoters/ shareholders:

During the financial year 2014-15 and 2015-16, the Company has received duty credit entitlement certificate issued by Director General of Foreign Trade (DGFT) under Served from India Scheme (SFIS) aggregating Rs. 30,797 thousands and Rs.18,781 thousands respectively from a related party for Rs. Nil and thus the same is accounted as deemed contribution in the financial statements of the Group.

c). Share application money pending allotment:

Share application money pending allotment represents the share application money received to the extent not refundable and against which allotment of the preference shares is pending.

The Company has received Rs. 32,000 thousands as share application money from investors. Subsequent to the year-end, the Company has issued 843,883 fully paid-up Compulsorily Convertible Preference Shares (CCPS) of Rs. 10/- each at a premium of Rs. 27.92 per CCPS aggregating to Rs. 32,000 thousands.

d). Reserve for equity instruments through other comprehensive income:

This reserve represents the cumulative gains and losses arising on the revaluation of equity instruments measured at fair value through other comprehensive income, net of amounts reclassified to accumulated deficit when those assets have been disposed of.

20	Accumulated deficit

Particulars	As at March 31, 2018	As at March 31, 2017

Accumulated deficit	(1,283,494)	(953,910)

Total	(1,283,494)	(953,910)

20.1	Movement in accumulated deficit

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

Balance as at the beginning of the period	(953,910)	(692,722)
Add: Loss for the period	(329,749)	(263,016)
Add: Other comprehensive income arising from remeasurement of defined benefit obligation net of income tax	165	1,828
Balance as at the end of the period	(1,283,494)	(953,910)

20.2        Accumulated deficit represents the surplus. The amount that can be distributed by the Company as dividends to its equity shareholders is determined based on the separate financial statements of the Company. Thus, the amounts reported above are not distributable in entirety.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

21	Borrowings

Particulars	As at March 31, 2018	As at March 31, 2017
Non-current
Secured Borrowings at amortized cost:
a) Non-convertible debentures (refer note I)	1,046,657	1,195,828
b) Term loans- from banks (refer note II)	79,160	65,950
c) Term loans- from financial institutions (refer note III)	235,163	401,134
Total	1,360,980	1,662,912

Current
A. Secured borrowings at amortized cost:
a) Term loans- from banks (refer note II)	—	—
b) Term loans- from financial institutions (refer note III)	200,000	100,000
c) Optional convertible preference share (refer note IV)	—	212,663

B. Unsecured borrowings
Loans from related parties (refer note V)	5,535	12,420
Total	205,535	325,083

21.1	The details of security, repayment terms and interest are as follows:

I: Non-convertible debentures

(i) Unlisted, secured, redeemable, non-convertible debenture issued to Piramal Enterprises Limited (Piramal):

Security:

a) Pledge of shares of 26.13% held by Promoters in the Company on fully diluted basis.

b) Creation of exclusive charge on all fixed, movable and current assets of the Company.

c) Exclusive charge by way of mortgage on certain immovable properties owned by the promoter / relatives of promoter in favour of debenture trustee.

d) Personal guarantee from Promoters.

Repayment:

Issuer is required to repay to debenture holder 20%, 20% and 60% of investment amount at the end of 3rd, 4th and 5th anniversary from the allotment date August 03, 2016.

Interest:

Minimum IRR of 16% per annum calculated on XIRR basis.

Prepayment:

The Company prepays the entire NCD on August 30, 2017.

(ii) Unlisted, secured, redeemable, non-convertible debenture issued to ECL Finance Limited (ECL):

Security:

1. A-2/5, A-2/6 in building no. A known as Prithvi Apartments of Prithvi Apartments Co-op. Hsg. Soc. Ltd. situated at Altamount Road, Mumbai- 400 026 property owned by Mrs. Kalpana Morakhia

2. Plot No. 10, Survey No 108 & 109, Village – Kunenama, Taluka – Maval, Dist – Pune 410401, property owned by AHA Holdings Private Limited.

3. SAM Family Trust to create mortgage over its immovable properties situated at Plot No. 1, Survey No 108 & 109, Village – Kunenama, Taluka – Maval, District Pune 410401

4. B-4501, B4601 at Lodha Bellissimo, Lodha Pavillion, Apollo Mill Compound, Mahalaxmi, Mumbai – 400011 owned by AHA Holding Private Limited

5. Mr. Sushil Karalkar and Elements Learning Centre Private Limited to create mortgage over its immovable properties situated at Gut No. 219A & 219B at Village Atone, Tal. Sudhagad, Dist. Raigad.

6. Pledge 100% shareholding of AHA Holdings Private Limited.

7. Pledge 78.40% shareholding of Elements Learning Centre Private Limited.

8. Pledge 100% shareholding of Gir Holiday Resorts Private Limited.

9. Pledge 100% shareholding of Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Limited).

10. Pledge over equity shares of Smaaash Entertainment Private Limited held by AHA Holdings Private Limited.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

11. Charge on investments held in Kotak India Venture Fund – I, Kotak India Growth Fund – II and Kotak Alternate Opportunities (India) Fund held by AHA Holdings Private Limited

12. Exclusive charge over all fixed, movable & current assets of Smaaash Entertainment Private Limited

13. Charge over warrants of Yoboho New Media Private Limited held by AHA Holdings Private Limited.

14. Mr. Paresh Patel to create mortgage over its immovable properties situated at Survey No – 361, Village Gadhiya, Taluka Dhari, District Amreli, Gujarat.

15. Corporate Guarantee by AHA Holdings Private Limited

16. Personal Guarantee by Mr. Shripal Morakhia & Mrs. Kalpana Morakhia

17. Corporate Guarantee by SMAAASH Entertainment USA Limited

18. Corporate Guarantee by Elements Learning Centre Private Limited.

Repayment:

Issuer is required to repay to debenture holder 50%, 4%, 13% 15% and 18% of investment amount in F.Y 2019, F.Y. 2020, F.Y. 2021, F.Y. 2022 and F.Y. 2023 respectively.

Interest:

11% p.a. from the date of disbursement to end of 12 months,

12% p.a beginning of 13th month to end of 24 months,

14.75% p.a beginning of 25th month to end of tenure of the facility.

II: Term loan from banks

(i) Term loan from Yes bank

Term loan 1 and 2

Security:

a) Exclusive hypothecation charge on current and movable fixed assets of the Company both present and future including sponsorship money for Gurgaon and Noida center to be routed through the Yes Bank.

b) Also guaranteed by corporate guarantee of Aha Holdings Private Limited and personal guarantee of Mr.Shripal Morakhia (Director).

Repayment:

Loan repayable in equal quarterly instalment as follows:

Particulars	As at March 31, 2018	As at March 31, 2017
Repayable within 1 year	—	23,708
Repayable within 2-3 years	—	57,182
Repayable within 4-5 years	—	15,005
More than 5 years	—	—
Total	—	95,895

Interest:

The term loan will bear interest at 13.50% p.a with immediate reset and the same is payable monthly.

Term loan 3

Security:

- Personal guarantee of Mr.Shripal Morakhia (Director).

- Exclusive charge on current asset and moveable fixed assets of the Company both present and future including sponsorship money from PVR Limited to be routed through Yes Bank account.

Repayment:

Loan repayable in equal quarterly instalment as follows:

Particulars	As at March 31, 2018	As at March 31, 2017
Repayable within 1 year	54,000	—
Repayable within 2-3 years	81,000	—
Repayable within 4-5 years	—	—
More than 5 years	—	—
Total	135,000	—

Interest:

The term loan will bear interest at 2.50% (Spread) over and above the 6M YBL MCLR with half-yearly reset and the same is payable monthly.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

III: Term loans from financial institutions

(i) Term loan from Tata Capital Financial Services Limited (TCFSL):

Primary Security:

Mortgage of certain immovable property owned by promoter associates (situated at 1230,31,32,33,34,35,36,37,38,39,40,41,42,43,44,45,46,47 and 1248 Police station Bhangar, Sonapore, 24 Parganas (South)). having clear and marketable title standing in the name of Borrower / Mortgagor.

Collateral Security:

Security in form of fixed deposit of Rs 60 million with bank as acceptable and same provided by Aha Holding Private Limited.

Repayment:

Principal will be repaid in 36 months after the moratorium period of 12 months and the same will be repayable in balance 24 equated monthly instalments start from date of first tranche disbursement.

Interest:

The term loan will bear interest of long term reference rate of TCFSL +/- prevailing spread, present effective rate being 12.25% p.a. and the interest is payable every month.

(ii) Small Industries Development Bank of India (SIDBI):

Term loan 1

Primary Security:

First pari passu charge over the movable and current assets of Smaaash pertaining to the Bangalore, Ludhiana and Mumbai go-karting projects.

Collateral security:

First charge by way of mortgage of all immovable properties owned by Shri Nitya Gopal Bank situated at Harihar Para, Gobindapur, Baruipur road, Harinabhi, P.S. Sonarpur District 24, Parganas (South), Kolkata, bearing survey/block/plot no. JL no. 76, Touzi no. 70/71, Khatian no. 30,31,627,325,329,330,327, Plot no. 602, 619, 607, 620, 644, 597, 598, 497, 623,500,585,625,621,586,622,617,P.S Sonarpur district 24 Pargana (South), admeasuring 4 acres.

Guarantee:

Irrevocable and unconditional guarantee of Shripal Morakhia, Ami Javeri, Nitya Gopal Banik, Aha holding Private Limited and Mrs Kalpana Morakhia. The guarantee shall be joint and several.

Repayment:

Loan is required to be repaid in 72 monthly instalments after a moratorium of 24 month commencing from April 10, 2018.

Interest:

The term loan will bear interest at 12.95% p.a (fixed) with monthly reset and the same is payable monthly.

Term loan 2

Security:

The loan amount is secured by second charge on all movables assets including current assets of the Company. The charge would be subservient to all the existing and prospective charges created/to be created by the Company on the said assets in favour of those banks/ financial institution which have extended/would extend business loans (viz. term loans for machineries, business premises and working capital) to the Company for the same business for which SIDBI has extended this sub-debt. All such aforesaid lenders would be referred to as ’senior secured lenders’.

Guarantee:

Irrevocable and unconditional guarantee of Shripal Morakhia, Kalpana Morakhia and Ms Ami Zaveri. The guarantee will be joint and several.

Repayment:

Loan is required to be repaid in 84 monthly instalments after a moratorium of 36 month commencing from February 10, 2018. After 36 month the loan amount will be repaid in 47 instalments of Rs 2,100 thousands each and balance Rs 1,300 thousands in last instalment.

Interest:

The term loan will bear interest at 15.50% p.a (fixed) with monthly reset and the same is payable monthly.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Repayment
Particulars	As at March 31, 2018	As at March 31, 2017
Repayable within 1 year	155,600	32,050
Repayable within 2-3 years	154,889	283,750
Repayable within 4-5 years	60,400	74,000
More than 5 years	24,400	50,200
Total	395,289	440,000

(vi). Housing Development Financial Corporation Limited (HDFC):

Term loan 1

Security:

a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)

b) Charge on cashflows from Mumbai Lower Parel Smaaash, Convention center, Verbena Brew Pub & Sky Garden, Pravas Restaurant, Mumbai Go-Karting.

c) Corporate guarantee of Aha Holdings Private Limited

d) Personal Guarantee of Mr. Shripal Morakhia

Repayable Term: Principal will be repaid in 12 months and will be repayable in 4 equal monthly instalments starting 9th month.

Interest: Interest payable is linked to HDFC’s Corporate Prime Lending rate and is currently payable monthly at 12.50% p.a.

Term loan 2

Security:

a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)

b) Corporate guarantee of Aha Holdings Private Limited

c) Personal Guarantee of Mr. Shripal Morakhia

Repayable Term: Principal will be repaid in 12 months and will be repayable in 4 equal monthly instalments starting 9th month.

Interest: Interest payable is linked to HDFC’s Corporate Prime Lending rate and is currently payable monthly at 12.50% p.a.

Term loan 3

Security:

a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)

b) Corporate guarantee of Aha Holdings Private Limited

c) Personal Guarantee of Mr. Shripal Morakhia

Repayable Term: Principal will be repaid in 12 months and will be repayable in 4 equal monthly instalments starting 9th month.

Interest: Interest payable is linked to HDFC’s Corporate Prime Lending rate and is currently payable monthly at 12.50% p.a.

IV: Optional convertible preference shares

During the year 2016-17, the Company has entered into a Preference Shares subscription agreement (PSSA) with Aha holding Private Limited. In accordance with the PSSA, the Company has issued 21,266,288 0% Non-cumulative optionally convertible redeemable preference Shares of Rs. 10/- each (including conversion of outstanding loan aggregating to Rs. 12,663 thousands). The preference shares are convertible at any time into equal number of equity shares of face value of Rs. 10/- each until the date falling 18 months from the date of issuance of the preference shares, at the option of the holders, at Rs. 10/- per equity share and carry dividend @ 0% p.a. In the event of failure of the Company to convert in to equity shares and/or in the event to redeem the Preference shares upon exercise of the rights contempt above, the entire preference shares will become payable forthwith. The Optional convertible preference shares are converted into equity shares during the F.Y 2017-18.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

V: Loans from related parties includes loans from Aha Holdings Private Limited and are unsecured, interest-free and repayable on demand.

VI: For the current maturities of long term borrowings, refer to note 22 other financial liabilities.

VII: Reconciliation of liabilities arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non–cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statement of cash flows as cash flows from financing activities.

Particulars	Non-convertible debentures	Term loans from bank	Term loans from financial institutions	Optional convertible preference share	Loans and advances from related parties
As at April 1, 2016	—	121,655	798,162	—	56,578
Financing cash flows
Proceeds	1,200,000	—	550,000	200,000	145,600
Repayment	—	(33,767)	(823,713)	—	(169,450)
Non-cash changes
Converted into preference shares	—	—	—	12,663	(12,663)
Transfer of current assets	—	—	—	—	(7,645)
Amortization of borrowing	(4,172)	1,771	8,734	—	—
As at March 31, 2017	1,195,828	89,659	533,183	212,663	12,420

Financing cash flows
Proceeds	2,440,000	135,000	445,000	—	191,081
Repayment	(1,440,000)	(95,895)	(389,710)	—	(157,000)
Non-cash changes
Converted into equity shares	—	—		(212,663)	—
Reimbursement of expenses	—	—	—	—	(40,966)
Transfer of current assets	—	—		—	—
Amortization of borrowing	(49,171)	4,396	2,290	—	—
As at March 31, 2018	2,146,657	133,160	590,763	—	5,535

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

22	Other financial liabilities

Particulars	As at March 31, 2018	As at March 31, 2017
Non-current
A. Interest accrued
- interest accrued but not due on debenture	—	44,409
B. Security deposits	5,990	5,348
C. Other liabilities
- Payable on purchase of property, plant and equipment	188,280	53,660
Total	194,270	103,417

Current
A. Current maturities of long term debt
- from bank	54,000	23,708
- from financial institutions	155,600	32,050
- Non-convertible debentures	1,100,000	—
B. Interest accrued
- on Term loan from bank	1,261	2,269
- on Term loan from financial institutions	2,159	—
C. Security deposits	186	—
D. Temporary overdrawn bank balance	990	—
Total	1,314,196	58,027

23	Provisions

Particulars	As at March 31, 2018	As at March 31, 2017
Non-current
Provision for employee benefits
a) Post-employment benefit -gratuity liability	2,327	—

Total	2,327	—
Current
Provision for employee benefits
a) Leave encashment	8,512	6,930
b) Post-employment benefit -gratuity liability	503	—

Total	9,015	6,930

Notes: For other disclosures, refer note 39 on employee benefit plans.

24	Other liabilities

Particulars	As at March 31, 2018	As at March 31, 2017
Non-current
A. Unearned income on discounted deposits	252	1,093
B. Deferred government grant (refer note 6.1)	7,772	7,772
	8,024	8,865
Current
A. Advances received from customers	42,398	38,352
B. Unearned income on discounted deposits	673	504
C. Statutory dues	26,948	24,440
D. Deferred improvement credit	—	15,152

Total	70,019	78,448

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

25	Trade payables

Particulars	As at March 31, 2018	As at March 31, 2017
Trade payables	228,616	133,489
Total	228,616	133,489

Note: The average credit period on purchases of food and beverages is 30 to 45 days and for other goods and services is 60 to 90 days.

26	Revenue from operations

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
a) Revenue from rendering of services
- Gaming	801,526	478,562
- Food and beverages	477,646	216,777
- Banquet, corporate events and others	355,228	246,073
- Sponsorship fees	97,035	50,748
b) Other operating revenue
- Professional charges	3,154	20
- Income from exhibits, merchandise and others	11,870	3,309
Total	1,746,459	995,489

27	Other income

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
a) Interest income:
- Bank deposits	2,456	2,234
- Other financial assets carried at amortized cost	—	—
- Unwinding of security deposits	9,056	8,855
- Income tax refund	—	166
b) Sundry credit balances written back	12,449	16,117
c) Net foreign exchange gain/ (loss)	5,056	(1,397)
d) Other income:
- Net gain/(loss) arising on financial assets carried at FVTPL	1,681	7,078
- Net gain/(loss) arising on financial liabilities carried at amortized cost	(9,028)	(12,337)
- Net gain/(loss) arising on financial liabilities carried at FVTPL	(6,869)	—
- Miscellaneous income	4,158	480
Total	18,959	21,196

28	Cost of materials consumed

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Opening stock
- Food and beverages	18,507	7,625
- Less : Food and beverages (discontinuing operation)	—	(197)
- Consumables	9,492	11,039
Add: Purchases	243,002	151,902
	271,001	170,370
Less: Closing stock
- Food and beverages	34,290	18,507
- Consumables	11,879	9,492
Total cost of materials consumed	224,832	142,370

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

29	Changes in inventories of stock-in-trade

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Gaming products
Inventories at the beginning of the year	22,896	4,933
Inventories at the end of the year	(69,027)	(22,896)

Increase/ (decrease)	(46,131)	(17,963)

30	Employee benefits expense

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

a) Salaries and wages, including bonus	335,089	209,532
b) Contribution to provident and other funds	27,616	19,320
c) Gratuity (Refer note 39)	2,800	3,315
d) Staff welfare expenses	19,801	10,466

Total employee benefit expense	385,306	242,633

31	Finance cost

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

a) Interest costs:
- on loans from banks	15,861	16,773
- on loans from financial institutions	98,804	71,205
- on debentures	305,740	128,643
- other interest expenses	642	366
b) Processing fees and related costs	12,137	18,541

Total	433,184	235,528

32	Pre-launch expenses

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

Marketing expenses	36,013	31,406
Food trial expenses	978	10,466

Total	36,991	41,872

The above comprises costs associated with the opening and organizing of new centers, including pre-opening utility and service related costs and other related costs for employees engaged in such pre-launch activities

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

33	Other expenses

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Stores and spares consumed	33,885	13,562
Utility charges	117,285	68,390
Lease expenses	267,467	130,595
Repairs and maintenance charges	34,977	24,060
Insurance premium	11,826	7,215
Rates, taxes and license fee	69,935	44,473
Communication expenses	14,460	7,378
Travelling and conveyance expenses	35,725	22,960
Printing and stationery	4,415	4,517
Branding expenses	—	1,163
Advertisement and business promotion	80,021	51,477
Legal and other professional costs	76,457	26,225
Fund raising and related costs	—	9,366
Recruitment charges	2,326	5,660
Housekeeping charges	26,974	12,885
Hire charges	1,004	646
Labour and other related expenses	3,905	3,961
Security charges	13,813	7,209
Payment to auditors	4,707	3,032
Advances written off	—	1,091
Provision for doubtful debts	1,551	716
Donation	44	46
Loss on property, plant and equipment sold/ written off	455	—
Miscellaneous expenses	15,751	16,823

Total	816,983	463,450

34	Exceptional Items

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

Leasehold improvement written-off (Refer note 34.1)	15,201	—
W/off consumable crockery and glassware (In line with Smaaash policy-pursuant to business acquisition) (up to August 31, 2017)	11,612	—

Total	26,813	—

34.1       Due to a fire in one of the buildings situated near the company premises (Kamala Mills compound), the Bombay Municipal Corporation (BMC), demolished several bars, eateries and restaurants situated in the Kamala Mills compound and surrounding areas in Mumbai.

The BMC and its officers demolished the Pravas restaurant and part of the Smaaash centre being operated by the Company. The loss incurred on account of this demolition, net off Rs. 670 thousands recovered from the sale of scrap, aggregating to net loss of Rs. 15,201 thousands is recognized as exceptional items in the financial statements. The Company has lodged the insurance claim against this loss and also filed a writ petition in the Bombay High Court against the demolition.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

35	Current tax and deferred tax

35.1	Income Tax recognized in profit & loss

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
A. Current Tax:
In respect of current year	(2,091)	1,173
In respect of previous year	(835)	—
Total	(2,091)	1,173

B. Deferred Tax:
In respect of current year origination and reversal of temporary differences	(260,723)	(106,522)
Total	(260,723)	(106,523)

Total (A+B)	(262,814)	(105,349)

35.2       Income tax recognized in other comprehensive loss

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Deferred tax:
Remeasurement of defined benefit obligations	(74)	(818)
Total	(74)	(818)

Classification of income tax recognized in other comprehensive loss
Income taxes related to items that will not be reclassified to profit or loss	(74)	(818)
Income taxes related to items that will be reclassified to profit or loss	—	—
Total	(74)	(818)

35.3	Reconciliation of income tax expense and the accounting profit multiplied by Company’s domestic tax rate:

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Profit before tax	(565,784)	(352,899)

Income tax expense calculated at 30% plus surcharge (2016-17: 30% and 2015-16: 30%)	(174,827)	(109,046)
Effect on different tax rates of subsidiary operating in other jurisdictions	68	48
Effects of expenses that are not deductible in determining taxable profits	792	370
Effect of income that is exempt from taxation	10,211	—
Effect of expenses deductible in determining taxable profits	—	—
Effect of previously unrecognized and unused tax losses and deductible temporary difference now recognized as deferred tax assets	(98,236)	—
Others	13	3,278
	(261,979)	(105,350)

Adjustments recognized in the current year in relation to the current tax of prior years	(835)	—

Income tax expense recognized In profit or loss (relating to continuing operations)	(262,814)	(105,350)

The tax rate used for the year ended March 31, 2018, and March 31, 2017 in reconciliations above is the corporate tax rate of 30% (plus surcharge and cess as applicable) on taxable profits under Income Tax Act, 1961.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

36	Discontinued operations

36.1	Sale of Quick Service Restaurants (QSR):

During the F.Y 2016-17, pursuant to the decision taken and approved by the Board of directors of Adrenaline Foods Private Limited (Subsidiary), the entity has decided to discontinue its Mall Food Court Quick Service Restaurant (QSR) business model effective March 17, 2017. The closing down and discontinuation of Mall Food court business model was due to the lack of business in mall.

36.2	Analysis of profit for the year from discontinued operations

The combined results of the discontinued operations (i.e. QSR business) included in the profit for the year are set out below. The comparative profit and cash flows from discontinued operations have been presented as if these operations were discontinued in the prior year as well.

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Profit for the year from discontinued operations
Revenue
Food and Beverages	—	11,817
Other Income	945	182
Total Revenue (A)	945	11,999
Expenses
Cost of materials consumed	—	3,657
Employee Benefit expense	—	7,339
Depreciation/amortization	—	6,114
Other expenses	912	10,822
Total expenses (B)	912	27,932

Income (loss) from discontinued operations before tax (A-B)	34	(15,933)
Income tax expense	—	(467)
Income (loss) from discontinued operations after tax	34	(15,466)

36.3	Assets and liabilities from discontinued operations

The carrying amount of net asset Rs. 658 thousands (Total assets Rs. 668 thousands less total liabilities Rs.10 thousands) (previous year: net liabilities Rs. 1,568 thousands {Total assets Rs. 1,244 thousands less total liabilities Rs. 2,812 thousands}). The carrying amount of total assets and liabilities as at the balance sheet date relating to the discontinuing business are as under:

Particulars	As at March 31, 2018	As at March 31, 2017

Assets for discontinued operation
Short-term loans and advances	668	1,244
Total	668	1,244

Liabilities for Discontinued Operation
Trade Payables	—	2,208
Other current liabilities	10	604
	10	2,812

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

36.4	Cash flows from (used in) discontinued operation

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Loss before tax	34	(15,933)
Adjustments for:
Depreciation and amortization expense	—	6,114
Operating loss before changes in working capital	34	(9,819)
Changes in working capital:
Inventories	—	197
Trade receivables	—	3,555
Short term loans and advances	576	(1,244)
Long term loans and advances	—	432
Provision for employee benefits	—	(524)
Trade payables	(2,208)	(1,943)
Other current liabilities	(595)	(1,319)
Short-term provisions	—	(2,350)
Cash used in from operations	(2,193)	(13,015)

37	Financial Instruments

37.1	Capital management Policy

For the purpose of the Group’s capital management, capital includes issued equity capital, share premium and all other equity reserves attributable to the equity holders of the Group. The primary objective of the Group’s capital management is to maximize the shareholder value.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. The Group includes within net debt, interest bearing loans and borrowings, trade payables, less cash and cash equivalents.

Gearing ratio:

The gearing ratio at end of the reporting period was as follows:

Particulars	As at March 31, 2018	As at March 31, 2017
Debt (i)	2,876,116	2,043,754
Cash and bank balances	119,840	133,529
Net debt	2,756,276	1,910,225

Total equity	2,435,593	824,304
Net debt to equity ratio	1.13	2.32

In order to achieve this overall objective, the Group’s capital management, amongst other things, aims to ensure that it meets financial covenants attached to the interest-bearing loans and borrowings that define capital structure requirements.

Breaches in meeting the financial covenants would permit the bank to immediately call loans and borrowings. There have been no breaches in the financial covenants of any interest-bearing loans and borrowing in the current period.

No changes were made in the objectives, policies or processes for managing capital during the years ended March 31, 2018 and March 31, 2017.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

37.2	Categories of financial instruments:

As at March 31, 2018

Particulars	Amortized Costs	FVTPL	FVTOCI	Total
A. Non-current assets
a) Investments	30	—	6,466	6,496
b) Other financial assets	206,192	—	—	206,192
Total	206,222	—	6,466	212,688

B) Current assets
a) Investments	—	11,012	—	11,012
b) Trade receivables	177,947	—	—	177,947
c) Cash and bank balances	119,840	—	—	119,840
d) Loans	412	—	—	412
e) Other financial assets	87,288	—	—	87,288
Total	385,487	11,012	—	396,499

C. Non-current liabilities
a) Borrowings	1,360,980	—	—	1,360,980
b) Other financial liabilities	194,270	—	—	194,270
Total	1,555,250	—	—	1,555,250

D. Current Liabilities
a) Borrowings	205,535	—	—	205,535
b) Trade payables	228,616	—	—	228,616
c) Other financial liabilities	1,314,196	—	—	1,314,196
Total	1,748,347	—	—	1,748,347

As at March 31, 2017

Particulars	Amortized Costs	FVTPL	FVTOCI	Total
A. Non-current assets
a) Investments	20	18,566	—	18,586
b) Other financial assets	138,243	—	—	138,243
Total	138,263	18,566	—	156,829

B) Current assets
a) Investments	—	8,198	—	8,198
b) Trade receivables	26,551	—	—	26,551
c) Cash and bank balances	133,529	—	—	133,529
d) Loans	1,897	—	—	1,897
e) Other financial assets	56,063	—	—	56,062
Total	218,039	8,198	—	226,237

C. Non-current liabilities
a) Borrowings	1,662,912	—	—	1,662,912
b) Other financial liabilities	103,417	—	—	103,417
Total	1,766,329	—	—	1,766,329

D. Current Liabilities
a) Borrowings	325,082	—	—	325,082
b) Trade payables	133,489	—	—	133,489
c) Other financial liabilities	58,027	—	—	58,027
Total	516,599	—	—	516,599

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

37.3	Financial risk management objectives

The Group’s principal financial liabilities, comprises of borrowing from banks and financial institutions, debentures and other payables. The main purpose of these financial liabilities is to support its operations and business expansion. The Group’s principal financial assets include trade and other receivables, investments and cash and deposits that derive directly from its operations.

The Group’s senior management oversees the management of these risks. The Group’s senior management is supported by a financial risk committee that advises on financial risks and the appropriate financial risk governance framework for the Group. This financial risk committee provides assurance to the Group’s senior management that the Group’s financial risk activities are governed by appropriate policies and procedure and that financial risks are identified, measured and managed in accordance with the Group’s policies and risk objectives. The Board of Directors reviews and agrees policies for managing each risk, which are summarized as below:

A)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group has adopted a policy of only dealing with creditworthy counterparties, as a means of mitigating the risk of financial loss from defaults. The Group uses publicly available financial information and its own trading records to rate its major customers. The Group’s exposure to financial loss from defaults are continuously monitored.

B)	Liquidity risk management

(i) The Group’s management is responsible for liquidity, funding as well as settlement management. Ultimate responsibility for liquidity risk management rests with the board of directors, which has established an appropriate liquidity risk management framework for the management of the Group’s short, medium, and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves, banking facilities and reserve borrowing facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

(ii)	Maturities of financial liabilities

Table showing maturity profile of non-derivative financial liabilities:

Particulars	Less than 1 Year	1-3 Years	3 Years to 5 Years	5 years and above	Total	Carrying amount
As at March 31, 2018
a) Non-interest bearing Trade payable	228,616	—	—	—	228,616	228,616
Borrowings	5,535	—	—	—	5,535	5,535
Other financial liabilities	4,596	194,270	—	—	198,866	198,866
b) Interest rate instruments Borrowings	200,000	609,889	786,400	24,400	1,620,689	1,560,980
Current maturities of long term debt	1,309,600	—	—	—	1,309,600	1,309,600
Total	1,748,347	804,159	786,400	24,400	3,363,306	3,303,597
As at March 31, 2017
a) Non-interest bearing Trade payable	133,489	—	—	—	133,489	133,489
Borrowings	12,420	—	—	—	12,420	12,420
Other financial liabilities	2,269	103,417	—	—	105,686	105,686
b) Interest rate instruments Borrowings	312,663	580,932	329,005	770,200	1,992,800	1,975,575
Current maturities of long term debt	55,758	—	—	—	55,758	55,758
Total	516,599	684,349	329,005	770,200	2,300,153	2,282,928

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

The above table details the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The amount disclosed in the tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The tables include both interest and principal cash flows. The contractual maturity is based on the earliest date on which the Group may be required to pay.

(iii) Financing facilities

There are no undrawn financing facilities as at each reporting period.

c) Market Risk Management

The Group is exposed to market risks associated with foreign currency rates and interest rate risk. In the normal course of business and in accordance with our policies, we manage these risks through a variety of strategies.

i). Foreign currency risk management

The Group undertakes transactions denominated in foreign currencies; consequently, exposures to exchange rate fluctuations arise. The exchange gains or losses are recognized in profit or loss on the date of settlement and restatement at each reporting date.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows:

	As at March 31, 2018		As at March 31, 2017
	Rupees (INR)	In foreign currency (In 000’s)	Rupees (INR)	In foreign currency (In 000’s)

Trade payables
USD	17,849	274	109	2
GBP	—	—	—	—
EURO	142	2	38	0
	17,991	276	147	2

Trade receivable
USD	164,232	2,525	1,793	28
	164,232	2,525	1,793	28

Cash on hand
Thai Baht	5	2	—	—
USD	5	0	—	—
	10	2	—	—

Advances paid
AUD	—	—	52	1
CNY	—	—	27	3
EURO	948	12	7,076	100
GBP	195	2	346	4
SAR	—	—	78	4
USD	31,479	482	2,151	33
	32,622	496	9,730	145

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Foreign exchange rate sensitivity

A change of 5% in foreign exchange rates would have following impact on profit before tax

Particulars	As at March 31, 2018	As at March 31, 2017
AUD
5% increase in exchange rate – impact on profit	—	3
5% decrease in exchange rate – impact on profit	—	(3)
CNY
5% increase in exchange rate – impact on profit	—	1
5% decrease in exchange rate – impact on profit	—	(1)
EURO
5% increase in exchange rate – impact on profit	40	352
5% decrease in exchange rate – impact on profit	(40)	(352)
GBP
5% increase in exchange rate – impact on profit	10	17
5% decrease in exchange rate – impact on profit	(10)	(17)
SAR
5% increase in exchange rate – impact on profit	—	4
5% decrease in exchange rate – impact on profit	—	(4)
USD
5% increase in exchange rate – impact on profit	8,893	192
5% decrease in exchange rate – impact on profit	(8,893)	(192)
Thai Baht
5% increase in exchange rate – impact on profit	0	—
5% decrease in exchange rate – impact on profit	(0)	—

ii). Interest rate risk management:

Interest rate risk is the risk that fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group has borrowed funds with both fixed and floating interest rate.

Particulars	As at March 31, 2018	As at March 31, 2017

Fixed rate borrowings:
Non-convertible debentures	2,146,657	1,195,828
Term loan from financial institutions
- SIDBI	187,790	188,096
	2,334,447	1,383,924
Floating rate borrowing
Term loan from Yes bank	133,160	89,658
Term loan from financial institutions
- Housing Development Finance Corporation Limited	200,000	100,000
- Tata Capital Finance Limited	202,973	245,089
	536,133	434,747

Total Borrowings	2,870,580	1,818,671

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Interest rate sensitivity
A change of 1% in interest rates would have following impact on profit before tax
Particulars	As at March 31, 2018	As at March 31, 2017
1% increase in interest rate – decrease in profit	(482)	(1,072)
1% decrease in interest rate – increase in profit	482	1,072

38	Fair value measurement

38.1	Fair value of the Group’s financial assets that are measured at fair value on a recurring basis

Financial assets/ financial liabilities measured at Fair value	Fair value as at		Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship of unobservable inputs to fair value and sensitivity
	March 31, 2018	March 31, 2017

A) Financial assets
a) Investments
i) Investment in equity instruments	6,466	—	Level 3	Discounted cash flow method was used to capture the present value of future cash flows that are available to all the equity holders of the issuer company.	Discount rate of 17.76% that reflects the Company’s WACC.	A slight increase in the discount rate used in isolation would result in a decrease in the fair value.

ii) Mutual fund investments	17,478	26,765	Level 1	Quoted bid prices in an active market	NA	NA
Total financial assets	23,944	26,765

As at the reporting date, the Group does not have any financial liability measured at fair values.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

38.2	Fair value of financial assets and financial liabilities that are measured at amortized cost:

The management believes the carrying amounts of financial assets and financial liabilities measured at amortized cost approximate their fair values.

38.3	Reconciliation of Level 3 fair value measurements

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017

Unlisted shares irrevocably designated as at FVTOCI
Opening balance	—	—
Purchases	5,749	—
Total gains or losses in other comprehensive income	717	—
Closing balance	6,466	—

39.	Employee benefits

i)	Defined Contribution Plan

The Groups’ contribution to Provident fund for the year ended March 31, 2018: Rs. 16,780 thousands and for year ended March 31, 2017: Rs 10,806 thousands) has been recognized in consolidated statement of profit or loss under the heading employee benefits expense.

ii)	Defined Benefit Plans:

Gratuity

The Group operates a gratuity plan covering qualifying employees. The benefit payable is the greater of the amount calculated as per the Payment of Gratuity Act, 1972 or the Group scheme applicable to the employee. The benefit vests upon completion of five years of continuous service and once vested it is payable to employees on retirement or on termination of employment. In case of death while in service, the gratuity is payable irrespective of vesting. The Group makes annual contribution to the Group gratuity scheme administered by the Life Insurance Corporation of India through its Gratuity Trust Fund.

Through its defined benefit plans the Group is exposed to a number of risks, the most significant of which are detailed below:

(1) Salary risk:

The present value of the defined benefit plan liability is calculated by reference to the future salaries of plan participants. As such, an increase in the salary of the plan participants will increase the plan’s liability.

(2) Interest rate risk

The defined benefit obligation calculated uses a discount rate based on government bonds. All other aspects remaining same, if bond yields fall, the defined benefit obligation will tend to increase. In addition, an inadequate return on underlying plan assets can result in an increase in cost of providing these benefits to employees in future.

(3) Demographic risk:

This is the risk of variability of results due to unsystematic nature of decrements that include mortality, withdrawal, disability and retirement. The effect of these decrements on the defined benefit obligation is not straight forward and depends upon the combination of salary increase, medical cost inflation, discount rate and vesting criteria.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

The significant actuarial assumptions used for the purposes of the actuarial valuations were as follows:

Particulars	Valuation as at
	March 31, 2018	March 31, 2017
(i). Financial assumptions
Discount rate (p.a.)	7.40%	7.35%
Salary escalation rate (p.a.)	7.00%	7.00%

(ii). Demographic assumptions
Mortality rate	Indian assured lives mortality (2006-08)	Indian assured lives mortality (2006-08)
Leaving service
21 years - 30 years	84.00%	84.00%
31 years - 40 years	13.00%	13.00%
41 years - 50 years	3.00%	3.00%
51 years - 57 years	0.00%	0.00%

Amounts recognized in statement of profit and loss in respect of these defined benefit plans are as follows:

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Current Service Cost	2,763	3,250
Past service cost and (gains)/losses from settlements	42	—
Net interest expense	(5)	65
Components of defined benefit costs recognized in profit or loss	2,800	3,315

Remeasurement on the net defined benefit liability
Actuarial (gains)/loss arising from changes in financial assumptions	(354)	254
Actuarial (gains)/loss arising from changes in demographic assumptions	—	(2,140)
Actuarial (gains)/loss arising from experience adjustments	(30)	(777)
Return on plan assets (excluding amount included in net interest expense)	48	17
Adjustment to recognize the effect of asset ceiling	97	—
Components of defined benefit costs recognized in other comprehensive income	(239)	(2,646)

Total	2,561	669

Notes:

i) The Current service cost and the next interest expense for the period are included in the ‘Employee benefits expense’ line item in the consolidated statement of profit and loss.

ii) The remeasurement of the net define benefits liability is included in other comprehensive income

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

The amount included in the balance sheet arising from the entity’s obligation in respect of its defined benefit plans is as follows:

Particulars	As at March 31, 2018	As at March 31, 2017

Present value of defined benefit obligation	5,485	4,291
Fair value of plan assets	(8,989)	(5,930)
Funded status	(3,504)	(1,639)

Restriction on asset recognize	97	—
Net liability arising from the defined benefit obligation	(3,407)	(1,639)

Present value of unfunded defined benefit obligation	2,830	—

Current portion of the above	503	—
Non-current portion of the above	(1,080)	(1,639)

Movement in the present value of the defined benefit obligation are as follows:

Particulars	As at March 31, 2018	As at March 31, 2017

Opening of defined benefit obligation	4,291	3,625
Liability transferred in / Acquisitions	2,944	—
Current service cost	2,763	3,250
Past service cost	41	—
Interest on defined benefit obligation	434	273
Remeasurements due to:
Actuarial loss / (gain) arising from change in financial assumptions	(354)	254
Actuarial loss / (gain) arising from change in demographic assumptions	—	(2,140)
Actuarial loss / (gain) arising on account of experience changes	(30)	(777)
Benefits paid	(1,774)	—
Liabilities assumed / (settled)*	—	(194)
Liabilities extinguished on settlement	—	—
Closing of defined benefit obligation	8,315	4,291

* On account of business combination or inter group transfer

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Movement in the fair value of the plan assets are as follows:

Particulars	As at March 31, 2018	As at March 31, 2017

Opening fair value of plan assets	5,930	2,409
Employer contribution	2,729	3,331
Interest on plan assets	439	207
Administration expenses	—	—
Remeasurement due to:
Actual return on plan assets less interest on plan assets	(48)	(17)
Benefits paid	(1,774)	—
Assets acquired / (settled)*	1,713	—
Assets distributed on settlement	—	—
Closing fair value of plan assets	8,989	5,930

* On account of business combination or inter group transfer

Movement in asset ceiling are as follows:

Particulars	As at March 31, 2018	As at March 31, 2017

Opening value of asset ceiling	—	—
Interest on opening balance of asset ceiling	—	—
Remeasurements due to:
Change in surplus/deficit	97	—

Total	97	—

Major category of plan assets

Particulars	As at March 31, 2018	As at March 31, 2017

Equity instruments	—	—
Debt Instruments	—	—
Insurer Managed Funds	8,989	5,930
Total	8,989	5,930

The plan does not invest directly in any property occupied by the Group nor in any financial securities issued by the Group.

Sensitivity Analysis

Gratuity is a lump sum plan and the cost of providing these benefits is typically less sensitive to small changes in demographic assumptions. The key actuarial assumptions to which the benefit obligation results are particularly sensitive to are discount rate and future salary escalation rate. The following table summarizes the impact in percentage terms on the reported defined benefit obligation at the end of the reporting period arising on account of an increase or decrease in the reported assumption by 50 basis points.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Principal assumption	Impact on defined benefit obligation
	Increase in assumption	Decrease in assumption
a) Discount rate
As at March 31, 2018	-4.39%	4.74%
As at March 31, 2017	-4.96%	5.36%
b) Salary Escalation Rate
As at March 31, 2018	4.57%	-4.36%
As at March 31, 2017	4.89%	-4.91%

Notes:

i)	These sensitivities have been calculated to show the movement in defined benefit obligation in isolation and assuming there are no other changes in market conditions at the accounting date.

ii)	There have been no changes from the previous periods in the methods and assumptions used in preparing the sensitivity analyses.

The Group expects to contribute Rs. 2,000 thousands (as at March 31, 2017: Rs 400 thousand) to the gratuity trusts during the next financial year.

Maturity profile of defined benefit obligation:

The table below shows the expected cash flow profile of the benefits to be paid to the current membership of the plan based on past service of the employees as at the valuation date:

Particulars	As at March 31, 2018	As at March 31, 2017

Expected benefits for year 1	1,322	316
Expected benefits for year 2	869	267
Expected benefits for year 3	911	268
Expected benefits for year 4	920	331
Expected benefits for year 5	749	377
Expected benefits for year 6	630	287
Expected benefits for year 7	885	244
Expected benefits for year 8	459	519
Expected benefits for year 9	290	212
Expected benefits for year 10 and above	10,680	7,858

The weighted average duration of the defined benefit obligation as at March 31, 2018: 9.13 years (March 31, 2017: 10.32 years)

40	Related Party Transactions

Particulars	Relationship as at
	March 31, 2018	March 31, 2017
Aha Holdings Private Limited	KMP of the Company has Significant influence over this entity	KMP of the Company has Significant influence over this entity
FW Metis Ltd (From 13 May 2014)	Significant influence over the Company	Significant influence over the Company
Kalpana Shripal Marakhia	Close family member of the KMP of the Company	Close family member of the KMP of the Company
Ami Zaveri	Close family member of the KMP of the Company	Close family member of the KMP of the Company
SAM Family Trust	KMP of the Company has Significant influence over this entity	KMP of the Company has Significant influence over this entity
Elements Learning Centre Private Limited.	KMP of the Company has Significant influence over this entity	KMP of the Company has Significant influence over this entity

Key Management Personnel
Shripal Sevantilal Morakhia	Director	Director
Vishwanath Kotian (From 1 January 2015)	Chief Financial Officer	Chief Financial Officer
Ankita Sushil Jasrapuria (From 1 June 2016)	Company Secretary	—
Bhavini Raval (From 22nd February 2018)	Company Secretary	—

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

i). Details of related party transactions

	For the year ended March 31, 2018	For the year ended March 31, 2017
Aha Holdings Private Limited
Transactions during the Year
Issue of shares including share premium (Right issue)	218,215	—
Issue of shares against optionally convertible preference shares	212,663	—
Issue of optionally convertible preference shares (Out the total Rs 12,663 thousands was issued towards repayment of loan)	—	212,663
Transfer of liquor license	—	7,045
Transfer of security deposit	—	600
Reimbursement of expenses	40,965	—
Short term borrowings taken	191,081	145,600
Short term borrowings repaid	157,000	169,450

FW Metis Ltd
Transactions during the Year
Issue of shares including share premium	—	233,975

ii). Details of related party closing balances

	As at March 31, 2018	As at March 31, 2017
Aha Holdings Private Limited
Short term borrowings payable	5,536	12,420

iii). Compensation of key managerial personnel

The remuneration of directors and other members of key managerial personnel during the year was as follows:

Particulars	For the year ended March 31, 2018	For the year ended March 31, 2017
Short-term employee benefits	9,602	8,249
Termination benefits		—
Total	9,602	8,249
Sitting Fee paid to Independent directors	—	—

The remuneration of directors and key executives is determined by the remuneration committee having regard to the performance of individuals and market trends. As the liabilities for defined benefit plan are provided on actuarial basis for the Group as a whole, the amount pertaining to key managerial persons are not included.

iv). Guarantees and mortgages

The Group has taken various loans from banks, financial institutions and others. Various related parties has provided guarantees and mortgages to the banks, financial institutions and others on behalf of the Group. Refer note 21 for detail description of guarantees and mortgages provided by related parties.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

41	Segment information

41.1	Products and services from which reportable segments derive their revenues

Information reported to the chief operating decision maker (CODM) for the purposes of resource allocation and assessment of segment performance focuses on the types of goods or services delivered or provided, and in respect of the ‘India’ and ‘America’. The directors of the Company have chosen to organize the Group around differences in areas where products and services are delivered or provided. No operating segments have been aggregated in arriving at the reportable segments of the Group.

Specifically, the Group’s reportable segments under IFRS 8 are as follows:

- Goods and services provided in India

- Goods and services provided in America

41.2	Segment revenues and results

The following is an analysis of the Group’s revenue and results from continuing operations by reportable segment.

Particulars	Segment revenue
	For the year ended March 31, 2018	For the year ended March 31, 2017

Goods and services provided
- India	1,888,856	1,008,363
- America	236,069	140,227

Total for continuing operations	2,124,925	1,148,590

	Segment profit

Goods and services provided
- India	(545,564)	(358,706)
- America	(20,221)	5,807

Loss before tax (continuing operations)	(565,785)	(352,899)

Segment revenue reported above represents revenue generated from external customers. The intersegment services provided for the year ended March 31, 2018: Rs. Nil thousands (for the year ended March 31, 2017: Rs. 6,484 thousands).

The accounting policies of the reportable segments are the same as the Group’s accounting policies described in note 3.

41.3	Segment assets and liabilities

Particulars	As at March 31, 2018	As at March 31, 2017

Segment assets
- India	4,839,370	2,492,554
- America	989,205	708,920
Consolidated total assets	5,828,575	3,201,474
Segment liabilities
- India	3,375,383	2,325,683
- America	17,599	51,487
Consolidated total liabilities	3,392,982	2,377,170

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

41.4	Other segment information

Particulars	Depreciation and amortization
	For the year ended March 31, 2018	For the year ended March 31, 2017

India	458,229	271,945
America	95,323	26,416
Total	553,552	298,361

	Additions to non-current assets*

India	2,517,667	243,087
America	28,655	677,796
Total	2,546,322	920,883

* Non-current assets includes assets other than financial instruments, deferred tax assets and post-employment benefit assets.

41.5	Geographical information

The Group’s information about its non-current assets by location of assets are detailed below.

Particulars	Non-current assets*
	As at March 31, 2018	As at March 31, 2017

India	3,249,080	1,694,698
America	880,060	677,796
Total	4,129,140	2,372,494

* Non-current assets includes assets other than financial instruments, deferred tax assets and post-employment benefit assets.

41.6	Information about major customers

No other single customers contributed 10% or more to the Group’s revenue for the year ended March 31, 2018 and for year ended March 31, 2017.

42	Leases

Operating Lease

i) The Group has entered into operating lease arrangements for commercial premises and warehouses at various locations. The leases are non-cancellable and are for period as specified in the agreement and may be renewed  based on mutual agreement of the parties.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Particulars	As at March 31, 2018	As at March 31, 2017

i). Future non-cancellable minimum lease commitments
a) not later than one year	197,863	146,301
b) later than one year and not later than five years	695,573	522,263
c) later than five years	1,755,229	501,948

ii) Expenses recognized in the Statement of profit and loss
a) Minimum lease payments	112,516	43,528

43	Contingent liabilities and commitments

43.1	Contingent liabilities (to the extent not provided for):

Particulars	As at March 31, 2018	As at March 31, 2017

Claims against the Group not acknowledged as debt
a) Service Tax	14,928	14,928

Notes:

i)	The Group does not expect any reimbursement in respect of the above contingent liability.
ii)	One of the Group Company has received the demand cum show cause notice of service tax No. 52/2016-17 under Finance Act of Rs. 72,169 thousands for the period July 1, 2012 to May 31, 2015 dated February 03, 2017. As per the Share purchase agreement (SPA) dated September 1, 2017, executed between PVR Limited (erstwhile Holding Company) and Smaaash Entertainment Private Limited (present Holding Company) all pending litigation prior to the date of acquisition will be borne by PVR Limited. As such, there is no financial obligation on account of this show cause notice to the Group.

iii)	Smaaash Entertainment USA Limited has some open customer claims against the injuries caused at the centre. The total value of the pending claims is around Rs. 80,951 thousands against which the Company is in active litigation. All these pending litigations on account of customer claims are adequately covered by the general insurance and as such the Group does not expect any financial obligation.

43.2	Capital Commitments:

Particulars	As at March 31, 2018	As at March 31, 2017

Estimated amount of contracts remaining to be executed on capital account and not provided for	75,727	7,582

44	Business Combination

44.1	Business acquired

During the year ended March 31, 2018	Principal activity	Date of acquisition	Consideration transferred

Shri Venkateshwara Multiplexes Private Limited (SVM)	Operating family entertainment centers	October 12, 2017	218,661
Ahlada Leisure Private Limited (Ahlada)	Operating family entertainment centers	October 12, 2017	66,971
Smaaash Leisure Limited (Formerly known as PVR Bluo Entertainment Ltd)	Operating family entertainment centers	September 1, 2017	860,000
			1,145,632

The Group acquired business of SVM, Ahlada and Smaaash Leisure Limited (Formerly known as PVR Bluo Entertainment Ltd) to expand their business in new locations.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

44.2	Consideration transferred

	Shri Venkateshwara Multiplexes Private Limited (SVM)	Ahlada Leisure Private Limited (Ahlada)	Smaaash Leisure Limited (Formerly Known as PVR Bluo Entertainment Ltd)
Cash	218,661	66,971	860,000
	218,661	66,971	860,000

Acquisition-related costs amounting to Rs. 1,006 thousands for SVM and Ahlada have been excluded from the consideration transferred and have been recognized as an expense in profit or loss in the current year, within the ‘other expenses’ line item.

Acquisition-related costs amounting to Rs. 40,061 thousands for Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Ltd) have been recognized as transaction cost and added to the cost of the investment.

44.3	Assets acquired and liabilities recognized at the date of acquisition

Particulars	Shri Venkateshwara Multiplexes Private Limited (SVM)	Ahlada Leisure Private Limited (Ahlada)	Smaaash Leisure Limited (Formerly Known as PVR BluO Entertainment Ltd)
Non-current assets
Computer	1,119	545	—
Electronic goods	6,941	1,744	—
Furniture & fixtures	4,422	804	26,027
Leasehold improvement	19,917	6,831	191,930
Office equipments	209	2	6,621
Plant & machinery	76,940	39,798	378,662
Software	53	246	1,723
Vehicles	1,456	—	—
Brand Buildings	107,605	17,000	—
Trademarks, copyrights and license	—	—	9,730
Capital WIP	—	—	14,822
Financial assets	—	—	46,939
Other non-current assets	—	—	34,406
Current assets
Inventories	—	—	9,773
Trade receivables	—	—	6,764
Cash and cash equivalent	—	—	137,171
Other Bank balances	—	—	927
Other financial assets	—	—	11,561
Other current assets	—	—	13,488
Total assets	218,661	66,971	890,544

Non-current liabilities
Provisions	—	—	3,252
Deferred tax liability	—	—	7,628
Current liabilities
Trade payables	—	—	43,227
Other payables	—	—	7,899
Provisions	—	—	1,909
Other current liabilities	—	—	25,030
Total liabilities	—	—	88,945

Total	218,661	66,971	801,599

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the period ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

44.4	Non-controlling interests

The Group has acquired business of SVM and Ahlada without acquiring or controlling the legal entity and they have acquired 100% equity interest in Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Ltd). Therefore, there is no non-controlling interests (NCI) in these business acquisitions.

44.5	Goodwill arising on acquisition

Particulars	Shri Venkateshwara Multiplexes Private Limited (SVM)	Ahlada Leisure Private Limited (Ahlada)	Smaaash Leisure Limited (Formerly Known as PVR Bluo Entertainment Ltd)

Consideration transferred	218,661	66,971	860,000
Less: fair value of identifiable net assets acquired	(218,661)	(66,971)	(801,599)
Less: Intangible (Fair value of non-compete asset)	—	—	(44,797)
Goodwill arising on acquisition	—	—	13,604

44.6	Net cash outflow on acquisition of business of SVM, Ahlada and Smaaash Leisure Limited

For the year ended March 31, 2018

Consideration paid in cash	1,141,614
Less: cash and cash equivalent balances acquired	(137,171)

1,004,443

44.7	Impact of business acquisitions on the results of the Group

Revenue for the year ended March 31, 2018 includes Rs. 75,123 thousands in respect of SVM and Ahlada and Rs. 334,857 thousands in respect of Smaaash Leisure Limited. Included in the loss for the year ended March 31, 2017 is Rs. 9,863 thousands attributable to the additional business generated by Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Ltd).

Had these business combinations been effected at April 1, 2017, the revenue of the Group from continuing operations would have been Rs. 2,712,336 thousands, and the loss for the period from continuing operations would have been Rs. 348,031 thousands. The directors consider these ‘pro-forma’ numbers to represent an approximate measure of the performance of the combined group on an annualized basis and to provide a reference point for comparison in future periods.

45	Events occurring after the balance sheet date

On May 02, 2018, I-AM Capital Acquisition Company (I-AM Capital) has entered into a Definitive agreement with Smaaash Entertainment Private Limited to infuse up to $49 million equity, which translate into a 27.5% ownership interest in Smaaash. Smaaash intends to use the cash proceeds to grow its business, fund inorganic growth initiatives, partly repay debt and for working capital.

I-AM Capital, Co-Founded and led by CEO F. Jacob Cherian and CFO Suhel Kanuga, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of I-AM Capital Acquisition Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of I-AM Capital Acquisition Company (the “Company”) as of May 31, 2018 and 2017, the related statements of operations, stockholders’ equity, and cash flows for year ended May 31, 2018 and the period April 17, 2017 (inception) thru May 31, 2017 and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended May 31, 2018 and the period April 17, 2017 (inception) thru May 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2017.

Basking Ridge, New Jersey

July 23, 2018

I-AM CAPITAL ACQUISITION COMPANY
BALANCE SHEETS

	May 31, 2018	May 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$458,063	$30,000
Deferred offering costs	—	25,000
Prepaid expenses	3,168	—
Total Current Assets	461,231	55,000

Cash held in Trust Account	52,895,652	—
Total Assets	$53,356,883	$55,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan payable - Related party	$81,618	$30,672
Accrued expenses	63,579	—
Deferred legal fees	100,000	—
Total current liabilities	245,197	30,672
Deferred underwriting fees	1,820,000	—
Total Liabilities	2,065,197	30,672

Commitments
Common stock subject to possible redemption, $.0001 par value; 4,560,757 and -0- shares as of May 31, 2018 and May 31, 2017, respectively, at redemption value	46,291,685	—

Stockholders’ equity
Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 2,252,743 and 1,437,500 shares issued and outstanding (excluding 4,560,757 and -0- shares subject to possible redemption) as of May 31, 2018 and May 31, 2017, respectively	225	144
Additional paid-in capital	5,009,310	24,856
Accumulated deficit	(9,534)	(672)
Total stockholders’ equity	5,000,001	24,328
Total Liabilities and stockholders’ equity	$53,356,883	$55,000

The accompanying notes are an integral part of the financial statements

I-AM CAPITAL ACQUISITION COMPANY
STATEMENTS OF OPERATIONS

	Year Ended May 31, 2017	For the period from April 17, 2017 (Inception) to May 31, 2017

Revenues	—	—

Operating expenses
General and administrative expenses	530,564	672
Loss from operations	(530,564)	(672)

Other income:
Interest income	521,702	—

Loss before provision for taxes	(8,862)	(672)

Income tax provision	—	—

Net loss	$(8,862)	$(672)

Basic and diluted net loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	2,050,790	1,750,000

The accompanying notes are an integral part of the financial statements

I-AM CAPITAL ACQUISITION COMPANY
STATEMENT OF STOCKHOLDERS EQUITY

	Common Stock		Additional		Total
			Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance - April 17, 2017 (inception)	—	$—	$—	$—	$—

Issuance of common stock to Sponsor (1)	1,437,500	144	24,856	—	25,000

Net Loss for the period	—	—	—	(672)	(672)

Balance - May 31, 2017	1,437,500	$144	$24,856	$(672)	$24,328

Sale of 5,200,000 Units, net of underwriting discount and offering expenses	5,200,000	520	48,160,700	—	48,161,220

Sale of 261,500 Private Units	261,500	26	2,614,974	—	2,615,000

Issuance of shares to underwriter	52,000	5	499,995		500,000

Common stock subject to redemption	(4,560,757)	(456)	(46,291,229)		(46,291,685)

Common stock forfeited by Sponsor	(137,500)	(14)	14		—

Net loss				(8,862)	(8,862)

Balance at May 31, 2018	2,252,743	$225	$5,009,310	$(9,534)	$5,000,001

(1)	Includes an aggregate of 187,500 shares of common stock that are subject to forfeiture to the extent that the underwriters over-allotment is not exercised in full (note 6).

The accompanying notes are an integral part of the financial statements

I-AM CAPITAL ACQUISITION COMPANY
STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2018	For the period from April 17, 2017 (Inception) to May 31, 2017
Cash Flows from Operating Activities:

Net loss	$(8,862)	$(672)

Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in trust account	(521,702)
Changes in operating assets and liabilities:
Accrued expenses	63,579
Prepaid expenses	(3,168)
Net Cash used in Operating Activities	(470,153)	(672)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(52,780,000)
Interest Income released from Trust Account	406,050
Net Cash used in Investing Activities	(52,373,950)	—

Cash flows from Financing Activities
Proceeds from sale of Units, net of commissions	50,860,100
Proceeds from sale of Private Units	2,615,000
Proceeds from note payable - related party, net	171,035	30,672
Repayment of note payable - related party, net	(120,089)
Proceeds from issuance of common stock to Sponsor		25,000
Payment of offering costs	(253,880)	(25,000)
Net Cash Provided by Financing Activities	53,272,166	30,672

Net increase in cash	428,063	30,000
Cash at beginning of period	30,000	—
Cash at end of period	$458,063	$30,000
	—
Non-Cash investing and financing activities:
Deferred underwriting fees charged to additional paid in capital	$1,820,000
Deferred legal fees charged to additional paid in capital	$100,000
Issuance of common stock to underwriters charged to additional paid in capital	$500,000
Initial classification of common stock subject to possible redemption	$44,337,271
Change in value of common stock subject to possible redemption	$1,954,414
Offering costs charged to additional paid in capital	$25,000

The accompanying notes are an integral part of the financial statements

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

I-AM Capital Acquisition Company (the “Company”), is a blank check company organized under the laws of the State of Delaware on April 17, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses with a connection to India. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is I-AM Capital Partners LLC (the “Sponsor”). The Company has selected May 31 as its fiscal year end.

At May 31, 2018, the Company had not commenced any principal operations nor generated revenue to date. All activity for the period from April 17, 2017 (inception) through May 31, 2018 related to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a business combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds held in trust derived from the Initial Public Offering. Accordingly, the Company’s activities are subject to significant risks and uncertainties, including failing to consummate the Initial Business Combination. Organizational costs and administrative expenses that are not related to the Initial Public Offering and concurrent private placement are expensed as incurred.

Financing

The registration statement for the Company’s Initial Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on August 16, 2017. The Company intends to finance a Business Combination with the net proceeds from the sale of $50,000,000 of units in the Initial Public Offering (the “Public Units”) and the sale of $2,545,000 of units (the “Private Units” and, together with the Public Units, the “Units”) in the simultaneous private placement (the “Private Placement” as described in Note 3). Upon the closing of the Initial Public Offering and the Private Placement on August 22, 2017, $50,750,000 was deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as discussed below.

Contained in the underwriting agreement for the Initial Public Offering is an over-allotment option allowing the underwriters to purchase from the Company up to an additional 750,000 Public Units (the “Over-Allotment Units”) and, in addition, the Company received a commitment from the Sponsor to purchase up to an additional 26,250 Private Units in order to maintain the amount of cash in the Trust Account equal to $10.15 per Public Unit sold in the Initial Public Offering. On September 13, 2017, the underwriters partially exercised their option and purchased 200,000 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $2,000,000. Also on September 13, 2017, simultaneously with the sale of the Over-Allotment Units, the Company consummated the sale of an additional 7,000 Placement Units (the “Over-Allotment Placement Units”), generating gross proceeds of $70,000.

Trust Account

The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes or up to a maximum of $600,000 of working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the initial Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the Public Units sold in the Initial Public Offering if the Company is unable to complete its initial Business Combination within 12 months (or 21 months if extended) from the closing of the Initial Public Offering (subject to the requirements of law).

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although it initially intends to focus its efforts on businesses with a connection to India. Substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will have until 12 months from the closing of the Initial Public Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate its initial Business Combination, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account approximately $303,160 ($0.0583 per Unit), on or prior to the date of the applicable deadline, for each three month extension, up to an aggregate of approximately $910,000 if extended three times, or $0.1750 per Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial Business Combination. In the event that interest in the trust is available for withdrawal for working capital purposes and has not been used to pay taxes or other working capital expenses, the Company may apply the accrued interest in the Trust Account or such withdrawn interest to the Sponsor’s obligation to loan the Company money in connection with an extension, and the amount that the Sponsor would be obligated to loan the Company in connection with such extension would be reduced by the amount of interest so applied. If the Company does not complete a Business Combination within this period of time (“Combination Period”), it shall, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Public Unit in the Initial Public Offering. The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to a maximum of $600,000 of working capital released to the Company, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the public stockholders’ redemption rights, such shares of common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.15 per public common share, subject to increase of up to an additional $0.1750 per share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination, as described in more detail in the prospectus. The per-share amount to be distributed to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions paid to the underwriters. There will be no redemption rights upon the completion of the initial Business Combination with respect to the warrants. The initial stockholders have entered into letter agreements, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares (defined in Note 4), shares of common stock underlying the Private Units and the Public Units, and any additional shares they may acquire during or after the Initial Public Offering in connection with the completion of the Business Combination. Prior to acquiring any securities from the initial stockholders, permitted transferees must enter into a written agreement with the Company agreeing to be bound by the same restriction.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

 The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of approximately $3,728,000 consisting principally of underwriter discounts of $3,250,000 (including approximately $1,820,000 of which payment is deferred) and approximately $478,000 of professional, printing, filing, regulatory and other costs have been charged to additional paid in capital upon completion of the Initial Public Offering.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at May 31, 2018, 4,560,757 shares of common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Net income (loss) per share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Shares of common stock subject to possible redemption at May 31, 2018 have been excluded from the calculation of basic income (loss) per share and diluted loss per share year ended May 31, 2018 since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and Private Placement to purchase shares of common stock, (2) rights sold in the Initial Public Offering and Private Placement that convert into shares of common stock, and (3) the unit purchase option granted to the underwriters in the calculation of diluted income (loss) per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118") to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet adopted accounting pronouncements, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

On August 22, 2017, the Company sold 5,000,000 Public Units at a purchase price of $10.00 per Public Unit in the Initial Public Offering, generating gross proceeds of $50.0 million. The Company incurred offering costs of approximately $3.7 million, inclusive of approximately $3.2 million of underwriting fees. The Company paid $1 million of underwriting fees upon the closing of the Initial Public Offering, issued 50,000 shares of common stock for underwriting fees, and deferred $1.82 million of underwriting fees until the consummation of the initial Business Combination.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Each Unit consists of one share of the Company’s common stock, one right to receive one-tenth of one share of the Company’s common stock upon consummation of the Company’s initial Business Combination (“Right”), and one redeemable warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice ("30-day redemption period”), only in the event that the last sale price of the common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of common stock underlying such Warrants and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants.

Each holder of a Right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share of common stock underlying each right (without paying any additional consideration).

There will be no redemption rights or liquidating distributions with respect to the Warrants and Rights, which will expire worthless if the Company fails to complete it Business Combination within the Combination Period.

The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Public Units to cover any over-allotment, at the initial public offering price less any underwriting discounts and commissions. On September 13, 2017 the underwriters purchased 200,000 additional public units for gross proceeds of $2,000,000 less commissions of 110,000, of which $70,000 are deferred.

The Company issued Maxim Group LLC (“Maxim”), as compensation for the Initial Public Offering, an aggregate of 52,000 shares (including 20,000 shares issued in connection with the partial exercise of the over-allotment option. The Company accounted for the fair value of these shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

Unit Purchase Option

At the time of the closing of the Initial Public Offering, the Company sold to Maxim, for an aggregate of $100, an option (the “UPO”) to purchase 250,000 Units (which increased to 260,000 units upon the partial exercise of the underwriters’ over-allotment option) (See Note 5). The Company has accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this UPO is approximately $743,600 (or $2.86 per Unit) using the Black-Scholes option-pricing model. The fair value of the UPO is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.73% and (3) expected life of five years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and Rights, and the market price of the Units and underlying shares of common stock) to exercise the UPO without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the UPO or the Warrants or Rights underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the Warrants or Rights underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying Warrants or Rights, the UPO, Warrants or Rights, as applicable, will expire worthless.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

The Company granted the holders of the UPO, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of the registration statement relating to the Initial Public Offering, including securities directly and indirectly issuable upon exercise of the UPO.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 254,500 Private Units at $10.00 per Private Unit, generated gross proceeds of $2,545,000 in a Private Placement. The proceeds from the Private Units was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the warrants included in the Private Units (the “Private Placement Warrants”) will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Public Units sold in the Initial Public Offering. Otherwise, the Private Placement Warrants and the Rights underlying the Private Units have terms and provisions that are identical to those of the Warrants and Rights, respectively, sold as part of the Public Units in the Initial Public Offering and have no net cash settlement provisions.

On September 13, 2017, the Sponsor purchased 7,000 additional Private Units for gross proceeds of $70,000 upon partial exercise of the underwriter’s over-allotment option.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the Private Placement will be part of the liquidating distribution to the public stockholders and the Private Units and their component securities issued to the Sponsor will expire worthless.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

On May 31, 2017, the Company issued 1,437,500 shares of the Company’s common stock to the Sponsor (the “Founder Shares”) in exchange for a capital contribution of $25,000. 137,500 Founder Shares were forfeited by the Sponsor upon the partial exercise of the underwriters’ over-allotment option.

The Founder Shares are identical to the shares of common stock included in the Units and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares and the shares of common stock underlying the Private Units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the Founder Shares, and the shares of common stock underlying the Private Units and the Public Units in connection with the completion of a Business Combination and (B) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and the shares of common stock underlying the Private Units if the Company fails to complete a Business Combination within 12 months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination).

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of an initial Business Combination or earlier of (i) subsequent to the Company’s Business Combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (ii) the date following the completion of an Initial Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Units

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 254,500 Private Units at $10.00 per Private Unit for proceeds of $2,545,000 in the aggregate in the Private Placement. This purchase took place on a private placement basis simultaneously with the completion of the Initial Public Offering. This issuance was be made pursuant to the exemption from registration contained in Section 4(a) (2) of the Securities Act.

On September 13, 2017, the Sponsor purchased 7,000 additional Private Units at $10.00 per Private Unit upon the partial exercise of the underwriter’s over-allotment option.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the year ended May 31, 2018, the Company has paid an aggregate of $100,000 which is presented as general and administrative expense on the accompanying statement of operations.

Loan

The Sponsor has loaned the Company $201,707 in the aggregate, to be used for a portion of the expenses of the Initial Public Offering and working capital purposes. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2017 or the closing of the Initial Public Offering. As of May 31, 2018, $120,089 of the Sponsor’s loan has been repaid. As of May 31, 2018 and 2017 the balance of the sponsor loan is $81,618 and $30,672, respectively.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement the Company entered into with its initial stockholders and initial purchasers of the Private Units (and constituent securities) at the closing of the Initial Public Offering, the Company is required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that the Company register certain of its securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Unit Purchase Option

The Company sold to the underwriters (and/or their designees), for $100, an option to purchase up to a total of 250,000 Units (which increased to 260,000 Units upon the partial exercise of the underwriters’ over-allotment option), exercisable at $11.50 per Unit (or an aggregate exercise price of $2,990,000) upon the closing of the Initial Public Offering. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement relating to the Initial Public Offering and the closing of the Company’s initial Business Combination, and terminating on the fifth anniversary of such effectiveness date. The Units issuable upon exercise of this UPO are identical to those offered in the Initial Public Offering, except that the exercise price of the warrants underlying the Units sold to the underwriters is $13.00 per share.

Deferred Legal Fees

The Company has committed to pay its attorneys a deferred legal fee of $100,000 upon the consummation of the Initial Business Combination relating to services performed in connection with the IPO. This amount has been accrued in the accompanying balance sheet.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the shares of the Company’s common stock are entitled to one vote for each share. At May 31, 2018, there were 6,813,500 shares of common stock issued and outstanding, which reflects the 137,500 shares that were forfeited by the Sponsor due to the underwriters’ over-allotment option being exercised in part, and includes 4,560,757 shares of the Company’s common stock subject to possible redemption.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At May 31, 2018, there were no shares of preferred stock issued or outstanding.

NOTE 7 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS

The Trust Account can be invested in U.S. government securities, within the meaning set forth in the Investment Company Act, having a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes and up to $600,000 of interest to pay working capital expenses if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the Public Units sold in the Initial Public Offering if the Company is unable to complete its initial Business Combination within 12 months (or 21 months if extended) from the closing of the Initial Public Offering (subject to the requirements of law).

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at May 31, 2018 and May 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	May 31, 2018	May 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$52,895,652	$—

NOTE 8 - INCOME TAX

The Company’s net deferred tax assets are as follows:

May 31, 2018
Deferred tax asset
Net Operating Loss	$2,000
Total deferred tax assets	2,000
Valuation allowance	(2,000)
Deferred tax asset, net of allowance	$—

As of May 31, 2018, the Company had U.S. federal and state net operating loss carryovers (“NOLs”) of $9,534 available to offset future taxable income. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended May 31, 2018, the change in the valuation allowance was $2,000.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2017 is as follows:

Year Ended May 31, 2018
Statutory federal income tax rate	28.0%
State taxes, net of federal tax benefit	0.0%
Deferred tax rate change	(7.0)%
Change in valuation allowance	(21.0)%
Income tax provision	—%

On December 22, 2017, the Tax Cuts and Jobs Act was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced to 21%. The Company has a recorded full valuation allowance against its deferred tax assets.

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 9 – SUBSCRIPTION AGREEMENT

On May 3, 2018, the Company entered into a share subscription agreement (the “Subscription Agreement”), with Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash”), Shripal Morakhia (“Morakhia”), and AHA Holdings Private Limited (“AHA Holdings”, and together with Morakhia, the “Smaaash Founders”), pursuant to which the Company agreed to contribute a cash amount of up to $49 million (the “Investment Amount”) to Smaaash in exchange for (i) up to 76,641,157 newly issued equity shares of Smaaash (“Subscription Shares”), (ii) the right to act as the sole distributor of Smaaash’s active entertainment games in North and South America and (iii) the right to act as the master franchisee for Smaaash’s active entertainment centers in North and South America (the transactions contemplated by the Subscription Agreement, collectively, the “Transaction”). Assuming a cash contribution amount of $49 million, the Subscription Agreement provided that the equity shares received by the Company would represent approximately 24.53% of the equity capital of Smaaash; provided that such percentage shall be decreased proportionately depending on the number of shares of the Company’s common stock that the public holders of the Company’s common stock elect to redeem in connection with the vote on the Transaction and the resulting reduction in funds available for contribution to Smaaash. On June 22, 2018, the Company, Smaaash and the Smaaash Founders entered into that certain Amendment Cum Addendum to the Subscription Agreement, pursuant to which the Subscription Agreement was amended to, among other things, increase the number of Subscription Shares that the Company would receive for the full Investment Amount from 76,641,157 shares to 89,583,215 shares, which shares would represent approximately 27.53% of the equity capital of Smaaash.

ANNEX A

SHARE SUBSCRIPTION AGREEMENT

By and Among

I-AM CAPITAL ACQUISITION COMPANY

And

PROMOTERS

And

SMAAASH ENTERTAINMENT PRIVATE LIMITED

SHARE SUBSCRIPTION AGREEMENT

This share subscription agreement is executed on this 3rd day of May, 2018 at New Delhi:

By and Amongst

I-AM Capital Acquisition Company, a company incorporated in the United States of America and having its registered office at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 (hereinafter referred to as the “Investor", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the First Part;

And

The Persons listed in SCHEDULE 1 (hereinafter referred to collectively, as the “Promoters” and individually, as a “Promoter", which expression shall, unless it be repugnant or contrary to the context thereof, mean and include each of their heirs, permitted assigns and successors-in-interest, as the case may be) of the Second Part;

And

Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India, having its office at 1st Floor, Ambience Mall, Plot no. 2, Phase II, Nelson Mandela Marg, Delhi-110070, India (hereinafter referred to as the “Company", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the Third Part.

The Company, the Investor and the Promoters shall hereinafter be individually referred to as a “Party” and collectively referred to as the “Parties".

WHEREAS:

A.	The Company is engaged in the Business (defined below).

B.	As on the Effective Date (defined below), the shareholding pattern of the Company on a Fully Diluted Basis (defined below) is set out in Part A of SCHEDULE 4.

C.	The Company is in need of further capital to carry on its Business and for this purpose, has approached the Investor with a request to make an investment in the Company. Relying on the representations, warranties and covenants of the Company and the Promoters under this Agreement, the Investor has agreed to infuse capital in the Company by way of subscription to the Subscription Shares (defined below) on the terms and conditions recorded herein.

D.	Accordingly, the Parties have agreed to execute this Agreement in order to set out the terms and conditions of the investment of the Investment Amount (as defined below) by the Investor in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following words and expressions shall, except where the context otherwise requires, have the following meanings respectively:

"Accounts" means the IFRS audited financials including balance sheet, income statement, statement of cash flows, for the last two financial years (that is, financial year ended March 31, 2017 and March 31, 2016) and financials for the period from April 1, 2017 to December 31, 2017, prepared by Prager Matis, a copy of each of which is annexed to this Agreement as SCHEDULE 8;

"Accounts Date" means December 31, 2017;

"Act" means the (Indian) Companies Act, 1956, as substituted by the provisions of the Companies Act, 2013 to the extent notified as having become effective and any amendment thereto and, wherever applicable, the rules framed thereunder and any subsequent amendment or re-enactment thereof for the time being in force;

"Action" means any claim, demand, dispute, litigation, petition, suit, investigation, inquiry, proceeding, mediation, arbitration, conciliation, enforcement proceeding, hearing, complaint, assessment, fine, penalty, judgment, order, injunction, decree or award (administrative or judicial (criminal or otherwise)) by or before any Governmental Authority, and shall without limitation include any insolvency proceedings;

"Affiliate" of a Person (the “Subject Person") means, (a) in the case of any Subject Person other than a natural person, any other Person that, either directly or indirectly through one or more intermediate Persons and whether alone or in combination with one or more other Persons, Controls, is Controlled by or is under common Control with the Subject Person, and (b) in the case of any Subject Person that is a natural Person, (i) any other Person that, either directly or indirectly through one or more intermediate Persons and whether alone or in combination with one or more other Persons, is Controlled by the Subject Person, or (ii) any other Person who is a Relative of such Subject Person;

"Agreement" means this share subscription agreement and shall include any schedules, annexures, or exhibits that may be annexed to this agreement now or at a later date and any amendments made to this agreement by all the Parties in writing;

"Applicable Law" means any statute, law, regulation, ordinance, rule, judgment, notification, order, decree, bye-law, permits, licenses, approvals, consents, authorisations, government approvals, directives, guidelines, requirements or other governmental restrictions, or any similar form of decision of, or determination by, or any interpretation, policy or administration, having the force of law of any of the foregoing, by any Governmental Authority, whether in effect as of the date of this Agreement or thereafter;

"Articles" means the articles of association of the Company as modified from time to time;

"Assets" means all assets, properties, rights and interests of every kind, nature, specie or description whatsoever including Intellectual Property, whether movable or immovable, tangible or intangible, owned, leased and/or used by the Company;

"Bank Account" means the bank account maintained by the Company, details of which are set out at SCHEDULE 7;

"Board" means the board of directors of the Company, as constituted from time to time;

"Business" means the business of the Company as described in SCHEDULE 2 to this Agreement;

"Business Plan" shall have the meaning ascribed to it in the Shareholders’ Agreement;

"CCPS” means the compulsorily convertible preference shares of face value of INR 10 (Rupees Ten only) having terms that are recorded in the Articles;

"Closing" shall mean the issuance and allotment of Subscription Shares to the Investor and completion of other actions mentioned in Clause 5.2;

"Closing Date" means the date on which Closing occurs;

"Consents" shall mean any and all authorisations, consents, licences, permits, permissions, ratifications, grant, certificate, no objection certificate, order, registrations, waivers, exemptions, privileges, acknowledgements, agreements, concessions, approvals from Shareholders pursuant to the Prior Agreements and the Articles, third Persons and Governmental Authorities;

"Contract" means any agreement, arrangement, contract, subcontract, understanding, instrument, note, warranty or insurance policy (whether or not the same is absolute, revocable, contingent, conditional, binding or otherwise and whether the same is written, in oral form or created by conduct);

"Control" (including the terms “Controlled” by or under common “Control” with), as used with respect to any Person means the direct or indirect beneficial ownership of or the right to vote in respect of, directly or indirectly, more than 50% (fifty percent) of the voting shares or securities of a Person and/or the power to control the majority of the composition of the board of directors of a Person and/or the power to create or direct the management or policies of a Person by contract or otherwise or any or all of the above;

"Director" means a director duly appointed on the Board from time to time;

"Disclosure Schedule" means the disclosures set out in SCHEDULE 6;

"Effective Date" means the date of this Agreement;

"Encumbrance" means (including, the terms “Encumber” and “Encumbered") with respect to any Asset, any mortgage, lien, pledge, hypothecation, charge, option, claim, right of other Persons, security interest, equitable interest, beneficial interest, encumbrance, title retention agreement, voting trust agreement, commitment, restriction or limitation of any nature whatsoever, including restriction on voting, transfer, non-disposal undertaking, rights of pre-emption, or exercise of any other attribute of ownership or any other adverse claim of any kind in respect of such Asset;

"Equity Shares" means equity shares of the Company having face value of INR 10 (Rupee Ten only) each;

"FDI Policy" as on a particular date means the government policy and the regulations (including the applicable provisions of the Foreign Exchange Management (Transfer or Issue of Security by a Person Resident Outside India) Regulations, 2017) issued by the Government of India from time to time;

"Financial Year" means the financial year of the Company, which begins on April 1st of a calendar year and ends on March 31st of the next calendar year;

"Fully Diluted Basis” means the total of Securities (after giving effect to any anti-dilution/valuation protection provisions) on an “as if converted” basis;

"Fundamental Warranties" means the warranties set out in Paragraph 1 (other than Paragraph 1.6) of SCHEDULE 3 of this Agreement;

"Governmental Approval" means a permit, license, consent, approval, certificate, qualification, specification, registration or other authorisation including filing of a notification, report, assessment obtained or to be filed as the case may be as per the Applicable Laws in India or such other jurisdictions where the Company/ Subsidiaries have business and operations with any governmental, semi-governmental, administrative, fiscal or judicial body or entity in India or such other jurisdictions where the Company/ Subsidiaries have business and operations;

"Governmental Authority" shall mean any international, national or federal governmental authority, city, provisional or statutory authority, regulatory authority, government department, agency, commission, board, rule or regulation making entity/authority having or purporting to have jurisdiction over any Party, or other subdivision thereof or any municipality, district or other subdivision thereof to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or organisation have the force of any Applicable Law or any court or tribunal having jurisdiction;

"Indebtedness" means with respect to any Person, all indebtedness of such Person (whether present, future or contingent) and includes without limitation (a) all obligations of such Person for borrowed money or with respect to advances of any kind, whether or not evidenced by a Contract; (b) all obligations of such Person for the deferred purchase price of property, goods or services; (c) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property of such Person; (d) all guarantees by such Person; and (e) all liabilities or obligations of such Person to pay any sums or amounts whether under a Contract or otherwise;

"Intellectual Property" means and includes collectively or individually, the following worldwide rights relating to intangible property, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired: (a) rights in trademarks, trademark registrations, and applications therefor, trade names, service marks, service names, logos, or trade dress; (b) rights relating to the protection of confidential information; (c) internet domain names, Internet and World Wide Web (WWW) URLs or addresses; and (d) all other intellectual, information or proprietary rights anywhere in the world including rights of privacy and publicity, rights to publish information and content in any media;

"Investment Amount" means an amount of up to USD 49,000,000 (United States Dollars Forty Nine Million only) proposed to be invested by the Investor in the Company for the subscription of the Subscription Shares, in accordance with this Agreement;

"IFRS" means the international financial reporting standards;

"Key Employees" means Mr. Shripal Morakhia, chief executive officer, chief financial officer, chief operations officer, chief technical officer or any other “CXO’ level employees/department/designated business heads, any key managerial personnel or any other employee whose total annual remuneration is over INR 50,00,000 (Rupees Fifty Lakhs only) (inclusive of all perquisites, allowances and withholdings);

"Liabilities" means all existing Indebtedness and liabilities of any kind or nature whatsoever of the Company, whether actual or contingent, and whether or not of a nature required to be disclosed in the financial statements;

"Material Adverse Effect" means any change or occurrence, the consequence of which is, will, or is likely to materially and adversely affect: (a) the Assets, Business, Liabilities, financial condition, results or operations of the Company; or (b) the ability of the Company and/or the Promoters to perform their obligations under this Agreement or any other Transaction Documents or the Memorandum or the Articles; or (c) the validity or enforceability of this Agreement or of the rights or remedies of the Investor; or (d) the status and validity of any Intellectual Property or material Contracts or approvals required by the Company to carry on its Business; but shall not include any change or occurrence which is caused by: (i) changes in interest rates, exchange rates or securities or commodity prices or in economic, financial, market or political conditions generally; or (ii) changes or effects, including legal, tax or regulatory changes, that generally affect the industry in which the Company or the Business operates; or (iii) change or effect that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, armed hostilities or acts of terrorism, hurricanes, nuclear incidents, earthquake, flood, draught, fire, explosion, civil unrest, explosion, or any other natural disaster;

"Memorandum" means the memorandum of association of the Company, as amended from time to time;

"Permitted Encumbrances" means the Encumbrances created pursuant to the financing documents executed by the Company prior to the date of this Agreement and subsisting as on the Effective Date and the Closing Date, as set out in the colum “Details of Security Interest’ in the list attached as ANNEXURE A hereto;

"Person" means any natural person, limited or unlimited liability company, corporation, partnership (whether limited or unlimited), proprietorship, Hindu undivided family, trust, union, association, government or any agency or political subdivision thereof or any other entity that may be treated as a person under Applicable Law;

"Prior Agreements" means the agreements set out in ANNEXURE B hereto;

"Related Party/ies" means the Company, the Promoters and their respective Affiliates and associates, shareholders, directors and senior management personnel of the foregoing Persons and shall include the Persons considered to be related parties in accordance with the Act;

"Relative" shall have the same meaning as defined under the Act;

"Representations and Warranties” means the express representations and warranties made by each of the Promoters and the Company to the Investor pursuant to Clause 6 and SCHEDULE 3 to this Agreement;

"Restated Articles" means the restated draft of the Articles to be adopted as a Condition Precedent to Closing, including the terms of this Agreement and the Shareholders’ Agreement, in a form satisfactory to the Investor;

"Securities" means any and all classes and series of shares, Equity Shares, options, warrants, preference shares, convertible securities of all kinds, debentures or any other arrangement relating to the Company’s share capital;

"Shareholders" means the holders of Securities in the Company;

"Shareholders’ Agreement” means the agreement of even date executed between the Company, the Promoters, Investor and certain other Shareholders;

"Subscription Shares" means upto 7,66,41,157 (Seven Crores Sixty Six Lakhs Forty One Thousand One Hundred and Fifty Seven) Equity Shares proposed to be subscribed to by the Investor in terms of Clause  3.1 of this Agreement;

"Subsidiaries" shall have the meaning assigned to the term under the Act;

"Tax" or “Taxation” means all direct and indirect taxes, charges or levies recoverable or payable under or by reason of any Applicable Law for the time being in force, including stamp duty, tax on central, state or local income, tax on sales, value added, excise, customs, duties or other taxes, of any kind whatsoever, including any interest, penalties or additions to tax;

"Transaction Documents" means this Agreement, the Shareholders’ Agreement, the Restated Articles and any other contract/document required to be executed and/or delivered pursuant to this Agreement and in respect of the transactions contemplated in this Agreement and the Shareholders’ Agreement;

"Updated Disclosure Schedule” shall have the meaning ascribed to it in Clause 6.1.6.

1.2	Interpretation

(a)	Heading and bold typeface are only for convenience and shall be ignored for the purpose of interpretation.

(b)	Where any statement in this Agreement is qualified by the expression ‘knowledge’, ‘aware of’ or any similar expression, that statement shall, with respect to the Company and the Promoters, be deemed to include an additional statement that it has been made after due and careful enquiry by the Company or the Promoters.

(c)	Unless the context of this Agreement otherwise requires:

(i)	words of any gender are deemed to include the other gender;

(ii)	words using the singular or plural also include the plural or singular respectively;

(iii)	the terms “hereof”, “herein”, “hereby”, “hereto” and derivative or similar words refer to this entire Agreement or specified Clauses of this Agreement, as the case may be;

(iv)	the term “Clause” refers to the specified Clause of this Agreement and paragraph refers to the specified paragraph of the Schedules to this Agreement;

(v)	reference to any statute or statutory provision shall include (a) any subordinate legislation rules and regulation framed thereunder made from time to time; and (b) such statute or provision as may be amended, modified, repealed, re-enacted or consolidated;

(vi)	reference to the term ‘pro-rata’ means on the basis of the proportionate shareholding of a Shareholder on a Fully Diluted Basis unless otherwise indicated in this Agreement;

(vii)	reference to the word “include” shall be construed without limitation;

(viii)	the Recitals and Schedules annexed hereto shall constitute an integral part of this Agreement;

(ix)	time is of the essence in the performance of the Parties’ respective obligations. If any time period specified herein is extended, such extended time shall also be of the essence;

(x)	words and expressions used under this Agreement, but not specifically defined in Clause 1.1 shall have the same meaning as assigned to them in the specific clause/ sub clause/ paragraph;

(xi)	capitalised words and expressions used herein, but not defined shall have the same meaning assigned to them in the Act in so far as the context so admits;

(xii)	reference to days, months and years are to calendar days, calendar months and calendar years, respectively, unless defined otherwise or inconsistent with the context or meaning thereof.

2.	CAPITAL STRUCTURE OF THE COMPANY

The authorised share capital of the Company as on the Effective Date is INR 275,00,00,000 (Rupees Two Hundred and Seventy Five Crores only) divided into (a) 21,50,00,000 (Twenty One Crores Fifty Lakhs) Equity Shares; and (b) 6,00,00,000 (Six Crores) CCPS; and the paid-up share capital of the Company as on the Effective Date is INR 235,81,89,450 (Rupees Two Hundred and Thirty Five Crores Eighty One Lakhs Eighty Nine Thousand Four Hundred and Fifty only) comprising 18,57,34,979 (Eighteen Crores Fifty Seven Lakhs Thirty Four Thousand Nine Hundred and Seventy Nine) Equity Shares and 5,00,83,966 (Five Crores Eighty Three Thousand Nine Hundred and Sixty Six) CCPS. The shareholding pattern of the Company as on the Effective Date is set out in Part A of SCHEDULE 4.

3.	SUBSCRIPTION

3.1	Subject to and in accordance with the terms and conditions of this Agreement, including fulfilment of the Conditions Precedent, the Company hereby, agrees to issue and allot the Subscription Shares, to the Investor, free from all Encumbrances and together with all rights, title and interests now and hereafter attaching thereto, upon receipt of the Investment Amount on the Closing Date, and the Investor, relying upon the Representations and Warranties and the indemnities provided by the Company and the Promoters, hereby agrees to subscribe to the Subscription Shares.

3.2	The Investor shall remit the Investment Amount to the Bank Account on the Closing Date, subject to the terms and conditions of this Agreement. The payment of the Investment Amount in accordance with Clause 3.1 above to the Company in its Bank Account shall constitute full, final and complete discharge of the obligation of the Investor with respect to payment of the Investment Amount for the Subscription Shares.

3.3	The Promoters and the Company shall ensure that the existing Shareholders waive any right of pre-emption or other rights conferred upon them under the Articles or any other document for the purpose of issuance and allotment of the Subscription Shares to the Investor, prior to Closing.

3.4	The Company and the Promoters shall ensure that the Investment Amount is used to fuel the growth of the Company in accordance with the Business Plan, principally to fund acquisitions and for the repayment of existing debt of the Company availed from Edelweiss up to an amount of USD 22.5 million.

3.5	The shareholding pattern of the Company immediately following the Closing Date shall be as set out in Part B of SCHEDULE 4.

3A.	FURTHER COVENANT

The Company and the Promoters agree and acknowledge that the Investor shall  (a) be the sole distributor of Smaaash games in South America and North America; (b) be the master franchise for Smaaash centres in South America and North America; (c) assist in facilitating the consolidation of the active entertainment industry in the United States of America thereby ensuring that Smaaash centres transition over a period of time from traditional and active entertainment tools into more aspirational sports games and virtual/ augmented reality game tools.

4.	CONDITIONS PRECEDENT

4.1	The Parties agree that the obligation of the Investor to proceed to Closing is conditional upon fulfilment of each of the following conditions ("Conditions Precedent") set out below to the satisfaction of the Investor, unless specifically waived, in whole or in part, in writing by the Investor:

(a)	the Company shall have ensured the finalization and execution of the Shareholders’ Agreement, and any other Transaction Documents;

(b)	no administrative, investigatory, judicial or arbitration proceedings shall have been brought by any Person seeking to enjoin or seek damages from any party in connection with the allotment or issuance of the Subscription Shares, and there being no order, injunction, or other action issued, pending or threatened (in writing), which involves a challenge or seeks to or which prohibits, prevents, restrains, restricts, delays, makes illegal or otherwise interferes with the consummation of any of the transactions contemplated under this Agreement;

(c)	the Company and Promoters having confirmed that, as on the date of CP Fulfilment Certificate, no Material Adverse Effect has occurred, and that there shall not have been, on or prior to the Closing Date, any event(s) or condition(s) of any character that constitute a Material Adverse Effect;

(d)	the Company and the Promoters shall have obtained all authorisations, approvals, permits, consents and waivers, necessary or appropriate, for (i) execution of the Transaction Documents (including but not limited to consents required from Shareholders or any third party), (ii) consummation of the transactions contemplated by the Transaction Documents, including issue of the Subscription Shares to the Investor; (iii) appointment of an authorized Person to execute the Transaction Documents on behalf of the Company; and the Company shall have provided the Investor with satisfactory evidence of such authorisations, approvals, permits, consents and waivers;

(e)	the Company, the Promoters and the Investor having agreed on the form of the Board and Shareholders’ resolutions, the Restated Articles and any other documents necessary for giving effect to the provisions of this Agreement;

(f)	the Company and the Promoters shall have obtained, in writing, the consent of all the Shareholders of the Company and such other Persons whose consents may be required, to the form of Restated Articles, under Contract or the Act;

(g)	the Company shall and the Promoters shall have caused the Company, to undertake all corporate actions with respect to the adoption of the Restated Articles, including but not limited to, obtaining the requisite approvals from the Board and the Shareholders and making necessary filings with the Registrar of Companies, which Restated Articles shall be effective from the Closing Date;

(h)	the Company shall have presented a draft of duly filled up Form FC-GPR (for reporting the allotment of the Subscription Shares to the Reserve Bank of India) to the Investor for confirmation and satisfaction;

(i)	the Company and the Promoters shall have procured a valuation report from a registered valuer in respect of the price of the Subscription Shares under applicable foreign exchange laws of India, to the satisfaction of the Investor;

(j)	the Company and the Promoters shall have provided a copy of the Accounts to the Investor;

(k)	the Company shall and the Promoters shall have caused the Company to provide complete financial projections, including balance sheet, income statement and cash flows, for next 3 years (i.e. year ended March 31, 2018, 2019 and 2020), with and without infusion of capital, to the Investor; and

(l)	the Representations and Warranties set forth in this Agreement, being true, complete and correct as on the date of execution of this Agreement and remaining true, complete and correct as on the Closing Date.

4.2	Fulfilment of Conditions Precedent

The Company and the Promoters jointly and severally undertake to use best endeavours to fulfil the Conditions Precedent as set out in Clause 4.1 (Conditions Precedent to Closing) above as soon as possible and no later than the Long Stop Date. If the Company or the Promoters become aware of any event or circumstance that may prevent any of the Conditions Precedent from being satisfied, then the Company and the Promoters shall forthwith nofity the Investor of the same in writing. On fulfilment of the Conditions Precedent, the Company and the Promoters shall deliver to the Investor an original, duly executed certificate, in the form set out in SCHEDULE 5 to this Agreement ("CP Fulfilment Certificate"), certifying that the Conditions Precedent set out in Clause 4.1 (Conditions Precedent to Closing) above have been fully satisfied in all respects, together with certified copies of all the requisite documents and instruments evidencing the fulfilment of the same.

5.	PRE-CLOSING, CLOSING AND POST CLOSING COVENANTS

5.1	Conduct prior to Closing

During the period between the Effective Date and the Closing Date, the Company shall continue to conduct the Business of the Company in its ordinary course consistent with past practices, and shall not (other than to the extent required under Clause 4.1 (Conditions Precedent to Closing)), without the prior written consent of the Investor (which consent shall not be unreasonably withheld):

(a)	issue or permit to be subscribed any Securities convertible or capable of being converted into Equity Shares at a later date; or

(b)	alter the share capital of the Company in any manner including by way of buy-back of any Securities; or

(c)	change the face value of or rights attached to any of the Securities; or

(d)	take any action that has the effect of re-organisation, consolidation, merger, demerger of the Company or sale of all or substantially all of the Assets; or

(e)	sell, transfer or in any other manner Encumber any of the material Assets; or

(f)	make or declare any dividend or other distribution or effect any direct or indirect redemption of any share capital dividend which renders its financial position less favourable than as at the Effective Date; or

(g)	enter into any commitment or transaction of value over INR 50,00,000 (Rupees Fifty Lakhs only) or do anything which results in any material breach of this Agreement or which may prejudice the transactions contemplated under this Agreement; or

(h)	dissolve, wind-up or liquidate the Company, whether or not voluntary, or permit any restructuring of the Company; or

(i)	compromise or settle any legal proceedings of value over INR 5,00,000 (Rupees Five Lakhs only); or

(j)	avail any loans or other facilities of value over INR 50,00,00,000 (Rupees Fifty Crores only) from any bank, financial institutions or any other Person; or

(k)	grant, issue or redeem any mortgage, charge, debenture or other security or give any guarantee or indemnity of value over INR 10,00,000 (Rupees Ten Lakhs only); or

(l)	make any change in the terms and conditions of employment (including making or announcing any proposal to make, any change or addition to any benefit to) of any of its Promoters, Directors and Key Employees or employ or terminate the employment of such Persons or appoint or settle the terms of appointment of any Key Employees; or

(m)	amend the accounting policies or tax policies or practices previously adopted or change the Financial Year of the Company; or

(n)	make any alteration or amendment to the constitutional documents of the Company; or

(o)	make adjustments or modifications to terms of transactions or entering into transactions involving (i) the interest of any Director or Shareholder of the Company and/or (ii) the Promoters and/or the Affiliates of the Company; or

(p)	do or permit anything which would constitute a breach of any of the Representations and Warranties or any covenant under this Agreement.

Where the consent of the Investor is required for any manner set out in Clause 5.1(b) and Clause 5.1(j), the Investor shall provide a response within 7 (seven) Business Days from the date of receipt of the notice from the Company seeking such consent.

5.2	Closing

The delivery of the CP Fulfilment Certificate shall take place in no event later than 30 (thirty) days from the Effective Date, or such other extended date as may be acceptable to the Investor ("Long Stop Date"). Upon delivery of the CP Fulfilment Certificate and on reasonable satisfaction of the Investor of fulfillment of the Conditions Precedent as per Clause 4.1 (Conditions Precedent) above, Closing shall take place at a place and time as may be mutually agreed upon by the Parties within 7 (seven) days of receipt of the CP Fulfilment Certificate or such other date as may be agreed between the Company and the Investor ("Closing Date"). At Closing, the Parties shall do the following simultaneously:

(a)	The Company and the Promoters shall deliver to the Investor, a certificate as of the Closing Date to the effect that:

(i)	the Representations and Warranties are true and correct in all respects as on the Closing Date;

(ii)	there has been no default by the Company and the Promoters of any Transaction Documents and no Material Adverse Effect has taken place since the date of the CP Fulfilment Certificate until the Closing Date; and

(iii)	the Company has conducted the Business in the ordinary course of business from the Execution Date until the Closing Date and in compliance with Clause 5.1 above.

(b)	The Investor shall remit the Investment Amount to the Bank Account through normal banking channels.

(c)	The Company shall (and the Promoters shall procure that the Company shall), convene a meeting of the Board where the following businesses will be transacted:

(i)	approval of the allotment of the Subscription Shares by the Company in favour of the Investor in terms of this Agreement;

(ii)	approval for issuance of share certificates in respect of the Subscription Shares to the Investor, if the Subscription Shares are proposed to be issued in physical form or take requisite actions for issuance of the Subscription Shares to the Investor in dematerialized form;

(iii)	entering the name of the Investor as the registered holder of the Subscription Shares in the statutory records of the Company;

(iv)	approval to sign and file the necessary forms for the issue and allotment of the Subscription Shares and appointment of Directors with the concerned Registrar of Companies, together with other necessary documents;

(v)	approve the appointment of 2 (two) persons nominated by the Investor, as Directors on the Board of the Company, subject to the approval of the Shareholders; and

(vi)	issue a notice to convene, at shorter notice, an extraordinary general meeting of the Shareholders of the Company on the Closing Date.

(d)	On the Closing Date, the Company shall, in a meeting of its Shareholders, appoint the Directors nominated under Clause 5.2(c)(v) to the Board.

(e)	The Company shall file Form PAS - 3 with the relevant Registrar of Companies with respect to the allotment of the Subscription Shares.

(f)	Mr. Shripal Morakhia shall be appointed as a director on the board of the Investor with effect from the Closing Date.

(g)	Immediately after completion of the actions specified in the preceding Clauses, the Company shall deliver to the Investor, the original duly stamped share certificates in respect of the Subscription Shares, if the Subscription Shares are issued in physical form. The Company shall further deliver to the Investor, the certified true copy of the resolutions of the Board and Shareholders for all the businesses transacted in accordance with Clause 5.2 (Closing), certified true copies of the Restated Articles and updated statutory registers of the Company.

(h)	The Parties to this Agreement agree to take all measures which may be required so as to ensure that all the events contemplated under this Clause are initiated and completed on the Closing Date.

5.3	Consummation of transactions at the Closing

(a)	All transactions contemplated by this Agreement to be consummated at Closing shall be deemed to occur simultaneously and no such transaction shall be consummated unless all such transactions are consummated. If the Closing (as contemplated under this Agreement) does not take place on or before the Long Stop Date due to failure by the Company or any of the Promoters to comply with any of their obligations under this Agreement (including but not limited to the fulfilment of the Conditions Precedent), the Investor may by notice in writing to the Company, at its sole discretion, either extend the Long Stop Date by such number of days as may be decided by the Investor or terminate this Agreement.

(b)	If any of the provisions in Clause 5.2 (Closing) of this Agreement are not complied with, then, unless otherwise agreed by the Investor in writing, the Company shall and the Promoters shall procure that the Company shall, immediately repay the Investment Amount (if already paid by the Investor) to the Investor in accordance with Applicable Law, and thereafter this Agreement shall terminate and cease to have effect but without prejudice to any rights and liabilities accrued or incurred upto the date of such termination.

5.4	Conditions Subsequent to Closing

(a)	The Company shall and the Promoters shall procure that the Company shall, within 30 (thirty) days, to the satisfaction of the Investor, from the Closing Date:

(i)	file Form DIR – 12 with the relevant Registrar of Companies with respect to the appointment of Directors by the Investor;

(ii)	file Advance Reporting Form along with the supporting documents to the Reserve Bank of India on the e-Biz platform with regard to the Investment Amount;

(iii)	file Form FC-GPR along with the supporting documents to the Reserve Bank of India on the e-Biz platform with regard to the Subscription Shares.

(b)	The Company and the Promoters shall deliver original or certified copies, as the case may be, of the forms, reports and documents to the Investor within the aforesaid period of 30 (thirty) days. The Company and the Promoters shall ensure that all forms, reports and documents to be filed and/or delivered under this Clause are in the prescribed format, accurately completed and accompanied by all the required documents.

(c)	Within 30 (thirty) days from the Closing Date, the Company, the Promoters and the Investor shall agree on the Business Plan to be adopted by the Company, with such approvals as may be required under the Shareholders’ Agreement and the Restated Articles.

(d)	The Company shall and the Promoters shall cause the Company to appoint key experienced executives, as recommended by the Investor, within such timelines as may be notified by the Investor, subject to the decision of the Board.

(e)	The Company shall and the Promoters shall cause the Company to appoint such number of independent Directors as may be agreed, in accordance with the Shareholders’ Agreement within 30 (thirty) days from the Closing Date or such other period as may be agreed between the Investor and the Promoters.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Company and Promoters

6.1.1.	The Promoters and the Company hereby jointly and severally represent, warrant, assure, declare and confirm what has been stated and/or contained in SCHEDULE 3 hereto are true and accurate except as set forth in the Disclosure Schedule attached as SCHEDULE 6 to this Agreement or the Updated Disclosure Schedule, as the case may be, which exceptions shall be deemed to be part of the relevant Repesentations and Warranties against which such disclosure is made, subject to Clause 7.11. The Promoters and the Company acknowledge that the Investor is entering into this Agreement in consideration of and reliance on the Representations and Warranties, and covenants of the Promoters and the Company and the indemnities provided by the Promoters under this Agreement.

6.1.2.	All the Representations and Warranties contained herein shall be deemed to have been relied upon by the Investor, notwithstanding any investigation, due diligence or inspection made by or on behalf of the Investor or prior knowledge of the Investor and shall not be affected in any respect by any such investigation, due diligence or inspection.

6.1.3.	Each of these Representations and Warranties shall be deemed to have been repeated by the Company and each of the Promoters, as being true as on the Effective Date and as on the Closing Date.

6.1.4.	Each of the Representations and Warranties shall be construed as a separate representation, warranty, covenant or undertaking (as the case may be) and shall not be limited by the terms of any of the other Representations or Warranties or by any other term of this Agreement.

6.1.5.	All information relating to the Business which is known or would on reasonable enquiry be known to the Promoters and/or the Company and which may be material to an investor in the Company has been disclosed in writing to the Investor. It shall not be a defense to any claim against the Promoters and/or the Company that the Investor ought to have known or had knowledge of any information relating to the circumstances giving rise to such claim. The Promoters and the Company are aware of and acknowledge that the Investor has entered into this Agreement and has agreed to subscribe to the Subscription Shares by relying on the Representations and Warranties and covenants contained herein and/or otherwise made to the Investor, subject to the Disclosure Schedule or the Updated Disclosure Schedule, as the case may be, subject to Clause 7.11.

6.1.6.	The Promoters and the Company shall be entitled to deliver to the Investor, an updated disclosure schedule at least 3 (three) days prior to the Closing Date, provided that such update shall only disclose matters that have first occurred on or after the Effective Date ("Updated Disclosure Schedule"). If the Updated Disclosure Schedule is acceptable to the Investor, the Investor shall proceed with Closing in the manner set out in this Agreement. Notwithstanding anything contained in this Agreement, if the Updated Disclosure Schedule is not acceptable to the Investor, the Investor shall be entitled to terminate this Agreement forthwith.

6.1.7.	Limitation on Warranties. The Investor shall not be entitled to make a Claim under Clause 7 below for a breach of Representations and Warranties, unless such Claim has been made by the Investor to the Company on or before the expiry of the relevant Claim Period. For the purposes of this Clause 6.1.7, “Claim Period” shall mean:

(a)	Claims for indemnity for a breach of any Fundamental Warranty (notwithstanding anything contained in this Agreement, Disclosure Schedule and the Updated Disclosure Schedule) shall be valid and effective in perpetuity;

(b)	the period commencing on and from the Effective Date and ending upon expiry of 7 (seven) years from the end of the financial year in which the Closing occurs, for Claims for indemnity for a breach of a warranties set out in Paragraph 3 of SCHEDULE 3 of this Agreement;

(c)	the period commencing on and from the Effective Date and ending upon expiry of 18 (eighteen) months from the Closing Date for Claims for a breach of any Representation and Warranty, other than Fundamental Warranties and the Representations and Warranties set out in Paragraph 3 of SCHEDULE 3 of this Agreement.

The provisions of this Clause 6.1.7 shall not be applicable to any other Claims that may be made by the Investor pursuant to Clause 7 of this Agreement, including Claims arising out of any fraud by, or wilful misconduct of the Company, and any such Claims may be made by the Investor at any time following the Closing Date.

6.2	Investor

6.2.1.	The Investor represents and warrants to the Promoters and the Company on the Effective Date and the Closing Date that:

(a)	The Investor is a duly registered company and has the power and capacity to execute and deliver this Agreement and to consummate the transactions under this Agreement and all approvals required by it for executing this Agreement and entering into and consummation of the transactions contemplated herein have been obtained.

(b)	The execution of this Agreement and entering into and consummation of transactions under this Agreement has been duly authorised and approved by the Investor’s board / other appropriate authority and does not require any further authorisation or consent of any other Person and upon execution and delivery by it, will be a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

(c)	The execution and delivery of this Agreement by the Investor, the transactions contemplated in this Agreement do not contravene the provisions of Applicable Law or contravene provisions of and/or constitute a default under its formation/constitutional documents, or any Contract to which the Investor is a party or which are applicable to it.

6.2.2.	The Investor undertakes to promptly notify the Promoter and Company in writing if it becomes aware of any fact, matter or circumstance which would cause any of the aforesaid representations and warranties to become untrue or inaccurate in any material respect.

7.	INDEMNIFICATION

7.1	Without prejudice to any other right available to the Investor under law or equity, the Promoters ("Indemnifying Parties") hereby, jointly and severally, agree to indemnify and shall keep indemnified, save, defend and hold harmless the Investor, its Affiliates and its directors, employees, agents, representatives, successors and assigns ("Indemnified Parties") from and against any and all direct (and not remote) losses, costs, claims, damages and expenses (including reasonable attorney fees) and interest ("Loss") incurred or suffered by the foregoing Persons in relation to any and all claims, demands, notices of claims issued by any Person, Actions, causes of actions, suits, litigation or any proceeding (collectively “Claims") by virtue of:

(a)	any inaccuracy in or misrepresentation or breach of any of the Representations and Warranties (except as disclosed in the Disclosure Schedule or the Updated Disclosure Schedule, as the case may be), provided where such breach is capable of being remedied, the Indemnified Parties shall be entitled to make a Claim only if the Indemnifying Parties fail to cure such breach within 30 (thirty) days of the Indemnified Party notifying the Indemnifying Parties of such breach;

(b)	notwithstanding anything contained in this Agreement or the Disclosure Schedule and/or the Updated Disclosure Schedule, failure to obtain the licenses / registrations set out in Part B of Annexure I of the Disclosure Schedule;

(c)	any fraudulent conduct, gross negligence, wilful misconduct or intentional concealment of information, of or by the Promoters or the Company;

(d)	any breach of or default by any of the Promoters and/or the Company of any covenants or undertakings of the Promoters and/or the Company or any other provision contained in the Transaction Documents; or

(e)	any and all Actions, causes of Action and suits arising out of, relating to or in connection with the operation of the Company, pursuant to which the Investor is named a party.

7.2	Any compensation or indemnity as referred to above shall be such, so as to place the Investor or, at the election of the Investor, the Company, in the same position as it would have been in, had there not been any breach or inaccuracy, and as if the provisions of Clause 7.1 of this Agreement under which the Investor or, at the election of the Investor, the Company is to be indemnified, have not been triggered.

7.3	Process for claims

(a)	If any Claim comes to the notice of any Indemnified Party or if any Indemnified Party is notified of any Claim by reason of or in consequence of which any of the Indemnifying Parties may be liable, then the Indemnified Party shall promptly notify the Indemnifying Parties and in any case, within 10 (ten) days of being notified of any Claim, setting out, with particulars, the details of the Claim and provide copies of all related notices and communications with the relevant Governmental Authority or third party (to the extent practicable) to the Indemnifying Parties ("Claim Notice"). It is hereby clarified that failure or omission to notify the Indemnifying Parties within 10 (ten) days of the Indemnified Party being notified of any Claim shall not discharge the Indemnifying Parties in respect of such Claim, except to the extent such failure shall have actually prejudiced the Indemnifying Party (and in that case only to such extent).

(b)	Pursuant to receipt of the Claim Notice, the Indemnifying Parties shall have the right, upon written notice thereof to the Indemnified Person, assume control of the defence of such Claim, at their own cost and expense, and cost, compromise or settle any such Claim through competent legal counsel/professionals of their choice. The Indemnifying Parties shall be required to exercise this right by taking control of the defence of such Claim within (i) 10 (ten) days from the date of receipt of the Claim Notice, by way of notification in writing to the Indemnified Party, or (ii) no later than 5 (five) days prior to the expiry of the time period prescribed under Applicable Law in this regard, whichever is earlier. The Indemnified Parties agrees to cooperate fully with the Indemnifying Party in connection with the defence, negotiation or settlement of the Claim including providing all necessary documents and information in a timely manner.

(c)	If the Indemnifying Parties fail to take control of the defence or proceedings in relation to a Claim in the manner set out above, the Indemnified Parties shall be entitled to assume control of the defence of such Claim at the cost of the Indemnifying Parties.

(d)	It is hereby agreed between the Parties that the obligation of the Indemnifying Parties to indemnify the Indemnified Parties shall arise immediately upon occurrence of any of the following: (a) the Promoters not choosing to defend the Claim or Promoters fail to assume defence within the stipulated timelines or fail to respond to the Claim Notice; or (b) having preferred to defend the Claim, the Promoters are in receipt of an order from a court or statutory/ regulatory authority (as the case may be), requiring payment of whole or part of Claim from which no appeal/review can be preferred or the Promoters choose not to prefer an appeal/review. Provided however that if during the process of defence of the Claim, if the Indemnified Parties are required to incur any costs/expenses (including but not limited to pursuant to a notice from any Governmental Authority or interim order passed by a court of law requiring the payment of whole or in part of the Claim), the Indemnifying Parties shall immediately upon receipt of a notice from the Indemnified Party in this regard, remit the said amounts to the Indemnfied Party.

7.4	Subject to Clause 7.5, the total aggregate liability of the Promoters in respect of all Claims made by an Indemnified Person pursuant to Clause 7.1 shall not exceed the Investment Amount.

7.5	The provisions of Clause 7.4 shall not apply to any Claims pursuant to fraud, willful misconduct, breach of Fundamental Warranties (notwithstanding anything contained in the Disclosure Schedule or the Updated Disclosure Schedule) and Claims pursuant to Clause 7.1(b).

7.6	Notwithstanding the liability of the Indemnifying Parties under this Clause 7, each of the Indemnifying Parties agree and undertake that they shall not have any right for any reason to seek contribution or reimbursement from, or make any claim against or claim restitution against the Company in respect of any indemnification payments to be made by such Indemnifying Party under this Clause 7. The Company shall not have any obligation to reimburse any of the Indemnifying Parties for any such amounts.

7.7	The Indemnified Parties shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one liability, Loss, cost, shortfall, damage, deficiency, breach or other set of circumstances. Any Indemnified Parties having recovered completely the damages from the Indemnifying Parties or otherwise in respect of a particular Claim, shall not be entitled to claim the same damages from the other parties.

7.8	The Indemnified Parties shall make commercially reasonable efforts to avoid or mitigate any Loss which it may suffer in consequence of any breach by the Indemnifying Parties of the Representation and Warranties covered in Clause 6.1 and SCHEDULE 3 or the Promoters’ and Company’s obligations under this Agreement.

7.9	The Indemnified Parties shall not be able to claim for any punitive, special, indirect, incidental or consequential Loss or damages.

7.10	The amount of Losses that can be claimed under this Clause 7 will be determined net of any amounts recovered, if any, by the Indemnified Person under insurance policies with respect to such Losses. It is clarified that the provisions of this Clause 7.10 will apply only if the Indemnifed Party has recovered such amounts at the time when the payment is due from the Indemnifying Parties in accordance with Clause 7.3 of this Agreement.

7.11	It is hereby clarified that nothing in this Agreement or the Disclosure Schedule or the Updated Disclosure Schedule shall affect the ability of the Investor to make a Claim for breach of any Fundamental Warranty.

8.	EFFECTIVE DATE AND TERMINATION

8.1	Effective Date

This Agreement shall come into effect on the date hereof and shall remain valid unless it is terminated pursuant to the Clause  8.2 (Termination) below.

8.2	Termination

(a)	Mutual termination and Automatic termination

The Parties may discuss and mutually terminate this Agreement at any time prior to Closing by expressing the same in writing.

(b)	Termination prior to Closing

Without prejudice to any other rights that the Investor has under this Agreement, the Investor, shall have the right, but not the obligation, to terminate this Agreement (to the extent of its rights and obligations) with immediate effect (without prejudice to any rights and obligations accrued or incurred prior to such termination and subject to the survival of certain clauses of this Agreement as set out herein) if:

(i)	any of the Conditions Precedent set out in Clause 4.1 (Conditions Precedent to Closing) of this Agreement have not been fulfilled, to the satisfaction of the Investor, by the Promoters and/or the Company by the Long Stop Date; or

(ii)	there is a breach by the Promoters and/or the Company of any of the covenants of this Agreement or the Shareholders’ Agreement, and/or the Representations and Warranties; or

(iii)	the Updated Disclosure Schedule is not acceptable to the Investor; or

(iv)	there occurs any event that has a Material Adverse Effect.

8.3	Consequences of Termination

On the termination of this Agreement in accordance with Clause 8.2 above, all rights and obligations of the Parties shall terminate forthwith, save for the rights that are already accrued and the rights and obligations of the Parties under Clause 7 (Indemnification), Clause 8 (Effective Date and Termination), Clause 9 (Confidentiality), Clause 10 (Notices), Clause 11 (Governing Law) and Clause 12 (Arbitration) of this Agreement and all such provisions of this Agreement that expressly or by their nature survive termination.

9.	CONFIDENTIALITY

9.1	Except as provided in Clause 9.4 of this Agreement, each of the Promoters and the Company jointly and severally undertake that they shall treat as confidential the provisions of the Transaction Documents and all information it has received or obtained in relation to the Investor.

9.2	Except as provided in Clause 9.4 below, the Investor undertakes that it shall treat as confidential the provisions of the Transaction Documents and all information it has received or obtained relating to each of the Promoters and the Company.

9.3	Notwithstanding the foregoing, the obligation of confidentiality of the Company, Promoters and the Investor shall not apply to any disclosure (i) of information that is in or enters the public domain; or (ii) of information that was in the possession of such Party prior to disclosure under the Transaction Documents, as evidenced in writing, except to the extent that such information was unlawfully appropriated; or (iii) of information that was obtained independently, without violating any Applicable Law, wherein such information was not received subject to any confidentiality obligation; or (iv) of information which has been independently developed as a result of the efforts of such Party.

9.4	A Party may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent:

(a)	required by Applicable Law, regulatory or Governmental Authority;

(b)	disclosed to its Affiliates, investment committees, board of directors, officers, employees, legal counsels, accounting consultants, potential co-investors, transferee of Shares or Assets of the Company and other professional advisers on a need-to-know basis for fund and/or inter-fund reporting purposes (provided that such persons are required to treat such information as confidential and shall be subject to the same confidentiality obligations under this Agreement); or

(c)	it comes into the public domain other than as a result of a breach by a Party of this Clause 9,

provided that written notice (wherever reasonably possible) of any prospective disclosure of confidential information pursuant to this Clause 9 shall be given to the non-disclosing Parties, and the disclosing Party shall assist the non-disclosing Parties in obtaining an exemption or protective order preventing such disclosure.

9.5	The confidentiality restrictions in this Clause 9 shall continue to apply after the termination of this Agreement pursuant to Clause 8 (Effective Date and Termination) of this Agreement without limit in time.

10.	NOTICES

10.1	Notices, demands or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be given by email (provided that it is supplemented by a registered mail/internationally recognised courier service within 2 (two) days), addressed/sent to the intended recipient at its address / number set forth below, or to such other address number as any Party may from time to time duly notify to the others:

If to the Investor:

Attention	:	Directors
Address	:	1345 Avenue of the Americas, 11th Floor New York, NY 10105 USA
Email	:	sk@i-amcapital.com

If to the Company:

Attention	:	Mr. Vishwanath Kotian
Address	:	2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra
Email	:	vishwanath.kotian@smaaash.in

If to AHA Holdings Pvt. Ltd.

Attention	:	Mr. Santosh Apraj
Address	:	2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra
Email	:	santoshapraj@ahaholdings.co.in

If to Mr. Shripal Morakhia

Address	:	2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra
Email	:	shripal@smaaash.in

10.2	All notices shall be deemed to have been validly given on (a) the expiry of 7 (seven) days after posting if sent by registered mail, or (b) the date of receipt, if sent by courier, or (c) the date of receipt, if sent by email.

10.3	Any Party may, from time to time, change its address or representative for receipt of notices provided for in this Agreement by giving to the other Parties, not less than 10 (ten) days prior written notice in the same manner provided for in this Clause.

11.	GOVERNING LAW

This Agreement shall be governed and interpreted by, and construed in accordance with the laws of India, without regard to conflict of law principles. Subject to the provisions of Clause 12  (Arbitration) hereof, the courts of New Delhi shall have jurisdiction in respect of all matters relating to or arising out of this Agreement.

12.	ARBITRATION

12.1	If any controversies, conflicts, disputes and/or differences ("Dispute") arises between the disputing Parties hereto during the subsistence of this Agreement or thereafter, the disputing Parties shall endeavour to settle such Dispute amicably and attempt to reach a resolution of the matter.

12.2	If amicable settlement is not arrived at as above, within 30 (thirty) days of the date of Dispute, the Dispute shall be exclusively and finally resolved and settled by arbitration and the disputing Party may issue a notice of Dispute ("Notice of Dispute") to the other disputing Parties.

12.3	Within 30 (thirty) days of the issue of a Notice of Dispute, the disputing Parties shall mutually agree on the appointment of a sole arbitrator. If such mutual agreement is not arrived at within the aforesaid 30 (thirty) days’ period, the disputing Parties shall refer the appointment of the sole arbitrator to Singapore International Arbitration Centre ("SIAC").

12.4	All pertinent evidence on the subject matter in Dispute shall be made available to the arbitrator appointed as above and each Party shall have the right to present both orally and in writing its arguments and views on the Dispute. The arbitrator shall also decide on the costs of the arbitration proceedings. The decision of the arbitrator shall be rendered in writing and shall be binding upon the Parties. The costs, charges and expenses of the arbitration shall be at the discretion of the arbitrator. Such arbitration shall be governed by the SIAC Arbitration Rules (in force at such time when the Dispute is referred to arbitration), which rules are deemed to be incorporated by reference in this Clause. The seat of arbitration shall be Singapore and the arbitration proceedings shall be conducted in English language.

12.5	The award rendered by the arbitrator shall be final and binding on all Parties hereto and judgment thereon may be entered in any court of competent jurisdiction.

12.6	The Parties hereto agree that their consent for resolution of Disputes through arbitration shall not preclude or restrain either of them from seeking suitable injunctive relief in appropriate circumstances from the competent courts.

13.	MISCELLANOUS

13.1	Costs

The Company shall bear all stamp duty payable in connection with this Agreement, the Transaction Documents and the subscription of the Subscription Shares. Subject to Closing, all costs related to the transactions contemplated under the Transaction Documents, including appointment of legal and financial advisors, preparation of the Transaction Documents shall be borne by the Company at actuals.

13.2	Independent Contractors

The Parties are independent contractors. None of the Parties shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Parties except as specifically provided by this Agreement. Nothing in this Agreement shall be interpreted or construed to create an association or partnership between the Parties, deem them to be persons acting in concert or to impose any liability attributable to such relationship upon any of the Parties nor, unless expressly provided otherwise, to constitute any Party as the agent of any of the other Parties for any purpose.

13.3	Assignment

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. No Party hereto (except the Investor) shall assign or transfer its rights and liabilities hereunder to any Person without the prior written consent of the Investor. The Investor shall be entitled to assign or transfer its rights and obligations under this Agreement to any of its Affiliates (including the right to subscribe to the Subscription Shares), without requiring prior consent of any other Party.

13.4	Modification

Any or all provisions of this Agreement may be amended, restated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor. Any such amendment, waiver or restatement shall be binding on all Parties to this Agreement.

13.5	Entire Agreement

This Agreement, supercedes all prior discussions and agreements (whether oral or written, including all correspondence) if any, between the Parties with respect to the subject matter of this Agreement, and this Agreement (together with the Schedules and any amendments or modifications thereof read with the other Transaction Documents) contain the sole and entire Agreement between the Parties hereto with respect to the subject matter hereof.

13.6	Invalidity and Severability

Any provision of this Agreement, which is invalid or unenforceable, shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof. The illegality, unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability, legality or validity of the remaining provisions of this Agreement which shall remain in full force and effect to the maximum extent permitted by law. Any invalid or unenforceable provision of this Agreement shall be replaced with a provision, which is valid and enforceable and most nearly reflects the original intent of the unenforceable provision.

13.7	Publicity

It is agreed between the Parties hereto that no publicity or dissemination of information in any manner with regard to the transactions contemplated herein shall be made without the prior written consent of the Investor.

13.8	Conflict with the Articles

All the provisions of this Agreement and the Shareholders’ Agreement, to the extent relevant, shall be incorporated into the Articles. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Articles, the Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Articles so as to eliminate such inconsistency.

13.9	Further Assurances

Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents, documents and assurances without further consideration, which may be required to effect the transactions contemplated by this Agreement.

13.10	Co-operation

The Parties shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated, including without limitation, obtaining, making and causing to become effective all approvals of Governmental Authorities and other Persons as may be necessary or reasonably requested by the Investor and its nominees in order to achieve the objectives of this Agreement.

13.11	Remedies

(a)	The Parties acknowledge and agree that the Investor would suffer irreparable damages in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that the Investor shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement (which do not include claims for monetary damages) and the terms and provisions hereof in addition to any other remedy to which the Investor may be entitled, at law or in equity.

(b)	Except the relief set out in Clause 13.11(a) above and other non-monetary remedies that may be available to the Investor, all monetory Claims by the Investor pursuant to this Agreement, shall be settled in the manner provided in Clause 7 of this Agreement.

13.12	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any Party (including any duly authorised representative of a Party) may enter into this Agreement by executing a counterpart. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (".pdf”) shall be as effective as signing and delivering the document in person.

13.13	Authorisation

The Persons executing this Agreement on behalf of the respective Parties represent and covenant that they have the authority to sign and execute this document on behalf of the Parties for whom they are signing.

IN WITNESS WHEREOF, the Parties have entered into and executed this SHARE SUBSCRIPTION AGREEMENT as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHARE SUBSCRIPTION AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) MR.SHRIPAL MORAKHIA; (3) AHA HOLDINGS PRIVATE LIMITED; AND (4) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of SMAAASH ENTERTAINMENT PRIVATE LIMITED

/s/ Vishwanath Kohan

Name:	Vishwanath Kohan

Designation:	CFO

IN WITNESS WHEREOF, the Parties have entered into and executed this SHARE SUBSCRIPTION AGREEMENT as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHARE SUBSCRIPTION AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) MR.SHRIPAL MORAKHIA; (3) AHA HOLDINGS PRIVATE LIMITED; AND (4) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered by MR. SHRIPAL MORAKHIA

/s/ SHRIPAL MORAKHIA

Name:	SHRIPAL MORAKHIA

IN WITNESS WHEREOF, the Parties have entered into and executed this SHARE SUBSCRIPTION AGREEMENT as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHARE SUBSCRIPTION AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) MR.SHRIPAL MORAKHIA; (3) AHA HOLDINGS PRIVATE LIMITED; AND (4) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of AHA HOLDINGS PRIVATE LIMITED

/s/ SHRIPAL MORAKHIA

Name:	SHRIPAL MORAKHIA

Designation:	Director

IN WITNESS WHEREOF, the Parties have entered into and executed this SHARE SUBSCRIPTION AGREEMENT as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHARE SUBSCRIPTION AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) MR.SHRIPAL MORAKHIA; (3) AHA HOLDINGS PRIVATE LIMITED; AND (4) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of I-AM CAPITAL ACQUISITION COMPANY

/s/ F. Jacob Cherian

Name:	F. Jacob Cherian

Designation:	CEO

IN WITNESS WHEREOF, the Parties have entered into and executed this SHARE SUBSCRIPTION AGREEMENT as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHARE SUBSCRIPTION AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) MR.SHRIPAL MORAKHIA; (3) AHA HOLDINGS PRIVATE LIMITED; AND (4) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of I-AM CAPITAL ACQUISITION COMPANY

/s/ Suhel Kanuga

Name:	Suhel Kanuga

Designation:	CFO

AMENDMENT CUM ADDENDUM TO THE SHARE SUBSCRIPTION AGREEMENT DATED MAY 03, 2018

By and Among

I-AM CAPITAL ACQUISITION COMPANY

And

PROMOTERS

And

SMAAASH ENTERTAINMENT PRIVATE LIMITED

AMENDMENT CUM ADDENDUM TO THE SHARE SUBSCRIPTION AGREEMENT DATED MAY 03, 2018

This amendment cum addendum agreement ("Agreement") to the share subscription agreement dated May 03, 2018 is executed on this 22nd day of June, 2018 at New Delhi:

By and Amongst

I-AM Capital Acquisition Company, a company incorporated in the United States of America and having its registered office at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 (hereinafter referred to as the “Investor", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the First Part;

And

The Persons listed in SCHEDULE 1 (hereinafter referred to collectively, as the “Promoters” and individually, as a “Promoter", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include each of their respective heirs, permitted assigns and successors-in-interest, as the case may be) of the Second Part;

And

Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India, having its office at 1st Floor, Ambience Mall, Plot no. 2, Phase II, Nelson Mandela Marg, Delhi-110070, India (hereinafter referred to as the “Company", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the Third Part.

The Company, the Investor and the Promoters shall hereinafter be individually referred to as a “Party” and collectively referred to as the “Parties".

WHEREAS:

A.	The Parties have entered into a share subscription agreement dated May 03, 2018 pursuant to which the Investor has agreed to invest an amount of upto USD 49,000,000 (United States Dollars Forty Nine Million only) into the Company for subscription to Equity Shares in accordance with the terms and conditions set out therein ("SSA").

B.	The Parties have also entered into a shareholders’ agreement dated May 03, 2018 governing the terms of management and transfer restrictions in the Company with respect to the Investor ("SHA").

C.	The Parties are entering into this Agreement, (a) to amend certain provisions of the SSA; and (b) to record their understanding with respect to further agreement by the Promoters and further investment by the Investor into the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the SSA, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

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1.	DEFINITIONS AND INTERPRETATION

1.1	The terms used in capitalized form in this Agreement but not defined herein shall have the meaning ascribed to such terms in the SSA.

1.2	The principles of interpretation set out in Clause 1.2 of the SSA shall mutatis mutandis apply to this Agreement.

2.	AMENDMENTS TO THE SSA

2.1	The definition of ‘Agreement’ in Clause 1.1 of the SSA shall stand replaced with the below:

"Agreement" means this share subscription agreement, the amendment cum addendum agreement dated May 3, 2018 and shall include any schedules, annexures, or exhibits that may be annexed to such agreement now or at a later date and any further amendments made to any such agreement by all the Parties in writing.

2.2	The definition of ’Subscription Shares’ in Clause 1.1 of the SSA shall stand replaced with the below:

"Subscription Shares” means up to 89,583,215 (Eighty Nine Million Five Hundred Eighty Three Thousand Two Hundred and Fifteen) Equity Shares proposed to be subscribed to by the Investor in terms of Clause 3.1 of this Agreement.

2.3	Part B of Schedule 4 of the SSA (Shareholding pattern as on the Closing Date) shall stand replaced with Schedule 2 of this Agreement and all references to the same in the SSA shall be construed accordingly. It is hereby clarified that the Investor shall hold up to 27.53% (twenty seven point five three percent) in the share capital of the Company on a Fully Diluted Basis as on the Closing Date, pursuant to an investment of up to USD 49,000,000 (United States Dollars Forty Nine Million only) into the Company.

3.	FURTHER INVESTMENT BY THE INVESTOR

3.1	The Investor has issued certain warrants to its investors, which warrants are outstanding as on the date of this Agreement. The Parties agree that the Investor shall invest any and all monies received by it pursuant to conversion of such outstanding warrants, subject to Clause 3.3, into the Company as consideration towards the subscription of Equity Shares of the Company, which investment shall, subject to Applicable Law, be at the same valuation at which the Investor raised such funds.

3.2	Further, in the event the Investor raises any further funds, outside India, whether from the public or otherwise, subject to Clause 3.3, the Investor shall invest any and all monies received by it pursuant to such fund raising, into the Company as consideration towards the subscription of Equity Shares of the Company, which investment shall, subject to Applicable Law, be at the same valuation at which the Investor raised such funds.

3.3	Any investment by the Investor into the Company pursuant to Clause 3.1 or Clause 3.2 shall be subject to the following conditions:

(a)	the investment shall be made within 6 (six) months (or such other period as may be mutually agred between the Parties in writing) from the date on which the Investor receives such additional funds; and

(b)	the Investor shall be entitled to deduct such amounts that the Investor requires for operational expenses from the funds raised, prior to investment into the Company.

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3.4	All Equity Shares issued and allotted by the Company to the Investor pursuant to such additional investment shall be free from all Encumbrances and together with all rights, title and interests attached to such Equity Shares.

3.5	The Promoters and the Company shall ensure that the existing Shareholders waive any right of pre-emption or other rights conferred upon them under the Articles or any other document, to allow the actions contemplated by this Agreement. In the event the Shares of the Company are listed on any recognized stock exchange in accordance with the terms of the SHA prior to such additional investment, the Company and the Promoters shall ensure that the provisions of the securities laws of India are duly complied with prior to such allotments.

3.6	The Company and the Promoters shall ensure that the additional funds proposed to be infused by the Investor under the terms of this Agreement are used to fuel the growth of the Company in accordance with the Business Plan.

3.7	The Company and the Promoters hereby agree to provide to the Investor, at least 5 (five) days prior to any further investment by the Investor, a copy of the shareholding pattern of the Company on a Fully Diluted Basis immediately following such investment.

3.8	The Parties may enter into further agreements with respect to such additional investment to record any specific terms governing such additional investment.

4.	further agreement by promoters

4.1	The Promoters hereby covenant to the Investor that if the Company does not meet the projected EBITDA target of USD 45 million as per the audited financial statement of the Company for the Financial Year ending March 31, 2020, the Promoters shall, at the sole discretion of the Investor, either (a) transfer such number of Shares constituting 5% (five percent) of the share capital of the Company as of the date hereof, as held by the Promoters in the Company , to the Investor, or (b) dilute their shareholding in the Investor (if any as on that date) to the extent of 5% (five percent) or more (as may be agreed between the Promoters and the Investor), at no cost or at the lowest permissible price under Applicable Laws, in the most tax efficient manner as envisaged under Applicable Laws. With respect to this Section 4.1, references to 5% shall mean 5% of the outstanding equity of the Company on the date of the execution of the Agreement.

4.2	The Promoters hereby convenant to the Investor that, within six months following the Closing Date, they shall transfer all of their ownership interest in the Company (33.6% of the share capital of the Company on a fully diluted basis) to the Investor in exchange for newly issued shares of common stock of the Investor in an amount which will enable Promoters to retain their 33.6% ownership interest of the Company through their interest in the Investor.

5.	further agreement by the company

The Company hereby covenants to the Investor that it shall, on the Closing Date, make a lump sum payment of USD250,000 to the Investor to be used as working capital and to set up entertainment centers in North America. The Company further covenants to the Investor that it shall arrange for a line of credit for the Investor under Applicable Law in an amount of up to USD2,000,000, which amount is subject to review from time to time by the board of directors of the Company and the Investor, until such time that the revenue the Investor generates is sufficient to meet its ongoing expenses.

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6.	applicability of the provisions of the SSA

6.1	Any further investment by the Investor into the Company shall be subject to the fulfilment of such conditions precedent as the Parties may agree in writing, including but not limited to the following:

(a)	Undertaking the requisite corporate actions and obtaining the necessary consents (from existing Shareholders or otherwise) for issuance of the additional Equity Shares;
(b)	There being no Material Adverse Effect; and
(c)	Obtaining a valuation report from a registered valuer in respect of the price of the Equity Shares under applicable foreign exchange laws of India, to the satisfaction of the Investor.

6.2	The provisions regarding Clause 4.2 (Fulfilment of Conditions Precedent), Clause 5.2 (Closing), Clause 5.3 (Consummation of transactions at Closing), Clause 5.4 (Conditions Subsequent to Closing), Clause 6 (Representations and Warranties) and Schedule 3 of the SSA shall mutatis mutandis apply to each investment made pursuant to this Agreement. The limitation on the Representations and Warranties with respect to each additional investment shall be with reference to the date of closing of each such investment.

6.3	The indemnification provisions set out in Clause 7 of the SSA shall mutatis mutandis apply to all further investments under this Agreement.

7.	representations of each party

7.1	Each Party severally represents and warrants as follows:

(a)	In case of a company, it is a duly registered company and has the power and capacity to execute and deliver this Agreement and to consummate the transactions under this Agreement and all approvals required by it for executing this Agreement and entering into and consummation of the transactions contemplated herein have been obtained.

(b)	In case of a company, the execution of this Agreement and entering into and consummation of transactions under this Agreement has been duly authorised and approved by such Party’s board / other appropriate authority and does not require any further authorisation or consent of any other Person.

(c)	Upon execution and delivery by such Party, this Agreement will constitute a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

(d)	The execution and delivery of this Agreement by such Party, the transactions contemplated in this Agreement does not contravene the provisions of Applicable Law or provisions of and/or constitute a default under its formation/constitutional documents (where applicable), or any Contract to which such Party is a party or which are applicable to it

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8.	MISCELLANEOUS

8.1	the Parties may discuss and terminate this Agreement at any time in writing, however no such termination shall be valid unless signed by all Parties hereto.

8.2	Any or all provisions of this Agreement may be amended, restated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all the Parties.

8.3	This Agreement shall be read together with the SSA.

8.4	The provisions of Clause 9 (Confidentiality), Clause 10 (Notices), Clause 11 (Governing Law), Clause 12 (Arbitration) and Clause 13 (Miscellaneous) of the SSA shall mutatis mutandis apply to this Agreement.

[Remainder of the page has been intentionally left blank]

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SCHEDULE 1

DETAILS OF THE PROMOTERS

Sl. No.	Name of the Promoter	Particulars
1.	AHA Holdings Private Limited

Attention: Mr. Santosh Apraj

Address: 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra

Phone number: 022-67400900

Fax no: +91 22 67400988

E-mail: santoshapraj@ahaholdings.co.in

2.	Shripal Morakhia	Address: 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra Email: shripal@smaaash.in

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SCHEDULE 2

SHAREHOLDING PATTERN OF THE COMPANY ON A FULLY DILUED BASIS AS ON THE CLOSING DATE

[To be inserted]

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IN WITNESS WHEREOF, the Parties have entered into and executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED by the within named Investor, I-AM Capital Acquisition Company

/s/Suheal Kanuga	/s/ F. Jacob Cherian

Name: Suhel Kanuga,CFO	Name: F. Jacob Cherian

SIGNED AND DELIVERED by the within named Company, Smaaash Entertainment Private Limited by the hand of Shripal Morakhia, authorised signatory.

/s/Shripal Morakhia

SIGNED AND DELIVERED by the within named Promoter, AHA Holdings Private Limited by the hand of

Shripal Morakhia, authorised signatory.

/s/Shripal Morakhia

SIGNED AND DELIVERED by Mr. Shripal Morakhia

/s/Shripal Morakhia

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SECOND AMENDMENT CUM ADDENDUM TO THE SHARE SUBSCRIPTION AGREEMENT DATED MAY 3, 2018

This second amendment cum addendum agreement ("Agreement") to the share subscription agreement dated May 3, 2018, as amended, is executed on this 2nd day of August, 2018 at New Delhi:

By and Amongst

I-AM Capital Acquisition Company, a company incorporated in the United States of America and having its registered office at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 (hereinafter referred to as the “Investor", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the First Part;

And

The Persons listed in SCHEDULE 1 (hereinafter referred to collectively, as the “Promoters” and individually, as a “Promoter", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include each of their respective heirs, permitted assigns and successors-in-interest, as the case may be) of the Second Part;

And

Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India, having its office at 1st Floor, Ambience Mall, Plot no. 2, Phase II, Nelson Mandela Marg, Delhi-110070, India (hereinafter referred to as the “Company", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the Third Part.

The Company, the Investor and the Promoters shall hereinafter be individually referred to as a “Party” and collectively referred to as the “Parties".

WHEREAS:

A.	The Parties have entered into a share subscription agreement dated May 3, 2018 pursuant to which the Investor has agreed to invest an amount of up to USD 49,000,000 (United States Dollars Forty Nine Million only) into the Company for subscription to Equity Shares in accordance with the terms and conditions set out therein ("SSA").

B.	The Parties have also entered into a shareholders’ agreement dated May 3, 2018 governing the terms of management and transfer restrictions in the Company with respect to the Investor ("SHA").

C.	The Parties have entered into an amendment cum addendum agreement on June 22, 2018, pursuant to which the parties amended certain provisions of the SSA and recorded their understanding with respect to the further agreements by the Promoters and a further investment by the Investor into the Company (“Addendum”).

D.	The Parties are entering into this Agreement to remove the arbitration provision of the SSA and the Addendum.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the SSA, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	The terms used in capitalized form in this Agreement but not defined herein shall have the meaning ascribed to such terms in the SSA.

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1.2	The principles of interpretation set out in Clause 1.2 of the SSA shall mutatis mutandis apply to this Agreement.

2.	AMENDMENTS TO THE SSA and ADDENDUM

2.1	Clause 8.3 of the SSA shall be amended and replaced in its entirety with the below:

“8.3	Consequences of Termination

On the termination of this Agreement in accordance with Clause 8.2 above, all rights and obligations of the Parties shall terminate forthwith, save for the rights that are already accrued and the rights and obligations of the Parties under Clause 7 (Indemnification), Clause 8 (Effective Date and Termination), Clause 9 (Confidentiality), Clause 10 (Notices), and Clause 11 (Governing Law) of this Agreement and all such provisions of this Agreement that expressly or by their nature survive termination.”

2.2	Clause 11 of the SSA shall be amended and replaced in its entirety with the below:

“11.	GOVERNING LAW

This Agreement shall be governed and interpreted by, and construed in accordance with the laws of India, without regard to conflict of law principles. The courts of New Delhi shall have jurisdiction in respect of all matters relating to or arising out of this Agreement.”

2.3	Clause 12 of the SSA shall be amended and replaced in its entirety with the below.

“12.	[RESERVED].”

2.4	Clause 8.4 of the Addendum shall be amended and replaced in its entirety with the below:

“The provisions of Clause 9 (Confidentiality), Clause 10 (Notices), Clause 11 (Governing Law) and Clause 13 (Miscellaneous) of the SSA shall mutatis mutandis apply to this Agreement.”

3.	representations of each party

3.1	Each Party severally represents and warrants as follows:

(a)	In case of a company, it is a duly registered company and has the power and capacity to execute and deliver this Agreement and to consummate the transactions under this Agreement and all approvals required by it for executing this Agreement and entering into and consummation of the transactions contemplated herein have been obtained.

(b)	In case of a company, the execution of this Agreement and entering into and consummation of transactions under this Agreement has been duly authorised and approved by such Party’s board / other appropriate authority and does not require any further authorisation or consent of any other Person.

(c)	Upon execution and delivery by such Party, this Agreement will constitute a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

(d)	The execution and delivery of this Agreement by such Party, the transactions contemplated in this Agreement does not contravene the provisions of Applicable Law or provisions of and/or constitute a default under its formation/constitutional documents (where applicable), or any Contract to which such Party is a party or which are applicable to it.

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5.	MISCELLANEOUS

5.1	the Parties may discuss and terminate this Agreement at any time in writing, however no such termination shall be valid unless signed by all Parties hereto.

5.2	Any or all provisions of this Agreement may be amended, restated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all the Parties.

5.3	This Agreement shall be read together with the SSA and the Addendum.

5.4	The provisions of Clause 9 (Confidentiality), Clause 10 (Notices), Clause 11 (Governing Law) and Clause 13 (Miscellaneous) of the SSA shall mutatis mutandis apply to this Agreement.

[Remainder of the page has been intentionally left blank]

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SCHEDULE 1

DETAILS OF THE PROMOTERS

Sl. No.	Name of the Promoter	Particulars
1.	AHA Holdings Private Limited

Attention: Mr. Santosh Apraj

Address: 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra

Phone number: 022-67400900

Fax no: +91 22 67400988

E-mail: santoshapraj@ahaholdings.co.in

2.	Shripal Morakhia	Address: 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra Email: shripal@smaaash.in

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IN WITNESS WHEREOF, the Parties have entered into and executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED by the within named Investor, I-AM Capital Acquisition Company

/s/ Suhel Kanuga	/s/ F. Jacob Cherian
Name: Suhel Kanuga, CFO	Name: F. Jacob Cherian, CEO

SIGNED AND DELIVERED by the within named Company, Smaaash Entertainment Private Limited by the hand of Shripal Morakhia, authorised signatory.

/s/Shripal Morakhia

SIGNED AND DELIVERED by the within named Promoter, AHA Holdings Private Limited by the hand of Shripal Morakhia, authorised signatory.

/s/Shripal Morakhia

SIGNED AND DELIVERED by Mr. Shripal Morakhia

/s/Shripal Morakhia

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ANNEX B

MASTER LICENSE AND DISTRIBUTION AGREEMENT

This Master License and Distribution Agreement ("Agreement") is made and entered into on the [•] day of [•], 2018 (the "Effective Date") at Mumbai, by and between Smaaash Entertainment Private Limited, an Indian company, with an address at Trade View, Level 2, Kamala Mills, Lower Parel, Mumbai 400013, India ("Licensor"), and I-AM Capital Acquisition Company, a company incorporated in the United States of America, with an address at 1345 Avenue of the Americas, 2nd floor, New York, 10105 ("Licensee”).

RECITALS

A.           WHEREAS, Licensor operates entertainment centers throughout India as well as at the Mall of the Americas in Minneapolis Minnesota where Licensor, through its virtual reality and sports simulation technology, provides specialized equipment and related products so that Licensor’s customers may experience the opportunity to experience various sport and recreational activities through the use of such equipment and products, the details of which are morefully set out in Exhibit A to this Agreement (the “Products"); and

B.          WHEREAS, Licensee is [•] (add the business of the Licensee); and

C.           WHEREAS, Licensor desires to appoint Licensee, and Licensee desires to be so appointed, to act as Licensor’s exclusive licensee and distributor of Products in the territories of North America and South America ("Territory"), upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, the parties agree as follows:

1.           Grant of License and Distribution Rights and Grant Limitations

1.1          Grant of License and Distribution Rights. Licensor hereby grants to Licensee the exclusive right to purchase Products directly from Licensor and distribute Products in the Territory in the name of the Licensor and on its own account to customers located in the Territory ("Distribution Right"). All the Products sold by Licensor to Licensee shall be further sold to the third party sub-licensees of Licensee.

1.2           Additional Considerations

(a)           Pricing. Licensee shall be entitled to sell the Products further to any third party franchisees of the Licensee at a minimum of 15% (fifteen percent) margin over and above the price at which the Licensor sold the Products to Licensee. If requested by Licensor, Licensee shall furnish to Licensor a list of prices for Products to Licensee’s customers prior to the date Licensee commences distributing any Product to any third party. Although Licensee is free to establish its wholesale prices for Products in its discretion, Licensee’s wholesale prices for Products shall be maintained at a level which would encourage the development of sales of Products while maintaining the image of Products and the Marks (as hereinafter defined).

(b)           Operation of Licensee’s Business. Licensee shall maintain good customer relations in accordance with prudent and reasonable business practices. Licensee shall perform its obligations hereunder without using subcontractors, sub-distributors, independent sales representatives, agents, Licensee’s affiliates or other non-employees ("Third Parties") to perform the obligations of Licensee under this Agreement unless they have been approved, in writing, in advance, by Licensor, such approval not to be unreasonably withheld.

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2.           Term The term of this Agreement shall commence as of the Effective Date and shall continue until terminated as hereinafter provided (the “Term"). Each calendar year during the Term is sometimes hereinafter referred to as a “Contract Year.”

3.           Purchase of Products

3.1          Purchase Price of Products; Risk of Loss. Unless otherwise agreed by the Parties in writing and subject to Section 1.2 (a), Products shall be purchased by Licensee from Licensor at such prices and on such terms as may be agreed by the parties from time to time. Title to and risk of loss of Products purchased by Licensee from Licensor shall pass at the delivery point (on ex-works basis) as specified in the applicable purchase order. Upon sale of the Products, Licensor shall only be responsible for any inherent manufacturing defects in the Products, provided that such manufacturing defect is notified to Licensor at least within a period of 2 (two) months from the date of installation of the Products. Licensor shall also maintain an inventory of the required spare parts for the Products.

3.2          Purchase Orders.

(a)          Unless otherwise agreed by the Parties in writing, Licensee shall place with Licensor, Licensee’s orders for Products at regular intervals during each Contract Year sufficiently in advance of Licensor’s order deadlines and scheduled delivery dates.

(b)          Licensee shall place its orders for Products upon Licensor through purchase order forms (or purchase order forms acceptable to Licensor), the terms of which shall be applicable thereto except that, if any terms thereof are inconsistent with the terms set forth in this Agreement, the terms set forth herein shall prevail and control. Licensor shall issue its confirmation of such order if Licensor deems such order acceptable, including in such confirmation the anticipated date of delivery and prices of the Products subject to such order.

3.3          Payment Terms. Unless otherwise agreed in writing by Licensor, all invoices from Licensor to Licensee are payable, by wire transfer in U.S. Dollars, to such bank account designated by Licensor to Licensee in writing.

3.4          Maintenance. Licensor shall be responsible for providing all maintenance services with respect to the Products during the first Contract Year, free of any charges. From the second Contract year, the maintenance services shall be provided by Licensor to Licensee on the basis of an annual maintenance contract entered between the parties for this purpose. In the event of any defects in the products including any manufacturing defects brought by the customer / Licensee beyond the time period mentioned in Section 3.1, then any services provided by Licensor shall be covered under the annual maintenance contract, or the customer or Licensee shall be required to purchase the spare parts from Licensor.

4.           Grant of License in the Trademarks

4.1          License. Subject to the terms of this Agreement (including all obligations to first obtain Licensor’s written approval), Licensor hereby grants to Licensee the right to use the Trademarks (the details of which are set out in Exhibit B to this Agreement), on a royalty-free basis, for the purpose of promoting the sale of Products in the Territory. Licensee is in particular entitled to:

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(a)          offer, market and/or distribute Products under the Trademarks; and

(b)          use the Trademarks on business stationery and/or in advertising in connection with the advertising, promotion and distribution of Products in the Territory.

4.2          Exclusivity of License. Except as provided in the next sentence, the license granted herein shall be exclusive. “Exclusivity” shall mean that Licensor shall not grant any further licenses to third parties in the Trademarks for use in connection with sales of Products in the Territory, and the Licensee shall not enter into any arrangement or agreement with any third parties for the sale of any products (either directly or indirectly) identical or similar to the Products, in the Territory; provided, however, that Licensor may continue to use the Trademarks in the Territory in connection with the operation of Licensor’s entertainment centers and/or at other locations owned by Licensor or third parties.

4.3          Form of Use. Unless otherwise provided herein or agreed by the parties in writing, Licensee shall use the Trademarks that are registered in the Territory in their registered form.

5.           Compliance with Law Licensee shall ensure that all Products will be offered for sale, sold, manufactured, labeled, packaged, distributed, advertised, marketed, promoted, publicized and otherwise exploited, in accordance with all applicable laws and regulations in the Territory, including without limitation, all customs requirements and country of origin regulations, those laws and regulations relating to health and safety.

6.           Marketing and Promotional Activities

6.1          Best Efforts.

(a)          Licensee shall exercise its best efforts to effectively market, promote, and sell Products throughout the Territory. Licensee shall represent Licensor at IAAPA and any other conferences as may be requested by Licensor.

(b)          Unless otherwise agreed by Licensor in writing, throughout the Term, Licensee shall maintain an organizational structure and sales force reasonably necessary to adequately support the advertising, marketing, sales and distribution of Products throughout the Territory. Licensor shall ensure that the services of at least 2 (two) of its employees are provided to Licensee for coordinating and remedying any maintenance claims with respect to the Products.

6.2          Promotional Material and Products. Licensee shall submit to Licensor, for Licensor’s prior written approval, samples of all advertising and promotional materials that Licensee desires to use to promote the Products, including without limitation, print and online advertising designs, trade show display materials, press releases and interviews for publication in any media ("Promotional Material"). Licensee shall modify any disapproved Promotional Material to satisfy Licensor’s reasonable objections so that it is acceptable to Licensor. Licensor shall provide Licensee with the creative elements of any Promotional Materials that Licensor creates or acquires for use in connection with the advertising and sale of Products outside the Territory.

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7.           Intellectual Property

7.1          Ownership.

(a)          Licensor is the sole owner of any intellectual property rights relating to the Products existing as of the Effective Date, including, but not limited to, the Trademarks and all the goodwill relating thereto (the “Licensor Property"). Licensee, by reason of this Agreement, has not acquired any right, title, interest or claim of ownership in any of the Licensor Property in the Territory or elsewhere, except to the extent provided under the license granted under Section 4.

(b)          Licensee acknowledges that (i) Licensor is the sole and exclusive owner of all right, title and interest in any Licensor Property; (ii) nothing contained in this Agreement shall give to Licensee any right, title or interest in any Licensor Property; and (iii) Licensee’s use of the Licensor Property, and any associated goodwill, shall inure only to the benefit of Licensor and shall be deemed to be solely the property of Licensor should this Agreement be terminated for any reason.

7.2          Registration and Cooperation. Licensee shall not, directly or indirectly, seek or obtain any new registration for Licensor Property (including without limitation, any colorable imitations, translations, or transliterations thereof), anywhere in the world without Licensor’s prior written consent. If Licensee has obtained or obtains in the future, in any country, any right, title or interest in any Licensor Property notwithstanding the previous sentence (including any colorable imitations, translations, or transliterations thereof), Licensee will be deemed to have so acted as an agent and for the benefit of Licensor for the limited purpose of obtaining such registrations and assigning them to Licensor. Licensee shall execute, for no additional consideration, any and all documents deemed necessary by Licensor or its attorneys to be necessary to transfer such right, title or interest to Licensor.

7.3          No Challenges. Licensee shall not do anything or suffer anything to be done which may adversely affect any rights of Licensor in and to any Licensor Property, or any registrations thereof or which, directly or indirectly, may reduce or dilute the value or distinctiveness of such Licensor Property, in particular the Trademarks, or disparage or detract from Licensor’s reputation. Licensee shall not challenge, directly or indirectly, Licensor’s interest in, or the validity of, any Licensor Property, or any application for registration or trademark registration thereof or any rights of Licensor therein. The provisions of this Section 7.3 shall survive the termination of this Agreement.

8.           Third Party Infringements; Attacks on Use of the Marks; Cooperation

8.1          Third Party Infringements.

(a)          Mutual Information. Each of the parties shall inform the other without undue delay when such party becomes aware of any infringements of any of the Licensor Property in the Territory.

(b)          Initiation of Action. Any actions against infringers of any of the Licensor Property, whether or not such actions involve litigation (including any actions taken to oppose a third party application to register an infringing trademark or a cancellation action against a third party’s infringing trademark registration), shall be exclusively reserved to Licensor, unless otherwise agreed by Licensor in writing. Notwithstanding the foregoing, Licensor shall be under no obligation to initiate any such action. If requested by Licensor, Licensee shall support Licensor, at Licensor’s expense, in any such proceedings and, if requested by Licensor, Licensee shall promptly provide Licensor with any any relevant documentation in Licensee’s possession.

8.2          Attacks on the Use of the Licensor Property. Each of the parties shall inform the other if it becomes aware of a claim by a third party that the use of any of any of the Licensor Property infringes on the rights of such third party. If requested by Licensor, Licensee shall support Licensor, at Licensor’s expense, in connection with Licensor’s defense against any such third party claims. Unless otherwise agreed by Licensor in writing, Licensor shall take the lead in any defense against a third party action, whether brought against Licensor and/or Licensee. The decision whether or not a defense is appropriate shall be in Licensor’s sole discretion. Licensee shall not settle any third party claims against it regarding its use of any of the Licensor Property without the prior written consent of Licensor.

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8.3          Indemnity. The Licensee shall indemnify and hold the Licensor, its affiliates and their respective agents and employees harmless from all claims, actions, suits, damages, costs and expenses in relation to or arising out of the breach of any representations, warranties, covenants and obligations of the Licensee as set out in this Agreement. The indemnification rights of the Licensor shall be without prejudice to, and independent of any other rights and remedies that the Licensor may have at law or in equity, including the right to seek specific performance, injunctive relief or restitution, none of which rights or remedies shall be affected or diminished thereby. The provisions of this Section 8.3 shall survive the termination of this Agreement.

9.           Termination

9.1        Termination by Mutual Agreement. This Agreement may be terminated at any time upon the mutual written agreement of the parties.

9.2        Termination by Licensor with Notice. Licensor may terminate this Agreement upon thirty (30) days written notice to Licensee upon the occurrence of any of the following:

(a)          Licensee fails to make any payment required under or in connection with this Agreement; or

(b)          Licensee fails to use its best efforts to market, promote and sell the Products within the Territory and such failure is not cured within thirty (30) days of Licensor’s notification to Licensee of such failure.

9.3        Termination by Licensee with Notice. Licensee may terminate this Agreement, for any reason or no reason, upon not less than one hundred twenty (120) days’ notice to Licensor.

9.4        Termination for Cause. This Agreement may be terminated by either party for “Cause” without the need of providing a notice period prior to such termination becoming effective. “Cause” shall exist if circumstances occur which, taking into consideration the substance and purpose of this Agreement, would make it unreasonable for one or both of the parties to continue the contractual relationship and the other party fails to cure the cause (assuming that such cause is susceptible to cure) within thirty (30) days after the date of receipt of a corresponding written notice ("Remedy Notice"). If such cause by its nature is not curable, then no such Remedy Notice is required. Without limiting the generality of the foregoing, a party may terminate this Agreement for “Cause” if:

(a)          the other party to this Agreement is in breach of one or more of its material obligations; or

(b)          the other party to this Agreement becomes insolvent, generally cannot pay its obligations when due or otherwise suffers a substantial deterioration of its financial situation, or if insolvency/bankruptcy proceedings are initiated against such party or such party initiates any dissolution or liquidation of its business and/or assets.

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9.5        Effects of Termination.

(a)        Upon the termination of this Agreement any indebtedness of Licensee to Licensor shall become immediately due and payable. Within ten (10) days after any such termination of this Agreement, Licensee shall furnish to Licensor a full and complete statement setting forth (i) the inventory of Products then on hand, including Licensee’s wholesale price thereof, and (ii) a list of outstanding orders received, accepted and approved by Licensee at the time of the termination of this Agreement, including the relevant details of each such order. Licensee shall cease to accept new orders for Products as of the date of termination of this Agreement. Licensee shall consult with Licensor regarding Licensee’s pending orders for Products and Licensor shall determine whether to permit Licensee to continue distribution of Products to fill the pending orders, to direct Licensee to cancel the pending orders, or to assume or have a third party assume the obligation to fill pending orders.

(b)        All benefits which may accrue by reason of the activities of Licensee hereunder shall be deemed transferred automatically to Licensor, and all licenses and other rights granted to Licensee hereunder shall immediately cease. Unless otherwise agreed by Licensor in writing, Licensee shall immediately discontinue the advertising and marketing of Products.

(c)        Each of the parties shall continue to maintain in confidence any and all confidential information received from the other party. At Licensor’s election, Licensor may purchase from Licensee any materials used by Licensee for the distribution, sale, advertising, marketing, promotion, publicizing or other exploitation of Products, including all Promotional Materials, Licensor Property, or any other materials which contain any of the Trademarks.

(d)          Subject to the provisions of subsections (a) and (e) hereof, upon the termination of this Agreement, Licensee shall have a period of one hundred eighty (180) days to sell and ship to its customers, on a non-exclusive basis, current inventory of Products within the Territory to fill pending orders (“Sell-Off Period”). All sales during the Sell-Off Period are expressly subject to all of the terms and conditions contained in this Agreement, including without limitation, prohibitions against selling Products outside of the Territory (or to parties who may sell Products outside the Territory). Any Products remaining in Licensee’s inventory at the end of the Sell-Off Period shall be shipped to Licensor or its designee at Licensor’s expense. Licensor shall pay to Licensee Licensee’s landed cost for any such Products then remaining in Licensee’s inventory as of the end of the Sell-Off Period.

(e)          Notwithstanding the provisions of subsection (d) above, Licensor shall have the right to purchase all or part of Licensee’s inventory of Products then remaining upon the termination of this Agreement, at Licensee’s landed cost for any such Products then remaining in Licensee’s inventory, in which case Licensee shall have no Sell-Off Period for such Products.

(f)           The termination of this Agreement for any reason shall not affect obligations accrued prior to the effective date of such termination of this Agreement or any obligations which, either expressly or from the context of this Agreement, are intended to survive the termination of this Agreement.

10.         Notices and Other Communications All reports, approvals, requests, demands, notices and other communications (collectively “Communications") required or permitted by this Agreement shall be in writing and signed by a duly authorized officer of or such other individual designated in writing by a party. Communications will be duly given if delivered personally, if mailed (by registered mail, return receipt requested) or if delivered by nationally-recognized courier or mail service which requires the addressee to acknowledge, in writing, the receipt thereof, to the party concerned at the following addresses (or at any other address as a party may specify by notice in writing to the other):

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If to Licensor:	Smaaash Entertainment Private Limited
Trade View, Level 2
Kamala Mills
Lower Parel, Mumbai 400013, India
Attention: Mr. Vishwanath Kotian

If to Licensee:	1345 Avenue of the Americas, 11th floor,
New York, NY 101015, USA
Attention: Mr. Suhel Kanuga

11.         Miscellaneous

11.1         Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to its subject matter, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

11.2         Representations and warranties. Each of the parties represents and warrants to the other party that, (i) the Agreement constitutes a valid, legal and binding obligation of such party and is enforceable against such party in accordance with its terms, (ii) it has the power and authority to execute the Agreement and perform all its terms, and (iii) the execution and performance of this Agreement shall not violate any charter documents of such party, contravene any provisions of law as applicable to such party (including any order, decree, injunction of any competent court) or conflict with the provisions of any material agreement or contract executed by such party. The provisions of this Section 11.2 shall survive the termination of this Agreement.

11.3         Governing Law. (a) The parties hereto have expressly agreed that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law.

(b)           Except as hereafter provided, the parties hereby consent to the jurisdiction of the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York to resolve any dispute arising under this Agreement.

(c)           In the event of any litigation or other action arising out of this Agreement, the court shall award to the substantially prevailing party all reasonable costs and expenses including reasonable attorneys fees.

11.4        WAIVER OF JURY. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, WHETHER NOW OR EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE TRIAL BY JURY COURT, AND THAT ANY PROCEEDINGS WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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11.5        Force Majeure. The parties will not be liable to each other for any failure or delay in performance, other than failure to make timely payments due under this Agreement, if it is because of earthquake, flood, fire, acts of God, civil unrest, terrorism, acts of any governmental authority or any other reason beyond the reasonable control of either or both of the parties ("Force Majeure"). However, either party may terminate this Agreement by and upon notice to the other if the other is unable to perform any of its material obligations for a period of thirty (30) days by reason of a Force Majeure.

11.6        No Joint Venture. Nothing herein is intended to constitute the parties as partners or as joint venturers, or either as agent of the other, and neither party may obligate or bind the other.

11.7        Headings, Definitions and other particulars. Headings and titles of sections and/or paragraphs are for convenience only. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The use of ‘including’ in this Agreement shall be construed as illustrative.

11.8        Amendment. This Agreement shall, from the Effective Date, bind the parties to the terms herein and cannot be amended without the consent of the parties. Further, this Agreement cannot be terminated by any party except in accordance with Clause 9 of this Agreement.

11.9        Assignment. The Licensor shall be entitled to assign, transfer, encumber or dispose of any of its rights and or obligations under this Agreement, including to an affiliate, without the prior written consent of the Licensee. The Licensee shall not be entitled to assign, transfer, encumber or dispose of any of its rights and or obligations under this Agreement, including to an affiliate, without the prior written consent of the Licensor.

11.10      Expenses. The Licensee shall bear all the costs and expenses in relation to the execution of this Agreement and the consummation of all the transactions hereunder.

11.11      Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (".pdf”) shall be as effective as signing and delivering the document in person.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

SMAAASH ENTERTAINMENT PRIVATE LIMITED

By:

Name:

Title:

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I-AM CAPITAL ACQUISITION COMPANY

By:

Name:

Title:

(exhibits follow)

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Exhibit A

Products

Products shall include the following:

●	Finger Coaster
●	Super Keeper
●	Cricket Lanes
●	Walk the Plank
●	Human Claw
●	Camel ride
●	Arcade games
●	Any other game as and when finalized and any new games which may be launched.

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Exhibit B

Trademarks

Separately annexed.

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ANNEX C

MASTER FRANCHISE AGREEMENT

This Master Franchise Agreement ("Agreement") is made and entered into on the [•] day of [•], 2018 (the “Effective Date") at Mumbai, by and between Smaaash Entertainment Private Limited, an Indian company, with its address at Trade View, Level 2, Kamala Mills, Lower Parel, Mumbai 400013, India ("Franchisor") and I-AM Capital Acquisition Company, a company incorporated in the United States of America, with an address at 1345 Avenue of the Americas, 2nd floor, New York, 10105 ("Franchisee”).

RECITALS

A.            WHEREAS, Franchisor operates entertainment centers and gaming arcades throughout India as well as at the Mall of the Americas in Minneapolis Minnesota where Franchisor, through its virtual reality and sports simulation technology and proprietary gamification technologies provides sport and recreational activities/services; and

B.            WHEREAS, Franchisee is [•] (add the business of the Franchisee); and

C.            WHEREAS, Franchisor desires to appoint Franchisee, and Franchisee desires to be so appointed, to act as Franchisor’s exclusive Franchisee in the territories of North America and South America ("Territory") in the manner set out in this Agreement, for setting up, managing and operating entertainment centres and gaming arcades involving virtual reality, sports simulation technology and proprietary gamification technologies to provide sport and recreational activities/services to the public ("Smaaash Centres"), upon the terms and subject to the conditions hereinafter provided.

NOW, THEREFORE, the parties agree as follows:

1.           Grant of Franchise

1.1           Rights granted to the Franchisee. Subject to Section 1.2, Franchisor hereby grants to Franchisee the exclusive right, (a) to establish and operate Smaaash Centres in the Territory, (b) to sub-license the right to establish and operate Smaaash Centres to third party franchisees in and for the Territory, (c) a license to use the products and other services developed by Franchisor with respect to the Smaaash Centres (including a right to authorise the use of products and services developed by the Franchisor by third party franchisees), in the Territory, and (d) to identify third party franchisees for the Smaaash Centres in the Territory. The rights granted herein include the limited license to use the Trademarks of the Franchisor (the details of which are morefully set out in Exhibit A), as set out in Section 3 of this Agreement, for the purposes of establishing and operating the Smaaash Centres in the Territory. It is clarified that if third party franchisees shall be establishing and operating Smaaash Centres in the manner contemplated under this Agreement, then the Franchisee shall ensure that such third party franchisees complies with all the obligations and duties of the Franchisee, as recorded under this Agreement, and to this extent, Franchisee may enter into relevant agreements with such third party franchisees.

1.2           Notwithstanding the right granted to the Franchisee in Section 1.1, the Franchisor and its affiliates shall retain the right on the terms and conditions that the Franchisor may deem fit and without granting any rights therein to the Franchisee, (i) to own, acquire, establish and / or operate, and to a grant a license to third parties to establish and operate Smaaash Centres at any location outside the Territory, and (ii) to own, acquire, establish and / or operate, and to grant a license to third parties to establish and operate, gaming and entertainment centres under other proprietary marks or other systems, whether such centres are the same, similar or different from the Smaaash Centres, at any location within or outside the Territory.

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1.3            This arrangement has been entered into by the parties on an arms’ length basis. All commercials between the parties in relation to the transactions contemplated under this Agreement, if not specifically provided in this Agreement, shall be agreed mutually between the parties.

1.4            Additional Considerations

(a)            Pricing. Franchisor and Franchisee shall agree upon and decide the locations at which the Smaaash Centres shall be set up within the Territory. The Franchisee shall not be entitled to set up any new Smaaash Centres without consulting with, and obtaining the prior written consent of Smaaash.

(b)           The prices of the products and services offered in each of the Smaaash Centres shall be decided mutually among the parties. Any revision to the agreed fees, including any discounts or prizes or other promotional measures shall require the prior written consent from Franchisor.

(c)            Franchisee or the third party franchisee, as the case may be, shall be entitled to receive the revenue generated from each of the Smaaash Centres. If third party franchisees are operating the Smaaash Centres, then the Franchisee shall be entitled to receive, (i) 5% (five percent) of the capital expenditure as agreed among the parties for the particular Smaaash Centre as sign -on fees or upfront advance, and (ii) 5% (five percent) fee or commission of the revenue generated by such third party franchisees from the Smaash Centres on an annual basis.

1.5           Operation of Smaaash Centres. Franchisee or third party sub – franchisees shall be under an obligation to set up at least 6 (six) Smaaash Centres during the first Contract Year or any other time period as may be provided by Franchisor. The Smaaash Centres shall be established and operated in the Territory using the assumed trade name ’Smaaash’ or any other trade name that the Franchisor may designate. Franchisee shall maintain good customer relations in accordance with prudent and reasonable business practices. Franchisee shall perform its obligations hereunder without using subcontractors, sub-distributors, independent sales representatives, agents, Franchisee’s affiliates or other non-employees ("Third Parties") to perform the obligations of Franchisee under this Agreement except to the contrary specifically stated in this Agreement or unless they have been approved, in writing, in advance, by Franchisor, such approval not to be unreasonably withheld.

2.            Term The term of this Agreement shall commence as of the Effective Date and shall continue until terminated as hereinafter provided (the “Term"). Each calendar year during the Term is sometimes hereinafter referred to as a “Contract Year.”

3.            Grant of License in the Trademarks

3.1           License. Subject to the terms of this Agreement (including all obligations to first obtain Franchisor’s written approval), Franchisor hereby grants to Franchisee the right to use the Trademarks (the details of which are set out in Exhibit A to this Agreement) (including sub-licensing this right to third party franchisees with the approval of Franchisor), on a royalty-free basis, for the purpose of operating and promoting the Smaaash Centres in the Territory. Franchisee is, in particular entitled to:

(a)           offer, market and/or distribute any products and services in connection with the Smaaash Centres under the Trademarks; and

(b)           use the Trademarks on business stationery and/or in advertising in connection with the advertising, promotion and distribution of Smaaash Centres in the Territory.

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3.2           Exclusivity of License. Except as provided in the next sentence, the license granted herein shall be exclusive. “Exclusivity” shall mean that Franchisor shall not grant any further licenses to third parties in the Trademarks for use in connection with Smaaash Centres in the Territory, and the Franchisee shall not enter into any arrangement or agreement with any third parties for establishing or operating any gaming and entertainment centres identical or similar to Smaaash Centres, in the Territory except as otherwise provided in this Agreement; provided, however, that Franchisor may continue to use the Trademarks in the Territory in connection with the operation of Franchisor’s entertainment centers already set up as of the Effective Date in the Territory. The restriction contained in this Agreement shall apply on the parties throughout the Term.

3.3           Form of Use. Unless otherwise provided herein or agreed by the parties in writing, Franchisee shall use the Trademarks that are registered in the Territory in their registered form.

4.            Compliance with Law Franchisee shall ensure that the Smaaash Centres shall be set up, established, operated, managed, advertised, marketed, promoted, publicized and otherwise exploited, in accordance with all applicable laws and regulations in the Territory, including without limitation, all customs requirements and country of origin regulations.

5.            Marketing and Promotional Activities

5.1           Best Efforts.

(a)           Franchisee shall exercise its best efforts to effectively market, promote, and publicise the Smaaash Centres throughout the Territory. Franchisee shall also be obligated to identify suitable locations to set up the Smaaash Centres. Franchisee shall comply with, and ensure that the third party sub-franchisees comply with the standards prescribed by Franchisor (as provided in the operating manuals which shall be shared by Franchisor with Franchisee) with respect to the services, products and operations of the Smaaash Centres and shall operate the Smaaash Centres in strict conformity with such standards and specifications as Franchisor may from time to time prescribe to Franchisee. Franchisee shall refrain from deviating from such standards and specifications without Franchisor’s prior written consent and from otherwise operating in any manner which reflects adversely on the Trademarks and Smaaash Centres.

(b)           Unless otherwise agreed by Franchisor in writing, throughout the Term, Franchisee shall maintain, and shall ensure that the third party sub – franchisees maintain an organizational structure or local management reasonably necessary to adequately support the advertising, marketing and promotion of the Smaaash Centres and the services and products offered by Smaaash Centres throughout the Territory. The third party sub – franchisees shall also be responsible for all employee related compliances as per the relevant applicable laws. Towards this purpose, Franchisee shall appoint a qualified chief operating officer, in consultation with Franchisor, to undertake and manage the obligations of Franchisee as set out in this Agreement. Franchisor shall also be entitled to designate and appoint personnel from its managerial team to assist and train the personnel and staff of the Franchisee or any other third party sub - franchisee in setting up the Smaaash Centres, and further provide technical and design knowledge to the third party sub - franchisees.

5.2           Promotional Material and Products. Franchisee shall submit to Franchisor, for Franchisor’s prior written approval, samples of all advertising and promotional materials that Franchisee desires to use to promote Smaaash Centres, including without limitation, print and online advertising designs, trade show display materials, press releases and interviews for publication in any media ("Promotional Material"). Franchisee shall modify any disapproved Promotional Material to satisfy Franchisor’s reasonable objections so that it is acceptable to Franchisor. Franchisor shall provide Franchisee with the creative elements of any Promotional Materials that Franchisor creates or acquires for use in connection with the advertising and sale of Products outside the Territory.

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6.            Intellectual Property

6.1           Ownership.

(a)            Franchisor is the sole owner of any and all intellectual property rights relating to the Smaaash Centres and their products and services existing as of the Effective Date, including, but not limited to, the Trademarks and all the goodwill relating thereto (the “Franchisor Property"). Franchisee, or any third party franchisee, by reason of this Agreement, has not and shall not acquire any right, title, interest or claim of ownership in any of the Franchisor Property in the Territory or elsewhere, except to the extent provided under the license granted under Sections 1 and 3 of this Agreement.

(b)           Franchisee acknowledges that, (i) Franchisor is the sole and exclusive owner of all right, title and interest in any Franchisor Property; (ii) nothing contained in this Agreement shall give to Franchisee any right, title or interest in any Franchisor Property; and (iii) Franchisee’s use of the Franchisor Property, and any associated goodwill, shall inure only to the benefit of Franchisor and shall be deemed to be solely the property of Franchisor should this Agreement be terminated for any reason.

6.2            Registration and Cooperation. Franchisee shall not, directly or indirectly, seek or obtain any new registration for Franchisor Property (including without limitation, any colorable imitations, translations, or transliterations thereof), anywhere in the world without Franchisor’s prior written consent. If Franchisee has obtained or obtains in the future, in any country, any right, title or interest in any Franchisor Property notwithstanding the previous sentence (including any colorable imitations, translations, or transliterations thereof), Franchisee will be deemed to have so acted as an agent and for the benefit of Franchisor for the limited purpose of obtaining such registrations and assigning them to Franchisor. Franchisee shall execute, for no additional consideration, any and all documents deemed necessary by Franchisor or its attorneys to be necessary to transfer such right, title or interest to Franchisor.

6.3            No Challenges. Franchisee shall not do anything or suffer anything to be done which may adversely affect any rights of Franchisor in and to any Franchisor Property, or any registrations thereof or which, directly or indirectly, may reduce or dilute the value or distinctiveness of such Franchisor Property, in particular the Trademarks, or disparage or detract from Franchisor’s reputation. Franchisee shall not challenge, directly or indirectly, Franchisor’s interest in, or the validity of, any Franchisor Property, or any application for registration or trademark registration thereof or any rights of Franchisor therein. The provisions of this Section 6.3 shall survive the termination of this Agreement.

7.            Third Party Infringements; Attacks on Use of the TradeMarks; Cooperation

7.1            Third Party Infringements.

(a)            Mutual Information. Each of the parties shall inform the other without undue delay when such party becomes aware of any infringements of any of the Franchisor Property in the Territory.

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(b)            Initiation of Action. Any actions against infringers of any of the Franchisor Property, whether or not such actions involve litigation (including any actions taken to oppose a third party application to register an infringing trademark or a cancellation action against a third party’s infringing trademark registration), shall be exclusively reserved to Franchisor, unless otherwise agreed by Franchisor in writing. Notwithstanding the foregoing, Franchisor shall be under no obligation to initiate any such action. If requested by Franchisor, Franchisee shall support Franchisor, at Franchisor’s expense, in any such proceedings and, if requested by Franchisor, Franchisee shall promptly provide Franchisor with any any relevant documentation in Franchisee’s possession.

7.2            Attacks on the Use of the Franchisor Property. Each of the parties shall inform the other if it becomes aware of a claim by a third party that the use of any of any of the Franchisor Property infringes on the rights of such third party. If requested by Franchisor, Franchisee shall support Franchisor, at Franchisor’s expense, in connection with Franchisor’s defense against any such third party claims. Unless otherwise agreed by Franchisor in writing, Franchisor shall take the lead in any defense against a third party action, whether brought against Franchisor and/or Franchisee. The decision whether or not a defense is appropriate shall be in Franchisor’s sole discretion. Franchisee shall not settle any third party claims against it regarding its use of any of the Franchisor Property without the prior written consent of Franchisor.

7.3            Indemnity. The Franchisee shall indemnify and hold the Franchisor, its affiliates and their respective agents and employees harmless from all claims, actions, suits, damages, costs and expenses in relation to or arising out of the breach of any representations, warranties, covenants and obligations of the Franchisee as set out in this Agreement. The indemnification rights of the Franchisor shall be without prejudice to, and independent of any other rights and remedies that the Franchisor may have at law or in equity, including the right to seek specific performance, injunctive relief or restitution, none of which rights or remedies shall be affected or diminished thereby. The provisions of this Section 7.3 shall survive the termination of this Agreement.

8.             Termination

8.1           Termination by Mutual Agreement. This Agreement may be terminated at any time upon the mutual written agreement of the parties.

8.2           Termination by Franchisor with Notice. Franchisor may terminate this Agreement upon thirty (30) days written notice to Franchisee upon the occurrence of any of the following:

(a)           Franchisee fails to make any payment required under or in connection with this Agreement;

(b)           Franchisee ceases to operate or otherwise abandon the Smaaash Centres without the consent of Franchisor, or otherwise forfeit the right to do or transact business in the Territory;

(c)            Franchisee fails to use its best efforts to market and promote Smaaash Centres and the services and products offered by Smaaash Centres within the Territory and such failure is not cured within thirty (30) days of Franchisor’s notification to Franchisee of such failure.

8.3           Termination for Cause. This Agreement may be terminated by either party for “Cause” without the need of providing a notice period prior to such termination becoming effective. “Cause” shall exist if circumstances occur which, taking into consideration the substance and purpose of this Agreement, would make it unreasonable for one or both of the parties to continue the contractual relationship and the other party fails to cure the cause (assuming that such cause is susceptible to cure) within thirty (30) days after the date of receipt of a corresponding written notice ("Remedy Notice"). If such cause by its nature is not curable, then no such Remedy Notice is required. Without limiting the generality of the foregoing, a party may terminate this Agreement for “Cause” if:

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(a)            the other party to this Agreement is in breach of one or more of its material obligations; or

(b)            the other party to this Agreement becomes insolvent, generally cannot pay its obligations when due or otherwise suffers a substantial deterioration of its financial situation, or if insolvency/bankruptcy proceedings are initiated against such party or such party initiates any dissolution or liquidation of its business and/or assets.

8.4            Effects of Termination.

(a)         Upon the termination of this Agreement, any indebtedness of Franchisee to Franchisor shall become immediately due and payable. Franchisee shall immediately cease to operate the Smaaash Centres and shall not thereafter, directly or indirectly, represent to the public or hold itself out as as a franchisee of Franchisor. Franchisor shall have the right to suspend the performance of any of their obligations under this Agreement. Franchisor shall have the right to provide the rights and license granted herein to Franchisee to any other third party entity that Franchisor may deem fit.

(b)         All benefits which may accrue by reason of the activities of Franchisee hereunder shall be deemed transferred automatically to Franchisor, and all licenses and other rights granted to Franchisee hereunder shall immediately cease. Unless otherwise agreed by Franchisor in writing, Franchisee shall immediately discontinue the advertising and marketing of Smaaash Centres and the products and services offered by Smaaash Centres.

(c)         Each of the parties shall continue to maintain in confidence any and all confidential information received from the other party. At Franchisor’s election, Franchisor may purchase from Franchisee any materials used by Franchisee for the advertising, marketing, promotion, publicizing or other exploitation of Smaaash Centres and the products and services offered by the Smaaash Centres, including all Promotional Materials, Franchisor Property, or any other materials which contain any of the Trademarks.

(d)           The termination of this Agreement for any reason shall not affect obligations accrued prior to the effective date of such termination of this Agreement or any obligations which, either expressly or from the context of this Agreement, are intended to survive the termination of this Agreement.

9.            Notices and Other Communications All reports, approvals, requests, demands, notices and other communications (collectively “Communications") required or permitted by this Agreement shall be in writing and signed by a duly authorized officer of or such other individual designated in writing by a party. Communications will be duly given if delivered personally, if mailed (by registered mail, return receipt requested) or if delivered by nationally-recognized courier or mail service which requires the addressee to acknowledge, in writing, the receipt thereof, to the party concerned at the following addresses (or at any other address as a party may specify by notice in writing to the other):

If to Franchisor:	Smaaash Entertainment Private Limited
Trade View, Level 2
Kamala Mills
Lower Parel, Mumbai 400013, India
Attention: Mr. Vishwanath Kotian

If to Franchisee:	1345 Avenue of the Americas, 11th floor,
New York, NY 101015, USA
Attention: Mr. Suhel Kanuga

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10.          Miscellaneous

10.1         Entire Agreement. This Agreement contains the entire understanding and agreement between the parties with respect to its subject matter, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

10.2         Right to inspect and request information. During the Term, Franchisor shall have the right to conduct audits of Franchisee with respect to the Smaaash Centres, and inspect the Smaaash Centres, after providing a written notice of 5 (five) days. Franchisee shall be under an obligation to provide any information as may be requested by Franchisor with respect to the Smaaash Centres, including the books of accounts and other relevant documents or records maintained in relation to the Smaaash Centres.

10.3         Insurance. During the Term, Franchisee shall maintain policies of insurance as may be requested by Franchisor, subject to applicable law, in relation to the Smaaash Centres.

10.4         Representations and warranties. Each of the parties represents and warrants to the other party that, (i) the Agreement constitutes a valid, legal and binding obligation of such party and is enforceable against such party in accordance with its terms, (ii) it has the power and authority to execute the Agreement and perform all its terms, and (iii) the execution and performance of this Agreement shall not violate any charter documents of such party, contravene any provisions of law as applicable to such party (including any order, decree, injunction of any competent court) or conflict with the provisions of any material agreement or contract executed by such party. The provisions of this Section 10.4 shall survive the termination of this Agreement.

10.5         Governing Law. (a) The parties hereto have expressly agreed that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law.

(b)           Except as hereafter provided, the parties hereby consent to the jurisdiction of the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York to resolve any dispute arising under this Agreement.

(c)            In the event of any litigation or other action arising out of this Agreement, the court shall award to the substantially prevailing party all reasonable costs and expenses including reasonable attorneys fees.

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10.6         WAIVER OF JURY. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, WHETHER NOW OR EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE TRIAL BY JURY COURT, AND THAT ANY PROCEEDINGS WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

10.7         Force Majeure. The parties will not be liable to each other for any failure or delay in performance, other than failure to make timely payments due under this Agreement, if it is because of earthquake, flood, fire, acts of God, civil unrest, terrorism, acts of any governmental authority or any other reason beyond the reasonable control of either or both of the parties ("Force Majeure"). However, either party may terminate this Agreement by and upon notice to the other if the other is unable to perform any of its material obligations for a period of thirty (30) days by reason of a Force Majeure.

10.8         No Joint Venture. Nothing herein is intended to constitute the parties as partners or as joint venturers, or either as agent of the other, and neither party may obligate or bind the other.

10.9         Headings, Definitions and other particulars. Headings and titles of sections and/or paragraphs are for convenience only. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The use of ‘including’ in this Agreement shall be construed as illustrative.

10.10        Amendment. This Agreement shall, from the Effective Date, bind the parties to the terms herein and cannot be amended without the consent of the parties. Further, this Agreement cannot be terminated by any party except in accordance with Clause 8 of this Agreement.

10.11       Assignment. The Franchisor shall be entitled to assign, transfer, encumber or dispose of any of its rights and or obligations under this Agreement, including to an affiliate, without the prior written consent of the Franchisee. The Franchisee shall not be entitled to assign, transfer, encumber or dispose of any of its rights and or obligations under this Agreement, including to an affiliate, without the prior written consent of the Franchisor.

10.12       Expenses. The Franchisee shall bear all the costs and expenses in relation to the execution of this Agreement and the consummation of all the transactions hereunder.

10.13       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (".pdf”) shall be as effective as signing and delivering the document in person.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

SMAAASH ENTERTAINMENT PRIVATE LIMITED

By:

Name:

Title:

I-AM CAPITAL ACQUISITION COMPANY

By:

Name:

Title:

(exhibits follow)

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Exhibit A

Trademarks

Separately annexed

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ANNEX D

SHAREHOLDERS’ AGREEMENT

By and Among

I-AM CAPITAL ACQUISITION COMPANY

And

FW METIS LIMITED

And

MITESH R GOWANI

And

PROMOTERS

And

SMAAASH ENTERTAINMENT PRIVATE LIMITED

SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT is executed on this 3rd day of May, 2018 at New Delhi;

By and Amongst

I-AM Capital Acquisition Company, a company incorporated in the United States of America and having its registered office at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105 (hereinafter referred to as the “Investor", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the First Part;

And

FW Metis Limited, a company incorporated in Mauritius and having its registered office at IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius (hereinafter referred to as “Metis", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the Second Part;

And

Mitesh R Gowani, a Indian citizen, presently residing at 511, Commerce House, 140, N.M. Road, Fort, Mumbai 400 023, Maharashtra, India (hereinafter referred to as "MRG", which expression shall, unless it be repugnant or contrary to the context thereof, mean and include his heirs, legal representatives, successors and permitted assigns) of the Third Part;

And

The Persons listed in SCHEDULE 1 (hereinafter referred to collectively, as the “Promoters” and individually, as a “Promoter", which expression shall, unless it be repugnant or contrary to the context thereof, mean and include each of their respective heirs and successors-in-interest, as the case may be) of the Fourth Part;

And

Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India, having its office at 1st Floor, Ambience Mall, Plot no. 2, Phase II, Nelson Mandela Marg, Delhi-110070, India (hereinafter referred to as the “Company", which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the Fifth Part.

The Company, the Investor, Metis, MRG and the Promoters shall hereinafter be individually referred to as a “Party” and collectively referred to as the "Parties".

WHEREAS:

A.	The Company is engaged in the Business (defined below).

B.	As of the Effective Date (defined below), the shareholding pattern of the Company is as specified in Part A of SCHEDULE 4 hereto.

C.	The Investor has agreed to make an investment in the Company on the terms and subject to the conditions set out in the Share Subscription Agreement (defined below) and this Agreement.

D.	In furtherance to the Share Subscription Agreement, the Parties have negotiated and agreed to execute this Agreement to record their agreement on the governance, operation and management of the Company with respect to the Investor and the Investor’s rights and obligations as a Shareholder (defined below) of the Company and certain rights of Metis. MRG is executing this Agreement as a confirming party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions:

In this Agreement, the following words and expressions shall, except where the context otherwise requires, have the following meanings respectively:

"Act" means the (Indian) Companies Act, 1956, as substituted by the provisions of the (Indian) Companies Act, 2013 to the extent notified as having become effective and any amendment thereto and, wherever applicable, the rules framed thereunder and any subsequent amendment or re-enactment thereof for the time being in force;

"Affiliate" of a Person (the “Subject Person") means, (a) in the case of any Subject Person other than a natural person, (i) any other Person that, either directly or indirectly through one or more intermediate Persons and whether alone or in combination with one or more other Persons, Controls, is Controlled by or is under common Control with the Subject Person, and (ii) where the Subject Person is the Investor, the term Affiliate, shall be deemed to include any fund, collective investment scheme, trust, partnership (including any co-investment partnership), special purpose or other vehicle or any subsidiary or Affiliate (in accordance with (a) above) of any of the foregoing, which is managed and/or advised by the Investor’s group or the Investor’s investment manager and/or investment advisor and any sub-advisor to such investment advisor or an Affiliate (in accordance with (a) above) of the investment manager and/or investment advisor and any sub-advisor to such investment advisor, or any other fund under the management or advice of the Investor or any of its Affiliates (in accordance with (a) above) or companies/entities under the same management as the Investor; (b) in the case of any Subject Person that is a natural person, (i) any other person that, either directly or indirectly through one or more intermediate persons and whether alone or in combination with one or more other persons, is Controlled by the Subject Person, or (ii) any other person who is a Relative of such Subject Person;

"Agreement" means this Shareholders’ Agreement and shall include any schedules, annexures, or exhibits that may be annexed to this Agreement now or at a later date and any amendments made to this Agreement in accordance with the terms of this Agreement;

"AHA Holdings" means AHA Holdings Private Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 161, Starcity Cinema, 2nd Floor, Manmala Tank Road, Mahim West, Mumbai – 400016, India;

"Applicable Law(s)” means any statute, law, regulation, ordinance, rule, judgment, notification, order, decree, bye-law, permits, licenses, approvals, consents, authorisations, government approvals, directive, guideline, requirement or other governmental restriction, or any similar form of decision of, or determination by, or any interpretation, policy or administration, having the force of law of any of the foregoing, by any Governmental Authority, whether in effect as of the date of this Agreement or thereafter;

"Approved Auditor” means PricewaterhouseCoopers, Deloitte Haskins and Sells, Ernst & Young and KPMG (or their Affiliates or associates as known in India) or any other auditor as acceptable to the Investor and the Promoters;

"Articles of Association" or “Articles” means the articles of association of the Company as modified to reflect the terms of this Agreement and the Share Subscription Agreement;

"Assets" means all assets, properties, rights and interests of every kind, nature, specie or description whatsoever, whether movable or immovable, tangible or intangible including without limitation Intellectual Property Rights, owned, leased and/or used by the Company and its present and/or future subsidiaries;

"BCCL" means Bennett Coleman and Company Limited, a public company having its registered office at Times of India Building, N Road, Mumbai – 400001, Maharashtra, India;

"Board of Directors" or “Board” means the board of directors of the Company, as constituted from time to time;

"Business" means the business of the Company as described in SCHEDULE 2 to this Agreement;

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in India, Mauritius, Dubai and New York;

"Business Plan" means the detailed business or operating plan for each Financial Year and the annual budget of the Company for each Financial Year which includes a detailed financial plan providing head wise details of projected income, expenditure (including operating and capital expenditure) and earnings by the Company, as approved by the Board in accordance with this Agreement;

"Buyback Notice" shall mean a written notice by the Company to the Investor to buyback all or any of the SPAC Shares as provided in Clause 8.1(e);

"Closing Date" shall have the same meaning ascribed to it in the Share Subscription Agreement;

"Code" means the U.S. Internal Revenue Code of 1986;

"Competitor" means any Person engaged in a business or activity (on its own or together with an Affiliate or associate of such Person, or through any franchise, license or agreement or in any other manner whatsoever), or having any interest in a business or activity, which is, identical to, similar to, connected with or of the same nature as, the Business or is in competition with the Business or any other business or activity being carried on by the Company at the relevant point in time;

"Contract" shall have the same meaning as has been ascribed to it under the Share Subscription Agreement;

"Control" (including the terms “Controlled” by or under common “Control” with), as used with respect to any Person means the direct or indirect beneficial ownership of or the right to vote in respect of, directly or indirectly, more than 50% (fifty percent) of the voting shares or securities of a Person and/or the power to control the majority of the composition of the board of directors of a Person and/or the power to create or direct the management or otherwise or any or all of the above;

"Convertible Instruments" means warrants, convertible preference shares, convertible debentures, bonds, options or any other financial instruments issued by the Company convertible into Equity Shares at a later date;

"Deed of Adherence" means the deed of adherence substantially in the form attached hereto as SCHEDULE 3;

"Director" means a director appointed on the Board of Directors from time to time in accordance with the provisions of this Agreement;

"Effective Date" means the date of execution of this Agreement;

"Eligible Employee" means the employees, officers and Directors of the Company and its subsidiaries;

"Encumbrance" means (including, the terms “Encumber” and “Encumbered") with respect to any property or Asset, any mortgage, lien, pledge, hypothecation, charge, interest, option, claim, prior interest, right of other Persons, security interest, equitable interest, encumbrance, title retention agreement, voting trust agreement, commitment, restriction or limitation of any nature whatsoever, including restriction on use, voting, non-disposal undertaking, rights of pre-emption, receipt of income or exercise of any other attribute of ownership or any other adverse claim of any kind in respect of such property or Asset (excluding any of the above restrictions created pursuant to this Agreement or the Articles);

"Equity Shares" means equity shares of the Company having face value of INR 10 (Rupees Ten only) each;

"ESOP" means a bonafide employee stock option plan adopted by the Company for the issue of options/shares to any Eligible Employee, consisting of 1,01,06,798 Equity Shares (out of which no options have been granted as of the Effective Date);

"Event of Default" means:

(i)	fraud, gross negligence, wilful misconduct committed by the Promoters, or the finding of any audit or investigation which reveals that the affairs of the Company have been conducted in a fraudulent manner;

(ii)	a petition for bankruptcy has been filed by a creditor for default in making any payments due by the Company and such petition has not been dismissed, stayed or if admitted, not vacated within 6 (six) months of such petition being filed;

"Fair Market Value" means the fair market value of the Securities of the Company as computed in accordance with Clause 9.2 of this Agreement;

"Final Deadline Date” means the date of expiry of 6 (six) months from the Investor Exit Date;

"Financial Year" means the financial year of the Company, which begins on April 1st of a calendar year and ends on March 31st of the next calendar year;

"Financial Statements” includes a balance sheet, income statement, a statement of cash flows prepared in accordance with IFRS and shall be accompanied by such other documents as may be required under Applicable Law;

"Fully Diluted Basis” means that the total of Securities (after giving effect to any anti-dilution/valuation protection provisions) on an “as if converted” basis, shall be included for the purposes of such calculation;

"Governmental Authority" shall mean any international, national or federal governmental authority, city, provisional or statutory authority, regulatory authority, government department, agency, commission, board, rule or regulation making entity/authority having or purporting to have jurisdiction over any Party, or other subdivision thereof or any municipality, district or other subdivision thereof to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or organisation have the force of any Applicable Law or any court or tribunal having jurisdiction;

"Group Companies" means a company which is a wholly owned subsidiary of one or more of AHA Holdings, Mr. Shripal Morakhia, Mrs. Kalpana Morakhia and their Immediate Family Members;

"IFRS" means the international financial reporting standards;

"Immediate Family Members" for each individual, means his/her spouse and his/her natural and adopted children;

"Indebtedness" means with respect to any Person, all indebtedness of such Person (whether present, future or contingent) and includes without limitation (a) all obligations of such Person for borrowed money or with respect to advances of any kind, whether or not evidenced by a Contract; (b) all obligations of such Person for the deferred purchase price of property, goods or services; (c) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property of such Person; (d) all guarantees by such Person;

"Intellectual Property Rights” means and includes collectively or individually, the following worldwide rights relating to intangible property, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired: (a) rights in trademarks, trademark registrations, and applications therefor, trade names, service marks, service names, logos, or trade dress; (b) rights relating to the protection of confidential information; (c) internet domain names, Internet and World Wide Web (WWW) URLs or addresses; and (d) all other intellectual, information or proprietary rights anywhere in the world including rights of privacy and publicity, rights to publish information and content in any media;

"Investment Amount" shall have the meaning ascribed to it in the Share Subscription Agreement;

"Investor Exit Date” means March 31, 2022;

"Investor Exit Price” means a price per SPAC Share, which for all of the SPAC Shares aggregates to the higher of (a) the sum of (i) the Investment Amount; and (ii) an amount equal to an IRR of 20% (twenty percent) on the Investment Amount; and (b) the Fair Market Value of the SPAC Shares;

"IRR" means the annual rate of return which, when used as a discount rate for a series of cash flows (including dividends paid by the Company), gives a net present value of zero;

"Key Employees" mean Mr. Shripal Morakhia, chief executive officer, chief financial officer, chief operations officer, chief technical officer or any other ‘CXO’ level employees/department/designated business heads, any key managerial personnel or any other employee whose total annual remuneration is over INR 50,00,000 (Rupees Fifty Lakhs only) (inclusive of all perquisites, allowances and withholdings);

"Liquidation Event" means, in relation to the Company, winding up, liquidation, reconstruction, consolidation, reorganization, amalgamation, merger, sale of assets or business of the Company;

"Memorandum" means the memorandum of association of the Company as amended from time to time;

"Metis Exit Date" means June 30, 2019;

"Metis SHA" means the subscription and shareholders’ agreement dated April 30, 2014 entered into between Metis, Promoter, Company and certain other Persons;

"Non-Transferring Shareholder(s)” (a) in case of any Promoter proposing to Transfer any Promoter Shares under Clause 4.2(a), shall mean the Investor, and (b) in case of the Investor proposing to Transfer SPAC Shares, shall mean only the Promoters;

"Person" means any natural person, limited or unlimited liability company, corporation, partnership (whether limited or unlimited), proprietorship, Hindu undivided family, trust, union, association, government or any agency or political subdivision thereof or any other entity that may be treated as a person under Applicable Law;

"Promoter Sale Shares” means the number of Promoter Shares proposed to be Transferred by the Promoters under Clause 4.3;

"Promoter Shares" shall mean Equity Shares, Convertible Instruments and other Securities held by the Promoters from time to time;

"QIPO" means a public offering, listing of the Equity Shares of the Company and their admission to trading on Bombay Stock Exchange, National Stock Exchange, New York Stock Exchange, NASDAQ, or any other recognised stock exchange;

"Qualified Investors" shall mean a collective reference to the qualified investors (as defined under Part B of the Articles), the qualified investors II (as defined under Part C of the Articles) and the qualified investors III (as defined under Part D of the Articles);

"Related Party" shall have the meaning as defined under the Act;

"Relative" shall have the meaning as defined under the Act;

"Reserved Matters" mean the list of matters which require the consent of the Investor as set out in SCHEDULE 7;

"Restricted Person" means (a) Competitor; and (b) any Person that (i) has been convicted of a criminal offence or an economic offence where the punishment is not less than imprisonment of 6 (Six) months; and (ii) is the resident of North Korea, Iraq, Cuba, Iran, Myanmar, Libya or Sudan or Persons that are the target of U.S. economic sanctions administered by the U.S. Treasury Department Oficce of Foreign Assets Control;

"SEBI" means the Securities and Exchange Board of India;

"Securities" means any and all classes and series of shares, Equity Shares, options, warrants, preference shares, convertible securities of all kinds, debentures or any other arrangement relating to the Company’s share capital;

"Share Subscription Agreement” means the share subscription agreement of even date executed between the Investor, the Promoters and the Company hereto for the subscription of the Subscription Shares by the Investor and shall include any schedules, annexures, or exhibits that may be annexed to Share Subscription Agreement now or at a later date and any amendments made to Share Subscription Agreement by all the parties thereto in writing;

"Shareholders" means the holders of Securities in the Company (which are Equity Shares or convertible into Equity Shares);

"SPAC Issue Price" means INR 41.56 (Rupees forty one and fifty six paise only);

"SPAC Shares" means collective reference to the Equity Shares held by the Investor and includes any other Securities of the Company held from time to time by the Investor;

"SRT" means Mr. Sachin Ramesh Tendulkar;

"Subscription Shares" shall have the meaning ascribed to it in the Share Subscription Agreement;

"Transaction Documents" means this Agreement, the Share Subscription Agreement, Restated Articles (as defined in the Share Subscription Agreement) and any other agreement required to be executed and/or delivered pursuant to this Agreement and in respect of the transactions contemplated in this Agreement and the Share Subscription Agreement;

"Transfer" includes:

(i)	any (direct or indirect) transfer or other disposition of the Securities or voting interests or any interest therein, including, without limitation, by operation of law by court order, by judicial process, or by foreclosure, levy or attachment;

(ii)	any (direct or indirect) sale, assignment, gift, donation, redemption, conversion or other disposition of such Securities or any interest therein, pursuant to an agreement, arrangement, instrument or understanding by which legal title to or beneficial ownership of such Securities or any interest therein passes from one Person to another Person or to the same Person in a different legal capacity, whether or not for value;

(iii)	the granting of or extending any Encumbrance in such Securities or any interest therein.

but excludes any transmission of Securities pursuant to the Act;

"Transferring Shareholder" shall mean the Promoter proposing to make a Transfer of Shares under Clause 4.2 or the Investor, as the case may be;

1.2	In addition to the terms defined in Clause 1.1, any other terms that are capitalised but not specifically defined hereunder shall have the same meaning as assigned to such term in the respective Clauses in this Agreement.

1.3	Interpretation

(a)	Heading and bold typeface are only for convenience and shall be ignored for the purpose of interpretation.

(b)	Unless the context of this Agreement otherwise requires:

(i)	words of any gender are deemed to include the other gender;

(ii)	words using the singular or plural also include the plural or singular respectively;

(iii)	the terms “hereof”, “herein”, “hereby”, “hereto” and derivative or similar words refer to this entire Agreement or specified Clauses of this Agreement, as the case may be;

(iv)	the term “Clause” refers to the specified Clause of this Agreement and paragraph refers to the specified paragraph of the Schedules to this Agreement;

(v)	reference to any statute or statutory provision shall include (a) any subordinate legislation, rules and regulations framed thereunder from time to time; and (b) such statute or provision as may be amended, modified, repealed, re-enacted or consolidated;

(vi)	reference to the term ‘pro-rata’ means on the basis of the proportionate shareholding of a Shareholder on a Fully Diluted Basis unless otherwise indicated in this Agreement;

(vii)	reference to the word “include” shall be construed without limitation;

(viii)	the Recitals and Schedules annexed hereto shall constitute an integral part of this Agreement;

(ix)	time is of the essence in the performance of the Parties’ respective obligations. If any time period specified herein is extended, such extended time shall also be of the essence;

(x)	time taken for procuring regulatory approvals to consummate any transactions contemplated in this Agreement shall be excluded from the calculation of time periods stated in this Agreement;

(xi)	words and expressions used under this Agreement, but not specifically defined in Clause 1.1 shall have the same meaning as assigned to them in the specific clause/ sub clause/ paragraph;

(xii)	words and expressions used herein, but not defined shall have the same meaning respectively assigned to them in the Act in so far as the context so admits;

(xiii)	the shareholding of the Investor’s Affiliates shall be taken into account to determine the shareholding percentage of the Investor in the Company on a Fully Diluted Basis;

(xiv)	the term “as if converted” basis with respect to an instrument, option or Security refers to a calculation assuming as if such instrument, option or Security has been issued and converted/exercised/exchanged into Equity Shares in accordance with the prevailing terms; and

(xv)	capitalised terms used and not defined herein shall have the meaning set forth in the Share Subscription Agreement.

2.	CAPITAL STRUCTURE

2.1	Shareholding Pattern

The shareholding pattern of the Company on a Fully Diluted Basis immediately preceding the Closing Date is, and the shareholding pattern of the Company as on the Closing Date on a Fully Diluted Basis shall be as set out in Part A and Part B of SCHEDULE 4 to this Agreement respectively.

2.2	Use of Proceeds

The Company agrees and undertakes that it shall and the Promoters jointly and severally undertake that they shall, exercise all rights and powers available to them to procure that the Company shall utilise the proceeds of the Investment Amount solely for the purposes identified in the Share Subscription Agreement.

Other than as specifically set out above, the Company shall be prohibited from using the proceeds of the Investment Amount without the prior written consent of the Investor.

3.	FURTHER ISSUE OF SHARES

3.1	Issue of Further Shares

Subject to the terms of this Agreement (including without limitation the provisions of Clause 5.15 (Reserved Matters)), the Board may, from time to time, determine the additional capital contributions of the Company from existing Shareholders or from third parties (other than a Restricted Person), which shall be in the nature of Equity Shares, preference shares or any other Security. The terms of such issue, including the valuation in respect of any fresh issue of Securities, shall be as determined by the Board subject to Clause 5.15 (Reserved Matters) ("New Securities"). Nothing in this Clause 3.1 shall apply to (i) issuance of Equity Shares in accordance with the ESOP plan, and/or (ii) issuance of Equity Shares upon conversion of the Convertible Instruments in accordance with the terms set out in the Articles, and/or (iii) issuance of Securities pursuant to the QIPO; and/or (iv) issuance of additional Equity Shares in order to give effect to the provisions of Clause 3.7 (Valuation Protection); and/or (v) issuance of bonus Shares.

3.2	Issuances

(a)	In the event the Board approves any fresh capital contributions in accordance with Clause 3.1 ("New Investment"), the Investor shall have the right (but not the obligation) to subscribe (simultaneous with the investment by the proposed subscriber in the New Investment) to such number of the New Securities, in order to maintain its shareholding in the Company on a Fully Diluted Basis, (i) at the same price; and (ii) on terms and conditions no less favourable than as offered by the Company to such proposed subscriber; to such number of New Securities required to maintain its shareholding on a Fully Diluted Basis (as of immediately prior to the New Investment) immediately following the New Investment ("Entitlement"), subject to the valuation protection of the Investor contained in Clause 3.7 and Applicable Law.

(b)	The Company shall give the Investor a written notice (the “Offer Notice") of its intention, describing the New Securities proposed to be so issued, the name, identity and beneficial ownership of the proposed subscriber of such New Securities, the price per New Security, nature of the instrument, total quantum of such proposed investment and the general terms upon which the Company proposes to issue such New Securities.

(c)	Upon receipt of such Offer Notice, the Investor shall have the right to purchase from or subscribe to its Entitlement of such New Securities of the Company (whether in full or in part), on the same terms and conditions as offered by the Company to the proposed subscriber and at such rate per New Security offered to such proposed subscriber.

(d)	The Investor shall have 30 (thirty) days from delivery of the Offer Notice ("Notice Acceptance Period") to agree to purchase all or any part of its Entitlement to such New Securities, by giving a written notice to the Company setting forth the number of New Securities that it wishes to purchase.

(e)	If the Investor so elects to purchase or subscribe to its Entitlement to the New Securities, whether in full or in part, such New Securities shall be sold or issued to the Investor in accordance with its election.

(f)	If any of the other Shareholders (other than the Investor) fail to exercise in full or expressly waives its entitlement rights as set out in the Articles, such Shareholder’s Entitlement to the New Securities or the concerned portion thereof not exercised by such Shareholder shall automatically devolve upon the Investor who shall be entitled to also accept and exercise such devolved entitlement in terms of this Clause 3.2 along with its original Entitlement. If the Investor chooses not to subscribe to any or all of the New Securities, the Company shall be entitled to issue and allot such New Securities to the proposed subscriber.

(g)	The Company shall have 60 (sixty) days from the expiry of the Notice Acceptance Period to issue the unsubscribed portion of the New Securities to the proposed subscriber specified in the Offer Notice, at a price and upon general terms no more favorable to such proposed subscriber thereof than specified in the Offer Notice. Upon such issuance, subject to the provisions of Clause 3.7 (Valuation Protection) below, the shareholding of the Investor shall stand diluted accordingly.

(h)	If the Company has not issued the New Securities within the said 60 (sixty) day period, the Company shall not thereafter issue any New Securities without first offering such New Securities to the Investor in the manner and as per the procedure provided in this Clause 3.2.

3.3	The Promoters shall, jointly and severally, cause all of the actions to be taken in accordance with this Clause 3 to ensure strict compliance herewith.

3.4	Any issuance of Securities by the Company in violation of the provisions of this Clause 3 shall be invalid and void ab initio.

3.5	Notwithstanding anything to the contrary contained elsewhere, the Investor shall be entitled to subscribe to any fresh issue by itself or through its Affiliates.

3.6	The right of the Investor to subscribe to any Securities shall extend to such other alternative instrument as may be issued in the event of any restriction under Applicable Law barring the Investor from subscribing to the Securities so offered as part of the New Investment.

3.7	Valuation Protection

If at any time after the Closing Date, the Company issues to any Person any New Securities or undertakes any action, including effecting any changes in the capital structure of the Company, at a price per Security that is lower than the SPAC Issue Price, then the Investor shall be entitled to broad based weighted average anti-dilution protection in accordance with SCHEDULE 6 hereto. In such an event, the Company and the Promoters shall be bound to co-operate with the Investor to ensure that the Company forthwith takes all necessary steps, subject to Applicable Law, to issue additional Equity Shares to the Investor or its Affiliates (whereby such holders or its Affiliates (as the case may be) are not required to pay any additional amounts for the issuance of the additional Equity Shares or if so required under Applicable Law, pay the lowest price required to be paid under Applicable Law) in accordance with the formula provided in SCHEDULE 6 or the Promoters shall transfer Equity Shares to the Investor at the lowest price permissible under Applicable Law, in accordance with the formula provided in SCHEDULE 6. Nothing in this Clause 3.7 shall apply to (i) issuance of Equity Shares in accordance with the ESOP plan, and/or (ii) issuance of Equity Shares upon conversion of Convertible Instruments in accordance with the terms set out in the Articles, and/or (iii) issuance of Securities pursuant to the QIPO; and/or (iv) issuance of bonus Shares.

4.	RESTRICTIONS ON TRANSFERABILITY OF SHARES

4.1	Transfer Restrictions

(a)	Transfer by the Investor

Subject to Clause 4.1(e) (Execution of a Deed of Adherence), the Investor is entitled to freely Transfer all or any of the SPAC Shares at any time in the following manner:

(i)	to any of its Affiliates without any restriction;

(ii)	till such date as Metis holds the minimum shareholding prescribed under Clause 22 of the Metis SHA ("Metis Fall Away Date"), to any Person who is not a Restricted Person, together with any or all of the rights of the Investor, subject to the rights of the Promoters in Clause 4.2 (Right of First Offer) below; and

(iii)	after the Metis Fall Away Date or upon the occurrence of an Event of Default (whichever is earlier), to any Person, including a Restricted Person but other than a Person who has been convicted of a criminal or an economic offence where the punishment is not less than imprisonment of 6 (six) months, without any restriction whatsoever or any obligation to make an offer to the Promoters, together with any or all of the rights of the Investor. It is hereby clarified that without prejudice to the generality of the foregoing, any Transfer of the SPAC Shares by the Investor after the Metis Fall Away Date or an Event of Default shall not be subject to restrictions under Clause 4.1(e) (Execution of a Deed of Adherence) and Clause 4.2 (Right of First Offer),

(aa)	Nothwithstanding anything contained in Clause 8.3.3 of the Metis SHA, in case of an Event of Default, Metis shall have the right to freely Transfer its securities to any Person including a Restricted Person but other than a Person who has been convicted of a criminal or an economic offence where the punishment is not less than imprisonment of 6 (six) months, without any restriction whatsoever or any obligation including the obligation to (A) to make an offer to the Promoters under Clause 8.4.1 of the Metis SHA; or (B) require the transferee to execute a deed of adherence, together with any or all of the rights of Metis under this Agreement, Metis SHA and the Articles.

(b)	Transfer by Promoters

The Promoters shall not Transfer any Promoter Shares to any Person, in any manner whatsoever, without the prior approval of the Investor and the Promoter Shares shall stand locked-in till such time as the Investor holds any Shares in the Company subject to Clause 13 of this Agreement; provided however that each of the Promoters shall be entitled to Transfer their shareholding in the Company to 1 (one) or more of the Group Companies or Immediate Family Members ("Permitted Promoter Transferees"); subject to Clause 4.1(e) (Execution of a Deed of Adherence). In the event the Investor provides such approval in accordance with this Clause 4.1(b), then the Promoters shall be entitled to Transfer the Promoter Shares subject to the provisions of Clause 4.1(e) (Execution of a Deed of Adherence), Clause 4.1(f) (Transfer to Restricted Person), Clause 4.2 (Right of First Offer) and Clause 4.3 (Tag Along Right) below. It is clarified that the transferees of Shares Transferred by the Promoters shall be bound by all obligations of the Promoters under this Agreement. For the avoidance of doubt, it is hereby clarified that any Transfer of the Promoter Shares or issuance of shares by the Company to give effect to any (i) full rachet adjustement under Clause 8.1. of the Metis SHA; (ii) broad based weighted average adjustement under Clause 3.7 (Valuation Protection) of this Agreement; or (iii) drag along right of the Investor and Metis under this Agreement, the Metis SHA and the Articles, shall not be subject to any (i) transfer restrictions on the Promoter Shares under this Agreement, Metis SHA and the Articles, (ii) pre-emptive right to subscribe to securities and veto right of the Investor and/or Metis under this Agreement and/or the Metis SHA and the Articles.

(c)	Covenants by Mr. Shripal Morakhia and AHA Holdings

Notwithstanding anything to the contrary in this Agreement, Mr. Shripal Morakhia hereby expressly agrees that:

(i)	Mr. Shripal Morakhia shall not, and Mr. Shripal Morakhia shall ensure that his Immediate Family Members shall not, Transfer any ownership interests in AHA Holdings or any of the Group Companies that hold any of the Securities to any Person other than Permitted Promoter Transferees, without the prior approval of the Investor;

(ii)	he shall ensure that neither AHA Holdings nor any of the Group Companies that hold any of the Securities, issue any securities to any Person other than the Permitted Promoter Transferees, without the prior approval of the Investor;

(iii)	he shall ensure that he (together with the Permitted Promoter Transferees) shall at all points of time during the term of this Agreement, continue to own, legally and beneficially, all the ownership interests of AHA Holdings and the Group Companies that hold any of the Securities of the Company, free and clear from all Encumbrances and shall continue to have total control over and exercise all voting rights over AHA Holdings and each of the Group Companies that hold any of the Securities of the Company;

(iv)	the Promoters shall ensure that each Permitted Promoter Transferee executes a Deed of Adherence acceptable to the Investor, simultaneously with becoming a shareholder of AHA Holdings.

(d)	Transfer in violation of this Agreement

Any Transfer of Securities which is not in compliance with the provisions of this Clause 4 shall be void ab initio and the Company shall not:

(i)	record or register any Transfer of Securities in violation of this Clause 4; and

(ii)	treat the Person to whom the Securities have been Transferred in violation of this Clause 4 as the owner of Securities of the Company or accord any rights to vote or pay dividend or otherwise to such Person, to which he may otherwise be entitled to, as the owner of the Securities.

(e)	Execution of Deed of Adherence

Subject to the provisions of this Agreement, all Transfers by the Shareholders will be subject to the transferee entering into a Deed of Adherence. Upon execution of the Deed of Adherence, the Parties agree that this Agreement shall stand automatically novated to the extent of making the transferee a party to this Agreement. Provided that, any Transfer by the Investor to a transferee, after the Metis Fall Away Date or upon the occurrence of an Event of Default or at any time thereafter, will not require such transferee to enter into a Deed of Adherence.

(f)	Transfer to Restriced Person

Notwithstanding the terms of this Clause 4 or any other provision of this Agreement or the Articles, no Shareholder (except (i) the Investor who is bound only to the extent provided in Clause 4.1(a) and (ii) Metis who is bound only to the extent provided in Clause 8.3 of the Metis SHA ) shall be entitled to Transfer (whether in the form of gift, sale or otherwise) or Encumber or otherwise dispose of any Securities held by them or any interest in such Securities (including any form of options, warrants, derivatives or arrangements relating to such Securities), to a Restricted Person.

(g)	The Company and the Promoters shall ensure that the provisions of this Clause 4 shall be honored to the fullest extent permissible under Applicable Law and shall ensure that the terms of this Clause 4 are expressly stated in the Articles.

4.2	Right of First Offer

(a)	If any Promoter Shares are sought to be Transferred, or if the Investor seeks to Transfer any Securities held by it (such Shares sought to be Transferred, referred to as “ROFO Shares"), then the Transferring Shareholder shall provide to the Non-Transferring Shareholder(s) the right of first offer with respect to the Securities that are proposed to be Transferred by the Transferring Shareholder.

(b)	The Transferring Shareholder shall provide a written notice to the Non-Transferring Shareholder(s) of its intention to Transfer the ROFO Shares ("ROFO Sale Notice").

(c)	The Non-Transferring Shareholder(s) shall provide a written notice to the Transferring Shareholder within 30 (thirty) days of its receipt of the ROFO Sale Notice ("ROFO Exercise Period") setting out ("ROFO Exercise Notice"):

(i)	its intention to purchase all but not less than all of the ROFO Shares;

(ii)	the price that the Non-Transferring Shareholder is willing to pay for the ROFO Shares.

Once issued, a ROFO Exercise Notice shall be irrevocable and shall constitute a binding offer by the Non-Transferring Shareholder(s) to purchase the ROFO Shares as per the terms set out in the ROFO Exercise Notice.

(d)	Within 10 (ten) days from the date of receipt of the ROFO Exercise Notice ("ROFO Acceptance Period"), and in the event that the terms set out under the ROFO Exercise Notice are acceptable to it, the Transferring Shareholder shall confirm its acceptance to the ROFO Exercise Notice to the Non-Transferring Shareholder by way of issue of an acceptance notice ("ROFO Acceptance Notice"). The Transferring Shareholder and the Non-Transferring Shareholder shall, within 30 (thirty) days from the date of the ROFO Acceptance Notice, consummate the Transfer of the ROFO Shares on the terms and conditions set out in the ROFO Exercise Notice.

(e)	If, within the ROFO Exercise Period, the Non-Transferring Shareholder(s) have communicated that it does not wish to exercise the right under this Clause 4.2 or has failed to respond to the ROFO Sale Notice, then the Transferring Shareholder shall have the right to Transfer the ROFO Shares to a third party (other than a Restricted Person) within 90 (ninety) days from the end of the ROFO Exercise Period; provided the terms and price of such sale is commercially superior to those offered by the Non-Transferring Shareholder under the ROFO Exercise Notice.

(f)	In the event a Transfer of the ROFO Shares has not been compeleted within the said 90 (ninety) day period, then any Transfer of the ROFO Shares shall again be subject to the provisions of this Clause 4.2.

(g)	However, if the Non-Transferring Shareholder, being the Investor, has communicated that it wishes to exercise its Tag Right, then the Transferring Shareholder and the Non-Transferring Shareholder(s) shall follow the process set out in Clause 4.3 below.

(h)	It is hereby clarified that nothing in this Clause shall be deemed to grant an inter-se right of first offer between the Shareholders of the Company, other than the Promoter, in the event of Transfer of Shares by any of them.

4.3	Tag Along Right

(a)	In case any or all Promoters, individually or collectively, propose to Transfer any Shares held by them in the Company, then the Investor shall, in addition to its right under Clause 4.2, be entitled to exercise its Tag Right (as defined below), along with Metis and the other Shareholders of the Company ("Tag Shareholders"). All references to “Transferring Shareholder” in this Clause 4.3 mean a reference to such Promoter(s) who propose to Transfer the Promoter Sale Shares.

(b)	The Transferring Shareholder shall provide a written notice to the Tag Shareholders setting out the price at which the Promoter Sale Shares are proposed to be sold to the third party purchaser ("Third Party Transferee") and other terms and conditions of such sale to the Third Party Transferee ("Tag Offer Notice").

(c)	The Tag Shareholders shall be entitled to issue a written notice to the Transferring Shareholder(s) within 30 (thirty) days of the receipt of the Tag Offer Notice to exercise their respective Tag Right. The Transferring Shareholder shall ensure that the Third Party Transferee purchases from the Tag Shareholders, the Tag Securities (as defined below) at the price and on terms and conditions mentioned in the Tag Offer Notice ("Tag Right") simultaneously with the purchase of the Promoter Sale Shares. The “Tag Securities” shall mean (i) where the Promoters propose to Transfer less than 10% (ten percent) of the Promoter Shares in aggregate either in a single or a series of transactions, all or any part of pro rata number of the Securities held by the relevant Tag Shareholder on an “as if converted” basis; and (ii) where the Promoters propose to Transfer equal to or more than 10% (ten percent) of the Promoter Shares in aggregate either in a single or a series of transactions, all of the Securities held by the relevant Tag Shareholder in the Company. To the extent that a Tag Shareholder exercise its Tag Right in accordance with the terms and conditions of this Clause 4.3, the number of Securities that the Transferring Shareholder may sell as part of the total Securities in the Transfer to a Third Party Transferee shall be correspondingly reduced.

(d)	If all or any of the Tag Shareholders exercise their Tag Right, the Transfer of the Promoter Sale Shares by the Transferring Shareholder to the Third Party Transferee shall be conditional upon such Third Party Transferee acquiring the Tag Securities simultaneously with the acquisition of the Promoter Sale Shares in accordance with this Clause 4.3 (Tag Along Right), on the same terms and conditions set forth in the Tag Offer Notice provided that: (a) the Tag Shareholders shall not be required to give any representations and warranties for such Transfer, except those relating to title and the legal standing of the Tag Shareholders; and, (b) the Tag Shareholders shall be entitled to receive the cash equivalent of any non-cash component of the consideration received by the Transferring Shareholder.

4.4	Notwithstanding anything to the contrary contained elsewhere, the Parties agree that the Transfer restrictions in this Agreement and/or in the constitutional documents of the Company shall not be capable of being avoided by the holding of Securities indirectly through a company or other entity that can itself be sold in order to dispose of an interest in Securities free of such restrictions.

5.	BOARD, MANAGEMENT AND RELATED MATTERS

5.1	Appointment of Directors

Directors will be nominated by the Shareholders in the manner set out in the Articles and shall be appointed in the manner prescribed under the Act and this Agreement. Subject to Clause 5.2 (Number of Directors) below, the Board may also appoint additional Directors from time to time, who will hold office until the next annual general meeting of the Company.

5.2	Number of Directors

(a)	The Board shall comprise of a maximum of 10 (ten) Directors.

(b)	Metis shall have the right to nominate 2 (two) Directors on the Board.

(c)	The Investor shall, on and from the Closing Date, have the right to nominate 2 (two) Directors on the Board ("Investor Directors").

(d)	The Promoters shall have the right to nominate 2 (two) Directors on the Board ("Promoter Directors"), out of which 1 (one) Promoter Director shall at all times be Mr. Shripal Morakhia and MRG shall have the right to nominate 1 (one) Director on the Board.

(e)	The directorship of a Promoter Director shall stand vacated from the Board at the option of Metis and the Investor upon any of the following events:

(i)	If such Promoter Director ceases to be in the employment of the Company; or

(ii)	If such Promoter Director ceases to hold any Securities in the Company (where such Promoter Director holds Securities in the Company); or

(iii)	Upon the occurrence of an Event of Default arising from any act or omission of such Promoter Director.

Mr. Shripal Morakhia shall not resign from full time employment of the Company till such time as the Investor hold any Securities.

(f)	The Board shall appoint and remove (as the case may be) by Notice to the Company, 3 (three) individuals as independent directors to the Board of the Company at the instance of and upon procuring the consent of the Promoters, the Investor and Metis, provided however that the Parties agree that Mr. Vijayendar Tulla shall continue to be on the Board of the Company as an independent Director. Any person appointed as an independent Director pursuant to the resignation/ termination of Mr. Vijayendar Tulla shall be appointed with the consent of the Promoters, Investor and Metis.

(g)	The Investor shall have the right to appoint 1 (one) observer to the Board at all times. The Person appointed by the Investor as observer on the Board pursuant to this Clause shall hereinafter be referred to as the “Investor Observer". The Investor Observer shall be entitled to attend all meetings of the Board and all committees thereof, provided that the Investor Observer will not be entitled to vote at any such meetings.

The Promoters agree, undertake and covenant that they shall not veto nor otherwise obstruct the appointment of the Investor Observer in accordance with this Clause 5.2(g). The Investor Observer will be entitled to receive all documents, communication and information as received by a Director and will be entitled to attend all meetings of the Board and its committee as an observer, without exercising any voting rights.

(h)	The removal and re-appointment of the Investor Director(s) and the Investor Observer shall be subject to the prior written consent of the Investor.

(i)	Subject to the other provisions of this Clause 5.2, the Investor Directors may be removed by the Investor by giving a written notice to the Company. Subject to the other provisions of this Clause 5.2, the Investor shall be entitled to nominate another Director in its place for appointment by giving notice in writing to the Company. Any such removal shall take effect upon receipt of such notice by the Company subject to approval of the Investor and any appointment shall take effect from the date the nominee is appointed by a resolution of the Board or the Shareholders, as the case may be.

5.3	Qualification Shares and Rotation

The Investor Directors shall not be required to hold any qualification shares and shall not be liable to retire by rotation.

5.4	Quorum

(a)	The mandatory quorum for the meetings of the Board, or of any committee of the Board of Directors, shall be the presence, in person, of at least 2 (two) Directors or alternate Directors (as the case may be) (or such higher number as required under Applicable Law) throughout each meeting of the Board, provided that no quorum shall be constituted unless at least 1 (one) Promoter Director and 1 (one) Investor Director are present throughout each meeting of the Board. Provided, however, that so long as the Investor Directors have not been appointed to the Board, the presence of such Investor Directors shall not be required to constitute quorum, and in such circumstances, the presence, in person, of any 2 (two) Directors (which shall include 1 (one) Promoter Director) shall be required throughout each meeting of the Board to constitute quorum. Subject to Clause 5.4(b) below, if the Investor expressly in writing waives the presence of the Investor Director(s) (or the alternate Director) at a meeting of the Board, it shall be deemed that the Directors present at such meeting shall constitute a valid quorum (subject to Applicable Law).

(b)	In the event there is no valid quorum at a meeting of the Board or its committee and such absence of valid quorum subsists for up to 30 (thirty) minutes after the scheduled time of commencement of the meeting, that meeting ("Initial Board Meeting") will be re-scheduled to a day that falls at least 7 (seven) days after the Initial Board Meeting ("Subsequent Board Meeting"), unless at least 1 (one) Investor Director consents to an earlier date in which case the Subsequent Board Meeting shall take place on such earlier day. If there is no valid quorum at such Subsequent Board Meeting and such absence of valid quorum subsists for up to 30 (thirty) minutes after the scheduled time of commencement of such Subsequent Board Meeting, then, the Directors present at such Subsequent Board Meeting shall be deemed to constitute a valid quorum and subject to Clause 5.4(c) below, the Board may proceed to discuss and decide on the matters on the same agenda as the Initial Board Meeting and nothing other than such agenda. Subject to Clause 5.4(c) below, any decisions so taken in the Subsequent Board Meeting shall be binding.

(c)	Notwithstanding anything contained in this Agreement, no resolution shall be passed or modified or decision be taken in relation to a Reserved Matter in any Board meeting, or in any adjourned meetings without the consent of the Investor.

5.5	Alternate Director and Casual Vacancy

In the event of any Investor Director(s) ("Original Director") being likely to be absent from India for a period of not less than 3 (three) months, the Board may at a meeting or by a circular resolution appoint an alternate Director for such Original Director. The Original Director in whose place such alternate Director is to be appointed or the Investor shall designate the Person to be appointed as an alternate Director to the Board.

In the event of a casual vacancy arising on account of the resignation of an Investor Director(s) or the office of the Investor Director(s) becoming vacant for any reason, the Investor shall be entitled to designate a Director to fill the vacancy.

5.6	Chairman

Unless otherwise agreed by a simple majority of the Directors in attendance at any duly convened meeting of the Board, one of the Promoter Directors shall be the chairman of the Board. The chairman shall not have a casting vote.

5.7	Meetings of the Board

(a)	The Board shall meet at least once in every calendar quarter during regular business hours on Business Days and at least 4 (four) such meetings shall be held in every year.

(b)	Subject to Applicable Law, the Directors or members of any committee of the Board of Directors may participate in meetings of the Board or committee of the Board through video or telephonic conference.

5.8	Notice of Meeting

(a)	At least 7 (seven) days’ clear written notice shall be given for any meeting of the Board, whether in India or outside India. In the case of an Investor Director(s) residing outside India, notice of such meeting shall be sent to him either by registered air mail or by electronic mail or by facsimile transmission. In case of an alternate Director, notice shall be sent to the alternate Director as well as the Original Director. A meeting of the Board may be called by shorter notice with the written consent of the majority of the Directors including at all times, an Investor Director.

(b)	Every such notice convening a Board meeting shall have a schedule containing the agenda for the Board meeting identifying in sufficient detail, each business to be transacted at the Board meeting together with all relevant supporting documents in relation thereto and the conference details to enable any Investor Director(s)/alternate Director to participate in such meeting by video/ telephone conference. No matter which has not been detailed in the agenda, shall be transacted at any meeting of the Board, provided however that with the written consent of the majority of the Directors including at all times, the consent of the Investor or at least 1 (one) Investor Director, a matter not included in the agenda may be transacted at the meeting, subject to Clause 5.15 (Reserved Matters).

5.9	Circular Resolution

(a)	Subject to relevant provisions of the Act, a written resolution (circulated in draft form, along with all the relevant supporting documents) signed (either in favour of or against the resolution) by the majority of the Directors (whether in India or abroad) entitled to vote thereon shall be as valid and effectual as a resolution duly passed at a meeting of the Board and may consist of several documents in the like form each signed by one or more Directors.

(b)	Notwithstanding anything contained in Clause 5.9(a) above, no Reserved Matter shall be resolved by circular resolution without the consent of the Investor.

5.10	Day to Day Management

Subject to the provisions of Clause 5.11 (Decision making by the Board) and 5.15 (Reserved Matters) below and except as may be otherwise determined by the Board with approval of the Investor:

(a)	The day to day management of the Company shall be conducted by the Promoters, who shall exercise such powers subject to the overall supervision and control of the Board.

(b)	The Board may establish separate audit committee, compensation committee and such other committees as may be decided by the Board to manage the affairs of the Company. The composition of all committees as may be established by the Company and the Board from time to time shall be such as may be agreed by the Board provided that the Investor shall at all times have a right to nominate 1 (one) member having voting rights on such committees (including any committees that are established at present). The nominees of the Investor and 1 (one) of the Promoters shall be required to be present to form a valid quorum at any meeting of such committees and the provisions of quorum for Board meetings shall apply, mutatis mutandis, for meetings of all committees of the Board. The Promoters agree, undertake and covenant that neither of them shall veto nor otherwise obstruct the appointment of the nominee of the Investor on the committees, in accordance with this Clause 5.10. No Reserved Matter can be resolved upon by a committee except with the prior written consent of the Investor in accordance with the provisions of Clause 5.15 (Reserved Matters).

(c)	The Investor Directors shall be non-executive Directors and shall not be liable to retire by rotation. The Investor Directors shall not be responsible for the day-to-day management of the Company and shall not be considered (unless otherwise specified under Applicable Law) as a “person-in-charge” “officer in default” or “occupier of premises” or “assessee in default” or “employer” or such similar positions. The Investor Directors being non-executive Directors shall not be liable for any default or failure of the Company in complying with the provisions of any Applicable Law.

5.11	Decision making by the Board

Subject to Clause 5.15 (Reserved Matters) below, resolutions of the Board shall be passed by a simple majority of votes of the Directors entitled to vote thereon and each Director shall be entitled to 1 (one) vote.

5.12	Insurance for the Board

The Company shall procure and maintain a directors and officers insurance policy for the Directors on the Board consistent with insurances obtained generally by companies operating in the same or similar industry and line of business as the Company and as acceptable to the Investor. The Company shall get the limits for the directors’ and officers’ insurance policy approved by the Investor Director(s) or the Investor (if the Investor has not appointed Investor Directors).

5.13	Indemnity

The Company shall indemnify and keep indemnified all the Investor Directors to the maximum extent permitted by Applicable Law and the Articles shall contain a provision for providing the broadest permissible indemnification by the Company to the Investor Directors.

5.14	Decision making principles of the Shareholders

(a)	At least 21 (twenty one) days clear written notice shall be given for any meeting of the Shareholders, whether in India or outside India. In the case of a Shareholder residing outside India, notice of such meeting shall be sent to it either by registered air mail or by electronic mail or by post at its address outside India, if any. A meeting of the Shareholders may be called upon at shorter notice in accordance with the Applicable Law, and subject to prior written consent of the Investor, having been obtained. Subject to Applicable Law, the Shareholders may participate in the meetings through video or telephonic conferencing.

(b)	Every such notice convening a meeting of the Shareholders shall contain an agenda for the meeting identifying in sufficient detail, each business to be transacted at the general meeting together with an explanatory statement, all relevant documents in relation thereto and the conference details to enable any Shareholder to participate in such meeting by video conference/telephone conference.

(c)	Voting on all matters to be considered at a general meeting of the Shareholders shall be by way of a poll unless otherwise agreed upon in writing between the Parties.

(d)	Any Shareholder may appoint another person as his proxy, and in case of a corporate Shareholder, an authorised representative, to attend a Shareholders’ meeting and vote thereat on such Shareholder’s behalf; provided however that, the power given to such proxy or representative must be in writing. Any person possessing a proxy or other such written authorisation with respect to any shares shall be able to vote on such shares and participate in meetings as if such person were a Shareholder.

(e)	The quorum for a meeting of the Shareholders shall be as per Applicable Law, provided always that the presence of the representatives of one of the Promoters and the Investor shall be required to constitute quorum.

(f)	Subject to Clause 5.14(g) below, if any Shareholder expressly in writing waives its presence at a Shareholders’ meeting, it shall be deemed that the Shareholders present at such Meeting shall constitute a valid quorum (subject to Applicable Law) and the other requirements of Clause 5.14(e).

(g)	In the event there is no valid quorum at a Shareholders’ meeting and such absence of valid quorum subsists for up to 30 (thirty) minutes after the scheduled time of commencement of the meeting, the meeting ("Initial Shareholders’ Meeting") will be re-scheduled to a day that falls at least 7 (seven) days after the Initial Shareholders’ Meeting ("Subsequent Shareholders’ Meeting") in which case the Subsequent Shareholders’ Meeting shall take place on such earlier day. If there is no valid quorum at such Subsequent Shareholders’ Meeting and such absence of valid quorum subsists for up to 30 (thirty) minutes after the scheduled time of commencement of such Subsequent Shareholders’ Meeting, then, the Shareholders present at such Subsequent Shareholders’ Meeting shall be deemed to constitute a valid quorum (subject to minimum quorum requirements under Applicable Law) and subject to Clause 5.14(h) below, the Shareholders may proceed to discuss and decide on the matters on the same agenda as the Initial Shareholders’ Meeting and nothing other than such agenda. Subject to Clause 5.14(h) below, any decisions so taken in the Subsequent Shareholders’ Meeting shall be binding.

(h)	Notwithstanding anything contained in this Agreement, no resolution shall be passed or modified or decision be taken in relation to a Reserved Matter at any Shareholders’ meeting, or in any adjourned meetings thereof, without the consent of the Investor.

5.15	Reserved Matters

(a)	Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents but subject to Clause 5.15(c), the Company and Promoters confirm that no action shall be taken by the Company or resolution be passed by the Board, or committees of the Board or by the Shareholders, except with the affirmative vote (in person or in writing) of the Investor, or the prior written consent of the Investor or such Person(s) as may be nominated by the Investor in this regard, in respect of the matters listed in Schedule 7 ("Reserved Matters").

(b)	If any decision and/or resolution is effected without complying with the provisions of this Clause 5.15 (Reserved Matters), (a) such decision or resolution shall not be valid or binding on any Person including the Company; and (b) the Company shall not take any action pursuant to such decision or resolution unless consent of the Investor is obtained for the same.

(c)	Nothwithstanding anything contained in this Clause 5.15, any corporate action undertaken to give effect to the exit right of Metis under Clause 9 of the Metis SHA, Clauses 8.1(a) and 8.2(a) of this Agreement shall not be subject to the Reserved Matters.

5.16	Covenants in relation to meetings

(a)	The Parties agree that no action shall be taken by or on behalf of the Company, whether at a committee meeting, Board meeting or Shareholders’ meeting or otherwise, in respect of any of the matters which are Reserved Matters, unless such matter has been approved in accordance with this Clause 5 (Board, Management and Related Matters).

(b)	The Promoters shall not act in any matter that is prejudicial to the rights of the Investor.

6.	FINANCIAL ACCOUNTING, AUDIT & INSPECTION

6.1	An annual audit of the books of accounts, records and affairs of the Company shall be made by one of the Approved Auditors, immediately following the close of the Financial Year within a period of 120 (one hundred and twenty) days after the end of each Financial Year. The Company shall maintain a system of accounting adequate to identify its material Assets, liabilities and transactions and to permit the preparation of Financial Statements in accordance with IFRS.

6.2	The Company and the Promoters jointly and severally covenant that the Company shall deliver to the Investor the following information:

(a)	Unaudited annual Financial Statements including cash flow statements certified by the CEO, within 60 (sixty) days from the end of each Financial Year;

(b)	Unaudited quarterly Financial Statements certified by the CEO or chief financial officer of the Company within 45 (forty five) days after the end of each quarter;

(c)	Audited annual Financial Statements within 120 (one hundred and twenty) days after the end of each Financial Year;

(d)	Business Plan and headcount (in a form and manner acceptable to the Investor), no later than 45 (forty five) days prior to the commencement of the following Financial Year;

(e)	Certified true copies of the minutes of the meetings of the committees, Board as well as the Shareholders within 7 (seven) Business Days from the date of such meetings;

(f)	Management Information System ("MIS") (in a form and manner acceptable to the Investor) for every calendar month, within 15 (fifteen) days of the end of such month;

(g)	Half yearly capitalisation table (in a form and manner acceptable to the Investor) signed by the CEO or chief financial officer of the Company no later than 30 (thirty) days from the end of that period;

(h)	Copies of any specific reports filed by the Company with any Governmental Authority including copies of all filings (including Tax returns) made with any Governmental Authority as may be requested by the Investor;

(i)	A written notification setting out sufficient details of any litigation which may be made or threatened by or against the Company or any Promoters, or any circumstances which may give rise to the same. Such notification shall be provided forthwith to the Investor but in no event later than 7 (seven) Business Days from the date on which either the Company or any of the Promoters becomes aware of the same;

(j)	A written notification of any event that in the CEOs’ reasonable opinion is likely to have a material impact on the Business. Such notification shall be provided forthwith to the Investor but in no event later than 7 (seven) Business Days from the date on which either the Company or any of the Promoters becomes aware of the same;

(k)	Information relating to the termination of employment/ resignation of Key Employees within 15 (fifteen) Business Days of the occurrence of such event; and

(l)	All other information/documents/certificates as may be reasonably required by the Investor. Such information/documents/certificates shall be forthwith provided to the Investor but in no event later than 15 (fifteen) days from the date of receipt by the Company of the request for such information from the Investor.

6.3	The Investor and its designated officers, employees, accountants, attorneys, advisors and agents shall have the right, at any time and from time to time during normal business hours and upon written notice of at least 48 (forty eight) hours to (i) inspect the books, records and other documents of the Company; (ii) conduct an audit of the Business; and (iii) consult with the Promoters, auditors and attorneys of the Company. Such investigations and/or audit, however, shall not affect the representations and warranties made by the Company and the Promoters pursuant to this Agreement and/or the Transaction Documents.

6.4	A copy of all notices, circulars, minutes of meetings and such other information, which is available to the Board or the Shareholders, shall be provided to the Investor promptly at the same time as is provided to the Directors/other Shareholders.

7.	COVENANTS OF THE COMPANY

7.1	The Company shall comply with the following covenants:

(a)	All Contracts with any Affiliate or Related Party of the Company and the Promoters shall be at an arm’s length basis with full disclosures to the Board.

(b)	The Company shall use commercially reasonable efforts to avoid being a passive foreign investment company ("PFIC"). The Company shall make due inquiry with its U.S. tax advisors at least annually regarding the Company’s status as a PFIC and if the Company becomes a PFIC, or if there is a likelihood of the Company being a PFIC for any taxable year, the Company shall promptly notify the Investor of such status or risk, as the case may be. The Company shall, as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 60 (sixty) days following the end of each taxable year) provide the Investor with an accurate and complete PFIC Annual Information Statement in the form set out in Schedule 5.

(c)	The Company shall make or refrain from making (and shall cause its subsidiaries to make or refrain from making) any U.S. tax election that the Investor requests the Company or its subsidiaries to make or refrain from making.

(d)	If the tax advisors of the Investor or its Partners determine that it is subject to U.S. information and reporting requirements that require the disclosure of information about the Company or Company transactions not readily available to the Investor or its Partners, the Company agrees to provide such information to the Investor and its Partners as may be necessary to allow the Investor and its Partners to fulfill their U.S. tax reporting obligations.

The term “Partner" means each shareholder, partner, member or other equity holder of the Investor and any person holding an option to acquire a share, partnership interest, membership interest or other equity interest in the Investor and any direct or indirect equity owner of such shareholder, partner, member, other equity holder or option holder.

(e)	To the extent any consent, affirmative vote, or other action is required by the Company, its officers or Directors, or any of the Shareholders to implement the provisions of this Clause 7, such consent, vote or other action is hereby given or will be given at the applicable time and the Company, its officers and Directors, and each Shareholder shall fully cooperate in carrying out the provisions of this Clause 7 as required.

7.2	The Company and the Promoters agree and undertake to ensure that, unless otherwise approved by the Investor, the business and activities of the Company at all times are such that all investments in the Company are under the automatic route as per the exchange control laws of India, and do not require the prior approval of any Governmental Authority.

7.3	Intellectual Property

The Promoters hereby agree and acknowledge that all intellectual property that is developed by, (a) the Promoters, (b) any Group Companies, (c) Immediate Family Members; and (d) employees of the Company, AHA Holdings and the Group Companies, in relation to or in connection with the business of the Company, shall be registered in the name of the Company and the Promoters shall ensure that all such intellectual property shall be registered in the name of the Company.

7.4	AML/FCPA

The Company and the Promoters shall provide the Investor with a certificate of compliance, on a quarterly basis, and within 15 (fifteen) days from the end of the quarter, in relation to compliance with money laundering laws of India and the United States of America, in a form and substance to be intimated by the Investor.

8.	EXIT RIGHTS

8.1	Exit by the Company. The Company and the Promoters agree and covenant to endeavour to provide an exit to the Investor (at the option and with the approval of the Investor) by way of a QIPO or secondary sale), at any time after the Investor Exit Date, but prior to the Final Deadline Date, on terms and conditions set out in this Clause 8.

(a)	QIPO triggered by Metis. The Company shall not file the draft red herring prospectus with respect to the QIPO at any time prior to the expiry of 3 (three) months from the Closing Date. Subject to the aforesaid, the Investor shall have the right to participate in a QIPO. It is clarified that the Investor shall not have the right to block any QIPO till the earlier of an exit being provided to Metis in accordance with the terms of the Metis SHA or the Investor Exit Date. Further, where the QIPO is effected by way of an offer for sale of all or any of the existing Securities, the Investor shall have the right (but not an obligation) to offer the Securities held by them, in priority to the Promoters and any other Shareholders of the Company but after Metis and the Qualified Investors have offered all or any of their Securities in such an offer for sale. The provisions of Clause 8.1(b)(vii) to Clause 8.1(b)(x) shall apply mutatis mutandis to a QIPO triggered by Metis.

(b)	QIPO by the Investor. Any exit proposed to be provided to the Investor by way of a QIPO after the Investor Exit Date, shall be subject to the following conditions:

(i)	The Investor has provided its consent to the price and other terms of the QIPO. The price or price band shall not be disclosed in any offer document or disclosed to any third party or governmental authority unless the approval as mentioned above has been granted by the Investor;

(ii)	The QIPO shall be effected through the issue of new Securities; and/or at the option of the Investor, an offer for sale of all or any of the existing Securities;

(iii)	The Equity Shares representing at least 25% (twenty five percent) of the issued and outstanding share capital of the Company on a Fully Diluted Basis, or such higher number of Equity Shares as may be required by Applicable Law to be held by the public investors, are offered to the public investors in the QIPO;

(iv)	All advisors/consultants to the QIPO including the book running lead managers, underwriters, bankers, counsels and transfer agents shall be appointed only after obtaining the consent of the Investor. The appointment of such advisors/consultants shall be at the cost of the Company;

(v)	The QIPO will be underwritten at least to the extent required under Applicable Law;

(vi)	Subject to Applicable Law, the Investor shall have the right to offer the Securities held by it in a QIPO, in priority to all other Shareholders of the Company;

(vii)	The Company and the Promoters hereby agree and undertake that they shall, without any recourse to the Investor whatsoever, at their own cost (i) obtain all the relevant permits and approvals, statutory or otherwise that are necessary to provide for a QIPO, and (ii) complete the process of the QIPO, in accordance with the terms of this Agreement. All costs related to such listing shall be borne by the Company in accordance with Applicable Law;

(viii)	Upon the Investor offering the Securities held by them for sale at the time of QIPO, the Company and the Promoters hereby undertake that they shall comply with and complete all necessary formalities to ensure such listing;

(ix)	For the purposes of a QIPO and any filings to be made by the Company under any Applicable Law whether in relation to a QIPO or thereafter, the Investor shall not be deemed to be a sponsor and/or a promoter of the Company and shall not be required to offer or make available their Securities for the purpose of mandatory lock-in applicable to promoters under the SEBI regulations in respect of public offerings or otherwise.

(x)	The Investor shall not give any representation, warranty or indemnity whatsoever in connection with the QIPO, including to the QIPO investment bank(s), other than that the Securities, if any, offered for sale by the Investor in the QIPO, have clear title.

(xi)	Clear Market Obligation: In the event the Company undertakes a QIPO, then

I.	No fresh issuance of Equity Securities shall be undertaken for a period of 18 (eighteen) months from the date of listing of the Equity Shares on a recognized stock exchange at a price which is lower than the price at which the QIPO was undertaken;

II.	The Promoters shall not sell any Equity Shares held by them for a period of 18 (eighteen) months from the date of listing of the Equity Shares on a recognized stock exchange at a price which is lower than the price at which the QIPO was undertaken, provided that, subject to Applicable Law, the Promoters shall not be restricted by this Clause to sell up to Permitted Promoter Sale Shares in the Company as on the date of listing of the Equity Shares on the recognized stock exchange.

(c)	Registration Rights

The Investor shall be provided customary registration rights in case of a public offering of its Securities in the USA.

(d)	Secondary Sale

(i)	In the event the Company intends to provide an exit by way of a secondary sale (as approved by the Investor), the Company shall deliver a notice to the Investor (the “Secondary Sale Notice"), setting out the following: (A) the identity of the proposed acquirer or transferee, as the case may be; (B) the salient terms of the transaction including the price and other terms on which the Securities are proposed to be sold; (C) the estimated time for completion of the secondary sale; and (D) any other material terms of the proposed secondary sale. Provided however that the consideration to be received by the Investor pursuant to such secondary sale shall not be less than the sum of the Investment Amount and an IRR of 20% (twenty percent).

(ii)	In the event that the Investor approves the secondary sale (the “Approved Secondary Sale"), the Investor shall indicate the number of Securities that the Investor proposes to offer in such Approved Secondary Sale and the Company and the Promoters shall take all steps necessary to complete the Approved Secondary Sale on the terms set out in the Secondary Sale Notice, within a period of 90 (ninety) days from the date on which the Investor consents to the Approved Secondary Sale, as extended by any additional time required to obtain any governmental approvals, and providing representations, warranties, covenants and indemnities customary to such transactions. All costs and expenses relating to the Approved Secondary Sale shall be borne entirely by the Company. The Investor shall not be required to provide any guarantees or indemnities, or be subject to any restrictive covenants pursuant to, or be required to bear any costs and expenses related to an Approved Secondary Sale. The Investor shall not be responsible for obtaining government approvals, permits or consents, or for providing any representations, warranties or covenants for effecting the Approved Secondary Sale.

(iii)	In the event that the Approved Secondary Sale has not been completed within 90 (ninety) days from the date of consent of the terms contained in the Secondary Sale Notice, the Company and the Promoters shall seek the written consent of the Investor to continue with the Approved Secondary Sale by sending a fresh Secondary Sale Notice.

(iv)	The Company and the Promoters shall, in good faith, consider all opportunities relating to a secondary sale that are brought to its notice by the Investor.

(e)	Buy-back of Shares/ Promoter Purchase

(i)	In the event the Company fails to provide a complete exit to the Investor on or prior to the Final Deadline Date, then without prejudice to the provisions of Clause 8.2, the Investor may require the Company by delivering a Buyback Notice, to buyback all or any of the SPAC Shares in one or more tranches, subject to Applicable Law; and/or require the Promoters by way of a Notice, to purchase all or any of the SPAC Shares, in each case, at a price not less than the sum of the Investment Amount and an IRR of 20% (twenty percent).

(ii)	The Company and the Promoters shall take all steps to expeditiously complete the buy-back within 30 (thirty) days from the issuance of the Buyback Notice, including obtaining required consents and government approvals, and providing representations, warranties, covenants and indemnities customary to such transactions. All costs and expenses relating to such exit shall be borne entirely by the Company. The Investor shall not be required to provide any guarantees or indemnities, or be subject to any restrictive covenants pursuant to, or be required to bear any costs and expenses related to the transactions contemplated in Clause 8.1(e)(i).

8.2	Drag Along

(a)	Drag Along Right of Metis.

(i)	Metis shall have the right, at any time after the Metis Exit Date but prior to the Investor Exit Date, to require the Investor, by way of a written notice in this regard, to undertake a sale of any or all of their shareholding in the Company on the same terms and conditions as have been offered to Metis as part of such drag sale.

(ii)	It is hereby agreed between the Promoters and the Investor that the Investor shall be entitled to receive, as consideration for such drag sale, at least the Investor Drag Entitlement. For the purposes of this Clause, “Investor Drag Entitlement” shall mean the Investment Amount, along with 20% IRR. The Promoters hereby agree to undertake all such acts and deeds as may be necessary to ensure that the Investor receives its Investor Drag Entitlement pursuant to such sale, including but not limited to (a) an issue of additional Shares to the Investor at the lowest price permissible under Applicable Law; (b) Transfer of Shares held by the Promoter to the Investor at the lowest permissible price under Applicable Law; (c) reduction of the sale proceeds receivable by the Promoters.

(iii)	Without prejudice to the generality of the provisions of Clause 8.2(a)(ii), if the consideration proposed to be received by the Investor is less than the Investor Drag Entitlement, then Promoters shall open a cash escrow account which cash escrow account shall be used for receiving the consideration from the sale of the Promoter Shares ("Promoter Drag Sale Consideration"). The amount of deficit between Investor Drag Entitlement and the actual consideration received by the Investor pursuant to the sale of shares in accordance with Clause 8.2(a)(i) shall be transferred to the bank account of the Investor directly from the escrow account without any further consent of/ action on the part of the Promoters or Metis or any other Person. For the avoidance of doubt, it is hereby clarified that the sale of shares by the Investor pursuant this Clause 8.2(a)(i) and the receipt of the sale consideration into the account of the Investor from the transferee and/or the Promoters/ escrow account shall be simulatenous. For the avoidance of doubt, it is hereby clarified that nothing contained in Clauses 8.2(a)(ii) and 8.2(a)(iii) shall preclude the ability of Metis to exercise and give effect to its drag along right in accordance with Clause 8.2(a)(i).

(b)	Drag Along Right of the Investor. In case (i) the Company and the Promoters fail to provide a complete exit to the Investor on or prior to the Final Deadline Date or (ii) in case the Promoters have committed fraud or embezzlement in relation to the affairs of the Company, then in case of (i), the Investor solely, and in case of (ii), the Investor, jointly with Metis, shall have the right but not the obligation to require the Promoters (including Group Companies or the Immediate Family Members) to and cause the Promoters to require BCCL, SRT and Mr. Samir Patel ("Drag Shareholders"), by way of a written notice in this regard ("Sale Notice") to undertake a sale of all or a part of their shareholding of the Company ("Sale"). The Promoters agree that, if so required under Applicable Law to consummate a Sale, within a period of 30 (thirty) days from receipt of the Sale Notice, a meeting of the Board and the Shareholders shall be convened and at all such meetings of the Shareholders and the Board, the Drag Shareholders shall, and the Promoters shall cause such Drag Shareholders to, consent to the Sale of the Company in a manner and on the terms and conditions determined by the Investor. Each Promoter agrees to employ best efforts to procure that each Shareholder agrees to vote for, consent to, and raise no objections against and take all actions necessary or advisable in order to effect such Sale of the Company and the distributions on such Sale.

(i)	In the event of a Sale as set out in this Clause 8.2(b) (Drag Along Right of the Investor), the Investor shall issue a Sale Notice to the Drag Shareholders stating the intention of the Investor to sell all or part of the Securities held by them and all or part of the Securities of the Drag Shareholders ("Drag Along Shares") to a bona fide third party purchaser ("Drag-Along Purchaser"). The Investor shall provide the Drag Shareholders with the terms and conditions on which the Drag-Along Purchaser is willing to purchase the Drag Along Shares and the Drag Shareholders will be bound to sell along with the Investor, on the same terms and conditions and price (subject to sub-clause (iii) below), such number of their Securities as may be required to enable the Investor to complete the transaction as agreed with the Drag-Along Purchaser. It is further clarified that all the other Shareholders would also be required to undertake a sale of all or a part of their shareholding of the Company, as may be required.

(ii)	The Investor shall deliver the share certificates in respect of the Drag Along Shares, to the Company within 15 (fifteen) days of receipt of the Sale Notice, along with the transfer forms duly filled in, and if the Shares have been dematerialized, the Drag Shareholders shall issue appropriate instructions to their depository participant to give effect to the Transfer in accordance with the Sale Notice.

(iii)	All costs and expenses incurred in relation to the Sale shall be borne entirely by the Company. The Company and all the Shareholders shall co-operate and take all necessary and desirable actions in connection with the consummation of the Sale including without limitation, timely execution and delivery of any agreements and instruments to complete the Sale, providing access and information as may be requested by any potential purchaser and co-operating in any due diligence conducted by the potential purchaser. The Company and the Promoters shall, and the Promoters shall cause the other Shareholders to, provide such customary representations and warranties, indemnities and covenants as may be required by any potential purchaser in connection with the completion of the Sale. The Investor shall not be required to provide any representations, warranties, guarantees or indemnities, or be subject to any restrictive covenants pursuant to or in relation to the Sale, except in relation to the title and transferability of the shares held by the Investor.

(iv)	If a Drag Shareholder fails, refuses or is otherwise unable to comply with its obligations in this Clause, the Company shall have the authority and be obliged to designate a Person to execute and perform the necessary Transfer on behalf of such Drag Shareholder. The Company may receive and hold the purchase consideration in trust for the Drag Shareholder and cause the Drag-Along Purchaser to be registered as the holder of the Drag Along Shares being sold by the relevant Drag Shareholder. The receipt by the Company of the purchase consideration shall be a good discharge to the Drag Along Purchaser. Further, the relevant Drag Shareholder shall also entitled to designate a Person who shall be deemed to be appointed as the attorney-in-fact of the Drag Shareholder, and shall take all necessary actions on their behalf to cause the consummation of such transaction.

(v)	Further, if any Drag Shareholder fails or refuses to Transfer any Drag Along Shares, after the Company has received the entire purchase money in respect of the Drag Along Shares in trust for the Drag Shareholder in accordance with sub-clause (iv) above, the Drag-Along Purchaser may serve a default notice on the relevant defaulting Drag Shareholder and the defaulting Drag Shareholder shall not be entitled to exercise any of its powers or rights in relation to the Drag Along Shares, including voting rights attached thereto or the right to participate in the profits of the Company.

(vi)	If the Company or the Promoters have, before the Final Deadline Date, (a) made an offer to the Investor for buyback or purchase of SPAC Shares pursuant to Clause 8.1(e), which fulfills the conditions set out in Clause 8.1(e); or (b) provided an offer for secondary sale to the Investor under Clause 8.1(d), which fulfills all the conditions set out in Clause 8.1(d) and the Investor has declined to accept such offer, then the obligation of the Company and the Promoters to provide an exit to the Investor under this Agreement shall fall away.

(c)	Exemption of Rights. Notwithstanding anything contained in this Agreement, in case of the exercise of the exit rights pursuant to, and in accordance with Clause 8 (Exit Rights) (as applicable) including a secondary sale and Sale (each, an “Exempted Exercise"), the provisions of Clause 4 (Restrictions on Transferability of Shares) (as the case may be) shall, to the extent of Shares required to be Transferred by the Promoters and/or the Shareholders (other than the Investor), ceases to be applicable to such Exempted Exercise.

9.	LIQUIDATION PREFERENCE AND COMPUTATION OF FAIR MARKET VALUE

9.1	Liquidation Preference

(a)	Upon the occurrence of a Liquidation Event, the Investor shall be entitled to be paid an amount equal to the Investor Exit Price pari passu and simultaneously with the payment of liquidation preference amounts to Metis, Qualified Investors, BCCL and SRT, as set out in the Articles.

(b)	It is clarified that if a Liquidation Event is effected by way of sale of Shares, the Company and the Promoters shall ensure that the purchaser or transferee(s) distribute the consideration under such transaction to the Shareholders who are participating in such transaction, in proportion to the Shares that are being transferred by each such Shareholder as part of such transaction, in accordance with their respective entitlement as set out in this Clause 9 (Liquidation Preference) and further nothing in this Clause 9 (Liquidation Preference) and the definition of ‘Liquidation Event’ shall be deemed to entitle any Shareholder a right to participate in such transaction or to a tag along right in such transaction, unless such right is expressly provided for and exercised in accordance with this Agreement.

9.2	Computation of Fair Market Value

(a)	The Investor and the Promoters shall each appoint 1 (one) independent valuer to conduct a valuation of the Company in order to arrive at the fair market value of the Securities, within 30 (thirty) days from the appointment. Each independent valuer shall submit their report setting out the fair market value computed by such independent valuer to the Party that has appointed such independent valuer. The Investor and the Promoters shall, on a mutually agreed date and in any case, within 7 (seven) days from the end of the 30 (thirty) day period set out above, share the fair market value computed by the independent valuer appointed by it with the other Party. In the event that (i) the fair market value computed by one of the two independent valuers is acceptable to the Investor and the Promoters, then such acceptable fair market value shall be the “Fair Market Value"; or (ii) there is a variance of not more than 10% (ten percent) between the fair market value computed by the two independent valuers, then the average of the two fair market values shall be the “Fair Market Value".

(b)	In the event that there is a variance of more than 10% (ten percent) (computed on the lower valuation), in the fair market value of the securities of the Company, as computed by the two independent valuers, then either of the Investor or the Promoters may issue a notice to the other setting out in reasonable detail, the grounds on which such Party disagrees with the computation of the fair market value by the valuer appointed by the other Party ("Variance Notice").

(c)	Upon the issue of a Variance Notice, Mr. Shirpal Morakhia and an authorized representative of the Investor shall use all commercially reasonable efforts to resolve their disagreements as soon as practicable, and in any case within 15 (fifteen) days from the date of receipt of the Variance Notice by the other Party ("Resolution Period"). In the event Mr. Shripal Morakhia and the authorized representative of the Investor are unable to resolve the disagreements within the Resolution Period, then the Investor and Promoters shall take the steps set out in Clause 9.2(d) below.

(d)	Within 10 (ten) days from the end of the Resolution Period, the Investor and the Promoters shall appoint a mutually acceptable accounting firm selected from the following Persons (acting as an expert and not as a statutory auditor) ("Accounting Firm"):

(i)	Pricewaterhouse Coopers or their respective affiliates in India;

(ii)	Deloitte Touche Tohmatsu India Private Limited or their respect affiliates in India;

(iii)	KPMG or their respect affiliates in India;

(iv)	Ernst and Young or their respect affiliates in India;

(v)	Grant Thorton or their respect affiliates in India;

(vi)	Kotak Group;

(vii)	Lazard;

(viii)	JM Financial;

(ix)	JP Morgan Chase and Co.; and

(x)	Goldman Sachs Group Inc.

to compute the fair market value of the Securities. The Accounting Firm shall compute the fair market value of the Securities within 30 (thirty) days from the date of its appointment ("Fair Market Value"). The Fair Market Value arrived at by the Accounting Firm shall be finally and conclusively binding on the Investor and the Promoters.

(e)	The fees and expenses of the independent valuers appointed by the Investor and the Promoters pursuant to Clause 9.2(a) and the fees and expenses of the Accounting Firm, shall be borne by the Company.

10.	COVENANTS

10.1	Non-compete, Non Solicitation

(a)	Each Promoter covenants and agrees that, so long as the Investor holds any Securities, the Promoter shall not, directly or indirectly, in any capacity, whether through partnership or as a shareholder, joint venture partner, collaborator, consultant or agent or in any other manner whatsoever, whether for profit or otherwise:

(i)	carry on or participate (whether as a partner, shareholder, principal, agent, director, employee or consultant) in any business and/or activity which is the same as or substantially similar to the Business other than through the Company including in the business of any Competitor;

(ii)	render any services to a Competitor or enter into employment with any of the Competitors;

(iii)	solicit or influence or attempt to influence any client, customer or other Person to direct its purchase of the products and/or services of the Company to itself or any Competitor; and/or

(iv)	solicit or attempt to influence any Person, employed or engaged by the Company (whether as an employee consultant, advisor or distributor or in any other manner) to terminate or otherwise cease such employment or engagement with the Company or become the employee of or directly or indirectly offer services in any form or manner to himself or any other Person including a Competitor.

(b)	Each Promoter covenants and agrees that, so long as the Investor holds any Securities, the Promoter shall not, directly or indirectly:

(i)	attempt in any manner to contact any client/customer/business associate or solicit from any client/customer/ business associate, except on behalf of the Company, business of the type carried on by the Company or to persuade any Person, which is a client/customer/ business associate of the Company to cease doing business or to reduce the amount of business which any such client/customer has customarily done or might propose doing with the Company and/or its Subsidiaries or damage in any way the business relationship that the Company has with any customer/client/business associate, whether or not the relationship between the Company and such client/customer/ business associate was originally established in whole or in part through his efforts; or

(ii)	employ or attempt to employ or assist anyone else to employ or otherwise associate any person who is in the employment of the Company or associated with the Company, or was in the employment of the Company or otherwise associated with the Company at any time during the preceding 12 (twelve) months.

(c)	Further covenants

(i)	The Promoters agree and acknowledge that the restrictions contained in this Clause 10.1 are considered reasonable for the legitimate protection of the Business and goodwill of the Company. However, in the event that such restrictions shall be found to be void, but would be valid if some part thereof was deleted or the scope, period or area of application were reduced, the above restrictions shall apply with the deletion of such words or such reduction of scope, period or area of application as may be required to make the restrictions contained in this Clause 10.1 valid and effective. For the purposes of this Clause 10.1, the term ‘Company’ shall include its subsidiaries.

(ii)	Notwithstanding the limitation of this provision by any law for the time being in force, the Promoters undertake to, at all times, observe and be bound by the spirit of this Clause 10.1 provided, however, that on the revocation, removal or diminution of the law or provisions, as the case may be, by virtue of which the restrictions contained in this Clause 10.1 were limited as provided hereinabove, the original restrictions would stand renewed and be effective to their original extent, as if they had not been limited by the law or provisions revoked.

(iii)	The Promoters undertake to ensure that all business opportunities known to him or made known to him at any time, with respect to and/or connected with the Business are referred to the Company.

(iv)	The Promoters shall make full and true disclosure in writing to the Investor of any direct or indirect interest or benefit that they are likely to derive through or in connection with any contractual arrangements, dealings, transactions or affairs of the Company.

(d)	Mr. Shripal Morakhia hereby agrees to be appointed on the board of directors of the Investor on and from the Closing Date and shall continue on the board for a period of not less than 3 (three) years from the Closing Date.

11.	REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNIFICATION

11.1	The Promoters jointly and severally represent and warrant to the other Parties that:

(a)	This Agreement has been duly executed and delivered by each of them and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms;

(b)	The execution, delivery and performance of this Agreement and all instruments or agreements required hereunder by each of them does not contravene, violate or constitute a default of or require any consent under the provisions of any other agreement or instrument to which each of them is bound including any order, judgment, decree or injunction of any court of law; and

(c)	Each of them have the full power and authority to enter into this Agreement, to execute this Agreement and to perform its obligations and observe the terms and conditions hereof. No legal proceedings are pending or threatened against any of them before any court, tribunal or authority which do or may restrain any of the Promoters’ ability to perform or observe the terms and conditions of this Agreement or which do or may in any other manner question the validity, binding effect or enforceability of this Agreement.

11.2	The Company, Investor, MRG and Metis severally (solely with respect to itself) represent and warrant to the other Parties that:

(a)	This Agreement has been duly executed and delivered by its duly authorised representatives and constitutes a legal, valid and binding obligation on it, enforceable against it in accordance with its terms;

(b)	It is duly organised and validly existing under the laws of the country of its incorporation (where applicable);

(c)	The execution, delivery and performance of this Agreement and all instruments or agreements required hereunder by it does not contravene, violate or constitute a default of or require any consent under the provisions of any other agreement or instrument to which it is bound, including the constitutional documents thereof, or any order, judgment, decree or injunction of any court of law; and

(d)	It has the full power and authority to enter into this Agreement to execute this Agreement and to perform its obligations and observe the terms and conditions hereof.

11.3	The Company and the Promoters jointly and severally agree with, undertake to and covenant to the Investor as follows:

(a)	Business of the Company

The business of the Company shall be restricted to the Business (as defined in this Agreement). The Promoters shall assist the Company in the procurement of necessary permits, licenses, consents, approvals, financing and guarantees necessary for the Business and operations of the Company.

(b)	Borrowings by the Company

The financing requirements including working capital requirements of the Company shall be met in the first instance by internal accruals and any external financing shall be availed of only in accordance with the Business Plan or otherwise with the prior consent of the Investor. In the event of any future borrowings or Indebtedness, the Investor shall not be required to provide any guarantees/collaterals or any other security. The Investor shall not be required to pledge their Securities or provide any other support or a negative lien to any third Person, including without limitation the lenders of the Company. The Promoters shall provide all support including without limitation guarantees or any other security in respect of the borrowings and Indebtedness by the Company subject to the provisions of this Agreement.

(c)	Related Party Transactions

The Company shall maintain and update all statutory registers required to be maintained under Applicable Laws for disclosing Related Party transactions.

(d)	The Company covenants that it shall not, and shall not permit any of its directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorise or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, in each case, in violation of the Foreign Corrupt Practices Act, 1977 ("FCPA") or any other applicable anti-bribery or anti-corruption law. The Company further undertakes that it shall cause to cease all of its activities, as well as remediate any actions taken by the Company or any of its directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further undertakes that it shall maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with FCPA or any other applicable anti-bribery or anti-corruption law. Upon request by a Principal Investor, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws.

(e)	The Company is the sole entity through which the Business shall be carried out at all times and the Promoters undertake to carry on the Business only through the Company and no other entity.

12.	EFFECTIVE DATE AND TERMINATION

12.1	Effective Date

This Agreement shall come into effect on the Closing Date and shall remain valid so long as the Investor holds any Securities unless terminated earlier in accordance with Clause 12.2 (Termination).

12.2	Termination

(a)	Automatic termination

The Agreement shall automatically terminate vis-à-vis a Shareholder, upon such Shareholder ceasing to hold any Securities.

(b)	Termination by the Investor

The Investor shall be entitled to terminate this Agreement forthwith, by giving a notice in writing, upon the occurrence of one or more Events of Default.

12.3	Consequences on Event of Default

(a)	Upon the occurrence of an Event of Default, it is hereby agreed that the Board shall determine the defaulting Promoter and the impugned Promoter shall not have the right to participate in such determination by the Board. After the determination by the Board, the Investor shall, at its option and subject to Applicable Law, be entitled to exercise the Drag Along Right, jointly with Metis, under Clause 8.2 of this Agreement, and the provisions of Clause 8.2 shall mutatis mutandis apply to this Clause. Provided that the expiry of any time period or any other criteria for the drag along otherwise applicable under Clause 8.2 shall not apply in the case of an occurrence of an Event of Default.

(b)	All costs and expenses incurred in relation to the Sale or Transfer of Securities pursuant to this Clause 12.3 shall be borne entirely by the Company. The Company and the Promoters shall co-operate and take all necessary and desirable actions in connection with the consummation of such Sale or Transfer of Securities pursuant to this Clause 12.3 including without limitation, timely execution and delivery of any agreements and instruments to complete such Sale or Transfer of Securities pursuant to this Clause 12.3, providing access and information as may be requested by any potential purchaser and co-operating in any due diligence conducted by the potential purchaser. The Company and such defaulting Promoter(s) shall provide customary representations and warranties, indemnities and covenants as may be required by any potential purchaser in connection with the completion of the Sale or Transfer of Securities pursuant to this Clause 12.3. The Investor shall not be required to provide any representations, warranties, guarantees or indemnities, or be subject to any restrictive covenants pursuant to or in relation to the Sale or Transfer of Securities pursuant to this Clause 12.3, except in relation to the title and transferability of the Securities held by the Investor.

(c)	All rights of the Promoters under this Agreement and the Transaction Documents shall cease and the directorships of the Promoters shall stand vacated, immediately and automatically upon the occurrence of an Event of Default.

(d)	The termination of this Agreement shall be without prejudice to any claim or rights of action, including but not limited to the right to seek damages, previously accrued to any party hereto against the other party.

(e)	Except for provisions of this Agreement that expressly or by their nature survive termination, all rights and obligations of the Parties shall cease upon termination of this Agreement. The rights and obligations of the Parties under this Agreement pursuant to Clauses which by their nature survive the termination of this Agreement shall not be extinguished by termination of this Agreement.

13.	FALL AWAY OF RIGHTS AND OBLIGATIONS

13.1	The rights and obligations of the Investor under this Agreement:

(a)	shall cease and no longer be applicable, on the Investor (along with its Affiliates) having ceased to hold 10% (ten percent) of the equity share capital of the Company on a Fully Diluted Basis at the relevant point of time, other than with respect to the following limited rights:

(i)	Clause 5.2 (Number of Directors);

(ii)	Clause 4.3 (Tag Along Right);

(iii)	Clause 8.1(b) (vi) (right of the Investor to offer its shares in case of a QIPO);

(iv)	Clause 8.1(d) (Secondary Sale);

(v)	Clause 6 (Financial Accounting, Audit & Inspection);

(vi)	Clause 10.1 (Non-compete, Non-solicitation), which shall continue to apply for a period of 18 (eighteen) months from the date of listing of the Equity Shares; and

(vii)	Clause 7.3 (Intellectual Property).

(b)	shall cease and no longer be applicable, upon the successful completion of a QIPO (or such earlier time as may be required by SEBI or any Applicable Law for conducting the QIPO); provided however that, in the event of QIPO, the following Clauses shall continue to apply, subject to Applicable Law, and the Investor holding at least 5% (five percent) of the equity share capital of the Company on a Fully Diluted Basis, at the relevant point of time:

(i)	Clause 5.2 (Number of Directors);

(ii)	Clause 8.1(b)(xi) (Clear Market Obligation);

(iii)	Clause 6 (Financial Accounting, Audit & Inspection);

(iv)	Clause 10.1 (Non-compete, Non-solicitation), which shall continue to apply for a period of 18 (eighteen) months from the date of listing of the Equity Shares; and

(v)	Clause 7.3 (Intellectual Property).

13.2	Notwithstanding anything to the contrary set out in Clause 13.1 above, in the event that the shareholding of the Investor falls below any of the thresholds set out in Clause 13.1 above as a result of a partial exit provided by the Promoters or the Company under Clause 8, then all the rights of the Investor shall continue till such time as a complete exit is provided to the Investor by the Promoters or the Company.

13.3	Notwithstanding anything to the contrary set out in Clause 13.1 above, the obligation of the Investor under Clause 8.2(a) shall continue to apply till the Investor Exit Date. Metis shall not have the right to transfer the right under Clause 8.2(a) to any other party which is not its Affiliate.

14.	MEMORANDUM AND ARTICLES OF ASSOCIATION

14.1	The Memorandum and Articles of the Company shall be amended to reflect all the terms of the Share Subscription Agreement, this Agreement and other consequential amendments, in a manner satisfactory to the Investor.

14.2	The Company hereby undertakes to and the Promoters agree, undertake and confirm to cause the Company to, amend and alter the Memorandum and/or the Articles of Association from time to time to reflect any changes made to this Agreement from time to time.

15.	NOTICES

15.1	Notices, demands or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be given by email (provided that it is supplemented by a registered mail/internationally recognised courier service within 2 (two) days), addressed/sent to the intended recipient at its address number set forth below, or to such other address number as either Party may from time to time duly notify to the others:

If to Metis:

Address:	IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius

E-mail:	ifs@ifsmauritius.com

Tel:	+230 467 4000

If to the Investor:

Address:	1345 Avenue of the Americas, 11th Floor, New York, NY 10105

E-mail:	sk@i-amcapital.com

Tel:	+1 347 748 8147

If to the Company:

Address:	Mr. Vishwanath Kotian, 2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra

E-mail:	vishwanath.kotian@smaaash.in

Tel:	9821772971

If to Shripal Morakhia

Address:	2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra

E-mail:	shripal@smaaash.in

Tel:	022-67400900

If to AHA Holdings Pvt. Ltd.

Attention	Mr. Santosh Apraj

Address:	2nd Floor, Trade View Building, Oasis Complex, PB Marg, Lower Parel, Mumbai – 400013, Maharashtra

E-mail:	santoshapraj@ahaholdings.co.in

Tel:	022-67400900

If to MRG:

Address:	511, Commerce House, 140, N.M. Road, Fort, Mumbai 400 023, Maharashtra, India

E-mail:	mitesh.gowani@kamala.co.in

Tel:	+91 (22) 24982428

15.2	All notices shall be deemed to have been validly given on (i) the business date immediately after the date of transmission with confirmed answer back, if transmitted by facsimile transmission (subject to a confirming copy being sent by registered mail), or (ii) the expiry of 7 (seven) days after posting if sent by registered mail, or (iii) the business date of receipt, if sent by courier, or (iv) date of receipt, if sent by email.

15.3	Parties may, from time to time, change their address or representative for receipt of notices provided for in this Agreement by giving to the other not less than 10 (ten) days prior written notice in the same manner provided for in this Clause.

16.	CONFIDENTIALITY

16.1	Each of the Parties shall and shall ensure to their best efforts that their respective employees, directors, successors, assigns, shareholders, officers, partners, and representatives and agents maintain utmost confidentiality, regarding the contents of this Agreement and information pertaining to the affairs of the Company at all times. The Parties shall be permitted to disclose all aspects of the financing to (a) the Company’s other investors, (b) the Parties’ investors, (c) Parties’ investment bankers, (d) Parties’ lenders, (e) Parties’ accountants, (f) Parties’ legal or financial advisors, (g) Parties’ and their Affiliates’ employees involved in the monitoring of such Parties’ investment in the Company and (h) bona fide prospective investor of the Company or of any Party, in each case only where such Persons are under appropriate non-disclosure obligations imposed by professional ethics, law or contracts and where they have been specifically informed about the confidential nature of the information disclosed to them. The Company shall ensure that all the Directors are bound by confidentiality and non-disclosure obligations as set forth in this Clause. Nothing contained herein shall affect the ability of the Parties to make disclosure to any Governmental Authority or any arbitration tribunal (including a sole arbitrator) in India or otherwise or to any other Person under the provisions of any Applicable Law, provided, however, that in all such circumstances, the disclosing Party shall give prior Notice to the other Parties before making the disclosure, indicating the nature of information that is proposed to be disclosed and in sufficient time to allow the other Parties as soon as possible to seek confidentiality of the information being disclosed, to the extent permitted by Applicable Law.

16.2	Further, none of the Parties shall make any announcements to the public or to any third party regarding the arrangements contemplated by this Agreement, other than in accordance with Clause 19.6 of this Agreement. Parties shall be permitted to make announcements regarding the arrangements contemplated by this Agreement if such announcements are required to be made pursuant to and in compliance with, Applicable Law or valid legal process subject to the disclosing Party using reasonable efforts thereby allowing other Parties to be able to review and provide comments prior to publication of such announcements.

17.	GOVERNING LAW

This Agreement shall be governed and interpreted by, and construed in accordance with the laws of India. Subject to the provisions of Clause 18 (Arbitration) hereof, the courts of New Delhi shall have jurisdiction in respect of all matters relating to or arising out of this Agreement.

18.	ARBITRATION

18.1	If any controversies, conflicts, disputes and/or differences ("Dispute") arises between the disputing Parties hereto during the subsistence of this Agreement or thereafter, the disputing Parties shall endeavour to settle such Dispute amicably and attempt to reach a resolution of the matter.

18.2	If amicable settlement is not arrived at as above, within 30 (thirty) days of the date of Dispute, the Dispute shall be resolved and settled exclusively and finally by arbitration and either disputing Party may issue a notice of Dispute ("Notice of Dispute") to the other disputing Parties.

18.3	Within 30 (thirty) days of the issue of a Notice of Dispute, the disputing Parties shall mutually agree on the appointment of a sole arbitrator. If such mutual agreement is not arrived at within the aforesaid 30 (thirty) days’ period, the disputing Parties shall refer the appointment of the sole arbitrator to Singapore International Arbitration Centre ("SIAC").

18.4	All pertinent evidence on the subject matter in Dispute shall be made available to the arbitrator appointed as above and each Party shall have the right to present both orally and in writing its arguments and views on the Dispute. The arbitrator shall also decide on the costs of the arbitration proceedings. The decision of the arbitrator shall be rendered in writing and shall be binding upon the Parties. The costs, charges and expenses of the arbitration shall be the discretion of the arbitrator. Such arbitration shall be governed by the SIAC arbitration rules (in force at such time when the Dispute is referred to arbitration), which rules are deemed to be incorporated by reference in this Clause. The seat and venue of arbitration shall be Singapore and the arbitration proceedings shall be conducted in English language.

18.5	The award rendered by the arbitrator shall be final and binding on all Parties hereto and judgment thereon may be entered in any court of competent jurisdiction.

18.6	Parties hereto agree that their consent for resolution of Disputes through arbitration shall not preclude or restrain either of them from seeking suitable injunctive relief in appropriate circumstances from the competent courts.

19.	MISCELLANEOUS

19.1	Costs

The Company shall bear all stamp duty payable in connection with this Agreement. Further, all costs related to the transactions contemplated under the Transaction Documents, unless specifically stated in this Agreement, shall be borne in accordance with the provisions of the Share Subscription Agreement.

19.2	Assignment

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments.

19.3	Modification

Any or all provisions of this Agreement may be amended, restated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Parties. Any such amendment, waiver or restatement shall be binding on all Parties to this Agreement.

19.4	Entire Agreement

This Agreement, supersedes all prior discussions and agreements (whether oral or written, including all correspondence) if any, between the Parties with respect to the right and obligations of the Investor as a Shareholder in the Company and this Agreement (together with the Schedules and any amendments or modifications thereof) together with the other Transaction Documents contain the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.

19.5	Invalidity and Severability

Any provision of this Agreement, which is invalid or unenforceable, shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof. The illegality, unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability, legality or validity of the remaining provisions of this Agreement which shall remain in full force and effect to the maximum extent permitted by law. Any invalid or unenforceable provision of this Agreement shall be replaced with a provision, which is valid and enforceable and most nearly reflects the original intent of the unenforceable provision.

19.6	Publicity

It is agreed between the Parties hereto that no publicity or dissemination of information in any manner with regard to the transactions contemplated herein shall be made without the prior written consent of the Investor and the Promoters.

19.7	Conflict with the Articles of Association

(a)	All the provisions of this Agreement, to the extent relevant, shall be incorporated into the Articles. If and to the extent that there are inconsistencies between the provisions of this Agreement, Metis SHA and those of the Articles, the Articles will prevail.

(b)	Nothwithstanding anything contained in this Agreement or the Share Subscription Agreement or any other document but subject to Clause 19.7(a):

(i)	the rights and obligation of the parties under the Metis SHA shall survive unless terminated in accordance with the terms thereof; and

(ii)	in case of any inconsistency in the rights of Metis as contained in this Agreement and those contained in the Metis SHA, the rights of Metis under the Metis SHA shall prevail except as specifically provided below and unless expressly provided elsewhere in this Agreement. Without prejudice to the generality of the above, (A) Clause 8.1(b)(xi) (Clear Market Obligation) and Clause 4.3 (Tag Along) of this Agreement shall prevail over Clause 9.3 and Clause 8.4.2 of the Metis SHA respectively in case of a conflict; and (B) the rights of Metis under Clause 8.1(a) of this Agreement, Clause 9.2.2 of the Metis SHA and Clause 9.7 of the Metis SHA shall survive even if Metis ceases to hold the minimum shareholding prescribed under Clause 22 of the Metis SHA; and (C) Clause 19.15 (Amendment to the Metis SHA) shall prevail over any other conflicting provision of the Metis SHA.

19.8	Adjustment for Share Splits etc.

Wherever in this Agreement there is a reference to a specific number of the Subscription Shares or any other shares/Securities, then, upon the occurrence of any subdivision, combination, etc. of the Securities, the specific number of Securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Securities of such class or series of Securities by such subdivision, combination, etc. All Securities held or acquired by the relevant Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights of the Investor under this Agreement.

19.9	Further Assurances

Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents, documents and assurances without further consideration, which may be required to effect the transactions contemplated by this Agreement.

19.10	Co-operation

The Parties shall use their best efforts to cause the transactions contemplated by this Agreement to be consummated, including without limitation, obtaining, making and causing to become effective all approvals of Governmental Authorities and other Persons as may be necessary or reasonably requested by the Investor in order to achieve the objectives of this Agreement.

19.11	Remedies

(a)	The Parties acknowledge and agree that the Investor would suffer irreparable damages in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that the Investor shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which the Investor may be entitled, at law or in equity.

(b)	All remedies of the Principal Investors under this Agreement whether provided herein or conferred by statute, civil law, common law, custom, trade, or usage are cumulative and not alternative and may be enforced successively or concurrently.

19.12	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any Party (including any duly authorised representative of a Party) may enter into this Agreement by executing a counterpart. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (".pdf”) shall be as effective as signing and delivering the document in person.

19.13	Independent Contractors

The Parties are independent contractors. None of the Parties shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Parties except as specifically provided by this Agreement. Nothing in this Agreement shall be interpreted or construed to create an association or partnership between the Parties, deem them to be persons acting in concert or to impose any liability attributable to such relationship upon any of the Parties nor, unless expressly provided otherwise, to constitute any Party as the agent of any of the other Parties for any purpose.

19.14	Authorisation

The persons executing this Agreement on behalf of the respective Parties represent and covenant that they have the authority to sign and execute this document on behalf of the Parties for whom they are signing.

19.15	Amendment to the Metis SHA

It is hereby agreed between the Parties and the Promoters and Metis specifically undertake not to amend the Metis SHA without the prior written consent of the Investor. Any such amendment to the Metis SHA without the prior written consent of the Investor shall be void ab initio. In case of any conflict between this Clause 19.15 of this Agreement and any provision in the Metis SHA, this Clause 19.15 shall prevail.

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR.SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of SMAAASH ENTERTAINMENT PRIVATE LIMITED

/s/ Vishwanath Kohan
Name: Vishwanath Kohan
Designation: CFO

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR. SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of AHA HOLDINGS PRIVATE LIMITED

/s/ SHRIPAL MORAKHIA
Name: SHRIPAL MORAKHIA
Designation: Director

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR. SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered by MR. SHRIPAL MORAKHIA

/s/ SHRIPAL MORAKHIA
Name: SHRIPAL MORAKHIA

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR. SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of I-AM CAPITAL ACQUISITION COMPANY

/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Designation: CEO

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR. SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of I-AM CAPITAL ACQUISITION COMPANY

/s/ Suhel Kanuga
Name: Suhel Kanuga
Designation: CFO

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR. SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered for an on behalf of FW METIS LIMITED

/s/ Thiromagen Vaitilingon
Name: Thiromagen Vaitilingon
Designation: Director

IN WITNESS WHEREOF, the Parties have entered into and executed this Shareholders’ Agreement as of the day and year first above written.

THIS SIGNATURE PAGE FORMS AN INTEGRAL PART OF THE SHAREHOLDERS’ AGREEMENT EXECUTED AMONG (1) I-AM CAPITAL ACQUISITION COMPANY; (2) FW METIS LIMITED; (3) MITESH R. GOWANI; (4) MR. SHRIPAL MORAKHIA; (5) AHA HOLDINGS PRIVATE LIMITED; AND (6) SMAAASH ENTERTAINMENT PRIVATE LIMITED

Signed and delivered by MR. MITESH R. GOWANI

/s/ MITESH R. GOWANI
Name: MITESH R. GOWANI

ANNEX E

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
I-AM CAPITAL ACQUISITION COMPANY

[●], 2018

I-AM Capital Acquisition Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

1.         The name of the Corporation is “I-AM Capital Acquisition Company".  The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 17, 2017 (the “Original Certificate"). An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 31, 2017 (the “Amended and Restated Certificate").

2.         A second amended and restated certificate of incorporation which restated and amended the provisions of the Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on August 16, 2017 (the “Second Amended and Restated Certificate").

3.         This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate"), which restates and amends the provisions of the Second Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL").

4.         This Third Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

5.         The text of the Second Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the Corporation is Smaaash Entertainment Inc.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1013 Center Road, Suite 403-B, Wilmington, DE 19805 in the County of New Castle. The name of the Corporation’s registered agent at such address is Vcorp Services, LLC.

ARTICLE IV
CAPITALIZATION

Section 4.1             Authorized Capital Stock.  The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 21,000,000 shares, consisting of (a) 20,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock") and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock").

Section 4.2             Preferred Stock.  The Board of Directors of the Corporation (the “Board") is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation") filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3             Common Stock.

(a)           Voting.

(i)         Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)        Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stok shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

(iii)       Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b)           Dividends.  Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)           Liquidation, Dissolution or Winding Up of the Corporation.  Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4             Rights and Options.  The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board.  The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1             Board Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.  In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws of the Corporation ("Bylaws"), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2             Number, Election and Term.

(a)            The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b)           Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II.  The Board is authorized to assign members of the Board already in office to Class I or Class II.  The term of the current Class I Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate and the term of the current Class II Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of Third Amended and Restated Certificate.  At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Third Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a two-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.  Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Third Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c)           Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)           Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3             Newly Created Directorships and Vacancies.  Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4            Removal.  Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5            Preferred Stock - Directors.  Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1            Special Meetings.  Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied.  Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2            Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3            Action by Written Consent.  Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1            Limitation of Director Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated its duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from its actions as a director.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2            Indemnification and Advancement of Expenses.

(a)           To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise.  The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)          The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)           Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)           This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
AMENDMENT OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

ARTICLE X

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 10.1           Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 10.2           Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action") and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XI
SEVERABILITY

If any provision or provisions (or any part thereof) of this Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I-AM Capital Acquisition Company has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

I-AM CAPITAL ACQUISITION COMPANY

By:
Name:	F. Jacob Cherian
Title:	Chief Executive Officer

[Signature Page to Third Amended and Restated Certificate of Incorporation]

ANNEX F

I-AM CAPITAL ACQUISITION COMPANY

2018 EQUITY INCENTIVE PLAN

1.            Purpose. The purpose of the I-AM Capital Acquisition Company 2018 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.            Definitions. The following definitions shall be applicable throughout this Plan:

(a)            "Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)            "Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award or Performance Compensation Award granted under this Plan.

(c)            "Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Plan evidencing the grant of an Award hereunder.

(d)            "Board” means the Board of Directors of the Company.

(e)            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

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(f)             "Cause" means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company; or (D) conviction of the Participant of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or Affiliate of the Company or (ii) the performance of the Participant’s duties to the Company or an Affiliate of the Company. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g)             "Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)       A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the stockholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii)       The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the stockholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii)       The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the stockholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

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(iv)       A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v)       The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(h)               "Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)                 "Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j)                 "Common Shares” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

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(k)               "Company” means I-AM Capital Acquisition Company, a Delaware corporation, together with its successors and assigns.

(l)                 "Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(m)             "Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)               "Disability” means a “permanent and total” disability incurred by a Participant while in the employ or service of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o)               "Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p)               "Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(q)               "Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r)                 "Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s)                "Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

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(t)                 "Fair Market Value", unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A, if applicable.

(u)               "Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v)               "Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w)             "Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x)               "Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y)               "Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z)                "Option” means an Award granted under Section 7 of this Plan.

(aa)            "Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb)           "Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(cc)            "Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(dd)          "Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

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(ee)            "Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff)             "Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg)           "Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh)           "Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(ii)               "Person” has the meaning given such term in the definition of “Change in Control.”

(jj)               "Plan” means this I-AM Capital Acquisition Company 2018 Equity Incentive Plan, as amended from time to time.

(kk)           "Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).

(ll)               "Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

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(mm)         "Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(nn)           "Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(oo)           "SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(pp)           "Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(qq)           "Stock Appreciation Right” or "SAR" means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(rr)             "Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(ss)            "Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(tt)             "Subsidiary” means, with respect to any specified Person:

  (i)                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (ii)               any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

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(uu)           "Substitute Award” has the meaning given such term in Section 5(e).

(vv)           "Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3.             Effective Date; Duration. The Plan shall be effective upon its approval by the stockholders of the Company, which date shall be within twelve (12) months before or after the date of the closing of the Share Subscription Agreement, dated May 3, 2018, by and among the Company, Smaaash Entertainment Private Limited, Shripal Morakhia and AHA Holdings Private Limited. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.             Administration.

(a)                The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)               Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) to reprice existing Awards or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

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(c)                The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d)               Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)                No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

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(f)                Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5.             Grant of Awards; Shares Subject to this Plan; Limitations.

(a)                The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons. Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of 500,000 Common Shares.

(b)               Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(c)                Awards that do not entitle the holder thereof to receive or purchase Common Shares shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

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(d)               Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e)                Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan; provided, however that Common Shares issued under Substitute Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(f)                Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 10% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $5,000,000 in the aggregate.

6.            Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7.            Options.

(a)            Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

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(b)           Exercise Price. The exercise price ("Exercise Price") per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)           Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period"); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)                an Option shall vest and become exercisable with respect to one-third of the Common Shares subject to such Option on each of the first three anniversaries of the Date of Grant; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate;

(ii)               the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

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   (A)             one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

   (B)              for directors, officers and employees of the Company only, for ninety (90) days following termination of employment or service by reason of such Participant’s Retirement;

   (C)              90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii)             both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d)           Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any applicable federal, state, local and/or foreign income and employment taxes withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

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(e)            Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)            Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.             Stock Appreciation Rights.

(a)            Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b)           Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the SAR is granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c)           Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

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(i)               a SAR shall vest and become exercisable with respect to one-third of the Common Shares subject to such SAR on each of the first three anniversaries of the Date of Grant;

(ii)              the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

   (A)             one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

   (B)              for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

   (C)              90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii)             both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d)           Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

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(e)           Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9.             Restricted Stock and Restricted Stock Units.

(a)           Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b)           Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

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(c)           Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement: (i) the Restricted Period shall lapse with respect to one-third of the Restricted Stock and Restricted Stock Units on each of the first three anniversaries of the Date of Grant ; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d)           Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such shares of Restricted Stock and, if such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)               Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units and no later than the 75th day of the calendar year following the calendar year in which such expiration occurs, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the 75th day of the calendar year following the calendar year in which the expiration of the Restricted Period occurs if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. Notwithstanding anything contained herein to the contrary, the Committee in an Award Agreement may, in a manner consistent with the applicable requirements of Section 409A of the Code, enable a Participant to elect to defer the date on which settlement of the Restricted Stock Units shall occur.

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10.           Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11.           Performance Compensation Awards.

(a)           Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

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(b)           Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within any maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(c)           Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. For purposes of clarity and without limiting the Committee’s authority set forth above, at the time it establishes Performance Criteria to be used with any Performance Compensation Award, the Committee may specify one or more events requiring an adjustment to the calculation of the Performance Goal, including but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific items that are unusual in nature or infrequently occurring, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year. The Committee may reserve discretion to make or not make one or more adjustments as specified in a Performance Compensation Award, but only to the extent that such discretion is Negative Discretion.

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(d)           Payment of Performance Compensation Awards.

(i)               Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)              Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)             Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv)             Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(e)            Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

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12.          Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i)               adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)              subject to the requirements of Section 409A of the Code, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)             subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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13.          Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a)           all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b)           the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c)           Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

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14.           Amendments and Termination.

(a)           Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(b) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)           Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

15.          General.

(a)           Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b)           Nontransferability; Trading Restrictions.

(i)                 Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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(ii)               Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii)             The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv)             The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

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(c)           Tax Withholding.

(i)               A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes.

(ii)               Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).

(d)           No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

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(e)            International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f)            Designation and Change of Beneficiary. Unless otherwise provided by the Committee in an Award Agreement, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g)           Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h)           No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

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(i)            Government and Other Regulations.

(i)               The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)               The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

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(j)            Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)            Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)             No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)           Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)           Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

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(o)           Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p)           Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q)           Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)           Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(s)            Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

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(t)           Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(u)            Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

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FOR THE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS OF
I-AM CAPITAL ACQUISITION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints F. Jacob Cherian and Suhel Kanuga (together, the “Proxies”) and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of an Annual Meeting of Stockholders of I-AM Capital Acquisition Company (the “Company”) to be held on Wednesday, _________, 2018 at 10:00 a.m., Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed below)

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 4, 5 AND 6 AND “FOR” THE RE-ELECTION OF THE FOUR CURRENT
DIRECTORS AND THE ELECTION OF THE DIRECTOR NOMINEE STANDING FOR ELECTION UNDER PROPOSAL 3.

(1)	The Business Combination Proposal - To approve the subscription agreement, dated May 3, 2018, by and between the Company and Smaaash Entertainment Private Limited, a company incorporated in the Republic of India (“Smaaash”) and the other parties thereto, as amended (the “Subscription Agreement”), the master license and distribution agreement, by and between I-AM Capital and Smaaash (the “Master Distribution Agreement”), the master franchise agreement, by and between I-AM Capital and Smaaash (the “Master Franchise Agreement”), the Shareholders’ Agreement and the transactions contemplated by such agreements; copies of the Subscription Agreement, the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to the accompanying proxy statement as Annex A, Annex B, Annex C and Annex D, respectively;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Certificate Amendment Proposal - To approve an amendment and restatement of the Company’s second amended and restated certificate of incorporation, to (i) change the Company’s name from “I-AM Capital Acquisition Company” to “Smaaash Entertainment Inc.” and (ii) change certain provisions related to the Company’s transition from a blank check company to an operating company, as reflected in the proposed third amended and restated certificate of incorporation, a copy of which is attached to the accompanying proxy statement as Annex E;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Director Election Proposal - To approve the reelection of the four (4) current directors named and the election of a new director nominee in the classes set forth below:	FOR	WITHHOLD

Donald R. Caldwell	Class I	☐	☐
Roman Franklin	Class I	☐	☐
Frank Leavy	Class I	☐	☐
Edward Leonard Jaroski	Class I	☐	☐
Shripal Morakhia	Class II	☐	☐

(4)	The Incentive Plan Proposal - To approve the adoption of the I-AM Capital 2018 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex F;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The Auditor Ratification Proposal - To approve the ratification of the appointment of Prager Metis CPAs, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Adjournment Proposal - To approve adjournment of the special meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:_____________________, 2018

Signature

Signature (if held jointly)
When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST proposal 2, the Certificate Amendment Proposal, but will have no effect on any other proposal. The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the stockholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4, 5 and 6 (as applicable). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

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